                                                Filed Pursuant to Rule 424(b)(3)
                                                    Registration Nos. 333-111261
                                                                      333-106970

The information in this preliminary prospectus supplement is not complete and may be changed. Two registration statements relating to these securities have been filed with the Securities and Exchange Commission and have become effective. This prospectus supplement and the accompanying prospectuses are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.


PROSPECTUS SUPPLEMENT       (Subject to Completion)       Issued July 16, 2004
(To Prospectus dated December 29, 2003
and Prospectus dated July 21, 2003)


                                3,500,000 Shares


                              [CAPITAL TRUST LOGO]


                              CLASS A COMMON STOCK

                                ----------------

Capital Trust, Inc. is offering 1,363,289 shares of its class A common stock. The selling shareholders are offering 2,136,711 shares of our class A common stock. We will not receive any proceeds from the sale of shares by the selling shareholders.
                                ----------------

Our shares of class A common stock are listed for trading on the New York Stock Exchange under the symbol "CT." The last reported sale price of our class A common stock on July 13, 2004 was $26.58 per share.
                                ----------------

Investing in our class A common stock involves risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement.
                                ----------------

                               PRICE $   A SHARE
                                ----------------


                                                           Underwriting                 Proceeds
                                              Price to    Discounts and    Proceeds    to Selling
                                               Public      Commissions      to Us     Shareholders
                                              --------    -------------    --------   ------------
Per share .................................       $             $             $            $
Total .....................................      $           $              $            $


We have granted the underwriters the right to purchase up to an additional 525,000 shares to cover over-allotments.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or either accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated expects to deliver the shares to the purchasers on July , 2004.
                                ----------------

MORGAN STANLEY

            BEAR, STEARNS & CO. INC.

                         JEFFERIES & COMPANY, INC.

                                                JMP SECURITIES


July  , 2004

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                                            PAGE
                                                                            ----
About this Prospectus Supplement ........................................     ii
Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-7
Cautionary Statement Regarding Forward-Looking Statements ...............   S-21
Use of Proceeds .........................................................   S-22
Selling Shareholders ....................................................   S-23
Price Range of Class A Common Stock and Dividend Policy .................   S-24
Historical and Pro Forma Capitalization .................................   S-25
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................   S-26
Business ................................................................   S-40
Federal Income Tax Considerations .......................................   S-47
Underwriting ............................................................   S-62
Legal Matters ...........................................................   S-65
Experts .................................................................   S-65
Where You Can Find More Information .....................................   S-65
Index to Financial Statements  ..........................................    F-1


                       PROSPECTUS DATED DECEMBER 29, 2003

Prospectus Summary .......................................................     1
Risk Factors .............................................................     5
Use of Proceeds ..........................................................    16
Price Range of Class A Common Stock ......................................    16
Dividend Policy ..........................................................    17
Ratio of Earnings to Fixed Charges .......................................    17
Selected Financial Data ..................................................    18
Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................    20
Business .................................................................    37
Management ...............................................................    42
Principal Shareholders ...................................................    45
Description of Capital Stock .............................................    47
Description of Debt Securities ...........................................    54
Federal Income Tax Considerations ........................................    59
Plan of Distribution .....................................................    72
Legal Matters ............................................................    74
Experts ..................................................................    74
About this Prospectus ....................................................    74
Where You Can Find More Information ......................................    74


                         PROSPECTUS DATED JULY 21, 2003

Note Regarding Forward-Looking Statements ................................     i
Prospectus Summary .......................................................     1
Risk Factors .............................................................     2
Use of Proceeds ..........................................................    10
Selected Financial Data ..................................................    11
Selling Shareholders .....................................................    12
Plan of Distribution .....................................................    15
Description of Our Stock .................................................    18
Legal Matters ............................................................    24
Experts ..................................................................    24
Where You Can Find More Information ......................................    24

                        ABOUT THIS PROSPECTUS SUPPLEMENT


   Unless the context otherwise indicates, references in this prospectus supplement or the accompanying base prospectuses to "we," "us," "our" or "Capital Trust" refer to Capital Trust, Inc., a Maryland corporation and its subsidiaries, but not our third-party managed funds.

   This prospectus supplement supplements two different prospectuses, which are separately included as part of two different registration statements. The prospectus dated December 29, 2003, which is a part of Registration Statement No. 333-111261 and which we refer to as the company prospectus, relates to the offering of class A common stock by us. The prospectus dated July 21, 2003, which is a part of the Registration Statement No. 333-106970 and which we refer to as the selling shareholder prospectus, relates to the offering of common stock by the selling shareholders. We refer collectively to the company prospectus and the selling shareholder prospectus as the "accompanying prospectuses."

   This document has three parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference. The second and third parts are the two accompanying prospectuses, which give more general information, some of which may not apply to this offering. TO THE EXTENT THERE IS A CONFLICT BETWEEN THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE INFORMATION CONTAINED IN THE ACCOMPANYING PROSPECTUSES OR THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN, THE INFORMATION CONTAINED IN THE MOST RECENTLY DATED DOCUMENT SHALL CONTROL.

   It is important for you to read and consider all information contained in this prospectus supplement and each accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information."

   You should rely only on the information contained, incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectuses. We have not authorized anyone to give any information or to make any representation not contained, incorporated or deemed incorporated by reference in this prospectus supplement or the applicable accompanying prospectuses in connection with the offering of shares of class A common stock in this offering. You should not assume that the information contained in this prospectus supplement and the accompanying prospectuses is correct as of any date after the respective dates of this prospectus supplement and the accompanying prospectuses, even though this prospectus supplement and the accompanying prospectuses are delivered or these shares of common stock are offered or sold on a later date.

   This prospectus supplement is not, and neither of the accompanying prospectuses are, an offer to sell any security other than the class A common stock and they are not soliciting an offer to buy any security other than the class A common stock. This prospectus supplement is not, and neither of the accompanying prospectuses are, an offer to sell this class A common stock to any person, and they are not soliciting an offer from any person to buy the class A common stock, in any jurisdiction where the offer or sale to that person is not permitted.

                         PROSPECTUS SUPPLEMENT SUMMARY


   This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectuses. This summary does not contain all the information that you should consider before investing in our class A common stock. This prospectus supplement and the accompanying prospectuses contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements. You should read this entire prospectus supplement and the accompanying prospectuses carefully, including the risk factors and financial statements.

   The per share information presented in this prospectus supplement and the accompanying prospectuses has been adjusted to give effect to the one for three reverse stock split of our outstanding shares of class A common stock effected on April 2, 2003 as though the reverse stock split was in effect for all periods presented.

                              CAPITAL TRUST, INC.

   We are a fully integrated, self-managed finance and investment management company that specializes in credit-sensitive structured financial products. We invest in loans, debt securities and related instruments for our own account and on behalf of funds that we manage. To date, our investment programs have focused on loans and securities backed by income-producing commercial real estate assets with the objective of achieving attractive risk-adjusted returns with low volatility. We conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes, and will elect REIT status when we file our federal tax return for 2003 in the fourth quarter of 2004. We generally intend to distribute each year substantially all of our taxable income, which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles, to our shareholders so as to comply with the REIT provisions of the Internal Revenue Code. We have declared dividends of $0.45 per share for each of the first and second quarters of 2004.

   Since we commenced our finance business in July 1997 and through June 30, 2004, we have completed over $3.6 billion of real estate-related investments in 123 separate transactions both directly and on behalf of our managed funds. Our investment strategies are designed to generate high current returns coupled with substantial downside protection. We implement these strategies by applying a disciplined, rigorous process founded on four key elements:

   o intense credit underwriting;

   o creative financial structuring;

   o efficient use of leverage; and

   o aggressive asset management.

   Our real estate investments take various forms, but are generally debt investments that are subordinate to third-party financing and senior to the owner/operator's equity position and, therefore, represent "mezzanine" capital. Our current investment programs emphasize mezzanine loans, junior interests in first mortgage loans, known as B Notes, and subordinate tranches of commercial mortgage-backed securities, known as CMBS. We employ leverage to enhance returns on equity, but seek to minimize interest rate exposure by matching the duration and interest rate index of our assets and liabilities and by using derivatives to hedge risk. Our objective is to create leveraged portfolios of high-yield structured investments that are diversified and have limited exposure to changes in interest rates. Since we commenced our finance business in 1997 and through June 30, 2004, approximately 60% of our investments, and those of our managed funds, have been fully realized and our loss experience for this period has totaled less than 1% of our investments.

   We make investments both for our own balance sheet and for funds that we manage on behalf of institutional and high net worth individual investors. As of March 31, 2004, our balance sheet assets totaled $465.8 million, comprised primarily of loans receivable, mortgage-backed securities and co-investments in our managed funds. We currently manage, through our wholly-owned subsidiary, CT Investment Management Co, LLC, two private equity funds, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., which we refer to as Fund II and Fund III, respectively. During Fund II's two-year investment period, which expired in April 2003, Fund II invested $1.2 billion in 40 separate transactions. As of March 31, 2004, Fund II had $432.9 million of outstanding investments, all of which were performing. Fund III held its final closing in August 2003, raising a total of $425 million of equity commitments. As of March 31, 2004, Fund III had closed 11 investments, totaling $319.5 million, all of which were performing and $268.4 million of which were outstanding at March 31, 2004. With leverage, we are seeking to originate over $1 billion of investments for Fund III during its two-year investment period which expires in June 2005.

   Our balance sheet investments generate net interest income, while our investment management business produces co-investment income, base management fees, and, if certain profit thresholds are exceeded, incentive management fees representing our share of the funds' profits. Commercial real estate investment opportunities that meet Fund III's duration, size and leveraged return parameters are allocated to Fund III and other opportunities are allocated to our balance sheet.

   Our business strategy is to continue to grow our balance sheet investments and our third-party assets under management. We expect the growth of our business to be driven primarily by the following activities:

   o we will continue to make balance sheet commercial real estate mezzanine investments;

   o we will expand our investment management business through additional offerings of subsequent CT Mezzanine Partners funds; and

   o we may pursue other balance sheet and investment management businesses that leverage our core skills in credit underwriting and financial structuring.

   As we continue to grow our business, we seek to create the most efficient capital structure for our activities. Our success in the development and implementation of liability structures that offer attractive economic terms while affording us the necessary flexibility to execute our investment programs has and is expected to continue to be an integral factor in our business growth. We believe the use of structured products, such as the CDO-1 transaction discussed below, represents a major improvement in the way we finance our business and we expect to continue to develop other structured products that will become a more important, permanent portion of our capital structure in the future.

RECENT DEVELOPMENTS

   On May 11, 2004, we closed on the initial tranche of a direct public offering to designated controlled affiliates of W. R. Berkley Corporation, which we refer to as Berkley. We issued 1,310,000 shares of our class A common stock and stock purchase warrants to purchase 365,000 shares of our class A common stock for a total purchase price of $30.7 million. On June 21, 2004, we closed on the second tranche of the direct public offering and issued an additional 325,000 shares of our class A common stock for a total purchase price of $7.6 million. The warrants have an exercise price of $23.40 per share and expire on December 31, 2004. Pursuant to a director designation right granted to Berkley in the transaction, we appointed Joshua A. Polan to our board of directors.

   In June and July of 2004, CT Investment Management Co. was approved as a Special Servicer by Fitch Ratings, Standard & Poor's and Moody's Investors Service. These approvals allow CT Investment Management Co. to act as a named Special Servicer for CMBS and B Note investments. As Special Servicer, we believe CT Investment Management Co. will be able to increase the control it has in managing certain portions of its portfolio while potentially generating additional fee income. Approval from the agencies was based upon, among other things, our experience in managing and working out problem assets, our established asset management policies and procedures and our technology systems. We believe the ability to be a Special Servicer improves the asset management of our existing portfolio, and facilitates our planned increase in our CMBS and B Note investment activity.

   On June 29, 2004, we priced a $320.8 million issue of collateralized debt obligations, commonly known as CDOs. We intend to use the net proceeds from the private placement to acquire a portfolio of B Notes and mezzanine loans and to refinance certain of our existing balance sheet assets. The following related transactions, which together we call the CDO-1 transaction, are all scheduled to close on July 20, 2004:

   o we will purchase a $251.2 million portfolio of 40 floating rate B Notes and one mezzanine loan from GMAC Commercial Mortgage Corporation;

   o we will contribute those assets, along with $72.9 million of existing B Notes, mezzanine loans and subordinate CMBS from our own balance sheet, to Capital Trust RE CDO 2004-1, our consolidated wholly-owned subsidiary that we call the Issuer;

   o the Issuer will issue $320.8 million of floating rate CDOs secured by its assets;

   o the Issuer will sell all of the $252.8 million of CDOs that are rated investment grade to a group of institutional investors; and

   o we will acquire and retain all of the $68.1 million of unrated and below investment grade CDOs in addition to all of the Issuer's $3.2 million of equity.

   The CDO-1 transaction provides us with a number of significant benefits, including:

   o increasing our balance sheet interest earning assets by $251.2 million, a 61% increase compared to March 31, 2004;

   o creating non-recourse financing at an all-in borrowing cost to us that is significantly lower than the cost of our existing sources of debt capital;

   o obtaining long-term, floating rate financing that matches both the interest rate index and duration of our assets;

   o extending the useful life of the financing through a four year reinvestment period during which principal proceeds from the initial CDO assets can be reinvested in qualifying replacement assets; and

   o establishing us as a CDO issuer and collateral manager, which we believe will facilitate our issuance of additional CDOs in the future.

   The closing of this offering is not contingent upon completion of the CDO-1 transaction.
                                ----------------

   We were incorporated in Maryland on April 7, 1998 as a successor to a business trust organized in 1966. We commenced our balance sheet finance business in July 1997 and our investment management business in March 2000. Our principal executive offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022, and our telephone number is (212) 655-0220. Our website address is www.capitaltrust.com. Information included or referred to on our website is not incorporated by reference nor is it otherwise a part of this prospectus supplement or the accompanying prospectuses.

                                  THE OFFERING


ISSUER. . . . . . . . . . . . . . . . . . . . . . . .  Capital Trust, Inc.

CLASS A COMMON STOCK OFFERED BY US. . . . . . . . . .  1,363,289 shares

CLASS A COMMON STOCK OFFERED BY THE
 SELLING SHAREHOLDERS . . . . . . . . . . . . . . . .  2,136,711 shares

CLASS A COMMON STOCK TO BE OUTSTANDING AFTER
 THIS OFFERING  . . . . . . . . . . . . . . . . . . .  11,800,343 shares

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . .  We intend to use the net proceeds to us from the
                                                       sale of the shares of
                                                       our class A common stock
                                                       for general corporate
                                                       purposes, including
                                                       funding our balance
                                                       sheet investment
                                                       activity, our capital
                                                       commitments to Fund III
                                                       and any future
                                                       investment funds, the
                                                       repayment of
                                                       indebtedness, including
                                                       our convertible junior
                                                       subordinated debentures
                                                       and our credit facility,
                                                       working capital and
                                                       potential business
                                                       acquisitions. We will
                                                       not receive any proceeds
                                                       from the sale of
                                                       2,136,711 shares of our
                                                       class A common stock by
                                                       the selling
                                                       shareholders.

NEW YORK STOCK EXCHANGE SYMBOL. . . . . . . . . . . .  CT

RISK FACTORS. . . . . . . . . . . . . . . . . . . . .  You should carefully consider all of the
                                                       information in this
                                                       prospectus supplement
                                                       and the accompanying
                                                       prospectuses. In
                                                       particular, you should
                                                       evaluate the information
                                                       set forth under "Risk
                                                       Factors" beginning on
                                                       page S-7 of this
                                                       prospectus supplement
                                                       before deciding whether
                                                       to invest in our class A
                                                       common stock.

   Unless we specifically provide otherwise, all share information in this prospectus supplement is as of June 30, 2004, assumes that the underwriters do not exercise their over-allotment option, excludes 365,000 shares of our class A common stock issuable upon the exercise of warrants issued to Berkley, 465,833 shares of our class A common stock issuable upon the exercise of options outstanding as of June 30, 2004 under our amended and restated 1997 long-term incentive stock plan with a weighted average exercise price of $19.62 per share, 85,002 shares of our class A common stock issuable upon the exercise of options outstanding as of June 30, 2004 under our amended and restated 1997 non-employee director stock plan with a weighted average exercise price of $27.65 per share, 218,818 shares of our class A common stock issued to John R. Klopp on July 15, 2004 pursuant to our employment agreement with him and, except for the shares to be sold in this offering upon conversion of convertible trust preferred securities, 2,136,711 shares of our class A common stock issuable upon the conversion of our convertible trust preferred securities outstanding as of June 30, 2004 and remaining outstanding after completion of this offering.

                             SUMMARY FINANCIAL DATA

   The following selected consolidated financial data as of and for each of the years ended December 31, 2003, 2002, 2001, 2000 and 1999 was derived from our historical consolidated financial statements included in our Annual Reports on Form 10-K for each of the years presented. The following selected consolidated financial data as of and for each of the three months ended March 31, 2004 and 2003 was derived from our historical consolidated financial statements included in our Quarterly Reports on Form 10-Q for both of the three month periods presented, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for such periods. Results for the three month periods ended March 31, 2004 and 2003 are not necessarily indicative of results that may be expected for the entire year.

   Certain reclassifications have been made to all periods presented to reflect the application of Financial Accounting Standards Board Interpretation No. 46R on January 1, 2004 following the adoption of which we no longer consolidate CT Convertible Trust I, the entity which had purchased our junior subordinated debentures and issued convertible trust common and preferred securities.

   We began to conduct our operations to qualify as a REIT for federal income tax purposes in the 2003 fiscal year, and will elect REIT status for the 2003 fiscal year when we file our 2003 federal tax return in the fourth quarter of 2004. This election should result in a material reduction of our tax liability for 2003 and subsequent periods. As a result, our income tax expense and net income after tax for 2003 and subsequent periods will not be comparable to our income tax expense and net income after tax for periods prior to 2003. Prior to March 8, 2000, we did not serve as investment manager for any funds under management and only our historical financial data as of and for the years ended December 31, 2003, 2002, 2001 and 2000 reflects the operating results for our investment management business. For these reasons, we believe that the following summary consolidated financial data for the year ended December 31, 1999 is not indicative of our current business.

   You should read the following information together with "Risk Factors," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus supplement.


                                                                                                                    THREE MONTHS
                                                                        YEARS ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                           ---------------------------------------------------    -----------------
                                                            2003       2002       2001       2000       1999       2004       2003
                                                           -------   --------    -------   -------    --------    -------   -------
                                                                                                                     (UNAUDITED)
                                                                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and investment income.........................    $38,577   $ 47,655    $68,200   $88,875    $ 90,223    $ 9,026   $ 9,048
Income/(loss) from equity investments in affiliated
 funds.................................................      1,526     (2,534)     2,991     1,530          --        394       785
Advisory and investment banking fees...................         --      2,207        277     3,920      17,772         --        --
Management and advisory fees from funds................      8,020     10,123      7,664       373          --      2,084     1,376
                                                           -------   --------    -------   -------    --------    -------   -------
 Total revenues........................................     48,123     57,451     79,132    94,698     107,995     11,504    11,209
                                                           -------   --------    -------   -------    --------    -------   -------
OPERATING EXPENSES:
Interest expense.......................................     19,575     34,184     42,856    52,418      53,349      5,069     4,728
General and administrative expenses....................     13,320     13,996     15,382    15,439      17,345      2,938     3,704
Depreciation and amortization..........................      1,057        992        909       902         345        274       232
Net unrealized (gain)/loss on derivative securities and
 corresponding hedged risk on CMBS.....................         --    (21,134)       542        --          --         --        --
Net realized (gain)/loss on sale of fixed assets,
 investments and settlement of derivative securities...         --     28,715         --        64         (35)        --        --
Provision for/(recapture of) allowance for possible
 credit losses.........................................         --     (4,713)       748     5,478       4,103         --        --
                                                           -------   --------    -------   -------    --------    -------   -------
 Total operating expenses..............................     33,952     52,040     60,437    74,301      75,107      8,281     8,664
                                                           -------   --------    -------   -------    --------    -------   -------
Income/(loss) before income tax expense................     14,171      5,411     18,695    20,397      32,888      3,223     2,545
Income tax expense.....................................        646     15,149      9,325    10,636      15,812        141        --
                                                           -------   --------    -------   -------    --------    -------   -------
NET INCOME / (LOSS)                                         13,525     (9,738)     9,370     9,761      17,076      3,082     2,545
Less: Preferred stock dividend and dividend requirement         --         --        606     1,615       2,375         --        --
                                                           -------   --------    -------   -------    --------    -------   -------
Net income/(loss) allocable to common stock............    $13,525   $ (9,738)   $ 8,764   $ 8,146    $ 14,701    $ 3,082   $ 2,545
                                                           =======   ========    =======   =======    ========    =======   =======
PER SHARE INFORMATION:
Net income/(loss) per share of common stock:
   Basic...............................................    $  2.27   $  (1.62)   $  1.30   $  1.05    $   2.07    $  0.47   $  0.46
                                                           =======   ========    =======   =======    ========    =======   =======
   Diluted.............................................    $  2.23   $  (1.62)   $  1.12   $  0.99    $   1.65    $  0.46   $  0.46
                                                           =======   ========    =======   =======    ========    =======   =======
Dividends declared per share of common stock...........    $  1.80   $     --    $    --   $    --    $     --    $  0.45   $  0.45
                                                           =======   ========    =======   =======    ========    =======   =======
Weighted average shares of common stock outstanding:
   Basic...............................................      5,947      6,009      6,722     7,724       7,111      6,583     5,515
                                                           =======   ========    =======   =======    ========    =======   =======
   Diluted.............................................     10,288      6,009     12,041     9,897      14,575      6,730     5,539
                                                           =======   ========    =======   =======    ========    =======   =======



                                                                        AS OF DECEMBER 31,                        AS OF MARCH 31,
                                                      ------------------------------------------------------    -------------------
                                                        2003       2002        2001       2000        1999        2004       2003
                                                      --------   --------    --------   --------    --------    --------   --------
BALANCE SHEET DATA:
Total assets......................................    $399,926   $387,759    $683,451   $649,043    $832,459    $465,803   $387,252
Total liabilities.................................     303,909    303,703     580,823    490,377     673,919     366,166    306,879
Shareholders' equity..............................      96,017     84,056     102,628    158,666     158,540      99,637     80,373

                       UNAUDITED PRO FORMA BALANCE SHEET

   The unaudited pro forma balance sheet as of March 31, 2004 gives effect to the CDO-1 transaction, which is scheduled to close on July 20, 2004, and the direct public offering to Berkley, which we closed in two tranches on May 11 and June 21, 2004, respectively, and are fully described under the caption "Prospectus Supplement Summary--Recent Developments" beginning on page S-40. The closing of this offering is not contingent upon completion of the CDO-1 transaction. The pro forma information is presented for illustrative purposes only and does not necessarily indicate the amount of our assets, liabilities and shareholders' equity that would have been recorded on our balance sheet as of March 31, 2004 had the CDO-1 transaction and direct public offering to Berkley closed as of that date.

   You should read the following information together with "Prospectus Supplement Summary--Summary Financial Data," "Risk Factors," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and the notes thereto included elsewhere in this prospectus supplement.


                                                                                                                          PRO FORMA
                                                                                               MARCH 31,     PRO FORMA    MARCH 31,
                                                                                                  2004      ADJUSTMENTS      2004
                                                                                               ---------    -----------   ---------
                                                                                                            (UNAUDITED)
                                                                                                          (IN THOUSANDS)
                                           ASSETS
 Cash and cash equivalents.................................................................     $ 23,124     $     --      $ 23,124
 Available-for-sale securities, at fair value..............................................       16,801           --        16,801
 Commercial mortgage-backed securities available-for-sale, at fair value...................      199,784           --       199,784
 Loans receivable, net of $6,672 reserve for possible credit losses at March 31, 2004 .....      190,806      251,208       442,014
 Equity investment in CT Mezzanine Partners I LLC, CT Mezzanine Partners II LP, CT MP II
   LLC and CT Mezzanine Partners III, Inc. ................................................       21,967           --        21,967
 Deposits and other receivables............................................................            5           --             5
 Accrued interest receivable...............................................................        3,425           --         3,425
 Deferred income taxes ....................................................................        4,181           --         4,181
 Prepaid and other assets..................................................................        5,710        5,347        11,057
                                                                                                --------     --------      --------
Total assets...............................................................................     $465,803     $256,555      $722,358
                                                                                                ========     ========      ========
                            LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued expenses.....................................................     $  8,637     $     --      $  8,637
 Credit facilities.........................................................................       64,700      (26,372)       38,328
 Collateralized debt obligations...........................................................           --      252,778       252,778
 Repurchase obligations....................................................................      194,333       (8,110)      186,223
 Step up convertible junior subordinated debentures .......................................       92,367           --        92,367
 Deferred origination fees and other revenue...............................................        2,832           --         2,832
 Interest rate hedge liabilities...........................................................        3,297           --         3,297
                                                                                                --------     --------      --------
Total liabilities..........................................................................      366,166      218,296       584,462
                                                                                                --------     --------      --------
Shareholders' equity:
 Class A common stock, $0.01 par value, 100,000 shares authorized, 6,572 and 8,207 shares
   issued and outstanding at March 31, 2004 and March 31, 2004, as adjusted, respectively .           66           16            82
 Restricted class A common stock, $0.01 par value, 64 shares issued and outstanding at
   March 31, 2004 .........................................................................            1           --             1
 Additional paid-in capital................................................................      143,359       38,243       181,602
 Unearned compensation.....................................................................       (1,371)          --        (1,371)
 Accumulated other comprehensive loss......................................................      (31,190)          --       (31,190)
 Accumulated deficit.......................................................................      (11,228)          --       (11,228)
                                                                                                --------     --------      --------
Total shareholders' equity.................................................................       99,637       38,259       137,896
                                                                                                --------     --------      --------
Total liabilities and shareholders' equity.................................................     $465,803     $256,555      $722,358
                                                                                                ========     ========      ========


                                  RISK FACTORS


   An investment in our class A common stock involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained and incorporated by reference into this prospectus supplement and the accompanying prospectuses before purchasing our class A common stock. If any of the risks discussed in this prospectus supplement actually occur, our business, operating results, prospects and/or financial condition could be adversely impacted. This could cause the market price of our class A common stock to decline and could cause you to lose all or part of your investment.

   In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectuses, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

RISKS RELATED TO OUR INVESTMENT PROGRAM

OUR EXISTING LOANS AND INVESTMENTS EXPOSE US TO A HIGH DEGREE OF RISK ASSOCIATED WITH INVESTING IN COMMERCIAL REAL ESTATE-RELATED ASSETS.

   Real estate historically has experienced significant fluctuations and cycles in performance that may result in reductions in the value of our real estate-related investments. The performance and value of our loans and investments once originated or acquired by us depends on many factors beyond our control. The ultimate performance and value of our investments is subject to the varying degrees of risk generally incident to the ownership and operation of the commercial properties which collateralize or support our investments. The ultimate performance and value of our loans and investments depends upon the commercial property owner's ability to operate the property so that it produces cash flows needed to pay the interest and principal due to us on our loans and investments. Revenues and cash flows may be adversely affected by:

   o changes in national economic conditions;

   o changes in local real estate market conditions due to changes in national or local economic conditions or changes in local property market characteristics;

   o competition from other properties offering the same or similar services;

   o changes in interest rates and in the availability of mortgage financing;

   o the ongoing need for capital improvements, particularly in older structures;

   o changes in real estate tax rates and other operating expenses;

   o adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses;

   o adverse changes in zoning laws;

   o the impact of present or future environmental legislation and compliance with environmental laws; and

   o other factors that are beyond our control and the control of the commercial property owners.

   In the event that any of the properties underlying our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments, our profitability and the market price of our class A common stock would be negatively impacted.

WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT SHAREHOLDER CONSENT WHICH MAY RESULT IN RISKIER INVESTMENTS THAN OUR CURRENT INVESTMENTS.

   As part of our strategy, we may seek to expand our investment activities beyond real estate-related investments. We may change our investment activities at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, our current real estate investments. New investments we may make outside of our area of expertise may not perform as well as our current portfolio of real estate investments.

WE ARE EXPOSED TO THE RISKS INVOLVED WITH MAKING SUBORDINATED INVESTMENTS.

   Our investments involve the risks attendant to investments consisting of subordinated loan positions. In many cases, management of our investments and our remedies with respect thereto, including the ability to foreclose on or direct decisions with respect to the collateral securing such investments, is subject to the rights of senior lenders and the rights set forth in inter-creditor or servicing agreements.

WE MAY NOT BE ABLE TO OBTAIN THE LEVEL OF LEVERAGE NECESSARY TO OPTIMIZE OUR RETURN ON INVESTMENT.

   Our return on investment depends, in part, upon our ability to grow our balance sheet portfolio of invested assets and those of our funds through the use of leverage at interest rates that are lower than the interest rates earned on our investments. We generally obtain leverage through bank credit facilities, repurchase agreements and other borrowings. Our ability to obtain the necessary leverage on attractive terms ultimately depends upon the quality of the portfolio assets that are being pledged and our ability to maintain interest coverage ratios meeting prevailing market underwriting standards which vary according to lenders' assessments of our and our funds' creditworthiness and the terms of the borrowings. Our failure to obtain and/or maintain leverage at desired levels, or to obtain leverage on attractive terms, could have a material adverse effect on our performance or that of our funds. Moreover, we are dependent upon a few lenders to provide the primary credit facilities for our origination or acquisition of loans and investments. Our ability to obtain financing through collateralized debt obligations is subject to conditions in the debt capital markets, which may be adverse from time to time, that affect the level of investor demand for such securities, which are impacted by factors beyond our control.

WE ARE SUBJECT TO THE RISKS OF HOLDING LEVERAGED INVESTMENTS.

   Leverage creates an opportunity for increased return on equity, but at the same time creates other risks. For example, leveraging magnifies changes in the net worth of our funds. We and our funds will leverage assets only when there is an expectation that leverage will enhance returns, although we cannot assure you that the use of leverage will prove to be beneficial. Increases in credit spreads in the market generally may adversely affect the market value of our investments. Because borrowings under our credit facilities are secured by our investments, the borrowings available to us may decline if the market value of our investments decline. Moreover, we cannot assure you that we and our funds will be able to meet debt service obligations and, to the extent such obligations are not met, there is a risk of loss of some or all of our and their assets through foreclosure or a financial loss if we or they are required to liquidate assets at a commercially inopportune time to satisfy our debt obligations.

OUR SUCCESS DEPENDS ON THE AVAILABILITY OF ATTRACTIVE INVESTMENTS AND OUR ABILITY TO IDENTIFY, STRUCTURE, CONSUMMATE, MANAGE AND REALIZE RETURNS ON ATTRACTIVE INVESTMENTS.

   Our operating results are dependent upon the availability of, as well as our ability to identify, structure, consummate, manage and realize returns on, credit-sensitive investment opportunities. In general, the availability of desirable credit sensitive investment opportunities and, consequently, our balance sheet returns and our funds' investment returns, will be affected by the level and volatility of interest rates, by conditions in the financial markets, by general economic conditions, by the market and demand for credit-sensitive investment opportunities, and by the supply of capital for such investment opportunities. We cannot assure you that we will be successful in identifying and consummating investments which satisfy our rate of return objectives or that such investments, once consummated, will perform as anticipated.

   In addition, notwithstanding the fact that we earn base management fees based upon committed capital during the investment period, if we are not successful in investing all available equity capital for our funds, the potential revenues we earn, including base management fees that are charged on the amount of invested assets after the investment period and incentive management fees, will be reduced. We may expend significant time and resources in identifying and pursuing targeted investments, some of which may not be consummated.

THE REAL ESTATE INVESTMENT BUSINESS IS HIGHLY COMPETITIVE. OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE WITH OTHER PROVIDERS OF CAPITAL FOR REAL ESTATE INVESTMENTS.

   Our business is highly competitive. We compete for attractive investments with traditional lending sources, such as insurance companies and banks, as well as other REITs, specialty finance companies and private equity funds with similar investment objectives, which may make it more difficult for us to consummate our target investments. Many of our competitors have greater financial resources than us, which provides them with greater operating flexibility.

OUR LOANS AND INVESTMENTS MAY BE SUBJECT TO FLUCTUATIONS IN INTEREST RATES WHICH MAY NOT BE ADEQUATELY PROTECTED, OR PROTECTED AT ALL, BY OUR HEDGING STRATEGIES.

   Our current balance sheet investment program emphasizes loans with "floating" interest rates to protect against fluctuations in interest rates. We do, however, from time to time make fixed rate loans and purchase fixed rate securities, which are subject to the risk of fluctuations in interest rates. Depending on market conditions, fixed rate assets may become a greater portion of our new loan originations. In such cases, we may employ various hedging strategies to limit the effects of changes in interest rates, including engaging in interest rate swaps, caps, floors and other interest rate derivative products. No strategy can completely insulate us or our funds from the risks associated with interest rate changes and there is a risk that they may provide no protection at all. Hedging transactions involve certain additional risks such as counterparty risk, the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot assure you that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us or our funds against the foregoing risks. In addition, cash flow hedges which are not perfectly correlated with a variable rate financing will impact our reported income as gains, and losses on the ineffective portion of such hedges will be recorded.

OUR LOANS AND INVESTMENTS MAY BE ILLIQUID WHICH WILL CONSTRAIN OUR ABILITY TO VARY OUR PORTFOLIO OF INVESTMENTS.

   Our real estate investments are relatively illiquid. Such illiquidity may limit our ability to vary our portfolio or our funds' portfolios of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property securing one of our or our funds' investments. We cannot assure you that the fair market value of any of the real property serving as security will not decrease in the future, leaving our or our funds' investments under-collateralized or not collateralized at all, which could impair the liquidity and value, as well as our return on such investments.

WE MAY NOT HAVE CONTROL OVER CERTAIN OF OUR LOANS AND INVESTMENTS.

   Our ability to manage our portfolio of loans and investments may be limited by the form in which they are made. In certain situations, we or our funds may:

   o acquire investments subject to rights of senior classes and servicers under inter-creditor or servicing agreements;

   o acquire only a participation in an underlying investment;

   o co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests; or

   o rely on independent third party management or strategic partners with respect to the management of an asset.

   Therefore, we may not be able to exercise control over the loan or investment. Such financial assets may involve risks not present in investments where senior creditors, servicers or third party controlling investors are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior creditors or servicers whose interests may not be aligned with ours. A third party partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals which are inconsistent with ours and those of our funds, or may be in a position to take action contrary to our or our funds' investment objectives. In addition, we and our funds may, in certain circumstances, be liable for the actions of our third party partners or co-venturers.

WE MAY NOT ACHIEVE OUR TARGETED RATE OF RETURN ON OUR INVESTMENTS.

   We originate or acquire investments based on our estimates or projections of overall rates of return on such investments, which in turn are based on, among other considerations, assumptions regarding the performance of assets, the amount and terms of available financing to obtain desired leverage and the manner and timing of dispositions, including possible asset recovery and remediation strategies, all of which are subject to significant uncertainty.
In addition, events or conditions that we have not anticipated may occur and may have a significant effect on the actual rate of return received on an investment.

   We are currently experiencing a low interest rate environment which negatively impacts our ability to originate or acquire investments that produce rates of returns similar to existing investments that were added to our portfolio during a higher interest rate environment. As we acquire or originate investments for our balance sheet portfolio, whether as new additions or as replacements for maturing investments, there can be no assurance that we will be able to originate or acquire investments that produce rates of return comparable to rates on our existing investments.

   The commercial mortgage and mezzanine loans we originate or acquire and the commercial mortgage loans underlying the CMBS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

   Our commercial mortgage and mezzanine loans are secured by commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged; any need to address environmental contamination at the property; changes in national, regional or local economic conditions and/or specific industry segments; declines in regional or local real estate values and declines in regional or local rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; and changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

OUR INVESTMENTS IN SUBORDINATED CMBS ARE SUBJECT TO LOSSES.

   In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the most junior security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may incur significant losses.

   The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns and underlying borrower developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of borrowers of the mortgages underlying the mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

WE MAY EXPERIENCE SIGNIFICANT REDUCTIONS IN NET INCOME IF THE IMPAIRMENTS ON OUR CMBS INVESTMENTS ARE DEEMED TO BE "OTHER-THAN-TEMPORARY".

   The current fair value of certain of our CMBS investments is less than their recorded amortized cost. Since our CMBS investments are accounted for as available-for-sale securities, we have reduced our shareholders equity by an amount equal to the difference between the amortized cost and the fair value by taking a charge to other comprehensive income. As of March 31, 2004, these unrealized losses totaled $28.6 million. Under generally accepted accounting principles, if there are significant changes in the future to the expected cash flows from a particular investment due to prepayment or credit loss experience, the investment will have incurred an other-than-temporary impairment. If that occurs, we will be required to write down the investment to its fair value and take a charge to income equal to the unrealized loss, recognizing an offsetting increase to other comprehensive income with equity remaining unchanged. If we recognize other-than-temporary impairments on our CMBS investments that have experienced significant reductions in fair value, the resulting write-downs could result in significant reductions of our net income for the period in which the other-than-temporary impairment is recognized.

WE MAY INVEST IN TROUBLED ASSETS THAT ARE SUBJECT TO A HIGHER DEGREE OF FINANCIAL RISK.

   We may make investments in non-performing or other troubled assets that involve a higher degree of financial risk. We cannot assure you that our investment objectives will be realized or that there will be any return on our investment. Furthermore, investments in properties subject to work-out conditions or under bankruptcy protection laws may, in certain circumstances, be subject to additional potential liabilities that could exceed the value of our original investment, including equitable subordination and/or disallowance of claims or lender liability.

WE MAY NOT BE ABLE TO ACQUIRE ELIGIBLE INVESTMENTS FOR A COLLATERALIZED DEBT OBLIGATION ISSUANCE, OR MAY NOT BE ABLE TO ISSUE COLLATERALIZED DEBT OBLIGATION SECURITIES ON ATTRACTIVE TERMS, WHICH MAY REQUIRE US TO UTILIZE MORE COSTLY FINANCING FOR OUR INVESTMENTS.

   We intend to capitalize on opportunities to finance certain of our investments on a non-recourse, long-term basis, such as through the issuance of collateralized debt obligations. During the period that we are acquiring these investments, we intend to finance our purchases through our credit and repurchase obligation facilities. We use these facilities to finance our acquisition of investments until we have accumulated a sufficient quantity of investments, at which time we may refinance these lines through a securitization, such as a collateralized debt obligation issuance, or other types of long-term financing. As a result, we are subject to the risk that we will not be able to acquire a sufficient amount of eligible investments to maximize the efficiency of a collateralized debt obligation issuance. In addition, conditions in the capital markets may make the issuance of collateralized debt obligations less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a collateralized debt obligation to finance these investments, we may be required to utilize other forms of potentially less attractive financing.

WE MAY NOT BE ABLE TO FIND SUITABLE REPLACEMENT INVESTMENTS IN COLLATERALIZED DEBT OBLIGATIONS WITH REINVESTMENT PERIODS.

   Some collateralized debt obligations have periods where principal proceeds received from assets securing the collateralized debt obligation can be reinvested for a defined period of time, commonly referred to as a reinvestment period. Our ability to find suitable investments during the reinvestment period that meet the criteria set forth in the collateralized debt obligation documentation and by rating agencies may determine the success of our collateralized debt obligation investments. Our potential inability to find suitable investments may cause, among other things, interest deficiencies, hyper-amortization of the senior collateralized debt obligation liabilities and may cause us to reduce the life of our collateralized debt obligations and accelerate the amortization of certain fees and expenses.

THE USE OF COLLATERALIZED DEBT OBLIGATION FINANCINGS WITH OVER-
COLLATERALIZATION AND INTEREST COVERAGE REQUIREMENTS MAY HAVE A NEGATIVE IMPACT ON OUR CASH FLOW.

   The terms of collateralized debt obligations will generally provide that the principal amount of investments must exceed the principal balance of the related bonds by a certain amount and that interest income exceeds interest expense by a certain amount. We anticipate that the collateralized debt obligation terms will provide that, if certain delinquencies and/or losses or other factors cause a decline in collateral or cash flow levels, the cash flow otherwise payable on our investment may be redirected to repay classes of CDOs senior to ours until the issuer or the collateral is in compliance with the terms of the governing documents. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets pledged to secure collateralized debt obligations. We cannot assure you that the performance tests will be satisfied. Nor can we assure you, in advance of completing negotiations with the rating agencies or other key transaction parties as to the actual terms of the delinquency tests, over-collateralization and interest coverage terms, cash flow release mechanisms or other significant factors upon which net income to us will be calculated. Failure to obtain favorable terms with regard to these matters may adversely affect the availability of net income to us. If our investments fail to perform as anticipated, our over-collateralization, interest coverage or other credit enhancement expense associated with our collateralized debt obligation financings will increase.

WE MAY BE REQUIRED TO REPURCHASE LOANS THAT WE HAVE SOLD OR TO INDEMNIFY HOLDERS OF OUR COLLATERALIZED DEBT OBLIGATIONS.

   If any of the loans we originate or acquire and sell or securitize through collateralized debt obligations do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could adversely affect our financial condition and operating results.

THE IMPACT OF THE EVENTS OF SEPTEMBER 11, 2001 AND THE RESULTING EFFECT ON TERRORISM INSURANCE EXPOSE US TO CERTAIN RISKS.

   The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have a further adverse impact on the U.S. financial markets and the economy generally. We cannot predict the severity of the effect that such future events would have on the U.S. financial markets, the economy or our business.

   In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, insurers must make terrorism insurance available under their property and casualty insurance policies through the end of 2004, which may be extended by the Secretary of the Treasury through the end of 2005, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market's overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

   The economic impact of any future terrorist attacks could also adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to the adverse effects than others, such as hotel loans, which may experience a significant reduction in occupancy rates following any future attacks. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our results of operation.

RISKS RELATED TO OUR INVESTMENT MANAGEMENT BUSINESS

BECAUSE WE COMMENCED OUR INVESTMENT MANAGEMENT BUSINESS IN 2000, WE ARE SUBJECT TO RISKS AND UNCERTAINTIES ASSOCIATED WITH DEVELOPING AND OPERATING A NEW BUSINESS, AND WE MAY NOT ACHIEVE FROM THIS NEW BUSINESS THE INVESTMENT RETURNS THAT WE EXPECT.

   Our investment management business commenced in 2000 and, therefore, has a limited track record of proven results upon which to predict our future performance. We will encounter risks and difficulties as we proceed to develop and operate our investment management business. In order to achieve our goals as an investment manager, we must:

   o manage our funds successfully by investing a majority of our funds' capital in suitable investments that meet the funds' specified investment criteria;

   o actively manage the assets in our portfolios in order to realize targeted performance;

   o incentivize our management and professional staff to the task of developing and operating the investment management business; and

   o structure, sponsor and capitalize future funds and other investment products under our management that provide investors with attractive investment opportunities.

   If we do not successfully develop and operate our investment management business to achieve the investment returns that we or the market anticipates, the market price of our class A common stock could decline.

WE MAY PURSUE FUND MANAGEMENT OPPORTUNITIES RELATED TO OTHER CLASSES OF INVESTMENTS WHERE WE DO NOT HAVE PRIOR INVESTMENT EXPERIENCE.

   We may expand our fund management business to the management of private equity funds involving other investment classes where we do not have prior investment experience. We may find it difficult to attract third party investors without a performance track record involving such investments. Even if we attract third party investments, there can be no assurance that we will be successful in deploying the capital to achieve targeted returns on the investments.

WE FACE SUBSTANTIAL COMPETITION FROM ESTABLISHED PARTICIPANTS IN THE PRIVATE EQUITY MARKET AS WE OFFER MEZZANINE AND OTHER FUNDS TO THIRD PARTY INVESTORS.

   We face significant competition from large financial and other institutions that have proven track records in marketing and managing private equity investment funds and otherwise have a competitive advantage over us because they have access to pre-existing third party investor networks into which they can channel competing investment opportunities. If our competitors offer investment products that are competitive with the mezzanine and other fund investments offered by us, we will find it more difficult to attract investors and to capitalize our mezzanine and other funds.

OUR FUNDS ARE SUBJECT TO THE RISK OF DEFAULTS BY THIRD PARTY INVESTORS ON THEIR CAPITAL COMMITMENTS.

   The capital commitments made by third party investors to our funds represent unsecured promises by those investors to contribute cash to the funds from time to time as investments are made by the funds. Accordingly, we are subject to general credit risks that the investors may default on their capital commitments. If defaults occur, we may not be able to close loans and investments we have identified and negotiated, which could materially and adversely affect the funds' investment program or make us liable for breach of contract, in either case to the detriment of our franchise in the private equity market.

RISKS RELATED TO OUR COMPANY

WE ARE DEPENDENT UPON OUR SENIOR MANAGEMENT TEAM TO DEVELOP AND OPERATE OUR BUSINESS.

   Our ability to develop and operate our business depends to a substantial extent on the experience, relationships and expertise of our senior management and key employees. We cannot assure you that these individuals will remain in our employ. The employment agreement with our chief executive officer, John R. Klopp, expires on December 31, 2008, unless further extended. The loss of the services of our senior management and key employees could have a material adverse effect on our operations.

THERE MAY BE CONFLICTS BETWEEN THE INTERESTS OF OUR INVESTMENT FUNDS AND US.

   We are subject to a number of potential conflicts between our interests and the interests of our managed investment funds. Although we have agreed to offer Fund III the first opportunity to invest in investment opportunities which have characteristics and projected leveraged returns which meet Fund III's investment and return objectives, we are subject to potential conflicts of interest in the allocation of investment opportunities between our balance sheet and our managed funds. In addition, we may make investments that are senior or junior to, participations in, or have rights and interests different from or adverse to, the investments made by our managed funds. Our interests in such investments may conflict with the interests of our managed funds in related investments at the time of origination or in the event of a default or restructuring of the investment. In the event a default occurs with respect to such an investment, the directors of Fund III appointed by us have agreed to recuse themselves from any vote of the board of Fund III concerning such investment and our co-sponsor's controlled advisor to Fund III will assume and perform our asset management responsibility with respect to such investment. Finally, our officers and employees may have conflicts in allocating their time and services among us and our managed funds.

OUR BALANCE SHEET PORTFOLIO CONTINUES TO HAVE CONCENTRATIONS IN MARK-TO-MARKET MORTGAGE-BACKED SECURITIES WHICH SUBJECTS US TO GREATER VARIATIONS IN EQUITY AND INCOME AS WE RECORD BALANCE SHEET GAINS AND LOSSES ON SUCH ASSETS.

   Our venture agreement with affiliates of Citigroup Alternative Investments, LLC placed restrictions on our ability to originate new mezzanine loan investments for our balance sheet during the investment period for Fund II which resulted in our balance sheet portfolio becoming more concentrated in longer term fixed rate mortgage-backed securities that had been originated prior to 2000. We have adopted accounting policies under which such securities are recorded as available-for-sale and changes in the market value will impact either or both shareholders' equity or net income depending on the characterization of the change in market value. If a reduction in market value is deemed to be other than temporary, generally due to a change in the credit risk, the reduction in value will be recorded as a reduction of net income. If any of the available-for-sale securities are sold, the resulting gain or loss will be recorded through the income statement. All other changes in market value will impact shareholders equity only.

   While the restrictions on our balance sheet investment activities diminished when the investment period for Fund II ended and we have begun making new investments for our own account, there can be no assurance that the concentration in mark-to-market mortgage-backed securities will be reduced in the near term through new originations. In an environment of relatively low interest rates, there is also a higher risk that our existing non-mark-to-market loans will pay off early. To the extent our balance sheet remains concentrated in mark-to-market assets, we will remain subject to potential swings in equity and income as we record gains and losses on such assets on our balance sheet. If interest rates fluctuate and significantly affect the market value of such mark-to-market assets, the corresponding reductions or increases in our equity and income may be significant.

WE MUST MANAGE OUR PORTFOLIO IN A MANNER THAT ALLOWS US TO RELY ON AN EXCLUSION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940 IN ORDER TO AVOID THE CONSEQUENCES OF REGULATION UNDER THAT ACT.

   We rely on an exclusion from registration as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act of 1940. Under this exclusion, we are required to maintain, on the basis of positions taken by the SEC staff in interpretive and no-action letters, a minimum of 55% of the value of the total assets of our portfolio in "mortgages and other liens on and interests in real estate." We refer to this category of investments herein as "Qualifying Interests." In addition, we must maintain an additional minimum of 25% of the value of our total assets in Qualifying Interests or other real estate-related assets. Because registration as an investment company would significantly affect our ability to engage in certain transactions or to organize ourselves in the manner we are currently organized, we intend to maintain our qualification for this exclusion from registration. In the past, when required due to the mix of assets in our balance sheet portfolio, we have purchased pools of whole loan residential mortgage-backed securities that we treat as Qualifying Interests based on SEC staff positions. Investments in such pools of whole loan residential mortgage-backed securities may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy. We continue to analyze our investments and may acquire other pools of whole loan mortgage-backed securities when and if required for compliance purposes. In addition, certain of our investments in subordinated CMBS have terms which we believe allows them to be categorized as Qualifying Interests, including rights to cure any defaults on senior CMBS classes, rights to acquire such senior classes in the event of a default or special servicing rights to service defaulted mortgage loans, including rights to control the oversight and management of the resolution of such mortgage loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions. We have not obtained an exemptive order or a no-action letter or other form of interpretive guidance from the SEC or its staff supporting our position, and, therefore, any decision by the SEC or its staff which advances a position to the contrary would require us to no longer treat these investments in subordinated CMBS as Qualifying Interests.

   If our portfolio does not comply with the requirements of the exclusion we rely upon, we could be forced to alter our portfolio by selling or otherwise disposing of a substantial portion of the assets that are not Qualifying Interests or by acquiring a significant position in assets that are Qualifying Interests. Altering our portfolio in this manner may have a material adverse effect on our investments if we are forced to dispose of or acquire assets in an unfavorable market.

WE MAY EXPAND OUR FRANCHISE THROUGH BUSINESS ACQUISITIONS AND THE RECRUITMENT OF FINANCIAL PROFESSIONALS, WHICH MAY PRESENT ADDITIONAL COSTS AND OTHER CHALLENGES AND MAY NOT PROVE SUCCESSFUL.

   Our business plan contemplates expansion of our franchise into complementary investment strategies involving other credit-sensitive structured financial products. We may undertake such expansion through business acquisitions or the recruitment of financial professionals with experience in other products. We may also expend a substantial amount of time and capital pursuing opportunities to expand into complementary investment strategies that we do not consummate. The expansion of our operations could place a significant strain on our management, financial and other resources. Our ability to manage future expansion will depend upon our ability to monitor operations, maintain effective quality controls and significantly expand our internal management and technical and accounting systems, all of which could result in higher operating expenses and could adversely affect our current business, financial condition and results of operations.

   We cannot assure you that we will be able to identify and integrate businesses or professional teams we acquire to pursue complementary investment strategies and expand our business. Moreover, any decision to pursue expansion into businesses with complementary investment strategies will be in the discretion of our management and may be consummated without prior notice or shareholder approval. In such instances, shareholders will be relying on our management to assess the relative benefits and risks associated with any such expansion.

RISKS RELATING TO THIS OFFERING

BECAUSE A LIMITED NUMBER OF SHAREHOLDERS, INCLUDING MEMBERS OF OUR MANAGEMENT TEAM, OWN A SUBSTANTIAL NUMBER OF OUR SHARES, DECISIONS MADE BY THEM MAY BE DETRIMENTAL TO YOUR INTERESTS.

   By virtue of their direct and indirect share ownership, John R. Klopp, a director and our president and chief executive officer, Craig M. Hatkoff, a director and former officer, and other shareholders indirectly owned by trusts for the benefit of our chairman of the board, Samuel Zell, have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, sales of assets and other acquisitions or sales. The influence exerted by these shareholders over our affairs might not be consistent with the interests of some or all of our other shareholders. We cannot assure you that these shareholders will not exercise their influence over us in a manner detrimental to your interests. As of June 30, 2004, these shareholders collectively own and control 2,480,805 shares of our class A common stock representing approximately 28.9% of our outstanding class A common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of our company, including transactions in which you might otherwise receive a premium for your class A common stock, and might negatively affect the market price of our class A common stock.

   Berkley owns 1,635,000 shares of our class A common stock and may purchase an additional 365,000 shares upon the exercise of warrants, which assuming the exercise of the warrants, represents 23.1% of our outstanding class A common stock. The conversion of the outstanding convertible trust preferred securities held by Vornado Realty, L.P. and JPMorgan Chase Bank, as trustee for the GMAM Investment Funds Trust and the GMAM Group Pension Trust II, could result in other significant concentrated holdings of our class A common stock. Following this offering, Vornado Realty, L.P. may acquire 1,424,474 shares of our class A common stock and JPMorgan Chase Bank, as trustee for the GMAM Investment Funds Trust and the GMAM Group Pension Trust II, may acquire 49,856 and 662,381 shares, respectively, of our class A common stock. An officer of Berkley and a person associated with the General Motor's pension trusts serve on our board of directors and, therefore, have the power to significantly influence our affairs. Through their significant ownership of our class A common stock, assuming for this purpose the trust preferred securities were converted, these security holders may have the ability to influence the outcome of matters submitted for shareholder approval.

SOME PROVISIONS OF OUR CHARTER AND BYLAWS AND MARYLAND LAW MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AT A FAVORABLE PRICE.

   Some of the provisions of our charter and bylaws and Maryland law discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

   Issuance of Preferred Stock Without Shareholder Approval. Our charter authorizes our board of directors to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of class A common stock. Our charter also authorizes our board of directors, without shareholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued. Our board of directors, therefore, can exercise its power to reclassify our stock to increase the number of shares of preferred stock we may issue without shareholder approval. Preferred stock may be issued in one or more series, the terms of which may be determined without further action by shareholders. These terms may include preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption. The issuance of any preferred stock, however, could materially adversely affect the rights of holders of our class A common stock and, therefore, could reduce its value. In addition, specific rights granted to future holders of our preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of our board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current shareholders' control.

   Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction of business and the nomination of directors. These provisions could discourage proxy contests and make it more difficult for you and other shareholders to elect shareholder-nominated directors and to propose and approve shareholder proposals opposed by management.

   Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to shareholders. "Business combinations" between such a third party acquiror or its affiliate and us are prohibited for five years after the most recent date on which the acquiror or its affiliate becomes an "interested shareholder." An "interested shareholder" would be any person who beneficially owns 10 percent or more of our shareholder voting power or an affiliate or associate of ours who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10 percent or more of our shareholder voting power. If our board of directors approved in advance the transaction that would otherwise give rise to the acquiror or its affiliate attaining such status, such as the issuance of shares of our class A common stock to Berkley, the acquiror or its affiliate would not become an interested shareholder and, as a result, it could enter into a business combination with us. Our board of directors could choose not to negotiate with an acquirer if the board determined in its business judgment that considering such an acquisition was not in our strategic interests. Even after the lapse of the five-year prohibition period, any business combination with an interested shareholder must be recommended by our board of directors and approved by the affirmative vote of at least:

   o 80% of the votes entitled to be cast by shareholders; and

   o two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder and affiliates and associates thereof.

   The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

   The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested shareholder becomes an interested shareholder. Our board of directors has exempted any business combination involving family partnerships controlled separately by John R. Klopp and Craig M. Hatkoff, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. As a result, these persons and Berkley may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

   We are subject to the Maryland Control Share Acquisition Act. With certain exceptions, the Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or directors who are our employees, and may be redeemed by us. "Control shares" are voting shares which, if aggregated with all other shares owned or voted by the acquirer, would entitle the acquirer to exercise voting power in electing directors within one of the specified ranges of voting power. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the "control shares" in question. If no request for a meeting is made, we may present the question at any shareholders' meeting.

   If voting rights are not approved at the shareholders' meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved for fair value. If voting rights for control shares are approved at a shareholders' meeting and the acquirer may then vote a majority of the shares entitled to vote, then all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws. We have exempted certain holders identified in our bylaws from this statute which exemptions extend to Berkley, family partnerships controlled separately by John R. Klopp and Craig M. Hatkoff, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family.

   We are also subject to the Maryland Unsolicited Takeovers Act which permits our board of directors, among other things, to elect on our behalf to stagger the terms of directors, to increase the shareholder vote required to remove a director and to provide that shareholder-requested meetings may be called only upon the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. Such an election would significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer was discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

SHARES ELIGIBLE FOR SALE IN THE NEAR FUTURE MAY CAUSE THE MARKET PRICE FOR OUR CLASS A COMMON STOCK TO DECLINE.

   Sales of a substantial number of shares of our class A common stock in the public market following this offering, or the perception that these sales could occur, may depress the market price for our class A common stock. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

   The number and timing of shares of class A common stock available for sale in the public market is limited by restrictions under federal securities laws and under agreements that we and each of our executive officers and directors and each of the selling shareholders have entered into with the underwriters of this offering. Those agreements restrict these persons from selling, pledging or otherwise disposing of their shares, subject to specified exceptions, for a period of 90 days after the date of this prospectus without the prior written consent of Morgan Stanley & Co. Morgan Stanley & Co. may, however, in its sole discretion, release all or any portion of the common stock from the restrictions of the lockup agreements. Upon completion of this offering we will have outstanding 11,800,343 shares of class A common stock. Of these shares, 7,807,036 shares, including the 3,500,000 shares sold in this offering are freely tradeable. Subject to any restrictions pursuant to other agreements or under applicable law, the remaining 3,993,307 shares will be eligible for sale in the public market at various times commencing 90 days from the date of this prospectus supplement. In addition, following this offering, 550,835 shares of common stock may be issued pursuant to the exercise of stock options that are outstanding.

THE MARKET VALUE OF OUR CLASS A COMMON STOCK MAY BE ADVERSELY AFFECTED BY MANY FACTORS.

   As with any public company, a number of factors may adversely influence the price of our class A common stock, many of which are beyond our control. These factors include:

   o the level of institutional interest in us;

   o the perception of REITs generally and REITs with portfolios similar to ours, in particular, by market professionals;

   o the attractiveness of securities of REITs in comparison to other companies; and

   o the market's perception of our growth potential and potential future cash dividends.

AN INCREASE IN MARKET INTEREST RATES MAY LEAD PROSPECTIVE PURCHASERS OF OUR CLASS A COMMON STOCK TO EXPECT A HIGHER DIVIDEND YIELD, WHICH WOULD ADVERSELY AFFECT THE MARKET PRICE OF OUR CLASS A COMMON STOCK.

   One of the factors that will influence the price of our class A common stock will be the dividend yield on our stock (distributions as a percentage of the price of our stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our class A common stock to expect a higher dividend yield, which would adversely affect the market price of our class A common stock.

YOUR ABILITY TO SELL A SUBSTANTIAL NUMBER OF SHARES OF OUR CLASS A COMMON STOCK MAY BE RESTRICTED BY THE LOW TRADING VOLUME HISTORICALLY EXPERIENCED BY OUR CLASS A COMMON STOCK.

   Although our class A common stock is listed on the New York Stock Exchange, the daily trading volume of our shares of class A common stock has historically been lower than the trading volume for certain other companies. As a result, the ability of a holder to sell a substantial number of shares of our class A common stock in a timely manner without causing a substantial decline in the market of the shares, especially by means of a large block trade, may be restricted by the limited trading volume of the shares of our class A common stock.

WE CANNOT ASSURE YOU THAT OUR PROPOSED CDO-1 TRANSACTION WILL BE CONSUMMATED.

   The closing of this offering is not contingent upon completion of the CDO-1 transaction, which is expected to occur prior to the closing of this offering. The CDO-1 transaction is subject to a number of closing conditions that are outside of our control. If we do not close the CDO-1 transaction, we will not receive any of the benefits we expect to receive from that transaction and our ability to issue other CDOs in the future may be adversely impacted.

RISKS RELATED TO OUR REIT STATUS

OUR CHARTER DOES NOT PERMIT ANY INDIVIDUAL TO OWN MORE THAN OVER 2.5% OF OUR CLASS A COMMON STOCK, AND ATTEMPTS TO ACQUIRE OUR CLASS A COMMON STOCK IN EXCESS OF THE 2.5% LIMIT WOULD BE VOID WITHOUT THE PRIOR APPROVAL OF OUR BOARD OF DIRECTORS.

   For the purpose of preserving our qualification as a REIT for federal income tax purposes, our charter prohibits direct or constructive ownership by any individual of more than 2.5% of the lesser of the total number or value of the outstanding shares of our class A common stock as a means of preventing ownership of more than 50% of our class A common stock by five or fewer individuals. The charter's constructive ownership rules are complex and may cause the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 2.5% of our outstanding class A common stock by an individual or entity could cause an individual to own constructively in excess of 2.5% of our outstanding class A common stock, and thus be subject to the charter's ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will increase this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors will be void, and will result in the shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

   Our charter contains a provision that exempts certain of our officers, directors and their related persons from this ownership limit and we increased the limit for William R. Berkley to 6.0% and for one other major shareholder of Berkley identified to us to 4.0%. The 2.5% ownership limit may have the effect of precluding a change in control of us by a third party without the consent of our board of directors, even if such change in control would be in the interest of our shareholders or would result in a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status). The ownership limit exemptions and the reset limits granted to date would limit our board of directors' ability to reset limits in the future and at the same time maintain compliance with the REIT qualification requirement prohibiting ownership of more than 50% of our class A common stock by five or fewer individuals.

THERE ARE NO ASSURANCES THAT WE WILL BE ABLE TO PAY DIVIDENDS IN THE FUTURE.

   We intend to pay quarterly dividends and to make distributions to our shareholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances that we will be able to pay dividends in the future. In addition, some of our distributions may include a return of capital, which would reduce the amount of capital available to operate our business.

RECENT TAX LEGISLATION MAY HAVE NEGATIVE CONSEQUENCES FOR REITS.

   Recent tax legislation allows certain corporations to pay dividends that qualify for a reduced tax rate in the hands of certain shareholders. This legislation generally does not apply to REITs. Although the legislation does not adversely affect the tax treatment of REITs, it may cause investments in non-REIT corporations to become relatively more desirable. As a result, the capital markets may be less favorable to REITs, such as ourselves, when they seek to raise equity capital, and the prices at which REIT equity securities trade, including our class A common stock, may decline or underperform non-REIT corporations.

WE WILL BE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL TO FINANCE OUR GROWTH.

   As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our class A common stock.

IF WE DO NOT MAINTAIN OUR QUALIFICATION AS A REIT, WE WILL BE SUBJECT TO TAX AS A REGULAR CORPORATION AND FACE A SUBSTANTIAL TAX LIABILITY. OUR TAXABLE REIT SUBSIDIARIES WILL BE SUBJECT TO INCOME TAX.

   We expect to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

   o we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

   o any resulting tax liability could be substantial, could have a material adverse effect on our book value and could reduce the amount of cash available for distribution to shareholders; and

   o unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.

   Income from our fund management business is expected to be realized by one of our taxable REIT subsidiaries and, accordingly, will be subject to income tax.

COMPLYING WITH REIT REQUIREMENTS MAY CAUSE US TO FOREGO OTHERWISE ATTRACTIVE OPPORTUNITIES.

   In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO LIQUIDATE OR RESTRUCTURE OTHERWISE ATTRACTIVE INVESTMENTS.

   In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investments in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO BORROW TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

   From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.

THE "TAXABLE MORTGAGE POOL" RULES MAY LIMIT THE MANNER IN WHICH WE EFFECT FUTURE SECURITIZATIONS.

   Certain of our future securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. Since we conduct our operations to qualify as a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we would not be adversely affected by the characterization of the securitization as a taxable mortgage pool (assuming that we do not have any shareholders who might cause a corporate income tax to be imposed upon us by reason of our owning a taxable mortgage pool). We would be precluded, however, from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for tax purposes. These limitations will preclude us from using certain techniques to maximize our returns from securitization transactions. If the securitization vehicles in which we participate were considered a taxable mortgage pool, shareholders who are tax-exempt and shareholders who are not United States persons may be required to pay tax on their share of any excess inclusion income.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS


   This prospectus supplement and the accompanying prospectuses, including the information incorporated by reference herein and therein, as well as other oral and written statements made in press releases and otherwise by or on our behalf, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements predict or describe our future operations, our business plans, our business and investment strategies and portfolio management and the performance of our investments and funds under management, and do not relate solely to historical matters. You can generally identify forward-looking statements by the use of words such as "believes," "expects," "may," "will," "should," "could," "seeks," "approximately," "intends," "plans," "objectives," "goals," "projects," "estimates," "anticipates," "continues to," "designed to," "foreseeable future," "scheduled" and similar words. Because these statements reflect our current views concerning future events and are based on current assumptions, they involve risks, uncertainties and other factors which may lead to actual results or effects that are materially different from those anticipated or contemplated in the forward-looking statements. Some, but not all, of the factors that may cause these differences include, but are not limited to:

   o the general political, economic and competitive conditions in the United States;

   o the level and volatility of prevailing interest rates and credit spreads, adverse changes in general economic conditions and real estate markets, the deterioration of credit quality of borrowers and the risks associated with the ownership and operation of real estate;

   o a significant compression of the spreads of the interest rates earned on interest-earning assets over the interest rates paid on interest-bearing liabilities that adversely affects operating results;

   o adverse developments in the availability of desirable loan and investment opportunities and the ability to obtain and maintain targeted levels of leverage and borrowing costs;

   o adverse changes in local market conditions, competition, increases in operating expenses and uninsured losses affecting a property owner's ability to cover operating expenses and the debt service on financing provided by us;

   o the recognition of unrealized losses on our CMBS investments that are deemed "other-than-temporary;"

   o the failure of our CDO-1 transaction to close in the form and manner contemplated on July 20, 2004;

   o authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board and the Securities and Exchange Commission; and

   o those items discussed in the "Risk Factors" section of this prospectus supplement and in other information incorporated by reference into this prospectus supplement or the accompanying prospectuses.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectuses after the date hereof, either to conform them to actual results or to changes in our expectations.

                                USE OF PROCEEDS


   We estimate that the net proceeds to us from this offering will be approximately $33.2 million at an assumed offering price of $26.58 per share, the last reported sale price of our class A common stock on the NYSE composite transaction tape on July 13, 2004, or approximately $46.4 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and expenses of this offering. We will not receive any proceeds from the sale of 2,136,711 shares of our class A common stock by the selling shareholders. We intend to use the net proceeds for general corporate purposes, including funding our balance sheet investment activity, our capital commitments to Fund III and any future investment funds, the repayment of indebtedness, including our convertible junior subordinated debentures and our credit facility, working capital and potential business acquisitions.

   As of March 31, 2004, we had outstanding borrowings under our credit facility of $64,700,000. Our credit facility provides for asset specific borrowings that bear interest at specified spreads over LIBOR, which spreads depend upon the perceived risk of the pledged assets. Based upon borrowings in place at March 31, 2004, the effective borrowing rate on the credit facility was LIBOR plus 2.86%, or 3.96%. Our credit facility matures on July 16, 2005. As of March 31, 2004, we had outstanding borrowings under repurchase obligations of $194,333,000, which bear interest at specified spreads over LIBOR that depend upon the perceived risk of the assets subject to the repurchase obligations. Based upon borrowings in place at March 31, 2004, the average effective rate on the repurchase obligations was LIBOR plus 1.34%, or 2.44%.

   As of March 31, 2004, we have $89,742,000 aggregate liquidation amount of variable step up convertible trust preferred securities outstanding that were issued by our consolidated statutory trust subsidiary, CT Convertible Trust I. The underlying convertible junior subordinated debentures bear interest at 10% per annum, which increases by 0.75% per annum on October 1, 2004 and each October 1 thereafter. If the quarterly dividend paid on a share of our class A common stock multiplied by four and divided by $21.00 is in excess of the interest rate in effect at that time, then the holders are entitled to be paid additional interest at that rate. The convertible trust preferred securities are redeemable by us, in whole or in part, on or after September 30, 2004. The convertible trust preferred securities mature on September 30, 2018. Following the conversion of the convertible trust preferred securities owned by EOP Operating Limited Partnership and JPMorgan Chase Bank, as trustee for the GMAM Investment Funds Trust and the GMAM Group Pension Trust II in connection with their sale of class A common stock in this offering, there will remain outstanding $44,871,000 aggregate liquidation amount of convertible trust preferred securities which are convertible into 2,136,711 shares of common stock based upon a $21.00 conversion price.

   We have from time to time engaged in, and expect to continue to pursue, discussions with respect to possible business acquisitions. While we have no present commitments or agreements with respect to any material acquisitions, we frequently investigate acquisitions of companies engaged in businesses that we believe will complement our existing business.

   Our management will have considerable discretion in the application of the net proceeds of this offering and may spend the net proceeds in a manner and at times other than as set forth above. As a result, you will not have the opportunity, as part of your investment decision, to assess how and when the net proceeds will be used.

   Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT.

                              SELLING SHAREHOLDERS


   The following table sets forth information with respect to the selling shareholders' beneficial ownership of our class A common stock as of June 30, 2004 and after giving effect to this offering. We will not receive any proceeds from the sale of our class A common stock by the selling shareholders. All of the shares of class A common stock beneficially owned by the selling shareholders are issuable upon conversion of variable step up convertible trust preferred securities issued by CT Convertible Trust I. Applicable percentage ownership set forth in the following table is based upon 8,300,343 shares of class A common stock outstanding as of June 30, 2004 and 11,800,343 shares of class A common stock outstanding after completion of this offering. If the underwriters exercise their over-allotment option in full, the number of shares outstanding immediately after completion of this offering will be 12,325,343.


                                                                                  SHARES                               SHARES
                                                                               BENEFICIALLY                         BENEFICIALLY
                                                                              OWNED PRIOR TO      SHARES TO BE     OWNED AFTER THE
NAME                                                                           THE OFFERING          OFFERED          OFFERING
-----------------------------------------------------------------------    -------------------    ------------    -----------------
                                                                            NUMBER     PERCENT                    NUMBER    PERCENT
                                                                           ---------   -------                    -------   -------
EOP Operating Limited Partnership (1)..................................    1,424,474    14.6%       1,424,474           0       0%
JPMorgan Chase Bank, as trustee for the GMAM Investment Funds Trust (2)       99,713     1.2%          49,857      49,856     0.4%
JPMorgan Chase Bank, as trustee for GMAM Group Pension Trust II (2)....    1,324,761    13.8%         662,380     662,381     5.1%

---------------
(1) Samuel Zell, chairman of our board of directors, serves as chairman of the board of trustees of Equity Office Properties Trust, the managing general partner of EOP Operating Limited Partnership. Thomas E. Dobrowski, who serves as one of our directors, is a trustee of Equity Office Properties Trust. Sheli Z. Rosenberg, who served as one of our directors until her resignation in April 2004, is also a trustee of Equity Office Properties Trust.
(2) General Motors Investment Management Corporation serves as investment manager to these pension trusts. Thomas E. Dobrowski, who serves as one of our directors, is a managing director of General Motors Investment Management Corporation. First Plaza Group Trust, a pension trust managed by General Motors Investment Management Corporation, is an investor in Fund II and Fund III.

            PRICE RANGE OF CLASS A COMMON STOCK AND DIVIDEND POLICY


   Our class A common stock is listed for trading on the New York Stock Exchange under the symbol "CT." The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the class A common stock as reported on the NYSE composite transaction tape:


                                                                                                          HIGH     LOW    DIVIDENDS
                                                                                                         -----    -----   ---------
2002
First Quarter........................................................................................    17.25    15.00        --
Second Quarter.......................................................................................    15.60    14.10        --
Third Quarter........................................................................................    15.75    13.35        --
Fourth Quarter.......................................................................................    15.93    12.72        --

2003
First Quarter........................................................................................    18.75    13.35      0.45
Second Quarter.......................................................................................    19.62    14.49      0.45
Third Quarter........................................................................................    20.99    18.60      0.45
Fourth Quarter.......................................................................................    23.40    19.71      0.45

2004.................................................................................................
First Quarter........................................................................................    26.10    22.50      0.45
Second Quarter.......................................................................................    27.25    23.00      0.45
Third Quarter (through July 13, 2004) ...............................................................    27.55    26.15       N/A


   The last reported sale price of the class A common stock on July 13, 2004 as reported on the NYSE composite transaction tape was $26.58. As of July 13, 2004, there were 1,322 holders of record of the class A common stock. By including persons holding shares in broker accounts under street names, however, we estimate that there were approximately 3,100 holders of record of our class A common stock as of July 13, 2004.

   Although in recent years we have not paid dividends, with our decision to elect to be taxed as a REIT, we began paying dividends on our class A common stock in the first quarter of 2003 and have paid quarterly dividends since then.

   We generally intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles) to our shareholders so as to comply with the REIT provisions of the Internal Revenue Code. We intend to make dividend distributions quarterly and, if necessary for REIT qualification purposes, we may need to distribute any taxable income remaining after the distribution of the final regular quarterly dividend each year, together with the first regular quarterly dividend payment of the following taxable year or, at our discretion, in a special dividend distributed prior thereto. Our dividend policy is subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend on our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant.

   Distributions to shareholders will generally be subject to tax as ordinary income, although a portion of the distributions may be designated by us as capital gain or may constitute a tax-free return of capital. Annually, our transfer agent will furnish to each of our shareholders a statement of distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital.

   Our ability to pay distributions in the future and the amounts of any such distributions will depend upon a number of factors, including those discussed under the caption "Risk Factors."

                    HISTORICAL AND PRO FORMA CAPITALIZATION


   The following table sets forth our historical capitalization as of March 31, 2004 and a pro forma capitalization as of March 31, 2004, giving effect to the CDO-1 transaction, which is scheduled to close on July 20, 2004, and the direct public offering to Berkley, which we closed in two tranches on May 11 and June 21, 2004, respectively, and are fully described under the caption "Prospectus Supplement Summary -- Recent Developments" beginning on page S-40, as adjusted to give effect to the sale of the 1,363,289 shares of our class A common stock offered by us at an assumed offering price of $26.58 per share, equal to the last reported sale price of our class A common stock on the NYSE on July 13, 2004 and the 2,136,711 shares of class A common stock offered by the selling shareholders pursuant to this prospectus supplement and the application of the estimated net proceeds received by us from this offering, after deduction of underwriting discounts and commissions and estimated offering expenses. We will not receive any of the proceeds from the sale of 2,136,711 shares of our class A common stock by the selling shareholders. The closing of this offering is not contingent upon completion of the CDO-1 transaction. The pro forma information is presented for illustrative purposes only and does not necessarily indicate the amount of our assets, liabilities and shareholders' equity that would have been recorded on our balance sheet as of March 31, 2004 had the CDO-1 transaction and direct public offering to Berkley closed as of that date.

   You should read the following information together with "Prospectus Supplement Summary -- Summary Financial Data," "Risk Factors" and the consolidated financial statements and the notes thereto included elsewhere in this prospectus supplement.


                                                                                                       AS OF MARCH 31, 2004
                                                                                              -------------------------------------
                                                                                                                         PRO FORMA
                                                                                              HISTORICAL    PRO FORMA   AS ADJUSTED
                                                                                              ----------    ---------   -----------
                                                                                                          (IN THOUSANDS)
CASH AND CASH EQUIVALENTS.................................................................     $ 23,124     $ 23,124      $ 23,124
                                                                                               ========     ========      ========
SHORT-TERM DEBT
 Current maturities of repurchase obligations.............................................     $156,139     $144,953      $144,953
                                                                                               --------     --------      --------
 Total short-term debt....................................................................     $156,139     $144,953      $144,953
                                                                                               --------     --------      --------
LONG-TERM DEBT
 Credit facilities........................................................................     $ 64,700     $ 38,328      $ 25,085
 Repurchase obligations (1) ..............................................................       38,194       41,270        21,270
 Collateralized debt obligations..........................................................           --      252,778       252,778
 Convertible junior subordinated debentures (2) ..........................................       92,367       92,367        46,184
                                                                                               --------     --------      --------
 Total long-term debt ....................................................................      195,261      424,743       345,317
                                                                                               --------     --------      --------
SHAREHOLDERS' EQUITY (3)
 Class A common stock, $0.01 par value, 100,000 authorized; 6,572 and 8,502 issued and
   outstanding, historical and as adjusted, respectively (4)..............................     $     66     $     82      $    117
 Class A restricted common stock, $0.01 par value, 64 shares issued and outstanding.......            1            1             1
 Additional paid-in capital...............................................................      143,359      181,602       260,993
 Unearned compensation....................................................................       (1,371)      (1,371)       (1,371)
 Accumulated other comprehensive loss ....................................................      (31,190)     (31,190)      (31,190)
 Accumulated deficit......................................................................      (11,228)     (11,228)      (11,228)
                                                                                               --------     --------      --------
 Total shareholders' equity ..............................................................       99,637      137,896       217,322
                                                                                               --------     --------      --------
TOTAL CAPITALIZATION (5) .................................................................     $294,898     $562,639      $562,639
                                                                                               ========     ========      ========

---------------
(1) Repurchase obligations which were extended subsequent to March 31, 2004 past March 31, 2005 have been characterized as long-term debt.
(2) Upon application of FIN 46R effective January 1, 2004, we no longer consolidate the statutory trust which holds the convertible trust preferred securities. Consequently, the underlying convertible junior subordinated debentures are presented as liabilities.
(3) In addition to the class A common stock listed in the foregoing table, we are authorized to issue 100,000,000 shares of preferred stock, par value $0.01 per share, although no shares of such class are currently outstanding. See "Description of Capital Stock" in the company prospectus.
(4) Does not include 550,835 shares of class A common stock subject to outstanding options under our amended and restated 1997 long-term incentive stock plan and amended and restated 1997 non-employee director stock plan at June 30, 2004. As of June 30, 2004, there were a total of 8,300,343 shares of class A common stock and restricted class A common stock outstanding.
(5) Total capitalization includes long-term debt and shareholders' equity.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


INTRODUCTION

   We are a fully integrated, self-managed finance and investment management company that specializes in credit-sensitive structured financial products. To date, our investment programs have focused on loans and securities backed by income-producing commercial real estate assets. Since we commenced our finance business in July 1997 and through June 30, 2004, we have completed $3.6 billion of real estate-related investments in 123 separate transactions. In December 2002, our board of directors authorized an election to be taxed as a REIT for the 2003 tax year.

   Currently, we make balance sheet investments for our own account and manage a series of private equity funds on behalf of institutional and individual investors. Our investment management business commenced in March 2000. Pursuant to a venture agreement, we have co-sponsored three funds with Citigroup Alternative Investments LLC: CT Mezzanine Partners I LLC, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., which we refer to as Fund I, Fund II and Fund III, respectively.

   As described under the caption, "Critical Accounting Policies" below, certain reclassifications have been made to reflect the application of Financial Accounting Standards Board Interpretation No. 46R on January 1, 2004 following the adoption of which we no longer consolidate CT Convertible Trust I, the entity which had purchased our junior subordinated debentures and issued convertible trust common and preferred securities.

BALANCE SHEET OVERVIEW

   At March 31, 2004, we had four investments in Federal Home Loan Mortgage Corporation Gold securities with a face value of $15,989,000. The securities bear interest at a fixed annual rate of 6.5% of the face value. We purchased the securities at a net premium and have $127,000 of the premium remaining to be amortized over the remaining lives of the securities. After premium amortization, the securities bore interest at a blended annual rate of 6.09% as of March 31, 2004. As of March 31, 2004, the securities were carried at a market value of $16,801,000, a $685,000 unrealized gain to their amortized cost.

   We held twenty-one investments in fourteen separate issues of commercial mortgage-backed securities with an aggregate face value of $251,880,000 at March 31, 2004. A total of $41,367,000 face value of the commercial mortgage-backed securities earn interest at a variable rate which averages the London Interbank Offered Rate, or LIBOR, plus 3.17% (4.26% at March 31, 2004). The remaining $210,512,000 in face value commercial mortgage-backed securities earn interest at fixed annual rates averaging 7.70% of the face value. We purchased the commercial mortgage-backed securities at discounts and, as of March 31, 2004, the remaining discount to be amortized into income over the remaining lives of the securities was $23,517,000. At March 31, 2004, with discount amortization, the commercial mortgage-backed securities earn interest at a blended annual rate of 8.51% of the face value less the unamortized discount. As of March 31, 2004, the securities were carried at market value of $199,784,000, reflecting a $28,578,000 unrealized loss to their amortized cost.

   During the three months ended March 31, 2004, we purchased or originated one property mezzanine loan for $23,500,000 and one B Note for $9,000,000, received partial repayments on nine mortgage and property mezzanine loans totaling $1,908,000, and one property mezzanine loan and one B Note totaling $16,853,000 were satisfied and repaid. At March 31, 2004, we had outstanding loans receivable totaling approximately $197.5 million.

   At March 31, 2004, we had fourteen performing loans receivable with a current carrying value of $194,440,000. One of the loans for $48,913,000 bears interest at a fixed annual rate of interest of 11.99%. The thirteen remaining loans, totaling $145,527,000, bear interest at a variable rate of interest averaging LIBOR plus 5.72% (7.04% at March 31, 2004 including LIBOR floors). One mortgage loan receivable with an original principal balance of $8,000,000 reached maturity on July 15, 2001 and has not been repaid with respect to principal and interest. In December 2002, the loan was written down to $4,000,000 through a charge to the allowance for possible credit losses. Since the write-down, we have received proceeds of $962,000 reducing the carrying value of the loan to $3,038,000. In accordance with our policy for revenue recognition, income recognition has been suspended on this loan and for the three months ended March 31, 2004, $225,000 of potential interest income has not been recorded. All other loans are performing in accordance with their terms.

   At March 31, 2004, we had investments in funds of $21,967,000, including $6,322,000 of unamortized costs that were capitalized in connection with entering into our venture agreement with Citigroup Alternative Investments LLC and the commencement of the related fund business. These costs are being amortized over the lives of the funds and the venture agreement and are reflected as a reduction in income/(loss) from equity investments in funds.

   We utilize borrowings under a committed credit facility, along with repurchase obligations, to finance our balance sheet assets.

   At March 31, 2004, we had outstanding borrowings under our credit facility of $64,700,000, and had unused potential credit of $85,300,000, an amount of available credit that we believe provides us with adequate liquidity for our short-term needs over the next 12-month period. The credit facility provides for advances to fund lender-approved loans and investments made by us. Our borrowings under the credit facility are secured by pledges of assets owned by us, and bear interest at specified spreads over LIBOR, which spreads vary based upon the perceived risk of the pledged assets. The credit facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the credit facility. The credit facility contains customary representations, warranties, covenants, conditions and events of default. Based upon borrowings in place at March 31, 2004, the effective rate on the credit facility was LIBOR plus 1.55% (2.64% at March 31, 2004). As of March 31, 2004, we had capitalized costs of $1,115,000 that are being amortized over the remaining life of the facility (15.5 months at March 31, 2004). After amortizing these costs to interest expense, the all-in effective borrowing cost on the facility as of March 31, 2004 was 3.96% based upon the amount currently outstanding on the credit facility.

   At December 31, 2003, we had borrowed $11,651,000 under a $75 million term redeemable securities contract. This term redeemable securities contract expired on February 28, 2004 and was repaid by refinancing the previously financed assets under our credit facility.

   In the first quarter of 2004, we entered another repurchase obligation with an existing provider in connection with the purchase of a loan. This repurchase agreement comes due monthly and has a current maturity date in May 2004.

   At March 31, 2004, we had total outstanding repurchase obligations of $194,333,000. Based upon advances in place at March 31, 2004, the blended rate on the repurchase obligations is LIBOR plus 0.95% (2.04% at March 31, 2004). We had capitalized costs of $127,000 as of March 31, 2004, which are being amortized over the remaining lives of the repurchase obligations. After amortizing these costs to interest expense based upon the amount currently outstanding on the repurchase obligations, the all-in effective borrowing cost on the repurchase obligations as of March 31, 2004 was 2.44%. We expect to enter into new repurchase obligations at their maturity or settle the repurchase obligations with the proceeds from the repayment of the underlying financed asset.

   We were party to two cash flow interest rate swaps with a total notional value of $109 million as of March 31, 2004. These cash flow interest rate swaps effectively convert floating rate debt to fixed rate debt, which is utilized to finance assets that earn interest at fixed rates. We received a rate equal to LIBOR (1.10% at March 31, 2004) and pay an average rate of 4.24%. The market value of the swaps at March 31, 2004 was a liability of $3,297,000, which is recorded as interest rate hedge liabilities and as accumulated other comprehensive loss on our balance sheet.

   We currently have $92,524,000 aggregate principal amount of our outstanding convertible junior subordinated debentures. The convertible junior subordinated debentures are convertible into shares of class A common stock, in increments of $1,000 in liquidation amount, at a conversion price of $21.00 per share and are redeemable by us, in whole or in part, on or after September 30, 2004.

   Distributions on the outstanding convertible junior subordinated debentures are payable quarterly in arrears on each calendar quarter-end. The convertible junior subordinated debentures bear interest at 10% through September 30, 2004. The interest rate increases by 0.75% on October 1, 2004 and on each October 1 thereafter. If the quarterly dividend paid on a share of our class A common stock multiplied by four and divided by $21.00 is in excess of the interest rate in effect at that time, then the holders are entitled to be paid additional interest at that rate.

   In 2000, we announced an open market share repurchase program under which we may purchase, from time to time, up to 666,667 shares of our class A common stock. Since that time the authorization has been increased by the board of directors to purchase cumulatively up to 2,366,923 shares of class A common stock. In March 31, 2004 we had 666,339 shares remaining authorized for repurchase under the program.

   At June 30, 2004, we had 8,300,343 shares of our class A common stock outstanding.

INVESTMENT MANAGEMENT OVERVIEW

   We operated principally as a balance sheet investor until the start of our investment management business in March 2000 when we entered into a venture with affiliates of Citigroup Alternative Investments to co-sponsor and invest capital in a series of commercial real estate mezzanine investment funds managed by us. Pursuant to the venture agreement, we have co-sponsored with Citigroup Alternative Investments Fund I, Fund II and Fund III. We have capitalized costs of $6,322,000, net, from the formation of the venture and the Funds that are being amortized over the remaining anticipated lives of the Funds and the related venture agreement.

   Fund I commenced its investment operations in May 2000 with equity capital supplied solely by Citigroup Alternative Investments (75%) and us (25%). From May 11, 2000 to April 8, 2001, the investment period for the fund, Fund I completed $330 million of total investments in 12 transactions. On
January 31, 2003, we purchased from an affiliate of Citigroup Alternative Investments its interest in Fund I and began consolidating the operations of Fund I in our consolidated financial statements.

   Fund II had its initial closing on equity commitments on April 9, 2001 and its final closing on August 7, 2001, ultimately raising $845.2 million of total equity commitments, including $49.7 million (5.9%) and $198.9 million (23.5%) from us and Citigroup Alternative Investments, respectively. Third-party private equity investors, including public and corporate pension plans, endowment funds, financial institutions and high net worth individuals, made the balance of the equity commitments. During its two-year investment period, which expired on April 9, 2003, Fund II invested $1.2 billion in 40 separate transactions. Fund II utilizes leverage to increase its return on equity, with a target debt-to-equity ratio of 2:1. Total capital calls during the investment period were $329.0 million. CT Investment Management Co. LLC, our wholly-owned taxable REIT subsidiary, acts as the investment manager to Fund II and receives 100% of the base management fees paid by the fund. As of April 9, 2003, the end of the Fund II investment period, CT Investment Management Co. began earning annual base management fees of 1.287% of invested capital. Based upon Fund II's invested capital at March 31, 2004, the date upon which the calculation for the next quarter is based, CT Investment Management Co. will earn base management fees of $522,000 for the quarter ending June 30, 2004.

   We and Citigroup Alternative Investments, through our collective ownership of the general partner, are also entitled to receive incentive management fees from Fund II if the return on invested equity is in excess of 10% after all invested capital has been returned. The Fund II incentive management fees are split equally between Citigroup Alternative Investments and us. We intend to pay 25% of our share of the Fund II incentive management fees as long-term incentive compensation to our employees. No such incentive fees have been earned at March 31, 2004 and as such, no amount has been accrued as income for such potential fees in our financial statements. The amount of incentive fees to be received in the future will depend upon a number of factors, including the level of interest rates and the fund's ability to generate returns in excess of 10%, which is in turn impacted by the duration and ultimate performance of the fund's assets. Potential incentive fees received as Fund II winds down could result in significant additional income from operations in certain periods during which such payments can be recorded as income. If Fund II's assets were sold and liabilities were settled on April 1, 2004 at the recorded book value, net of the allowance for possible credit losses, and the fund equity and income were distributed, we would record approximately $7.0 million of incentive income.

   We do not anticipate making any additional equity contributions to Fund II or its general partner. Our net investment in Fund II and its general partner at March 31, 2004 was $11.6 million. As of March 31, 2004, Fund II had 22 outstanding loans and investments totaling $432.9 million, all of which were performing in accordance with the terms of their agreements.

   On June 2, 2003, Fund III effected its initial closing on equity commitments and on August 8, 2003, its final closing, raising a total of $425.0 million in equity commitments. Our equity commitment is $20.0 million (4.7%) and Citigroup Alternative Investments' equity commitment is $80.0 million (18.8%), with the balance made by third-party private equity investors. From the initial closing through March 31, 2004, we have made equity investments in Fund III of $4,000,000. As of March 31, 2004, Fund III had ten outstanding loans and investments totaling $268.4 million, all of which were performing in accordance with the terms of their agreements.

   CT Investment Management Co. receives 100% of the base management fees from Fund III calculated at a rate equal to 1.42% per annum of committed capital during Fund III's two-year investment period, which expires June 2, 2005, and 1.42% of invested capital thereafter. Based upon Fund III's $425.0 million of total equity commitments, CT Investment Management Co. will earn annual base management fees of $6.0 million during the investment period. We and Citigroup Alternative Investments are also entitled to receive incentive management fees from Fund III if the return on invested equity is in excess of 10% after all invested capital has been returned. We will receive 62.5% and Citigroup Alternative Investments will receive 37.5% of the total incentive management fees. We expect to distribute a portion of our share of the Fund III incentive management fees as long-term incentive compensation to our employees.

THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS ENDED MARCH 31,
2003

   We reported net income of $3,082,000 for the three months ended March 31, 2004, an increase of $537,000 from the net income of $2,545,000 for the three months ended March 31, 2003. This increase was primarily the result of a reduction in general and administrative costs due to reduced employee compensation and reduced legal expenses.

   Interest and related income from loans and other investments amounted to $9,018,000 for the three months ended March 31, 2004, a decrease of $11,000 from the $9,029,000 amount for the three months ended March 31, 2003. Average interest-earning assets increased from approximately $354.4 million for the three months ended March 31, 2003 to approximately $385.3 million for the three months ended March 31, 2004. The average interest rate earned on such assets decreased from 10.3% for the three months ended March 31, 2003 to 9.4% for the three months ended March 31, 2004. During the three months ended
March 31, 2003, we recognized $367,000 in additional income on the early repayment of loans. Without this additional interest income, the earning rate for the 2003 period would have been 9.9%. LIBOR rates averaged 1.1% for the three months ended March 31, 2004 and 1.3% for the three months ended March 31, 2003, a decrease of 0.2%. The remaining decrease in rates was due to the addition of B Notes to our portfolio in 2004, which generally carry lower interest rates than mezzanine loans and the repayment of two fixed rates loans which earned interest at rates in excess of the average for the portfolio.

   We utilize our existing credit facility and repurchase obligations to finance our interest-earning assets. Interest and related expenses on secured debt amounted to $2,636,000 for the three months ended March 31, 2004, an increase of $341,000 from the $2,295,000 amount for the three months ended March 31, 2003. The increase in expense was due to an increase in the amount of average interest-bearing liabilities outstanding from approximately
$205.9 million for the three months ended March 31, 2003 to approximately $218.8 million for the three months ended March 31, 2004, and an increase in the average rate on interest-bearing liabilities from 4.5% to 4.8% for the same periods. The increase in the average rate is substantially due to an increase in the rate paid on repurchase agreements, which increased from 2.2% for the three months ended March 31, 2003 to 2.6% for the three months ended March 31, 2004. This increase in rates was the result of a increase in mezzanine loans and B Notes financed with repurchase obligations that carry higher interest rates than available-for-sale investments, for which the amount financed with repurchase obligations decreased from the levels of the prior year.

   We also utilize the convertible junior subordinated debentures to finance our interest-earning assets. During the three months ended March 31, 2004 and 2003, we recognized $2,433,000 of expenses related to the convertible junior subordinated debentures, as the terms of the debt were the same in both periods.

   Other revenues increased $306,000 from $2,180,000 for the three months ended March 31, 2003 to $2,486,000 for the three months ended March 31, 2004. The increase is primarily due to the management fees charged to Fund III in 2004, as Fund III did not begin its investment period until June 2003. This was partially offset by a decrease in the earnings from Fund II, due to lower levels of investment in 2004 as the fund is no longer investing in new assets, and the reclassification of earnings from Fund I to other income statement captions as it is now a consolidated entity.

   General and administrative expenses decreased $766,000 to $2,938,000 for the three months ended March 31, 2004 from $3,704,000 for the three months ended March 31, 2003. The decrease in general and administrative expenses was primarily due to reduced employee compensation and legal expenses. We employed an average of 25 employees during the three months ended March 31, 2004 and the three months ended March 31, 2003. We had 23 full-time employees at March 31, 2004.

   We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal income tax. To maintain qualification as a REIT, we must distribute at least 90% of our REIT taxable income to our shareholders and meet certain other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state and local taxes on our income and property. Under certain circumstances, federal income and excise taxes may be due on our undistributed taxable income. At March 31, 2004, we were in compliance with all REIT requirements and as such, have only provided for income tax expense on taxable income attributed to our taxable REIT subsidiaries during the three months ended March 31, 2004.

YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

   We reported net income of $13,525,000 for the year ended December 31, 2003, an increase of $23,263,000 from the net loss of $9,738,000 for the year ended December 31, 2002. This increase was primarily the result of certain transactions in 2002 which reduced net income, including the settlement of three cash flow hedges resulting in a $6.7 million charge to earnings, the write-down of deferred tax assets as a result of our decision to elect REIT status for 2003, the write-down of a loan in Fund I which caused a loss from equity investments in funds and the inability to utilize capital losses generated in 2002 to reduce current taxes. Also contributing to the increase in net income was the reduction in income taxes in 2003 in connection with our decision to elect REIT status. These increases were partially offset by a recapture of a portion of the allowance for possible credit losses in 2002.

   Interest and related income from loans and other investments amounted to $38,524,000 for the year ended December 31, 2003, a decrease of $9,003,000 from the $47,527,000 amount for the year ended December 31, 2002. Average interest-earning assets decreased from approximately $473.7 million for the year ended December 31, 2002 to approximately $356.8 million for the year ended December 31, 2003. The average interest rate earned on such assets increased from 9.9% in 2002 to 10.7% in 2003. During the year ended
December 31, 2003 and December 31, 2002, we recognized $2.8 million and
$4.8 million, respectively, in additional income on the early repayment of loans and investments. Without this additional interest income, the earning rate for the 2003 period would have been 9.9% versus 9.6% for the 2002 period. LIBOR rates averaged 1.2% for the year ended December 31, 2003 and 1.8% for the year ended December 31, 2002, a decrease of 0.6%. The portion of our average assets that earn interest at fixed rates did not decrease proportionately to the decrease in assets that earn interest at variable rates in 2003, which served to offset the decrease in earnings from the decrease in the average LIBOR rate.

   We utilize our existing credit facility, the term redeemable securities contract, and repurchase obligations to finance our interest-earning assets.

   Interest and related expenses on secured debt amounted to $9,845,000 for the year ended December 31, 2003, a decrease of $8,124,000 from the $17,969,000 amount for the year ended December 31, 2002. The decrease in expense was due to a decrease in the amount of average interest-bearing liabilities outstanding from approximately $260.0 million for the year ended December 31, 2002 to approximately $193.8 million for the year ended December 31, 2003, and a decrease in the average rate on interest-bearing liabilities from 6.9% to 5.1% for the same periods. The decrease in the average rate is substantially due to the decrease in swap levels and rates and the increased use of repurchase agreements as a percentage of total debt in the 2003 period at lower spreads to LIBOR than the credit facilities utilized in 2002.

   We also utilize the capital provided by the outstanding step up convertible junior subordinated debentures to finance our interest-earning assets. During the year ended December 31, 2003 and 2002, we recognized $9,730,000 and $16,192,000, respectively, of net expenses related to its outstanding step up convertible junior subordinated debentures. This amount consisted of distributions to the holders totaling $9,252,000 and $14,887,000, respectively, and amortization of discount and origination costs totaling $478,000 and $1,305,000, respectively, during the year ended December 31, 2003 and 2002. The decrease in the distribution amount and amortization of discount and origination costs resulted from the elimination of the distributions and discount and fees on the non-convertible amount of the convertible trust preferred securities, which was redeemed on September 30, 2002.

   Other revenues decreased $325,000 from $9,924,000 for the year ended December 31, 2002 to $9,599,000 for the year ended December 31, 2003. In 2002, Fund I increased its allowance for possible credit losses by establishing a specific reserve for the single non-performing loan it was carrying. The loss from equity investments in funds during the year ended December 31, 2002 was primarily due to this additional expense. On January 31, 2003, we purchased from affiliates of Citigroup Alternative Investments their 75% interest in Fund I and began consolidating the operations of Fund I into our consolidated financial statements, which further reduced earnings from equity investments in Funds. On January 1, 2003, the general partner of Fund II (owned by affiliates of us and Citigroup Alternative Investments) voluntarily reduced by 50% the management fees charged to Fund II for the remainder of the investment period due to a lower than expected level of deployment of Fund II's capital. This, along with the reduction in income when we began charging management fees on invested capital for Fund II, partially offset by the management fees charged to Fund III, reduced our management and advisory fees from funds by $2.1 million for the period. Also in 2002, we earned a $2.0 million fee from our final advisory assignment.

   General and administrative expenses decreased $676,000 to $13,320,000 for the year ended December 31, 2003 from $13,996,000 for the year ended
December 31, 2002. The decrease in general and administrative expenses was primarily due to reduced employee compensation. We employed an average of 25 employees during the year ended December 31, 2003 and 27 during the year ended December 31, 2002. We had 23 full-time employees at June 30, 2004.

   During the year ended December 31, 2002, we recaptured $4,713,000 of our previously established allowance for possible credit losses. We deemed this recapture necessary due to the substantial reduction in the loan portfolio and a general reduction in the default risk of the loans remaining based upon current conditions. At December 31, 2003, we believe that the reserve of $6,672,000 is adequate based on the existing loans in our balance sheet portfolio.

   We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal income tax. To maintain qualification as a REIT, we must distribute at least 90% of our REIT taxable income to our shareholders and meet certain other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state and local taxes on our income and property. Under certain circumstances, federal income and excise taxes may be due on our undistributed taxable income. At December 31, 2003, we were in compliance with all REIT requirements and as such, have only provided for income tax expense on taxable income attributed to our taxable REIT subsidiaries in 2003.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

   We reported a net loss allocable to shares of class A common stock of $9,738,000 for the year ended December 31, 2002, a decrease of $18,502,000 from our net income allocable to shares of class A common stock of $8,764,000 for the year ended December 31, 2001. This decrease was primarily the result of the inability to utilize capital losses generated in 2002 to reduce current taxes, the write-down of deferred tax assets as a result of our decision to elect REIT status for 2003, the settlement of three cash flow hedges resulting in a $6.7 million charge to earnings, the write-down of a loan in Fund I which caused a loss from equity investments in funds and decreased net interest income from loans and other investments. These decreases were partially offset by increased advisory and investment management fees, a recapture of the allowance for possible credit losses and the elimination of the preferred stock dividend.

   Interest and related income from loans and other investments amounted to $47,527,000 for the year ended December 31, 2002, a decrease of $20,278,000 from the $67,805,000 amount for the year ended December 31, 2001. Average interest earning assets decreased from approximately $570.6 million for the year ended December 31, 2001 to approximately $473.7 million for the year ended December 31, 2002. The average interest rate earned on such assets decreased from 11.8% in 2001 to 9.9% in 2002. During the year ended
December 31, 2002, we recognized $1.6 million in additional income on the early repayment of loans, while during the year ended December 31, 2001, we recognized $4.8 million in additional income on the early repayment of loans. Without this additional interest income, the earning rate for the year ended December 31, 2002 would have been 9.6% versus 11.0% for the year ended December 31, 2001. LIBOR rates averaged 1.8% for the year ended December 31, 2002 and 3.9% for the year ended December 31, 2001, a decrease of 2.1%. Since substantial portions of our assets earned interest at fixed rates, the decrease in the average earning rate did not correspond to the full decrease in the average LIBOR rate.

   Interest and related expenses on secured debt amounted to $17,969,000 for the year ended December 31, 2002, a decrease of $8,269,000 from the $26,238,000 amount for the year ended December 31, 2001. The decrease in expense was due to a decrease in the amount of average interest bearing liabilities outstanding from approximately $321.8 million for the year ended December 31, 2001 to approximately $260.0 million for the year ended
December 31, 2002 and a decrease in the average rate paid on interest bearing liabilities from 8.2% to 6.9% for the same periods. The decrease in the average rate was substantially due to the increased use of repurchase obligations for debt financing in the year ended December 31, 2002 at lower spreads to LIBOR than those obtainable under the credit facilities utilized in the year ended December 31, 2001 and the decrease in the average LIBOR rate. Due to the decrease in total debt, the percentage of debt that was swapped to fixed rates in the year ended December 31, 2002 increased, partially offsetting the previously discussed decreases in floating rates.

   During the years ended December 31, 2002 and 2001, we recognized $16,192,000 and $16,508,000, respectively, of net expenses related to our outstanding step up convertible junior subordinated debentures. This amount consisted of distributions to the holders totaling $14,887,000 and $15,709,000, respectively, and amortization of discount and origination costs totaling $1,305,000 and $799,000, respectively, during the years ended December 31, 2002 and 2001. On April 1, 2002, in accordance with the terms of the securities, the blended rate on such securities increased from 10.16% to 11.21%. On October 1, 2002, after redemption of the non-convertible amount of the step up convertible junior subordinated debentures, the rate on such securities was 10.00%. The increase in the amortization of discount and origination costs resulted from the recognition of the unamortized discount and fees on the non-convertible amount expensed upon redemption of the non-convertible amount on September 30, 2002.

   During the year ended December 31, 2002, other revenues decreased $1,403,000 to $9,924,000 from $11,327,000 in the year ended December 31, 2001. During the second quarter of 2001, Fund II commenced operations, which accounted for approximately $2.6 million of additional management and advisory fees in the year ended December 31, 2002. We also recognized $2.0 million from our final advisory assignment. These increases were offset by the write-down of a $26.0 million investment in Fund I, which decreased our income from equity investments in funds by approximately $6.0 million.

   General and administrative expenses decreased $1,386,000 to $13,996,000 for the year ended December 31, 2002 from $15,382,000 for the year ended
December 31, 2001. The decrease in general and administrative expenses was primarily due to reduced executive compensation. We employed an average of 27 employees during both the year ended December 31, 2002 and the year ended December 31, 2001. We had 26 full-time employees and one part-time employee at December 31, 2002.

   During the year ended December 31, 2002, we recaptured $4,713,000 of our previously established allowance for possible credit losses. We deemed this recapture necessary due to the substantial reduction in the loan portfolio and a general reduction in the default risk of the loans remaining based upon current conditions.

   For the year ended December 31, 2002 and 2001, we accrued income tax expense of $15,149,000 and $9,325,000, respectively, for federal, state and local income taxes. The increase from 49.9% to 280.0% in the effective tax rate was primarily due to capital losses being generated in 2002 that were not deductible for tax purposes in that year and the reduction in deferred tax assets due to the uncertainty of use in the future. In December 2002, when we decided to elect REIT status for 2003, we wrote down our deferred tax asset to $1.6 million, due to our inability to utilize the recorded tax benefits in the future. The remaining $1.6 million deferred tax asset relates to future reversals of taxable income in subsidiaries which will be taxable REIT subsidiaries.

   The preferred stock dividend and dividend requirement arose from previously issued and outstanding shares of class A preferred stock. Dividends accrued on these shares at a rate of 9.5% on a per share price of $8.07. In 1999, 1,982,275 shares of our class A preferred stock were converted into an equal number of shares of our class A common stock thereby reducing the number of outstanding shares of class A preferred stock to 2,106,944 and the dividend requirement to $1,615,000. In 2001, the remaining shares of our class A preferred stock were repurchased thereby eliminating the dividend requirement.

LIQUIDITY AND CAPITAL RESOURCES

   At March 31, 2004, we had $23,124,000 in cash. Our primary sources of liquidity for 2004 are expected to be cash on hand, cash generated from operations, principal and interest payments received on loans and investments, additional borrowings under our credit facility and repurchase obligations and proceeds from the sale of securities. We closed the Berkley transaction in two tranches on May 11 and June 21, 2004, and raised gross proceeds of $30.7 million and $7.6 million, respectively. We believe these sources of capital are adequate to meet future cash requirements for the remainder of 2004. We expect that during 2004, we will use a significant amount of our available capital resources to satisfy capital contributions required pursuant to our equity commitments to Fund III and to originate new loans and investments for our balance sheet. We intend to continue to employ leverage on our balance sheet assets to enhance our return on equity.

   We experienced a net increase in cash of $14,386,000 for the three months ended March 31, 2004, compared to a net increase of $990,000 for the three months ended March 31, 2003. Cash provided by operating activities during the three months ended March 31, 2004 was $502,000, compared to $1,849,000 during the same period of 2003. For the three months ended March 31, 2004, cash used in investing activities was $45,469,000, compared to cash provided of $21,393,000 during the same period in 2003. The change was primarily due to our new loan and investment activity totaling $67.5 million for the three months ended March 31, 2004. We financed the new investment activity with additional borrowings under our credit facility, term redeemable securities contract and repurchase obligations. This accounted for substantially all of the change in the net cash activity from financing activities.

   We experienced a net decrease in cash of $1,448,000 for the year ended December 31, 2003, compared to a net decrease of $1,465,000 for the year ended December 31, 2002. Cash provided by operating activities during the year ended December 31, 2003 was $13,532,000, compared to $23,988,000 used during the same period of 2002 as we generated a net loss of $9.7 million and used
$23.6 million of cash to settle a fair value hedge in 2002. For the year ended December 31, 2003, cash provided by investing activities was $5,716,000, compared to $301,336,000 during the same period in 2002 as we experienced lower levels of loan and investment repayments in the year ended December 31, 2003 than in the year ended December 31, 2002 and we began making new loans and investments for our balance sheet in the year ended December 31, 2003. We utilized the cash received on loan repayments in both periods to reduce borrowings under our credit facilities and our term redeemable securities contract that, together with the net proceeds from the private placement of

1,075,000 shares of our class A common stock in June 2003, accounted for substantially all of the change in the net cash used in financing activities from $278,813,000 in the year ended December 31, 2002 to $20,696,000 in the year ended December 31, 2003.

   During the investment periods for Fund I and Fund II, we generally did not originate or acquire loans or commercial mortgage-backed securities directly for our own balance sheet portfolio. When the Fund II investment period ended, we began originating loans and investments for our own account as permitted by the provisions of Fund III. We expect to use our available working capital to make contributions to Fund III or any other funds sponsored by us as and when required by the equity commitments made by us to such funds.

   At March 31, 2004, we had outstanding borrowings under our credit facility of $64,700,000, and outstanding repurchase obligations totaling $194,333,000. The terms of these agreements are described above under the caption "Balance Sheet Overview". At March 31, 2004, we had pledged assets that enable us to borrow an additional $25.4 million and had $232.6 million of credit available for the financing of new and existing unpledged assets pursuant to these sources of financing.

   The following table sets forth information about our contractual obligations as of December 31, 2003:


                                                                                            PAYMENT DUE BY PERIOD
                                                                         ----------------------------------------------------------

                        CONTRACTUAL OBLIGATIONS                                     LESS THAN                             MORE THAN
                       ------------------------                           TOTAL       1 YEAR     1-3 YEARS    3-5 YEARS    5 YEARS
                                                                         --------   ---------    ---------    ---------   ---------
                                                                                               (IN THOUSANDS)
LONG-TERM DEBT OBLIGATIONS
 Credit Facility.....................................................    $ 38,868    $     --     $38,868      $   --      $    --
 Repurchase Obligations..............................................     146,894     142,644       4,250          --           --
 Term redeemable securities contract.................................      11,651      11,651          --          --           --
 Convertible junior subordinated debentures..........................      89,742          --          --          --       89,742
OPERATING LEASE OBLIGATIONS..........................................       4,338         971       1,924       1,443           --
COMMITMENT TO FUND III (1)...........................................      17,200      17,200          --          --           --
                                                                         --------    --------     -------      ------      -------
TOTAL................................................................    $308,693    $172,466     $45,042      $1,443      $89,742
                                                                         ========    ========     =======      ======      =======

---------------
(1) Fund III's investment period continues until June 2005 at which time our equity commitment to the fund expires. While we do not believe that all of the equity commitment will be called by December 31, 2004, we have presented it as such as it could be called by then.

OFF-BALANCE SHEET ARRANGEMENTS

   We have no off-balance sheet arrangements.

IMPACT OF INFLATION

   Our operating results depend in part on the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities. Changes in the general level of interest rates prevailing in the economy in response to changes in the rate of inflation or otherwise can affect our income by affecting the spread between our interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of our interest-earning assets and our ability to realize gains from the sale of assets and the average life of our interest-earning assets. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We employ the use of correlated hedging strategies to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps to minimize our exposure to changes in interest rates. There can be no assurance that we will be able to adequately protect against the foregoing risks or that we will ultimately realize an economic benefit from any hedging contract into which we enter.

CRITICAL ACCOUNTING POLICIES

   Changes in management judgment, estimates and assumptions could have a material effect on our consolidated financial statements. Management has the obligation to ensure that its policies and methodologies are in accordance with generally accepted accounting principles. During 2003, management reviewed and evaluated its critical accounting policies and believes them to be appropriate. Our accounting policies are described in Note 4 to our consolidated financial statements. The following is a summary of our accounting policies that we believe are those most likely to be affected by management judgments, estimates and assumptions.

SECURITIES AVAILABLE-FOR-SALE

   We have designated our investments in CMBS and certain other securities as available-for-sale. Available-for-sale securities are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income/(loss) in shareholders' equity. Many of these investments are relatively illiquid and their values must be estimated by management. In making these estimates, management utilizes market prices provided by dealers who make markets in these securities, but may, under certain circumstances, adjust these valuations based on management's judgment. Changes in the valuations do not affect our reported income or cash flows, but impact shareholders' equity and, accordingly, book value per share.

   Management must also assess whether unrealized losses on securities reflect a decline in value that is other than temporary and, accordingly, write-down the impaired security to its fair value, through a charge to earnings. We have assessed our securities to first determine whether there is an indication of possible other than temporary impairment and then where an indication exists to determine if other than temporary impairment did in fact exist. We expect a full recovery from our securities and did not recognize any other than temporary impairment. Significant judgment of management is required in this analysis that includes, but is not limited to, making assumptions regarding the collectibility of the principal and interest, net of related expenses, on the underlying loans.

   Income on these securities available-for-sale is recognized based upon a number of assumptions that are subject to uncertainties and contingencies. Examples of these include, among other things, the rate and timing of expected principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate and interest rate fluctuations. Additional factors that may affect our reported interest income on our mortgage-backed securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of credit losses on the mortgage loans underlying the securities that are a result of the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events which may alter our assumptions.

   We adopted Emerging Issues Task Force 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" on January 1, 2001. In accordance with this guidance, on a quarterly basis, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, we calculate a revised yield based on the current amortized cost of the investment, including any other than temporary impairments recognized to date, and the revised cash flows. The revised yield is then applied prospectively to recognize interest income.

   Prior to January 1, 2001, we recognized income from these beneficial interests using the effective interest method, based on an anticipated yield over the projected life of the security. Changes in the anticipated yields were calculated due to revisions in our estimates of future and actual credit losses and prepayments. Changes in anticipated yields resulting from credit loss and prepayment revisions were recognized through a cumulative catch-up adjustment at the date of the change which reflected the change in income from the security from the date of purchase through the date of change in the anticipated yield. The new yield was then used prospectively to account for interest income. Changes in yields from reduced estimates of losses were recognized prospectively.

LOANS RECEIVABLE

   We purchase and originate commercial mortgage and mezzanine loans to be held as long-term investments. Management must periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contract terms of the loan. If a loan is determined to be permanently impaired, we would write-down the loan through a charge to the reserve for possible credit losses. Given the nature of our loan portfolio and the underlying commercial real estate collateral, significant judgment of management is required in determining permanent impairment and the resulting charge to the reserve which includes, but is not limited to, making assumptions regarding the value of the real estate which secures the mortgage loan.

IMPAIRMENT OF SECURITIES

   In accordance with Statement of Financial Accounting Standards No. 115, when the estimated fair value of a security classified as available-for-sale has been below amortized cost for a significant period of time and we conclude that we no longer have the ability or intent to hold the security for the period of time over which we expect the values to recover to amortized cost, the investment is written-down to its fair value. The resulting charge is included in income, and a new cost basis established. Additionally, under Emerging Issues Task Force 99-20, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period, an other than temporary impairment is deemed to have occurred. Accordingly, the security is written down to fair value with the resulting change being included in income and a new cost basis established. In both instances, the original discount or premium is written-off when the new cost basis is established.

   After taking into account the effect of the impairment charge, income is recognized under Emerging Issues Task Force 99-20 or Statement of Financial Accounting Standards No. 91, as applicable, using the market yield for the security used in establishing the write-down.

REVENUE RECOGNITION

   The most significant sources of our revenue come from our lending operations. For our lending operations, we reflect income using the effective yield method, which recognizes periodic income over the expected term of the investment on a constant yield basis. We believe our revenue recognition policies are appropriate to reflect the substance of the underlying transactions.

PROVISION FOR LOAN LOSSES

   Our accounting policies require that an allowance for estimated credit losses be reflected in our financial statements based upon an evaluation of known and inherent risks in our mortgage and mezzanine loans. While we have experienced minimal actual losses on our lending investments, we consider it prudent to reflect provisions for loan losses on a portfolio basis based upon our assessment of general market conditions, our internal risk management policies and credit risk rating system, industry loss experience, our assessment of the likelihood of delinquencies or defaults, and the value of the collateral underlying our investments. Actual losses, if any, could ultimately differ from these estimates.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

   We utilize derivative financial instruments as a means to help to manage our interest rate risk exposure on a portion of our variable rate debt obligations through the use of cash flow hedges. The instruments utilized are generally either pay fixed swaps or LIBOR-based interest rate caps, which are widely used in the industry and typically entered into with major financial institutions. Our accounting policies generally reflect these instruments at their fair value with unrealized changes in fair value reflected in "Accumulated other comprehensive income" on our consolidated balance sheets. Realized effects on cash flows are generally recognized currently in income.
In December 2002, we entered into two new cash flow hedge contracts. The following table summarizes the notional value and fair value of our derivative financial instruments at March 31, 2004:


                                        NOTIONAL     INTEREST
  HEDGE                   TYPE            VALUE        RATE      MATURITY    FAIR VALUE
  ------            ---------------    -----------   --------    --------    -----------
Swap                Cash Flow Hedge    $85,000,000    4.2425%      2015      $(2,584,000)
Swap                Cash Flow Hedge     24,000,000    4.2325%      2015         (713,000)


   On December 31, 2003, the derivative financial instruments were reported at their fair value as interest rate hedge assets and the increase in the fair value of the cash flow swaps of $168,000 was deferred into other comprehensive loss and will be released to earnings over the remaining lives of the swaps. We believe the amount of the hedges' ineffectiveness is immaterial and, therefore, it is reported as a component of interest expense.

INCOME TAXES

   Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. We believe that we have and intend to continue to operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level taxes (other than taxes payable by our taxable REIT subsidiaries). Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we would be subject to federal income tax.

NEW ACCOUNTING STANDARDS

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is applicable for transfers of assets and extinguishments of liabilities occurring after June 30, 2001. We adopted the provisions of this statement as required for all transactions entered into on or after January 1, 2001. Our adoption of Statement of Financial Accounting Standards No. 140 did not have a significant impact on us.

   On January 1, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137 and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Statement of Financial Accounting Standards No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically, Statement of Financial Accounting Standards No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. As of January 1, 2001, the adoption of the new standard resulted in an adjustment of $574,000 to accumulated other comprehensive loss.

   In the case of the fair value hedge, we hedged the component of interest rate risk that can be directly controlled by the hedging instrument, and it is this portion of the hedge assets that was being recognized in earnings. Mark to market on non-hedged available for sale securities and the non-hedged aspect of CMBS are reported in accumulated other comprehensive income. Financial reporting for hedges characterized as fair value hedges and cash flow hedges are different. For those hedges characterized as a fair value hedge, the changes in fair value of the hedge and the hedged item are reflected in earnings each quarter. In the case of the fair value hedge, we hedged the component of interest rate risk that can be directly controlled by the hedging instrument, and it was this portion of the hedged assets that is recognized in earnings. The non-hedged balance is classified as an available-for-sale security consistent with Statement of Financial Accounting Standards No. 115, and was reported in accumulated other comprehensive income. For those hedges characterized as cash flow hedges, the unrealized gains/losses in the fair value of these hedges were reported on the balance sheet with a corresponding adjustment to either accumulated other comprehensive income or to earnings, depending on the type of hedging relationship. We discontinued our fair value hedge transaction in 2002. In accordance with Statement of Financial Accounting Standards No. 133, on December 31, 2003, the derivative financial instruments were reported at their fair value as interest rate hedge assets of $168,000.

   We are exposed to credit loss in the event of non-performance by the counterparties to the interest rate swap and cap agreements, although we do not anticipate such non-performance. The counterparties would bear the interest rate risk of such transactions as market interest rates increase.

   In July 2001, the SEC released Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance and Documentation Issues." Staff Accounting Bulletin 102 summarizes certain of the SEC's views on the development, documentation and application of a systematic methodology for determining allowances for loan and lease losses. Our adoption of Staff Accounting Bulletin 102 did not have a significant financial impact on us.

   In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Statement of Financial Accounting Standards No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. Statement of Financial Accounting Standards No. 141 also addresses the initial recognition and measurement of goodwill and other intangible assets acquired in business combinations and requires intangible assets to be recognized apart from goodwill if certain tests are met. Statement of Financial Accounting Standards No. 142 requires that goodwill not be amortized, but instead, be measured for impairment at least annually, or when events indicate that there may be an impairment. We adopted the provisions of both statements, as required, on January 1, 2002, which did not have a significant financial impact on us.

   In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement of Financial Accounting Standards No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. Statement of Financial Accounting Standards No. 144 requires that current operations prior to the disposition of corporate tenant lease assets and prior period results of such operations be presented in discontinued operations in our consolidated statements of operations. The provisions of Statement of Financial Accounting Standards No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and must be applied at the beginning of a fiscal year. We adopted the provisions of this statement on January 1, 2002, as required, which did not have a significant financial impact on us.

   In November 2002, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," Statement of Financial Accounting Standards No. 57, "Related Party Disclosures," Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" and a rescission of Financial Accounting Standards Board Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of Statement of Financial Accounting Standards No. 5." It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether the guarantor receives separately identifiable consideration, such as a premium. The new disclosure requirements are effective December 31, 2002. Our adoption of Interpretation No. 45 did not have a material impact on our consolidated financial statements, nor do we expect that it will have a material impact on us in the future.

   In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin 51. Interpretation No. 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, and how to determine when and which business enterprise should consolidate a variable interest entity. In addition, Interpretation No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable interest entity make additional disclosures. The transitional

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
disclosure requirements took effect almost immediately and are required for all financial statements initially issued after January 31, 2003. In December 2003, the Financial Accounting Standards Board issued a revision of Interpretation No. 46, Interpretation No. 46R, to clarify the provisions of Interpretation No. 46. The application of Interpretation No. 46R is effective for public companies, other than small business issuers, after March 15, 2004. We have evaluated all of our investments and other interests in entities that may be deemed variable interest entities under the provisions of Interpretation No. 46 and have concluded that no additional entities need to be consolidated.

   In evaluating Interpretation No. 46R, we concluded that we could no longer consolidate CT Convertible Trust I, the entity which had purchased our step up convertible junior subordinated debentures and issued company-obligated, mandatory redeemable, convertible trust common and preferred securities. Capital Trust, Inc. had issued the convertible junior subordinated debentures and had purchased the convertible trust common securities. The consolidation of CT Convertible Trust I resulted in the elimination of both the convertible junior subordinated debentures and the convertible trust common securities with the convertible trust preferred securities being reported on our balance sheet after liabilities but before equity and the related expense being reported on the income statement below income taxes and net of income tax benefits. After the deconsolidation, we report the convertible junior subordinated debentures as liabilities and the convertible trust common securities as other assets. The expense from the payment of interest on the debentures is reported as interest and related expenses on convertible junior subordinated debentures and the income received from our investment in the common securities is reported as a component of interest and related income. We have elected to restate prior periods for the application of Interpretation 46R. The restatement was effected by a cumulative type change in accounting principle on January 1, 2002. There was no change to previously reported net income as a result of such restatement.

   In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The statement is effective for financial instruments entered into and modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle of financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The implementation of the statement did not have a material impact on us.

                                    BUSINESS


OVERVIEW

   We are a fully integrated, self-managed finance and investment management company that specializes in originating and managing credit-sensitive structured financial products. Our investment programs are executed directly for our own account and for third-party funds that we manage. Through June 30, 2004, our activities have been focused exclusively in the commercial real estate mezzanine market where we have originated, both directly and on behalf of our managed funds, over $3.6 billion of investments since 1997 and established ourselves as a leader in that sector. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes and generally will not be subject to federal income tax if we comply with the applicable income, asset, distribution and organizational requirements of a REIT.

RECENT DEVELOPMENTS

   During fiscal year 2003, we began to conduct our operations to qualify as a REIT and will elect REIT status when we file our federal tax return for 2003 in the fourth quarter of 2004. With our decision to elect to be taxed as a REIT requiring us to distribute substantially all of our taxable income, we began paying dividends on our class A common stock in the first quarter of 2003 and have paid quarterly dividends of $0.45 per share since then.

   With the expiration of the Fund II investment period in April 2003, we resumed our balance sheet investment program. During 2003, we originated or purchased loans and securities for our balance sheet totaling $156.1 million. From January 1, 2004 to June 30, 2004, we originated or acquired for our balance sheet $83.5 million of investments.

   On June 2, 2003, Fund III effected its initial closing on equity commitments and on August 8, 2003 its final closing, raising a total of $425.0 million in equity commitments. From the initial closing through March 31, 2004, we have made equity investments in Fund III of $4.0 million and have capitalized costs totaling $914,000, which are being amortized over the remaining anticipated life of Fund III. As of March 31, 2004, Fund III had closed eleven investments, totaling $319.5 million, of which $268.4 million remains outstanding at March 31, 2004. From March 31, 2004 to June 30, 2004, we have originated or purchased $202.0 million of loans for Fund III.

   On May 11, 2004, we closed on the initial tranche of a direct public offering to Berkley. We issued 1,310,000 shares of our class A common stock and stock purchase warrants to purchase 365,000 shares of our class A common stock for a total purchase price of $30.7 million. On June 21, 2004, we closed on the second tranche of the direct public offering and issued an additional 325,000 shares of our class A common stock for a total purchase price of $7.6 million. The warrants have an exercise price of $23.40 per share and expire on December 31, 2004. Pursuant to a director designation right granted to Berkley, we appointed Joshua A. Polan to our board of directors.

   In June and July of 2004, CT Investment Management Co. was approved as a Special Servicer by Fitch Ratings, Standard & Poor's and Moody's Investors Service. These approvals allow CT Investment Management Co. to act as a named Special Servicer for CMBS and B Note investments. As Special Servicer, CT Investment Management Co. will increase the control it has in managing certain portions of its portfolio while potentially generating additional fee income. Approval from the agencies was based upon, among other things, our experience in managing and working out problem assets, our established asset management policies and procedures and our technology systems. We believe our ability to be a Special Servicer improves the asset management of our existing portfolio, and facilitates our planned increase in our CMBS and B Note investment activity.

   On June 29, 2004, we priced a $320.8 million issue of collateralized debt obligations, commonly known as CDOs, that have been privately offered to institutional investors. In connection with the private offering, at the scheduled July 20, 2004 closing, we will close on a series of related transactions pursuant to which:

   o we will purchase a $251.2 million portfolio of floating rate B Notes and mezzanine loans from GMAC Commercial Mortgage Corporation;

   o we will contribute those assets, along with $72.9 million of B Notes, mezzanine loans and subordinate CMBS from our own portfolio, to Capital Trust RE CDO 2004-1 Ltd, our wholly-owned subsidiary that we call the Issuer;

   o the Issuer will issue $320.8 million of floating rate CDOs secured by the Issuer's assets;

   o the Issuer will sell all of the $252.8 million of CDOs that are rated investment grade to third-party investors; and

   o we will acquire and retain all of the $68.1 million of unrated and below investment grade rated notes in addition to ownership of all of the Issuer's $3.2 million of equity.

   Taken together, we refer to these related transactions as the CDO-1 transaction.

   We will consolidate the Issuer into our financial statements, with the entity's investments shown as loans receivable and the investment grade notes held by third-parties shown as direct liabilities on our balance sheet. As a result of the CDO-1 transaction, our balance sheet assets will increase by $251.2 million and we will record $252.8 million of CDOs as liabilities at the time of the closing.

   The GMAC Commercial Mortgage assets comprise 40 floating rate B Notes and one mezzanine loan with an aggregate balance of $251.2 million. The assets contributed by us consist of seven B Notes, mezzanine loans and subordinate CMBS with an aggregate balance of $72.9 million. Together, the Issuer's initial portfolio represents a combination of large-and small-balance commercial real estate mezzanine investments, ranging in size from $575,489 to $31.9 million with an average balance of $6.8 million and a weighted average remaining contractual life of 19.9 months. Excluding CMBS, senior mortgage debt secured by the underlying properties totals $1.7 billion and the initial portfolio has a weighted average last dollar loan-to-value ratio of 68.2% based on third-party appraisals. All the assets but one are floating rate, with a weighted average rate of LIBOR plus 4.59%.

   The Issuer will issue 10 classes of CDOs that will be rated AAA to NR with a total face amount of $320.8 million and final maturity of July 2039. The governing documents provide for a four year reinvestment period, commencing at closing, during which principal proceeds from the repayment, amortization and sale of assets may be reinvested in qualifying replacement B Notes, mezzanine loans and subordinate CMBS based upon criteria agreed upon with the rating agencies. In certain circumstances, including the failure of interest coverage and over-collateralization tests, reinvestment may be suspended and principal proceeds will be used to amortize the CDOs sequentially in order of seniority until the Issuer or its collateral is brought back into compliance with the applicable test(s). Subsequent to the end of the reinvestment period, principal proceeds will be directed to repay the senior-most class of CDOs outstanding at that time. The CDOs will be callable at par at the Issuer's option commencing two years after the closing. The weighted average rate on the investment grade CDOs will be LIBOR plus 0.62%.

   The CDO-1 transaction provides us with a number of significant benefits including:

   o increasing our balance sheet interest earning assets by $251.2 million, a 61% increase compared to March 31, 2004;

   o creating long-term, non-recourse financing at an all-in borrowing cost that is significantly lower than our existing sources of debt capital;

   o obtaining long term, floating rate financing that matches both the interest rate index and duration of our assets;

   o extending the useful life of the financing through a four year reinvestment period during which principal proceeds from the initial CDO assets can be reinvested in qualifying replacement assets; and

   o establishing us as a CDO issuer and collateral manager, which we believe will facilitate our issuance of additional CDOs in the future.

PLATFORM

   We are a fully integrated, self-managed company that, as of June 30, 2004, has 23 full-time employees, all based in New York City. Our senior management team has an average of 18 years of experience in the fields of real estate, credit, capital markets and structured finance. Around this team of professionals, we have developed a platform to originate and manage portfolios of credit-sensitive structured products. Founded on our long-standing relationships with borrowers, brokers and first mortgage providers, our extensive origination network produces multiple investment opportunities from which we select only those transactions that we believe exhibit a compelling risk/return profile. Once a transaction that meets our parameters is identified, we apply a disciplined process founded on four elements:

   o intense credit underwriting;

   o creative financial structuring;

   o efficient use of leverage; and

   o aggressive asset management.

   The first element, and the foundation of our past and future success, is our expertise in credit underwriting. For each prospective investment, an in-house underwriting team is assigned to perform a ground-up analysis of all aspects of credit risk. Our rigorous underwriting process is embodied in our proprietary credit policies and procedures that detail the due diligence steps from initial client contact through closing. Input and approval is required from our finance, capital markets, credit and legal teams, as well as from various third-parties including our credit providers.

   Creative financial structuring is the second critical element in our process. Based upon our underwriting, we strive to create a customized structure for each investment that has the necessary real estate credit, interest rate and other applicable protections while meeting the varying needs of our borrowers and partners. We believe our demonstrated ability to structure solutions for our customers gives us a distinct competitive advantage in our market place.

   The prudent use of leverage is the third integral element of our platform. Leverage can increase returns on equity and enhance portfolio diversification, but can also increase risk. We control this financial risk by actively managing our capital structure, seeking to match the duration and interest rate index of our assets and liabilities and, where appropriate, employing hedging instruments such as interest rate swaps, caps and other interest rate exchange agreements. Our objective is to minimize interest rate risk and optimize the difference between the yield on our assets and the cost of our liabilities to create net interest spread. We pursue innovative debt financing alternatives, such as our use of collateralized debt obligations to finance our balance sheet investments, to achieve our objectives.

   The final element of our platform is aggressive asset management. We pride ourselves on our active style of managing our portfolios. From closing an investment through its final repayment, our dedicated asset management team is in constant contact with our borrowers, monitoring performance of the collateral and enforcing our rights as necessary. Our designation as a rated Special Servicer will allow us to exercise more direct control over certain of our CMBS and B Note investments.

   By adhering to these four key elements that define our platform, from July 1997 through June 30, 2004, we have originated over $3.6 billion of real estate-related investments in 123 separate transactions, both directly and on behalf of our managed funds, and limited the loss experience of our investment portfolios to less than 1.0%.

BUSINESS MODEL

   Our business model is designed to produce a unique mix of net interest spread from our balance sheet investments and fee income from our investment management operations. Our goal is to deliver a stable, growing stream of earnings from these two complementary activities.

   Our current balance sheet investment program focuses on structured commercial real estate debt investments, including B Notes, subordinate CMBS, and small-balance (under $15 million) mezzanine loans. As of March 31, 2004, our interest-earning balance sheet assets (excluding cash, fund investments and other assets) totaled $407.4 million and had a weighted average unleveraged yield of 8.8%. Our interest-bearing liabilities as of that date, including the convertible junior subordinated debentures, total $351.4 million and had a weighted average interest rate cost of 4.8%.

   We currently manage two private equity funds, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc. Both funds were formed to specialize in making large-balance commercial real estate mezzanine loans. Fund II made $1.2 billion of investments in 40 separate transactions during its contractual investment period that commenced in April 2001 and ended in April 2003. As of March 31, 2004, Fund II's remaining investments aggregate $432.9 million, all of which were performing. Fund III held its initial closing in June 2003 and its final closing in August 2003, raising a total of $425 million of committed equity capital. With leverage, we expect to make over $1 billion of investments during Fund III's investment period, which expires in June of 2005. We have made co-investments in Fund II and Fund III, and our wholly-owned taxable REIT subsidiary, CT Investment Management Co., is the manager of both funds. In addition to our pro-rata share of income as a co-investor, we earn base management fees and performance-oriented incentive management fees from each fund. We allocate commercial real estate investment opportunities to Fund III that meet the fund's duration, size and leveraged return parameters. Our investment management activities are described further under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   We operate our business to qualify as a REIT for federal income tax purposes. Our primary objective in deciding to elect REIT status was to pay dividends to our shareholders on a tax-efficient basis. We manage our balance sheet investments to produce a portfolio that meets the asset and income tests necessary to maintain our REIT qualification and otherwise conduct our investment management business through our wholly-owned subsidiary, CT Investment Management Co., which is subject to federal income tax.

INVESTMENT STRATEGIES

   Since 1997, our investment programs have focused on various strategies designed to take advantage of investment opportunities that have developed in the commercial real estate mezzanine sector. These investment opportunities have been created largely by the evolution and growing importance of securitization in the real estate capital markets. With approximately $2.1 trillion outstanding as of 2003, U.S. commercial real estate debt is a large and dynamic market that had traditionally been dominated by institutional lenders such as banks, insurance companies and thrifts making first mortgage loans for retention in their own portfolios. Securitized debt has captured an increasing share of this market, growing from less than 5% of the total amount outstanding in 1990 to approximately 18% by year-end 2003. More important, according to industry estimates, CMBS now accounts for roughly 40% of annual new originations with domestic CMBS issuance in 2003 exceeding $77.9 billion. In addition, many traditional lenders have adopted CMBS standards in their portfolio lending programs, further extending the influence of securitization in the market.

   The essence of securitization is risk segmentation, whereby whole mortgage loans (or pools of loans) are split into multiple classes and sold to different buyers based on their risk tolerance and return requirements. The most senior classes, which have the lowest risk and therefore the lowest return, are rated investment grade (AAA through BBB-) by the credit rating agencies. The junior classes, which are subordinate to the senior debt but senior to the owner/operator's common equity investment, command a higher yield. These "mezzanine" tranches may carry sub-investment grade ratings or no rating at all.

   Depending on our assessment of relative value, our real estate mezzanine investments may take a variety of forms including:

   o Property Mezzanine Loans -- These are secured property loans that are subordinate to a first mortgage loan, but senior to the owner's equity. A mezzanine loan is evidenced by its own promissory note and is typically made to the owner of the property-owning entity, which is typically the senior loan borrower. It is not secured by the first mortgage on the property, but by a pledge of the mezzanine borrower's ownership interest in the property-owning entity. Subject to negotiated contractual restrictions, the mezzanine lender has the right, following foreclosure, to become the sole indirect owner of the property, subject to the lien of the first mortgage.

   o B Notes -- These are loans evidenced by a junior participation in a first mortgage against one or more properties; the senior participation is known as an A Note. Although a B Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A Note and is secured by the same collateral. B Note lenders have the same obligations, collateral and borrower as the A Note lender and in most instances are contractually limited in rights and remedies in the case of a default. The B Note is subordinate to the A Note by virtue of a contractual arrangement between the A Note lender and the B Note lender. For the B Note lender to actively pursue a full range of remedies, it must, in most instances, purchase the A Note.

   o Subordinate CMBS -- These commercial mortgage-backed securities are the junior classes of securitized pools of multiple first mortgage loans. Cash flows from the underlying mortgages are aggregated and allocated to the different classes in accordance with their priority ranking, typically ranging from the AAA rated through the unrated, first-loss tranche. Administration and management of the pool are performed by a trustee and servicers, who act on behalf of all holders in accordance with contractual agreements. Our investments generally represent the subordinated tranches ranging from the BBB rated through the unrated class.

   o Corporate Mezzanine Loans -- These are investments in or loans to real estate-related operating companies, including REITs. Such investments may take the form of secured debt, preferred stock and other hybrid instruments such as convertible debt. Corporate mezzanine loans may finance, among other things, operations, mergers and acquisitions, management buy-outs, recapitalizations, start-ups and stock buy-backs generally involving real estate and real estate-related entities.

   o First Mortgage Loans -- These are secured property loans evidenced by a first mortgage which is senior to any mezzanine financing and the owner's equity. These loans are typically bridge loans for equity holders who require interim financing until permanent financing can be obtained. Our first mortgage loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. We may also originate and fund first mortgage loans in which we intend to sell the senior tranche, thereby creating a property mezzanine loan.

   We finance single properties, multiple property portfolios and operating companies, with our investment typically representing the portion of the capital structure ranging between 50% and 85% of underlying collateral value. Our objective is to create portfolios which are diversified by investment format, property type and geographic market. The following graphs illustrate the diversification achieved from July 1997 through June 30, 2004 in the origination of our investment portfolios.

                               [GRAPHIC OMITTED]



                                 Property Type

                         Office              41%
                         Hotel               19%
                         Retail              17%
                         Multifamily          6%
                         Other                3%
                         Mixed Use           14%








                               [GRAPHIC OMITTED]



                               Geographic Location


                         Northeast           38%
                         Southeast           14%
                         Southwest            7%
                         West                18%
                         Midwest              3%
                         Diversified         20%














                               [GRAPHIC OMITTED]




                                Investment Type

                         Property Mezzanine       54%
                         Corporate Mezzanine      12%
                         First Mortgage            9%
                         CMBS                     17%
                         B Note                    8%





   If carefully underwritten and structured, we believe that portfolios of real estate mezzanine investments can produce attractive risk-adjusted returns when compared to both senior debt and direct equity ownership.

BUSINESS PLAN

   Our business strategy is to continue to grow our balance sheet investments and our third-party assets under management. We expect the growth of our business to be driven primarily by the following activities:

   o we will continue to make commercial real estate mezzanine investments for our balance sheet;

   o we will expand our investment management business through additional offerings of subsequent CT Mezzanine Partners funds; and

   o we may pursue other balance sheet and investment management businesses that leverage our core skills in credit underwriting and financial structuring.

COMPETITION

   We are engaged in a highly competitive business. We compete for loan and investment opportunities with numerous public and private real estate investment vehicles, including financial institutions, mortgage banks, pension funds, opportunity funds, REITs and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well-established operating histories and may have greater access to capital and other resources. In addition, the investment management industry is highly competitive and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than us. We compete with other investment management companies in attracting capital for funds under management.

GOVERNMENT REGULATION

   Our activities, including the financing of our operations, are subject to a variety of federal and state regulations. In addition, a majority of states have ceilings on interest rates chargeable to certain customers in financing transactions.

EMPLOYEES

   As of June 30, 2004, we had 23 full-time employees. None of our employees are covered by a collective bargaining agreement and we consider the relationship with our employees to be good.

PROPERTIES

   Our principal executive and administrative offices are located in approximately 11,885 square feet of office space leased at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220. The lease for such space expires in June 2008. We believe that this office space is suitable for our current operations for the foreseeable future.

LEGAL PROCEEDINGS

   We are not a party to any material litigation or legal proceedings, or to our knowledge, any threatened litigation or legal proceedings, which, in our opinion, individually or in the aggregate, would have a material adverse effect on our results of operations or financial condition.

                       FEDERAL INCOME TAX CONSIDERATIONS


   The following is a discussion of the material United States federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our class A common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election or with the ownership of our class A common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of shareholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption "Taxation of Tax-Exempt Shareholders", financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption "Taxation of Non-U.S. Shareholders".

   The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

   You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

TAX CONSEQUENCES OF REIT ELECTION

   Prior to January 1, 2003, all of our income was subject to income taxes that we paid, and our shareholders recognized income only to the extent that we paid a dividend from current or accumulated earnings and profits. Following the election, we generally will be taxable only on our undistributed income, and our shareholders generally will be taxable on the income distributed to them. However, because the operations of our wholly-owned subsidiary, CT Investment Management Co., are of a nature and scope that would cause us to fail to qualify as a real estate investment trust, it will be treated and operate as a taxable REIT subsidiary. As a result, CT Investment Management
Co. will be directly taxed on its income, so that only its after-tax income will be available for reinvestment or for distribution to our shareholders. In general, any of the after-tax income of CT Investment Management Co. distributed to our shareholders will be includable in our shareholders' taxable income and will be subject to a second level of tax. We may own an interest in one or more taxable REIT subsidiaries, in addition to CT
Investment Management Co.

   In accordance with our decision to be taxed as a REIT, we will make a formal election to be so taxed under Section 856 of the Internal Revenue Code, commencing with our taxable year beginning January 1, 2003. The sections of the Internal Revenue Code and Treasury Regulations applicable to qualification and operation as a real estate investment trust are technical and complex. Although we believe that we will be organized and will operate in a manner necessary to satisfy the requirements for taxation as a real estate investment trust under the Internal Revenue Code, many of which are discussed below, we cannot assure you that the REIT will be able to so operate for all periods following the election.

TAXATION OF A REIT

   If we qualify as a real estate investment trust, the REIT generally will not be subject to federal corporate income taxes on net income currently distributed to shareholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and shareholder levels that generally results from owning stock in a corporation. Accordingly, income generated by us generally will be subject to taxation solely at the shareholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

   o We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which such income is earned.

   o We will be subject to the "alternative minimum tax" on our undistributed items of tax preference.

   o We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business (known as "prohibited transactions").

   o If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

   o If we have net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

   o If we acquire an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within ten years, then under Treasury Regulations, we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired. We will also be subject to such tax liability for all of our assets that were held as of January 1, 2003.

   o We will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

   o If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year,
     (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to shareholders.

   o We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

   o We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiary not conducted on an arm's-length basis.

REQUIREMENTS FOR QUALIFICATION AS A REIT

INTRODUCTION

   In order to qualify as a real estate investment trust for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

   The Internal Revenue Code defines a REIT as a corporation, trust or association:

      (1) that is managed by one or more trustees or directors;

      (2) that issues transferable shares or transferable certificates of beneficial ownership to its owners;

      (3) that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

      (4) that is not a financial institution or an insurance company under the Internal Revenue Code;

      (5) that is owned by 100 or more persons;

      (6) in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

      (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

   The Internal Revenue Code provides that conditions (1) to (4) above must be met during the entire year and that condition (5) above must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above do not apply to the first taxable year for which an election is made to be taxed as a REIT.

   Our amended and restated charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in the company prospectus under the caption "Description of Capital Stock -- Certain Provisions of Maryland Law and Our Charter and Bylaws -- REIT Qualification Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

   In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

   A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent real estate investment trust for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the real estate investment trust. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust and for which no election has been made to treat it as a "taxable REIT subsidiary" as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

   A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

   A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent real estate investment trust. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of the real estate investment trust's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. Our wholly owned subsidiary, CT Investment Management Co. serves as our exclusive manager and subject to the supervision of our board of directors is responsible for our day-to-day operations pursuant to a management agreement. We believe the compensation, expense reimbursement and other terms of the management agreement are comparable to those that could be obtained from unrelated parties on an arm's-length basis.

   We and CT Investment Management Co. have made a taxable REIT subsidiary election with respect to CT Investment Management Co. CT Investment Management Co. will pay corporate income tax on its taxable income and its after-tax net income will be available for reinvestment and for distribution to us as its parent. We may own interests in one or more taxable REIT subsidiaries other than CT Investment Management Co.

INCOME TESTS

General

   A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

   o interest from debt secured by mortgages on real property or on interests in real property;

   o "rents from real property" (as defined below);

   o dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

   o gain from the sale or other disposition of real property; and

   o amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

   Second, at least 95% of the REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

Interest from Debt Secured by Mortgages on Real Property or on Interests in Real Property

   For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of receipts or sales.

   Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit, or REMIC, is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

   In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage-backed securities and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower's profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

   We may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale or value of property, income attributable to such provision would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests. There is some uncertainty as to whether mezzanine loans constitute qualifying assets for purposes of the 75% asset test described below and result in qualifying income for purposes of the 75% gross income test. A Revenue Procedure and private letter rulings issued by the Internal Revenue Service to other taxpayers indicate that, in certain circumstances, mezzanine loans secured by interests in a partnership or limited liability company, substantially all of the assets of which represent interests in real estate, constitute qualifying assets and result in qualifying income. However, we may not rely on private letter rulings issued to other taxpayers. We believe that our mezzanine loans constitute qualifying assets and result in qualifying income. If our mezzanine loans are determined not to constitute qualifying assets and do not result in qualifying income for purposes of these tests, our ability to elect or maintain REIT status will be jeopardized.

   We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits or financial asset securitization investment trusts.

   If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

   o our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

   o we attach a schedule of the sources of our income to our federal income tax return; and

   o any incorrect information on the schedule was not due to fraud with the intent to evade tax.

   It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption "--Taxation of a REIT," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

Foreclosure Property

   Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

Prohibited Transaction Income

   Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Treasury Regulations provide standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

Hedging Transactions

   We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

RENTS FROM REAL PROPERTY

   Rent that a REIT receives from real property that it owns and leases to tenants will qualify as "rents from real property" if the following conditions are satisfied:

   o First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

   o Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

   o Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

   o Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, the REIT may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as the REIT's income from such services does not exceed 1% of its gross income from the property.

   Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

ASSET TESTS

   A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year:

   o First, at least 75% of the value of a REIT's total assets must consist of cash or cash items, including receivables, government securities, "real estate assets," or qualifying temporary investments. We refer to this test as the "75% asset test."

   o Second, no more than 25% of the value of a REIT's total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the "25% asset test."

   o Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a "taxable REIT subsidiary") that a REIT owns may not exceed 5% of the value of the REIT's total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a "taxable REIT subsidiary").

   o Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes, at no time may the total value of a REIT's stock in one or more taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets.

   We expect that any mortgage-backed securities, real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of "real estate assets." Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

   We anticipate that we may securitize certain mortgage loans which we originate or acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage-backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more real estate mortgage investment conduits established by us or, if a non-real estate mortgage investment conduit securitization is desired, through one or more qualified REIT subsidiaries or taxable subsidiaries established by us. The securitization of the mortgage loans through either one or more real estate mortgage investment conduits or one or more qualified REIT subsidiaries or taxable subsidiaries should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by us from a real estate mortgage investment conduit securitization could, however, be subject to a 100% tax as a "prohibited transaction." Such prohibited transactions are discussed above under the caption "--Income Tests--Prohibited Transaction Income."

   We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

DISTRIBUTION REQUIREMENTS

   Each taxable year, a REIT must distribute dividends to its shareholders in an amount at least equal to 90% of the REIT's "real estate investment trust taxable income," computed without regard to the dividends paid deduction and the REIT's net capital gain or loss. Certain items of noncash income are excluded from this requirement.

   A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its shareholders.

   A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its shareholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

   o 85% of the REIT's real estate investment trust ordinary income for such year;

   o 95% of the REIT's real estate investment trust capital gain income for such year; and

   o any of the REIT's undistributed taxable income from prior periods;

the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

   We intend to make distributions to our holders of class A common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our shareholders. The consequences are described above under the caption "--Taxation of a REIT."

RECORDKEEPING REQUIREMENTS

   A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of the REIT's outstanding stock. We intend to comply with these recordkeeping requirements.

OWNERSHIP REQUIREMENTS

   For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT's first taxable year. Further, at no time during the second half of any taxable year after the REIT's first taxable year may more than 50% of the REIT's shares be owned, actually or constructively, by five or fewer "individuals." As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our class A common stock is held by 100 or more persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our class A common stock are described in the company prospectus under the caption "Description of Capital Stock--Certain Provisions of Our Charter and Bylaws and of Maryland Law--REIT Qualification Restrictions on Ownership and Transfer."

EARNINGS AND PROFITS

   In order for us to qualify as a REIT, on or before the end of the 2003 tax year (the first year to which our election to be taxed as a REIT relates), we must have distributed to our shareholders an amount equal to any earnings and profits accumulated from years in which we were taxed as a regular corporation. We have been treated as a regular corporation subject to Federal income taxes for the years 1997 through 2002. Any distribution made by us to satisfy this requirement will be treated as taxable income by the shareholders and we generally will not be permitted to include such amounts when computing our dividends paid deduction. If we were found to have miscalculated our earnings and profits accumulated from years in which we were a regular corporation, our ability to qualify as a REIT could be jeopardized. We believe, as of January 1, 2003, we have no accumulated earnings or profits from any non-REIT qualifying tax year for which we were taxed as a regular corporation as a result of losses we triggered in December 2002.

FAILURE TO QUALIFY

   If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal, state and local income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT's taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its shareholders. In fact, the REIT would not be required to distribute any amounts to its shareholders in such taxable year. In such event, to the extent of the REIT's current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

TAXABLE MORTGAGE POOLS

   An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,
(3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Financing arrangements entered into, directly or indirectly, by us could give rise to TMPs, with the consequences described in the next paragraph. Such financing arrangements include the CDO transaction and may include additional collateralized debt obligation transactions we enter into in the future.

   Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. Special rules apply, however, in the case of a TMP that is a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT. In that event, the TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the shareholders of the REIT. Although the Treasury Department has not yet issued regulations to govern the treatment of shareholders, a portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated as "excess inclusion income." Moreover, the REIT's excess inclusion income would be allocated among its shareholders. A shareholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign shareholders. To the extent that excess inclusion income were allocated to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and should consult their tax advisors.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

TAXABLE U.S. SHAREHOLDER

   As used herein, the term "Taxable U.S. Shareholder" means a holder of our class A common stock that, for United States federal income tax purposes, is:

   o a citizen or resident of the United States;

   o a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

   o an estate, the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

   o any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Shareholders will be taxed as follows.

DISTRIBUTIONS GENERALLY

   Distributions made to our Taxable U.S. Shareholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such shareholder as ordinary income and will not, in the case of a corporate shareholder, be eligible for the dividends received deduction. To the extent that we make a distribution with respect to holders of our class A common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Shareholder first as a tax-free return of capital, reducing the shareholder's tax basis in the class A common stock, and any portion of the distribution in excess of the shareholder's tax basis in the class A common stock will then be treated as gain from the sale of such class A common stock. Dividends declared by us in October, November, or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by shareholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Shareholders may not include on their federal income tax returns any of our tax losses.

CAPITAL GAIN DIVIDENDS

   Dividends to Taxable U.S. Shareholders that properly are designated by us as capital gain dividends will be treated by such shareholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the shareholders have held our class A common stock. Taxable U.S. Shareholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

RETAINED CAPITAL GAINS

   A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its shareholders, the REIT will pay the income tax on such gains and Taxable U.S. Shareholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Shareholder will be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such shareholder.

PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

   Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our class A common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Shareholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our class A common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

SALE OF CLASS A COMMON STOCK

   Upon the sale of our class A common stock, a Taxable U.S. Shareholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the class A common stock sold. To the extent that the class A common stock is held as a capital asset by the Taxable U.S. Shareholder, the gain or loss will be a long-term capital gain or loss if the class A common stock has been held for more than a year, and will be a short-term capital gain or loss if the class A common stock has been held for a shorter period. In general, however, any loss upon a sale of the class A common stock by a Taxable U.S. Shareholder who has held such class A common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

   Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of class A common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the "debt-financed property" rules.

   In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT's income that would constitute UBTI to the shareholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our class A common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a "pension-held REIT." We do not expect to qualify as a "pension-held REIT" and have covenanted not to become one in connection with our prior convertible trust preferred financing.

TAXATION OF NON-U.S. SHAREHOLDERS

GENERAL

   The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign shareholders, which we refer to as Non-U.S. Shareholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Shareholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance companies or certain intermediaries. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

ORDINARY DIVIDENDS

   Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests and are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder in the REIT's stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Shareholder in our class A common stock, such excess generally will be treated as gain from the sale or disposition of the class A common stock and will be taxed as described below.

WITHHOLDING

   Dividends paid to Non-U.S. Shareholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Shareholder's investment in the REIT's stock is not effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Shareholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a Non-U.S. Shareholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such shareholder.

   In the case of a Non-U.S. Shareholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Shareholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

   If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Shareholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Shareholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Shareholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

CAPITAL GAIN DIVIDENDS

   For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not otherwise entitled to treaty relief or exemption.

WITHHOLDING

   Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

SALE OF CLASS A COMMON STOCK

   A Non-U.S Shareholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our class A common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of class A common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as "regularly traded" on an established securities market and (b) the seller held 5% or less of our stock at all times during a specified testing period. If the gain on the sale of our class A common stock were subject to taxation under FIRPTA, a Non-U.S. Shareholder would be subject to the same treatment as Taxable U.S. Shareholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our class A common stock from a Non-U.S. Shareholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Shareholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

   Even if gain recognized by a Non-U.S. Shareholder upon the sale of our class A common stock is not subject to FIRPTA, such gain generally will be taxable to such shareholder if:

   o an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Shareholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Shareholder that is a corporation, such shareholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the shareholder demonstrates its qualification for such rate; or

   o the Non-U.S. Shareholder is a nonresident alien individual who holds our class A common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Shareholder will be subject to a 30% tax on capital gains.

ESTATE TAX CONSIDERATIONS

   The value of our class A common stock owned, or treated as owned, by a Non-U.S. Shareholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

   A REIT is required to report to its shareholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a shareholder. In the case of Non-U.S. Shareholders, the information reported may also be made available to the tax authorities of the Non-U.S. Shareholder's country of residence, if an applicable income tax treaty so provides.

   Backup withholding generally may be imposed on certain payments to shareholders unless the shareholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

   A shareholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.

   You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a shareholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the Taxable U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

   In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our class A common stock by a Non-U.S. Shareholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our class A common stock by foreign offices of certain brokers, including foreign offices of a broker that:

   o is a United States person;

   o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

   o is a "controlled foreign corporation" for United States tax purposes.

   Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain conditions are met, or the Non-U.S. Shareholder otherwise establishes an exemption.

   Payment to or through a United States office of a broker of the proceeds of a sale of our class A common stock is subject to both backup withholding and information reporting unless the shareholder certifies in the manner required that he or she is a Non-U.S. Shareholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

STATE AND LOCAL TAX

   The discussion herein concerns only the United States federal income tax treatment likely to be accorded to a REIT and its shareholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our class A common stock.

                                  UNDERWRITING


   Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Jefferies & Company, Inc. and JMP Securities LLC are acting as representatives, have severally agreed to purchase, and we and the selling shareholders have agreed to sell to them, the number of shares of our class A common stock indicated below:


       UNDERWRITER                                                   NUMBER OF SHARES
       -----------                                                   ----------------
     Morgan Stanley & Co. Incorporated ...........................
     Bear, Stearns & Co. Inc. ....................................
     Jefferies & Company, Inc. ...................................
     JMP Securities LLC ..........................................
     Conifer Securities, LLC .....................................
                                                                         ---------
      Total ......................................................       3,500,000


   The expenses of this offering, not including the underwriting discount and commissions, are estimated to be approximately $1.0 million. All of the expenses of this offering incurred by or on behalf of us will be paid pro rata based on the number of shares sold in this offering among us and the selling shareholders, except for any expenses of the selling shareholders' separate attorneys, which will be paid by the selling shareholders.

   The underwriters are offering the shares of class A common stock subject to their acceptance of the shares from us and the selling shareholders and subject to prior sales. The underwriting agreement provides that the obligation of the several underwriters to pay for and accept delivery of the shares of class A common stock offered by this prospectus supplement and accompanying prospectuses are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the shares offered by this prospectus supplement if any such shares are purchased. However, the underwriters are not required to take or pay for the shares of class A common stock covered by the underwriters' over-allotment option described below.

   The underwriters initially propose to offer part of the shares of class A common stock directly to the public at the public offering price listed on the cover page of this prospectus supplement and part to certain dealers at a
price that represents a concession not in excess of $   per share under the
public offering price. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriters.

   We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 525,000 additional shares of class A common stock from us at the public offering price listed on the cover page of this prospectus supplement, less underwriting discount and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares offered by this prospectus supplement. An over-allotment occurs when the underwriters sell more shares of our class A common stock than are shown on the cover of this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to specified conditions, to purchase approximately the same percentage of the additional shares of class A common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table.

   The following table shows the per share and total public offering price, underwriting discount and commissions and proceeds, before expenses to us and to the selling shareholders. The amounts below are shown assuming no exercise and full exercise of the over-allotment option to purchase 525,000 additional shares of our class A common stock.


                                                                                                   TOTAL
                                                                                        ---------------------------
                                                                                        NO EXERCISE   FULL EXERCISE
                                                                           PER SHARE     OF OPTION      OF OPTION
                                                                           ---------    -----------   -------------
Public offering price..................................................      $             $              $
Underwriting discount and commissions..................................      $             $              $
Underwriting discount allowed by the selling shareholders..............      $             $              $
Proceeds, before expenses, to us.......................................      $             $              $
Proceeds, before expenses, to the selling shareholders.................      $             $              $

   The underwriters have informed us that they do not intend sales to discretionary accounts to exceed five percent of the total number of shares of our class A common stock offered by them.

   Shares of our class A common stock are listed on the New York Stock Exchange under the symbol "CT."

   We have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, we will not, from the date of this prospectus supplement through 90 days after the date of this prospectus supplement:

   o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our class A common stock or any securities convertible into or exercisable or exchangeable for shares of our class A common stock; or

   o enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our shares of class A common stock,

whether any transaction described above is to be settled by delivery of shares of our class A common stock or such other securities, in cash or otherwise.

   The restrictions described in the immediately preceding paragraph do not apply to:

   o the sale of shares of our class A common stock to the underwriters;

   o the issuance by us of shares of our class A common stock upon the exercise, conversion or exchange of options, warrants or other convertible or exchangeable securities outstanding on the date of this prospectus supplement;

   o grants of stock options or warrants pursuant to the terms of a plan in effect on the date of this prospectus supplement provided that any option or warrant issued may not be exercised during the 90-day lock up period; or

   o grants of restricted stock pursuant to the terms of a plan or agreement in effect on the date of this prospectus supplement provided that any such stock does not vest during the 90-day lock up period or the recipient of such stock agrees not to transfer such stock during the 90-day lock up period.

   The selling shareholders, other than the EOP Operating Limited Partnership which is selling all of its shares of class A common stock in this offering, our executive officers and directors and certain of our shareholders, including Berkley, have agreed that they will not without, in each case, the prior written consent of Morgan Stanley & Co. Incorporated, on behalf of the underwriters, from the date of this prospectus supplement through 90 days after the date of this prospectus supplement:

   o offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our class A common stock or any securities convertible into or exercisable or exchangeable for shares of our class A common stock; or

   o enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of common stock of class A common stock,

whether any transaction described above is to be settled by delivery of our shares or other securities, in cash or otherwise.

   The restrictions described in the immediately preceding paragraph relating to the selling shareholders, our executive officers and directors and our shareholders do not apply to:

   o the acquisition of any shares of our class A common stock in the open market after the closing of this offering; or

   o the transfer of any shares of our class A common stock for estate planning purposes, provided that transferee agrees to the restrictions described above. To the extent Berkley does transfer any shares of our class A common stock among its controlled affiliates, it may be required to report such changes under the Securities Exchange Act of 1934.

In addition, the restrictions above relating to Berkley do not apply to:

   o the transfer of any shares of our class A common stock among its controlled affiliates; or

   o the transfer of that number of shares of our class A common stock and other voting stock such that after such transfer Berkley owns just less than 20% of our outstanding class A common stock and other voting stock.

   In order to facilitate this offering of the class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is "covered" if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a "naked" short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the class A common stock, the underwriters may bid for, and purchase, our class A common stock in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the class A common stock in this offering, if the underwriters repurchase shares previously distributed by such dealer to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange or otherwise.

   A prospectus supplement or accompanying prospectuses in electronic format may be made available on the websites maintained by one or more of the underwriters. Other than the prospectus supplement or accompanying prospectuses in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement or accompanying prospectuses.

   We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

   From time to time the underwriters and their affiliates have provided, continue to and may in the future provide investment banking, lending, financial advisory and other financial services for us. The underwriters and their affiliates may in the future receive customary fees from their services. Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Conifer Securities, LLC or their affiliates have acted for us and our funds as follows:

   o Morgan Stanley & Co. Incorporated or its affiliates are lenders to Capital Trust, Fund II and Fund III;

   o Bear, Stearns & Co. Inc. or its affiliates and a funding conduit managed by an affiliate of Bear, Stearns & Co. Inc. are lenders to Capital Trust and Fund III and are counterparties to a swap agreement with Capital Trust;

   o Morgan Stanley & Co. Incorporated acted as the lead manager and Bear, Stearns & Co. Inc. acted as a co-manager for our CDO-1 transaction; and

   o Conifer Securities, LLC served as our placement agent in connection with our private placement of 1,075,000 shares of our class A common stock which closed in June 2003. The chairman of our board of directors, Samuel Zell, serves as a trustee of a trust that owns less than 5% of Conifer Securities, LLC.

   If we reduce such indebtedness with the proceeds from this offering, these affiliates of the underwriters will receive their proportionate share of any amounts repaid. If on the date that we enter into the underwriting agreement, it appears that 10% or more of our net proceeds would be so paid to affiliates of the underwriters, this offering will be conducted in accordance with Conduct Rule 2710(c)(8) of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS


   The validity of the shares of class A common stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with the offering of securities by this prospectus supplement will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Martin L. Edelman, who serves as one of our directors, is of counsel to Paul, Hastings, Janofsky & Walker LLP. Certain legal matters related to this offering will be passed upon for the underwriters by O'Melveny & Myers LLP, San Francisco, California.


                                    EXPERTS

   The consolidated financial statements of Capital Trust appearing in Capital Trust Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and included and incorporated herein by reference. Such consolidated financial statements are included and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION


   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. We also maintain an internet site at www.capitaltrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectuses and is not a part of this prospectus supplement or the accompanying prospectuses.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the common stock being offered in this prospectus supplement and the company prospectus by us and a second registration statement on Form S-3 registering the securities being offered by the selling shareholder in this prospectus supplement and the selling shareholder prospectus. This prospectus supplement and the accompanying prospectuses, which form part of the registration statements, do not contain all of the information set forth in the registration statements or the exhibits and schedules to the registration statements. For further information regarding us and the class A common stock offered in this prospectus supplement and the accompanying prospectuses, please refer to the registration statements and the documents filed or incorporated by reference as exhibits to the registration statements. You may obtain the registration statements and their exhibits from the SEC as indicated above or from us. Statements contained in this prospectus supplement, the accompanying prospectuses or any additional prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statements are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statements.

   The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents, which have been filed with the SEC (File No. 001-14788), are incorporated herein by reference:

   o our annual report on Form 10-K for the year ended December 31, 2003;

   o amendment no. 1 to our annual report on Form 10-K/A for the year ended December 31, 2003;

   o our quarterly report on Form 10-Q for the quarter ended March 31, 2004;
     and

   o our current reports on Form 8-K filed with the SEC on July 10, 2003 (including any amendment or report filed for the purpose of updating the description of our class A common stock contained therein), May 11, 2004 and June 14, 2004.

   All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of this offering are deemed incorporated by reference into this prospectus supplement and a part hereof from the date of filing of those documents. Any statement contained in the accompanying prospectuses or any document incorporated by reference herein shall be deemed to be amended, modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any additional prospectus summary or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so amended, modified or superseded.

   We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus supplement. Requests for such documents should be directed to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations (Telephone:
(212) 655-0220).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors ..........................................    F-2
Audited Financial Statements
Consolidated Balance Sheets as of December 31, 2003 and 2002 ............    F-3
Consolidated Statements of Operations for the years ended December 31,
  2003, 2002 and 2001....................................................    F-4
Consolidated Statements of Changes in Shareholders' Equity for the years
  ended December 31, 2003, 2002 and 2001.................................    F-5
Consolidated Statements of Cash Flows for the years ended December 31,
  2003, 2002 and 2001....................................................    F-6
Notes to Consolidated Financial Statements ..............................    F-7
Consolidated Balance Sheets as of March 31, 2004 (unaudited) and
  December 31, 2003 (audited)............................................   F-40
Consolidated Statements of Income for the three months ended March 31,
  2004 and 2003 (unaudited)..............................................   F-41
Consolidated Statements of Changes in Shareholders' Equity for the three
  months ended March 31, 2004 and 2003 (unaudited).......................   F-42
Consolidated Statements of Cash Flows for the three months ended
  March 31, 2004 and 2003 (unaudited)....................................   F-43
Notes to Consolidated Financial Statements (unaudited) ..................   F-44

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Capital Trust, Inc. and Subsidiaries

   We have audited the accompanying consolidated balance sheets of Capital Trust, Inc. and Subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.


                                            /s/ Ernst & Young LLP

New York, New York
February 17, 2004

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                               2003       2002
                                                             --------   --------
                          ASSETS
 Cash and cash equivalents ..............................    $  8,738   $ 10,186
 Available-for-sale securities, at fair value ...........      20,052     65,233
 Commercial mortgage-backed securities available-for-
   sale, at fair value ..................................     158,136    155,780
 Loans receivable, net of $6,672 and $4,982 reserve for
    possible credit losses at December 31, 2003 and
    December 31, 2002, respectively .....................     177,049    116,347
 Equity investment in CT Mezzanine Partners I LLC ("Fund
    I"), CT Mezzanine Partners II LP ("Fund II"),
    CT MP II LLC ("Fund II GP") and CT Mezzanine
    Partners III, Inc. ("Fund III") (together "Funds") ..      21,988     28,974
 Deposits and other receivables .........................         345        431
 Accrued interest receivable ............................       3,834      4,422
 Interest rate hedge assets .............................         168         --
 Deferred income taxes ..................................       3,369      1,585
 Prepaid and other assets ...............................       6,247      4,801
                                                             --------   --------
Total assets ............................................    $399,926   $387,759
                                                             ========   ========
           LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued expenses ..................    $ 11,041   $  9,068
 Credit facilities ......................................      38,868     40,000
 Term redeemable securities contract ....................      11,651         --
 Repurchase obligations .................................     146,894    160,056
 Step up convertible junior subordinated debentures .....      92,248     91,770
 Deferred origination fees and other revenue ............       3,207        987
 Interest rate hedge liabilities ........................          --      1,822
                                                             --------   --------
Total liabilities .......................................     303,909    303,703
                                                             ========   ========
Shareholders' equity:
 Class A 9.5% cumulative convertible preferred stock,
    $0.01 par value, $0.26 cumulative annual
    dividend, no shares authorized, issued or outstanding
    at December 31, 2003 and 2002 ("class A
    preferred stock") ...................................          --         --
 Class B 9.5% cumulative convertible non-voting
    preferred stock, $0.01 par value,
    $0.26 cumulative annual dividend, no shares
    authorized, issued or outstanding
    at December 31, 2003 and 2002 ("class B preferred
    stock" and together with class A preferred stock,
    "preferred stock") ..................................          --         --
 Class A common stock, $0.01 par value, 100,000 shares
    authorized, 6,502 and 5,405 shares issued and
    outstanding at December 31, 2003 and 2002,
    respectively ("class A common stock") ...............          65         54
 Class B common stock, $0.01 par value, 100,000 shares
    authorized, no shares issued and outstanding
    at December 31, 2003 and 2002
    ("class B common stock") ............................          --         --
 Restricted class A common stock, $0.01 par value, 34
    and 100 shares issued and outstanding at December 31,
    2003 and December 31, 2002, respectively ("restricted
    class A common stock" and together with
    class A common stock and class B common
    stock, "common stock") ..............................          --          1
 Additional paid-in capital .............................     141,402    126,919
 Unearned compensation ..................................        (247)      (320)
 Accumulated other comprehensive loss ...................     (33,880)   (28,988)
 Accumulated deficit ....................................     (11,323)   (13,610)
                                                             --------   --------
Total shareholders' equity ..............................      96,017     84,056
                                                             --------   --------
Total liabilities and shareholders' equity ..............    $399,926   $387,759
                                                             ========   ========




          See accompanying notes to consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                2003          2002          2001
                                                                                            -----------    ----------   -----------
Income from loans and other investments:
 Interest and related income............................................................    $    38,524    $   47,527   $    67,805
 Less: Interest and related expenses on secured debt....................................         (9,845)      (17,969)      (26,238)
 Less: Interest and related expenses on step up
    convertible junior subordinated debentures..........................................         (9,730)      (16,192)      (16,508)
                                                                                            -----------    ----------   -----------
   Income from loans and other investments, net.........................................         18,949        13,366        25,059
                                                                                            -----------    ----------   -----------
Other revenues:
 Management and advisory fees from affiliated Funds managed.............................          8,020        10,123         7,664
 Income/(loss) from equity investments in Funds.........................................          1,526        (2,534)        2,991
 Advisory and investment banking fees...................................................             --         2,207           277
 Other interest income..................................................................             53           128           395
                                                                                            -----------    ----------   -----------
   Total other revenues.................................................................          9,599         9,924        11,327
                                                                                            ===========    ==========   ===========
Other expenses:
 General and administrative.............................................................         13,320        13,996        15,382
 Other interest expense.................................................................             --            23           110
 Depreciation and amortization..........................................................          1,057           992           909
 Net unrealized (gain)/loss on derivative securities and corresponding hedged risk on
   CMBS securities......................................................................             --       (21,134)          542
 Net realized loss on sale of fixed assets, investments and settlement of derivative
   securities...........................................................................             --        28,715            --
 Provision for/(recapture of) allowance for possible credit losses......................             --        (4,713)          748
                                                                                            -----------    ----------   -----------
   Total other expenses.................................................................         14,377        17,879        17,691
                                                                                            -----------    ----------   -----------
 Income before income taxes.............................................................         14,171         5,411        18,695
Provision for income taxes..............................................................            646        15,149         9,325
                                                                                            -----------    ----------   -----------
 Net income/(loss)......................................................................         13,525        (9,738)        9,370
Less: Preferred stock dividend..........................................................             --            --           606
                                                                                            -----------    ----------   -----------
 Net income/(loss) allocable to common stock............................................    $    13,525    $   (9,738)  $     8,764
                                                                                            ===========    ==========   ===========
Per share information:
 Net earnings/(loss) per share of common stock
   Basic................................................................................    $      2.27    $    (1.62)  $      1.30
                                                                                            ===========    ==========   ===========
   Diluted .............................................................................    $      2.23    $    (1.62)  $      1.12
                                                                                            ===========    ==========   ===========
 Dividends declared per share of common stock ..........................................    $      1.80    $       --   $        --
                                                                                            ===========    ==========   ===========
 Weighted average shares of common stock outstanding
   Basic................................................................................      5,946,718     6,008,731     6,722,106
                                                                                            ===========    ==========   ===========
   Diluted..............................................................................     10,287,721     6,008,731    12,041,368
                                                                                            ===========    ==========   ===========




           See accompanying notes to consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                                 (IN THOUSANDS)


                                                                                                        RESTRICTED
                                                           CLASS A     CLASS B     CLASS A   CLASS B     CLASS A     ADDITIONAL
                                         COMPREHENSIVE    PREFERRED   PREFERRED    COMMON     COMMON      COMMON       PAID-IN
                                         INCOME/(LOSS)      STOCK       STOCK       STOCK     STOCK       STOCK        CAPITAL
                                         -------------    ---------   ---------    -------   -------    ----------   ----------
Balance at January 1, 2001 ...........                       $ 8         $ 13        $63       $ 9         $ 1        $181,697
Net income ...........................      $  9,370          --           --         --        --          --              --
Transition adjustment for recognition
 of derivative financial instruments .            --          --           --         --        --          --              --
Unrealized loss on derivative
 financial instruments, net of
 related income taxes ................        (2,963)         --           --         --        --          --              --
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................       (16,220)         --           --         --        --          --              --
Issuance of warrants to purchase
 shares of class A common stock ......            --          --           --         --        --          --           3,276
Issuance of class A common stock unit
 awards ..............................            --          --           --         --        --          --             625
Issuance of restricted class A common
 stock ...............................            --          --           --         --        --           1           1,024
Restricted class A common stock
 earned ..............................            --          --           --         --        --          --              --
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................            --          --           --          1        --          (1)             --
Dividends paid on preferred stock ....            --          --           --         --        --          --              --
Repurchase and retirement of shares
 of stock previously outstanding .....            --          (8)         (13)        (3)       (9)         --         (49,692)
                                            --------         ---         ----        ---       ---         ---        --------
Balance at December 31, 2001 .........      $ (9,813)         --           --         61        --           1         136,930
                                            ========
Net loss .............................      $ (9,738)         --           --         --        --          --              --
Unrealized gain on derivative
 financial instruments, net of
 related income taxes ................         1,715          --           --         --        --          --              --
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................          (794)         --           --         --        --          --              --
Issuance of class A common stock unit
 awards ..............................            --          --           --         --        --          --             313
Issuance of restricted class A common
 stock ...............................            --          --           --         --        --           1             399
Restricted class A common stock
 earned ..............................            --          --           --         --        --          --              --
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................            --          --           --          1        --          (1)             --
Repurchase and retirement of shares
 of class A common stock previously
 outstanding .........................            --          --           --         (8)       --          --         (10,723)
                                            --------         ---         ----        ---       ---         ---        --------
Balance at December 31, 2002 .........      $ (8,817)         --           --         54        --           1         126,919
                                            ========
Net income ...........................      $ 13,525          --           --         --        --          --              --
Unrealized gain on derivative
 financial instruments, net of
 related income taxes ................         1,990          --           --         --        --          --              --
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................        (6,882)         --           --         --        --          --              --
Issuance of restricted class A common
 stock ...............................            --          --           --         --        --          --             356
Restricted class A common stock
 earned ..............................            --          --           --         --        --          --              --
Sale of shares of class A common
 stock under stock option agreement ..            --          --           --         --        --          --             281
Cancellation of restricted class A
 common stock ........................            --          --           --         --        --          --            (192)
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................            --          --           --          1        --          (1)             --
Repurchase and retirement of shares
 of class A common stock previously
 outstanding .........................            --          --           --         (1)       --          --            (946)
Repurchase of warrants to purchase
 shares of class A common stock ......            --          --           --         --        --          --          (2,132)
Dividends declared on class A common
 stock ...............................            --          --           --         --        --          --              --
Shares redeemed in one for three
 reverse stock split .................            --          --           --         --        --          --              (8)
Shares of class A common stock issued
 in private offering .................            --          --           --         11        --          --          17,124
                                            --------         ---         ----        ---       ---         ---        --------
Balance at December 31, 2003 .........      $  8,633         $--         $ --        $65       $--         $--        $141,402
                                            ========         ===         ====        ===       ===         ===        ========


                                                          ACCUMULATED
                                                             OTHER
                                           UNEARNED      COMPREHENSIVE   ACCUMULATED
                                         COMPENSATION    INCOME/(LOSS)     DEFICIT       TOTAL
                                         ------------    -------------   -----------    --------
Balance at January 1, 2001 ...........      $  (468)       $(10,152)       $(12,505)    $158,666
Net income ...........................           --              --           9,370        9,370
Transition adjustment for recognition
 of derivative financial instruments .           --            (574)             --         (574)
Unrealized loss on derivative
 financial instruments, net of
 related income taxes ................           --          (2,963)             --       (2,963)
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................           --         (16,220)             --      (16,220)
Issuance of warrants to purchase
 shares of class A common stock ......           --              --              --        3,276
Issuance of class A common stock unit
 awards ..............................           --              --              --          625
Issuance of restricted class A common
 stock ...............................       (1,025)             --              --           --
Restricted class A common stock
 earned ..............................          910              --              --          910
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................           --              --              --           --
Dividends paid on preferred stock ....           --              --            (737)        (737)
Repurchase and retirement of shares
 of stock previously outstanding .....           --              --              --      (49,725)
                                            -------        --------        --------     --------
Balance at December 31, 2001 .........         (583)        (29,909)         (3,872)     102,628
Net loss .............................           --              --          (9,738)      (9,738)
Unrealized gain on derivative
 financial instruments, net of
 related income taxes ................           --           1,715              --        1,715
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................           --            (794)             --         (794)
Issuance of class A common stock unit
 awards ..............................           --              --              --          313
Issuance of restricted class A common
 stock ...............................         (400)             --              --           --
Restricted class A common stock
 earned ..............................          663              --              --          663
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................           --              --              --           --
Repurchase and retirement of shares
 of class A common stock previously
 outstanding .........................           --              --              --      (10,731)
                                            -------        --------        --------     --------
Balance at December 31, 2002 .........         (320)        (28,988)        (13,610)      84,056
Net income ...........................           --              --          13,525       13,525
Unrealized gain on derivative
 financial instruments, net of
 related income taxes ................           --           1,990              --        1,990
Unrealized loss on available-for-sale
 securities, net of related income
 taxes ...............................           --          (6,882)             --       (6,882)
Issuance of restricted class A common
 stock ...............................         (356)             --              --           --
Restricted class A common stock
 earned ..............................          237              --              --          237
Sale of shares of class A common
 stock under stock option agreement ..           --              --              --          281
Cancellation of restricted class A
 common stock ........................          192              --              --           --
Vesting of restricted class A common
 stock to unrestricted class A common
 stock ...............................           --              --              --           --
Repurchase and retirement of shares
 of class A common stock previously
 outstanding .........................           --              --              --         (947)
Repurchase of warrants to purchase
 shares of class A common stock ......           --              --              --       (2,132)
Dividends declared on class A common
 stock ...............................           --              --         (11,238)     (11,238)
Shares redeemed in one for three
 reverse stock split .................           --              --              --           (8)
Shares of class A common stock issued
 in private offering .................           --              --              --       17,135
                                            -------        --------        --------     --------
Balance at December 31, 2003 .........      $  (247)       $(33,880)       $(11,323)    $ 96,017
                                            =======        ========        ========     ========

          See accompanying notes to consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001
                                 (IN THOUSANDS)


                                                                                                    2003        2002         2001
                                                                                                 ---------    ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income/(loss)...........................................................................    $  13,525    $  (9,738)  $   9,370
 Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
    Deferred income taxes....................................................................       (1,784)       8,178      (1,044)
    Provision for/(recapture of) provision for possible credit losses........................           --       (4,713)        748
    Depreciation and amortization............................................................        1,057          992         909
    Loss/(income) from equity investments in Funds...........................................       (1,526)       2,534      (2,991)
    Net gain on sales of CMBS and available-for-sale securities..............................           --         (711)         --
    Cash paid on settlement of fair value hedge..............................................           --      (23,624)         --
    Unrealized loss on hedged and derivative securities......................................           --        2,561         542
    Restricted class A common stock earned...................................................          237          663         910
    Amortization of premiums and accretion of discounts on loans and investments, net........       (1,277)      (2,365)     (2,853)
    Accretion of discount on term redeemable securities contract.............................           --          680       3,897
    Accretion of discounts and fees on convertible trust preferred securities, net...........          478        1,305         799
 Changes in assets and liabilities:
    Deposits and other receivables...........................................................           86          761        (981)
    Accrued interest receivable..............................................................        3,126          192       2,627
    Prepaid and other assets.................................................................       (1,471)         (26)      1,659
    Deferred origination fees and other revenue..............................................        2,165         (462)       (961)
    Accounts payable and accrued expenses....................................................       (1,084)        (215)        138
                                                                                                 ---------    ---------   ---------
 Net cash provided by/(used in) operating activities.........................................       13,532      (23,988)     12,769
                                                                                                 ---------    ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of available-for-sale securities...............................................           --      (39,999)   (257,877)
    Principal collections on and proceeds from sales of available-for-sale securities........       43,409      131,347     103,038
    Purchases of CMBS........................................................................       (6,157)          --          --
    Principal collections on and proceeds from sale of CMBS..................................           --       67,880          --
    Principal collections on certificated mezzanine investments..............................           --           --      22,379
    Origination and purchase of loans receivable.............................................      (99,600)          --     (13,319)
    Principal collections on loans receivable................................................       87,210      136,246     112,585
    Equity investments in Funds..............................................................       (9,931)      (5,973)    (35,599)
    Return of capital from Funds.............................................................       10,758       11,840      28,942
    Purchases of equipment and leasehold improvements........................................          (26)          (5)       (183)
    Purchase of remaining interest in Fund I.................................................      (19,947)          --          --
                                                                                                 ---------    ---------   ---------
 Net cash provided by/(used in) investing activities.........................................        5,716      301,336     (40,034)
                                                                                                 ---------    ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from repurchase obligations.....................................................       55,672      179,861     251,503
    Repayment of repurchase obligations......................................................      (68,834)    (167,685)   (120,192)
    Proceeds from credit facilities..........................................................      104,015      118,500     191,870
    Repayment of credit facilities...........................................................     (129,232)    (199,711)   (244,300)
    Repayment of notes payable...............................................................           --         (977)       (891)
    Repayment of convertible trust preferred securities......................................           --      (60,258)         --
    Proceeds from term redeemable securities contract........................................       20,000       35,816          --
    Repayment of term redeemable securities contract.........................................       (8,349)    (173,628)         --
    Sale of shares of class A common stock under stock option agreement......................          281           --          --
    Dividends paid on class A preferred stock................................................           --           --        (737)
    Dividends paid on class A common stock...................................................       (8,297)          --          --
    Repurchase of warrants to purchase shares of class A common stock........................       (2,132)          --          --
    Proceeds from sale of shares of class A common stock.....................................       17,135           --          --
    Repurchase and retirement of shares of common and preferred stock previously outstanding.         (955)     (10,731)    (49,725)
                                                                                                 ---------    ---------   ---------
 Net cash provided by/(used in) financing activities.........................................      (20,696)    (278,813)     27,528
                                                                                                 ---------    ---------   ---------
Net increase/(decrease) in cash and cash equivalents.........................................       (1,448)      (1,465)        263
Cash and cash equivalents at beginning of year...............................................       10,186       11,651      11,388
                                                                                                 ---------    ---------   ---------
Cash and cash equivalents at end of year.....................................................    $   8,738    $  10,186   $  11,651
                                                                                                 =========    =========   =========

          See accompanying notes to consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

   References herein to "we," "us" or "our" refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

   We are a finance and investment management company that specializes in originating and managing credit sensitive structured financial products. We will continue to make, for our own account and as investment manager for the account of funds under management, loans and debt-related investments in various types of commercial real estate assets and operating companies.

   On April 2, 2003, our charter was amended and restated and then further amended to eliminate from our authorized stock the entire 100,000,000 shares of our authorized but unissued class B common stock and to effect a one (1) for three (3) reverse stock split of our class A common stock. Fractional shares resulting from the reverse stock split were settled in cash at a rate of $16.65 multiplied by the percentage of a share owned after the split.

   All per share information concerning the computation of earnings per share, dividends per share, authorized stock, and per share conversion and exercise prices reported in the accompanying consolidated interim financial statements and these notes to consolidated financial statements have been adjusted as if the amendments to our charter were in effect for all fiscal periods and as of all balance sheet dates presented.

2. REIT ELECTION

   In December 2002, our board of directors authorized our election to be taxed as a real estate investment trust ("REIT") for the 2003 tax year. We will continue to make, for our own account and as investment manager for the account of funds under management, credit sensitive structured financial products including loans and debt-related investments in various types of commercial real estate.

   In view of our election to be taxed as a REIT, we have tailored our balance sheet investment program to originate or acquire loans and investments to produce a portfolio that meets the asset and income tests necessary to maintain qualification as a REIT. In order to accommodate our REIT status, the legal structure of future investment funds we sponsor may be different from the legal structure of our existing investment funds.

   In order to qualify as a REIT, five or fewer individuals may own no more than 50% of our common stock. As a means of facilitating compliance with such qualification, shareholders controlled by John R. Klopp and Craig M. Hatkoff and trusts for the benefit of the family of Samuel Zell each sold 166,666 shares of class A common stock to an institutional investor in a transaction that closed on February 7, 2003. Following this transaction, our largest five individual shareholders own in the aggregate less than 50% of the class A common stock.

3. APPLICATION OF NEW ACCOUNTING STANDARD

   In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin 51. Interpretation No. 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, and how to determine when and which business enterprise should consolidate a variable interest entity. In addition, Interpretation No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable interest entity make additional disclosures. The transitional disclosure requirements took effect almost immediately and are required for all financial statements initially issued after January 31, 2003. In December 2003, the Financial Accounting Standards Board issued a revision of Interpretation No. 46, Interpretation No. 46R, to clarify the provisions of Interpretation No.
46. The application of Interpretation No. 46R is effective for public companies, other than small business issuers, after March 15, 2004. We have evaluated all of our investments and other interests in entities that may be deemed

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
variable interest entities under the provisions of Interpretation No. 46 and have concluded that no additional entities need to be consolidated.

   In evaluating Interpretation No. 46R, we concluded that we could no longer consolidate CT Convertible Trust I, the entity which had purchased our step up convertible junior subordinated debentures and issued company-obligated, mandatory redeemable, convertible trust common and preferred securities. Capital Trust, Inc. had issued the convertible junior subordinated debentures and had purchased the convertible trust common securities. The consolidation of CT Convertible Trust I resulted in the elimination of both the convertible junior subordinated debentures and the convertible trust common securities with the convertible trust preferred securities being reported on our balance sheet after liabilities but before equity and the related expense being reported on the income statement below income taxes and net of income tax benefits. After the deconsolidation, we report the convertible junior subordinated debentures as liabilities and the convertible trust common securities as other assets. The expense from the payment of interest on the debentures is reported as interest and related expenses on convertible junior subordinated debentures and the income received from our investment in the common securities is reported as a component of interest and related income. We have elected to restate prior periods for the application of Interpretation 46R. The restatement was effected by a cumulative type change in accounting principle on January 1, 2002. There was no change to previously reported net income as a result of such restatement.

4. VENTURE WITH CITIGROUP ALTERNATIVE INVESTMENTS LLC

   On March 8, 2000, we entered into a venture with affiliates of Citigroup Alternative Investments LLC pursuant to which they agreed, among other things, to co-sponsor and invest capital in a series of commercial real estate mezzanine investment funds managed by us. Pursuant to the venture agreement, which was amended in 2003, we have co-sponsored three funds with Citigroup Alternative Investments; CT Mezzanine Partners I LLC, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., which we refer to as Fund I, Fund II and Fund III, respectively.

   Fund I was formed in March 2000. An affiliate of Citigroup Alternative Investments and our wholly-owned subsidiary, as members thereof, made capital commitments of up to $150 million and $50 million, respectively. During its investment period, Fund I made approximately $330 million of investments. In January 2003, we purchased the 75% interest in Fund I held by an affiliate of Citigroup Alternative Investments for a purchase price of approximately
$38.4 million (including the assumption of liabilities), equal to the book value of the fund. On January 31, 2003, we began consolidating the balance sheet and operations of Fund I in our consolidated financial statements.

   Fund II was formed in April 2001. Fund II effected its final closing on third-party investor equity commitments in August 2001. Fund II had total equity commitments of $845.2 million including $49.7 million made by us and $198.9 million made by affiliates of Citigroup Alternative Investments. Third-party private equity investors made the remaining equity commitments. During its investment period (April 9, 2001 to April 9, 2003), Fund II made approximately $1.2 billion of investments.

   Fund III was formed in June 2003. Fund III effected its final closing on third-party investor equity commitments in August 2003. Fund III has total equity commitments of $425 million including $20 million made by us and $80 million made by affiliates of Citigroup Alternative Investments. Third-party private equity investors made the remaining equity commitments. Through December 31, 2003, Fund III made approximately $213 million of investments.

   Our wholly-owned subsidiary, CT Investment Management Co., LLC, serves as the exclusive investment manager to Fund I, Fund II and Fund III.

   In connection with entering into the venture agreement and formation of Fund I, we issued to affiliates of Citigroup Alternative Investments warrants to purchase 1,416,667 shares of class A common stock. In

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
connection with the closings on third-party investor equity commitments to Fund II, we issued to affiliates of Citigroup Alternative Investments warrants to purchase 1,426,155 shares of our class A common stock. In total, we had issued warrants to purchase 2,842,822 shares of our class A common stock. The warrants had a $15.00 per share exercise price and were exercisable until expiration on March 8, 2005. We capitalized the value of the warrants at issuance and they are being amortized over the anticipated lives of the Funds. In January 2003, we purchased all of the outstanding warrants for $2.1 million. We had no further obligations to issue additional warrants to Citigroup at December 31, 2003.

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

   Our consolidated financial statements include our accounts and the accounts of our wholly-owned subsidiaries, CT Investment Management Co. (as described in Note 3), CT-F1, LLC (direct member and equity owner of Fund I), CT-F2-LP, LLC (limited partner of Fund II), CT-F2-GP, LLC (direct member and equity owner of Fund II GP), CT-BB Funding Corp. (finance subsidiary for three mezzanine loans), CT Convertible Trust I (as described in Note 13), CT LF Funding Corp. (finance subsidiary for all of our CMBS securities), CT BSI Funding Corp. and VIC, Inc., which together with us wholly owns Victor Capital Group, L.P. and VCG Montreal Management, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

   Interest income for our loans and investments is recognized over the life of the investment using the effective interest method and recognized on the accrual basis.

   Fees received in connection with loan commitments, net of direct expenses, are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration. Exit fees are also recognized over the estimated term of the loan as an adjustment to yield.

   Income recognition is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

   Fees from investment management services are recognized when earned on an accrual basis. Fees from professional advisory services are generally recognized at the point at which all Company services have been performed and no significant contingencies exist with respect to entitlement to payment. Fees from asset management services are recognized as services are rendered.

CASH AND CASH EQUIVALENTS

   We classify highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. At December 31, 2003 and 2002, a majority of the cash and cash equivalents consisted of overnight investments in commercial paper. We had no bank balances in excess of federally insured amounts at December 31, 2003 and 2002. We have not experienced any losses on our demand deposits, commercial paper or money market investments.

AVAILABLE-FOR-SALE SECURITIES AND COMMERCIAL MORTGAGE-BACKED SECURITIES
("CMBS")

   We have designated our investments in commercial mortgage-backed securities and certain other securities as available-for-sale. Available-for-sale securities are carried at estimated fair value with the net

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
unrealized gains or losses reported as a component of accumulated other comprehensive income/(loss) in shareholders' equity. Many of these investments are relatively illiquid and management must estimate their values. In making these estimates, management utilizes market prices provided by dealers who make markets in these securities, but may, under certain circumstances, adjust these valuations based on management's judgment. Changes in the valuations do not affect our reported income or cash flows, but impact shareholders' equity and, accordingly, book value per share.

   Management must also assess whether unrealized losses on securities reflect a decline in value that is other than temporary, and, accordingly, write the impaired security down to its fair value, through a charge to earnings. We have assessed our securities to first determine whether there is an indication of possible other than temporary impairment and then where an indication exists to determine if other than temporary impairment did in fact exist. We expect a full recovery from our securities and did not recognize any other than temporary impairment. Significant judgment of management is required in this analysis that includes, but is not limited to, making assumptions regarding the collectibility of the principal and interest, net of related expenses, on the underlying loans.

   Income on these available-for-sale securities is recognized based upon a number of assumptions that are subject to uncertainties and contingencies. Examples of these include, among other things, the rate and timing of principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate and interest rate fluctuations. Additional factors that may affect our reported interest income on our mortgage-backed securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of credit losses on the mortgage loans underlying the securities that are a result of the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events that may alter the assumptions.

   We adopted Emerging Issues Task Force 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" on January 1, 2001. In accordance with this guidance, on a quarterly basis, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, we calculate a revised yield based on the current amortized cost of the investment, including any other-than-temporary impairments recognized to date, and the revised cash flows. The revised yield is then applied prospectively to recognize interest income.

IMPAIRMENT OF AVAILABLE-FOR-SALE SECURITIES AND CMBS

   In accordance with Statement of Financial Accounting Standards No. 115, when the estimated fair value of a security classified as available-for-sale has been below amortized cost for a significant period of time and we conclude that we no longer have the ability or intent to hold the security for the period of time over which we expect the values to recover to amortized cost, the investment is written down to its fair value. The resulting charge is included in income, and a new cost basis established. Additionally, under Emerging Issues Task Force 99-20, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period, an other-than-temporary impairment is deemed to have occurred. Accordingly, the security is written down to fair value with the resulting change being included in income and a new cost basis established. In both instances, the original discount or premium is written off when the new cost basis is established.

   After taking into account the effect of the impairment charge, income is recognized under Emerging Issues Task Force 99-20 or Statement of Financial Accounting Standards No. 91, as applicable, using the market yield for the security used in establishing the write-down.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

LOANS RECEIVABLE AND RESERVE FOR POSSIBLE CREDIT LOSSES

   We purchase and originate commercial mortgage and mezzanine loans to be held as long-term investments. Management must periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. If a loan were determined to be permanently impaired, we would write down the loan through a charge to the reserve for possible credit losses. Given the nature of our loan portfolio and the underlying commercial real estate collateral, significant judgment of management is required in determining permanent impairment and the resulting charge to the reserve, which includes but is not limited to making assumptions regarding the value of the real estate that secures the mortgage loan.

   Our accounting policies require that an allowance for estimated credit losses be reflected in our financial statements based upon an evaluation of known and inherent risks in our mortgage and mezzanine loans. While we have experienced minimal actual losses on our lending investments, management considers it prudent to reflect provisions for loan losses on a portfolio basis based upon our assessment of general market conditions, our internal risk management policies and credit risk rating system, industry loss experience, our assessment of the likelihood of delinquencies or defaults, and the value of the collateral underlying our investments. Actual losses, if any, could ultimately differ from these estimates.

SALES OF REAL ESTATE

   We comply with the provisions of the FASB's Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate." Accordingly, the recognition of gains is deferred until such transactions have complied with the criteria for full profit recognition under the statement.

EQUITY INVESTMENTS IN FUND I, FUND II, CT MP II LLC (WHICH WE REFER TO AS FUND II GP) AND FUND III (WHICH TOGETHER WE REFER TO AS FUNDS)

   As the Funds are not majority owned or controlled by us, we do not consolidate the Funds in our consolidated financial statements. We account for our interest in the Funds on the equity method of accounting. As such, we report a percentage of the earnings of the Funds equal to our ownership percentage on a single line item in the consolidated statement of operations as income from equity investments in the Funds.

DERIVATIVE FINANCIAL INSTRUMENTS

   In the normal course of business, we use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing its interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

   We use interest rate swaps to effectively convert variable rate debt to fixed rate debt for the financed portion of fixed rate assets. The differential to be paid or received on these agreements is recognized as an adjustment to the interest expense related to debt and is recognized on the accrual basis.

   We have also used interest rate caps to reduce our exposure to interest rate changes on investments. We would have received payments on an interest rate cap if the variable rate for which the cap was purchased exceed a specified threshold level and would have recorded an adjustment to the interest income related to the related earning asset. We had no interest rate caps in place at December 31, 2003.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

   To determine the fair values of derivative instruments, we use a variety of methods and assumptions that are based on market conditions and risks existing at each balance sheet date. For the majority of financial instruments including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost, and termination cost are used to determine fair value. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

   The swap and cap agreements are generally held-to-maturity and we do not use derivative financial instruments for trading purposes.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

   Equipment and leasehold improvements, net, are stated at original cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated lives of the depreciable assets. Amortization is computed over the remaining terms of the related leases.

   Expenditures for maintenance and repairs are charged directly to expense at the time incurred. Expenditures determined to represent additions and betterments are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sale or retirement. Any resulting profit or loss is reflected in the consolidated statement of operations.

DEFERRED FINANCING COSTS

   The deferred financing costs which are included in other assets on our consolidated balance sheets include issuance costs related to our debt and are amortized using the straight-line method which is similar to the results of the effective interest method.

ACCOUNTING FOR STOCK-BASED COMPENSATION

   We comply with the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Statement of Financial Accounting Standards No. 123 encourages the adoption of a new fair-value based accounting method for employee stock-based compensation plans. Statement of Financial Accounting Standards No. 123 also permits companies to continue accounting for stock-based compensation plans as prescribed by Accounting Principles Board Opinion No. 25. However, companies electing to continue accounting for stock-based compensation plans under Accounting Principles Board Opinion No. 25, must make pro forma disclosures as if we adopted the cost recognition requirements under Statement of Financial Accounting Standards No. 123. We have continued to account for stock-based compensation under Accounting Principles Board Opinion No. 25. Accordingly, no compensation cost has been recognized for the incentive stock plan or the director stock plan in the accompanying consolidated statements of operations as the exercise price of the stock options granted thereunder equaled the market price of the underlying stock on the date of the grant.

   Pro forma information regarding net income and net earnings per common share has been estimated at the date of the grant using the Black-Scholes option-pricing model based on the following assumptions for the years ended
December 31, 2002 and 2001 (no options were granted during the year ended December 31, 2003):

                                                                    2002    2001
                                                                    ----    ----
Risk-free interest rate .........................................   4.30%   4.75%
Volatility ......................................................   25.0%   25.0%
Dividend yield ..................................................    0.0%    0.0%
Expected life (years) ...........................................    5.0     5.0

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

   The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options. Weighted average fair value of each stock option granted during the years ended December 31, 2002 and 2001 were $1.64 and $1.47, respectively.

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Our pro forma information for the years ended December 31, 2003, 2002 and 2001 is as follows (in thousands, except for net earnings (loss) per share of common stock):


                                                               2003                       2002                       2001
                                                      -----------------------    -----------------------    -----------------------
                                                     AS REPORTED    PRO FORMA   AS REPORTED    PRO FORMA    AS REPORTED   PRO FORMA
                                                     -----------    ---------   -----------    ---------    -----------   ---------
Net income .......................................     $13,525       $13,280      $(9,738)      $(10,038)     $9,370        $9,043
Net earnings per share of common stock:
 Basic ...........................................     $  2.27       $  2.23      $ (0.54)      $  (0.56)     $ 0.43        $ 0.42
 Diluted .........................................     $  2.23       $  2.21      $ (0.54)      $  (0.56)     $ 0.37        $ 0.36


   The pro forma information presented above is not representative of the effect stock options will have on pro forma net income or earnings per share for future years.

INCOME TAXES

   Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. Management believes that we have and intend to continue to operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, do not expect to pay substantial corporate-level taxes (other than taxes payable by our taxable REIT subsidiaries). Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we would be subject to Federal income tax.

COMPREHENSIVE INCOME

   Effective January 1, 1998, we adopted the FASB's Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The statement changes the reporting of certain items currently reported in the shareholders' equity section of the balance sheet and establishes standards for reporting of comprehensive income and its components in a full set of general-purpose financial statements. Total comprehensive income/(loss) was $8,633,000, ($8,817,000) and ($9,813,000) for the years ended December 31,
2003, 2002 and 2001, respectively. The primary component of comprehensive income other than net income was the unrealized gain/(loss) on derivative financial instruments and available-for-sale securities, net of related income taxes. At December 31, 2003, accumulated other comprehensive loss is comprised of unrealized losses on CMBS of $34,809,000 and unrealized gains on cash flow swaps of $168,000 offset by unrealized gains on available-for-sale securities of $761,000 netting to a total of $33,880,000.

EARNINGS PER SHARE OF COMMON STOCK

   Earnings per share of common stock are presented based on the requirements of the FASB's Statement of Accounting Standards No. 128 ("SFAS No. 128"). Basic EPS is computed based on the income applicable to common stock (which is net income or loss reduced by the dividends on the preferred stock) divided by weighted average number of shares of common stock outstanding during the period. Diluted EPS is based on

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

the net earnings applicable to common stock plus, if dilutive, dividends on the preferred stock and interest paid on convertible trust preferred securities, net of tax benefit, divided by weighted average number of shares of common stock and potentially dilutive shares of common stock that were outstanding during the period. At December 31, 2003, potentially dilutive shares of common stock include convertible trust preferred securities, dilutive common stock options. At December 31, 2002, potentially dilutive shares of common stock include convertible trust preferred securities, dilutive common stock warrants and options and future commitments for stock unit awards. At December 31, 2001, potentially dilutive shares of common stock include the convertible preferred stock, convertible trust preferred securities, dilutive common stock warrants and options and future commitments for stock unit awards.

USE OF ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

   Certain reclassifications have been made in the presentation of the 2002 and 2001 consolidated financial statements to conform to the 2003 presentation.

SEGMENT REPORTING

   We have established two reportable segments beginning January 1, 2003. We have an internal information system that produces performance and asset data for its two segments along service lines.

   The Balance Sheet Investment segment includes all of our activities related to direct loan and investment activities (including direct investments in Funds) and the financing thereof.

   The Investment Management segment includes all of our activities related to investment management services provided to us and funds under management and includes our taxable REIT subsidiary, CT Investment Management Co., and its subsidiaries.

   Prior to January 1, 2003, we managed our operations as one segment, therefore separate segment reporting is not presented for 2002 and 2001, as the financial information for that segment is the same as the information in the consolidated financial statements.

NEW ACCOUNTING PRONOUNCEMENTS

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is applicable for transfers of assets and extinguishments of liabilities occurring after June 30, 2001. We adopted the provisions of this statement as required for all transactions entered into on or after January 1, 2001. Our adoption of Statement of Financial Accounting Standards No. 140 did not have a significant impact on us.

   On January 1, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137 and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Statement of Financial Accounting Standards No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically Statement of

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

Financial Accounting Standards No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. As of January 1, 2001, the adoption of the new standard resulted in an adjustment of $574,000 to accumulated other comprehensive loss.

   In the case of the fair value hedge, we hedged the component of interest rate risk that can be directly controlled by the hedging instrument, and it is this portion of the hedge assets that was being recognized in earnings. Mark to market on non-hedged available for sale securities and non-hedged aspect of CMBS are reported in accumulated in other comprehensive income. Financial reporting for hedges characterized as fair value hedges and cash flow hedges are different. For those hedges characterized as a fair value hedge, the changes in fair value of the hedge and the hedged item are reflected in earnings each quarter. In the case of the fair value hedge, we hedged the component of interest rate risk that can be directly controlled by the hedging instrument, and it was this portion of the hedged assets that is recognized in earnings. The non-hedged balance is classified as an available-for-sale security consistent with Statement of Financial Accounting Standards No. 115, and was reported in accumulated other comprehensive income. For those hedges characterized as cash flow hedges, the unrealized gains/losses in the fair value of these hedges were reported on the balance sheet with a corresponding adjustment to either accumulated other comprehensive income or to earnings, depending on the type of hedging relationship. We discontinued our fair value hedge transaction in 2002. In accordance with Statement of Financial Accounting Standards No. 133, on December 31, 2003, the derivative financial instruments were reported at their fair value as interest rate hedge assets of $168,000.

   We are exposed to credit loss in the event of non-performance by the counterparties to the interest rate swap and cap agreements, although we do not anticipate such non-performance. The counterparties would bear the interest rate risk of such transactions as market interest rates increase.

   In July 2001, the SEC released Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance and Documentation Issues." Staff Accounting Bulletin No. 102 summarizes certain of the SEC's views on the development, documentation and application of a systematic methodology for determining allowances for loan and lease losses. Our adoption of Staff Accounting Bulletin No. 102 did not have a significant impact on us.

   In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Statement of Financial Accounting Standards No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. Statement of Financial Accounting Standards No. 141 also addresses the initial recognition and measurement of goodwill and other intangible assets acquired in business combinations and requires intangible assets to be recognized apart from goodwill if certain tests are met. Statement of Financial Accounting Standards No. 142 requires that goodwill not be amortized but instead be measured for impairment at least annually, or when events indicate that there may be an impairment. We adopted the provisions of both statements, as required, on January 1, 2002, which did not have a significant impact on us.

   In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement of Financial Accounting Standards No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. Statement of Financial Accounting Standards No. 144 requires that current operations prior to the disposition of corporate tenant lease assets and prior period results of such operations be presented in discontinued operations in our consolidated statements of operations. The provisions of Statement of Financial Accounting

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

5. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)


Standards No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and must be applied at the beginning of a fiscal year. We adopted the provisions of this statement on January 1, 2002, as required, which did not have a significant financial impact on us.

   In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," Statement of Financial Accounting Standards No. 57, "Related Party Disclosures," Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" and rescission of Financial Accounting Standards Board Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of Statement of Financial Accounting Standards No. 5." It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether the guarantor receives separately identifiable consideration, such as a premium. The new disclosure requirements are effective December 31, 2002. Our adoption of Interpretation No. 45 did not have a material impact on our consolidated financial statements, nor is it expected to have a material impact in the future.

   In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin 51. Interpretation No. 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, and how to determine when and which business enterprise should consolidate a variable interest entity. In addition, Interpretation No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable interest entity make additional disclosures. The transitional disclosure requirements took effect almost immediately and are required for all financial statements initially issued after January 31, 2003. In December 2003, the Financial Accounting Standards Board issued a revision of Interpretation No. 46, Interpretation No. 46R, to clarify the provisions of Interpretation No.
46. The application of Interpretation No. 46R is effective for public companies, other than small business issuers, after March 15, 2004. We have evaluated all of our investments and other interests in entities that may be deemed variable interest entities under the provisions of Interpretation No.
46. We have concluded that no additional entities need to be consolidated. We have deconsolidated CT Convertible Trust I in these financial statements and all prior periods have been restated. The deconsolidation did not result in a significant impact to us.

   In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The statement is effective for financial instruments entered into and modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in an accounting principle of financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The implementation of the statement did not have a material impact on the Company.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

6. AVAILABLE-FOR-SALE SECURITIES

   At December 31, 2003, our available-for-sale securities consisted of the following (in thousands):


                                                                                                            GROSS
                                                                                                         UNREALIZED
                                                                                          AMORTIZED     --------------    ESTIMATED
                                                                                             COST      GAINS    LOSSES   FAIR VALUE
                                                                                          ---------    -----    ------   ----------
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................    $ 2,368      $ 89     $--       $ 2,457
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................      8,418       269      --         8,687
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................        721        28      --           749
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due April 1,
  2032.................................................................................      7,784       375      --         8,159
                                                                                           -------      ----     ---       -------
                                                                                           $19,291      $761     $--       $20,052
                                                                                           =======      ====     ===       =======


   We purchased the securities due September 1, 2031 on September 28, 2001 at a premium to yield 6.07% with an anticipated average life of 5.15 years with financing provided by the seller through a repurchase agreement.

   We purchased the security due April 1, 2032 in March 2002 at a discount with seller provided financing through a repurchase agreement.

   At December 31, 2002, our available-for-sale securities consisted of the following (in thousands):


                                                                                                           GROSS
                                                                                                         UNREALIZED
                                                                                         AMORTIZED     ---------------    ESTIMATED
                                                                                            COST       GAINS    LOSSES   FAIR VALUE
                                                                                         ---------    ------    ------   ----------
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031...................................................................    $ 6,513     $  213     $--       $ 6,726
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031...................................................................     31,017        936      --        31,953
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031...................................................................      1,770         60      --         1,830
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due April
  1, 2032.............................................................................     23,698      1,026      --        24,724
                                                                                          -------     ------     ---       -------
                                                                                          $62,998     $2,235     $--       $65,223
                                                                                          =======     ======     ===       =======


   We sold three securities due September 1, 2031 in June 2002 with an amortized cost of $75,006,000 for $75,358,000 resulting in a total gain of $352,000.

7. COMMERCIAL MORTGAGE-BACKED SECURITIES

   We acquire rated and unrated subordinated investments in public and private CMBS issues.

   Because of a decision to sell a held-to-maturity security in 1998, we transferred all of our investments in commercial mortgage-backed securities from held-to-maturity securities to available-for-sale and continue to classify the CMBS as such.

   During the year ended December 31, 1998, we purchased $36,509,000 face amount of interests in three CMBS issued by a financial asset securitization investment trust for $36,335,000. In April 2001, we received $1.4 million of additional discount from the issuer of the securities in settlement of a dispute with the issuer.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

7. COMMERCIAL MORTGAGE-BACKED SECURITIES -- (CONTINUED)

In May 2002, we received full satisfaction of $36,509,000. In connection with the early payoff, we recognized an additional $370,000 of unamortized discount as additional interest income in 2002.

   On March 3, 1999, through our then newly formed wholly-owned subsidiary, CT-BB Funding Corp., we acquired a portfolio of fixed rate "BB" rated CMBS from an affiliate of a then existing credit facility lender. The portfolio, which is comprised of 11 separate issues with an aggregate face amount of $246.0 million, was purchased for $196.9 million. In connection with the transaction, an affiliate of the seller provided three-year term financing for 70% of the purchase price at a floating rate above the London Interbank
Offered Rate, or LIBOR, and entered into an interest rate swap for the full duration of the portfolio securities thereby providing a hedge for interest rate risk. The financing was provided at a rate that was below the current market for similar financings and, as such, we reduced the carrying amounts of the assets and the debt by $10.9 million to adjust the yield on the debt to current market terms. In June 2002, three sales of CMBS in two issues were completed. The securities, which had a basis of $31,012,000 including amortization of discounts, were sold for $31,371,000 resulting in a net gain of $359,000.

   During the year ended December 31, 2003, we purchased $6,542,000 face amount of interests in two CMBS issues for $6,157,000.

   At December 31, 2003, ten CMBS issues with an aggregate market value of $128.9 million and unrealized losses of $35.0 million have been in an unrealized loss position for greater than twelve months. We believe that these market value losses are temporary. We do not expect any actual losses in the classes of the bonds that we hold and expect the value of the individual bonds will increase as currently delinquent loans are resolved and the bonds approach maturity.

   At December 31, 2003, we have CMBS totaling $158,136,000 of which $153,136,000 earn interest (including the accretion of the discounted purchase price) at fixed rates averaging 11.88% of the book value and $5,000,000 earn interest at variable rates averaging LIBOR plus 2.95% (4.11% at December 31, 2003). The CMBS mature at various dates from August 2004 to December 2014.
At December 31, 2003, the expected average life for the CMBS portfolio is 7.8 years.

8. LOANS RECEIVABLE

   We have classified our loans receivable into the following general categories:

   o First Mortgage Loans -- These are single-property secured loans evidenced by a primary first mortgage and senior to any mezzanine financing and the owner's equity. These loans are bridge loans for equity holders who require interim financing until permanent financing can be obtained. Our first mortgage loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. We may also originate and fund permanent first mortgage loans in which we intend to sell the senior tranche, thereby creating a property mezzanine loan (as defined below).

   o Property Mezzanine Loans -- These are single-property secured loans which are subordinate to a primary first mortgage loan, but senior to the owner's equity. A mezzanine loan is evidenced by its own promissory note and is typically made to the owner of the property-owning entity (i.e. the senior loan borrower). It is not secured by the first mortgage on the property, but by a pledge of all of the mezzanine borrower's ownership interest in the property-owning entity. Subject to negotiated contractual restrictions, the mezzanine lender has the right, following foreclosure, to become the sole indirect owner of the property subject to the lien of the primary mortgage.

   o B Notes -- These are loans evidenced by a junior participation in a first mortgage against a single property; the senior participation is known as an A Note. Although a B Note may be evidenced by its

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
     own promissory note, it shares a single borrower and mortgage with the A Note and is secured by the same collateral. B Note lenders have the same obligations, collateral and borrower as the A Note lender and in most instances are contractually limited in rights and remedies in the case of a default. The B Note is subordinate to the A Note by virtue of a contractual arrangement between the A Note lender and the B Note lender. For the B Note lender to actively pursue a full range of remedies, it must, in most instances, purchase the A note.

   o Corporate Mezzanine Loans -- These are investments in or loans to real estate-related operating companies, including REITs. Such loan investments take the form of secured debt and may finance, among other things, operations, mergers and acquisitions, management buy-outs, recapitalizations, start-ups and stock buy-backs generally involving real estate and real estate-related entities.

   At December 31, 2003 and 2002, our loans receivable consisted of the following (in thousands):


                                                               2003       2002
                                                             --------   --------
First mortgage loans ....................................    $ 12,672   $ 15,202
Property mezzanine loans ................................     106,449     98,268
B Notes .................................................      64,600         --
Corporate mezzanine loans ...............................          --      7,859
                                                             --------   --------
                                                              183,721    121,329
Less: reserve for possible credit losses ................      (6,672)    (4,982)
                                                             --------   --------
 Total loans ............................................    $177,049   $116,347
                                                             ========   ========


   In connection with our purchase of the Fund I interest held by an affiliate of Citigroup Alternative Investments in January 2003, we recorded additional loans receivable of $50,034,000 and recorded a $1,690,000 increase to the reserve for possible credit losses on the acquisition date. The assets were recorded at their carrying value from Fund I, which approximated the market value on the acquisition date.

   One first mortgage loan with an original principal balance of $8,000,000 reached maturity on July 15, 2001 and has not been repaid with respect to principal and interest. In December 2002, the loan was written down to $4,000,000 through a charge to the allowance for possible credit losses. During the year ended December 31, 2003, we received proceeds of $731,000 reducing the carrying value of the loan to $3,269,000. In accordance with our policy for revenue recognition, income recognition has been suspended on this loan and for the years ended December 31, 2003, 2002 and 2001, $912,000, $958,000 and $1,144,000, respectively, of potential interest income has not been recorded.

   During the year ended December 31, 2003, we purchased or originated three property mezzanine loans for $35,000,000 and six B Notes for $64,600,000, received partial repayments on eight mortgage and property mezzanine loans totaling $18,449,000 and received three property mezzanine loans satisfactions and one other loan satisfaction totaling $68,761,000. We have no outstanding loan commitments at December 31, 2003.

   At December 31, 2003, the weighted average interest rate in effect, including amortization of fees and premiums, for our performing loans receivable were as follows:

        First mortgage loan ........................   10.51%
        Property mezzanine loans ...................   10.14%
        B Notes ....................................    6.62%
                                                       ------
          Total Loans...............................    8.90%
                                                       ======


   At December 31, 2003, $119,405,000 (66%) of the aforementioned performing loans bear interest at floating rates ranging from LIBOR plus 235 basis points to LIBOR plus 900 basis points. The remaining $61,046,000 (34%) of loans bear interest at fixed rates ranging from 11.62% to 11.67%.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

8. LOANS RECEIVABLE -- (CONTINUED)


   The range of maturity dates and weighted average maturity at December 31, 2003 of our performing loans receivable was as follows:


                                                                        WEIGHTED
                                                                        AVERAGE
                                           RANGE OF MATURITY DATES      MATURITY
                                         ---------------------------   ---------
First mortgage loans ................           December 2004          11 Months
Property mezzanine loans ............      July 2005 to July 2009      55 Months
B Notes .............................    January 2006 to August 2008   47 Months
Total Loans .........................    December 2004 to July 2009    50 Months


   At December 31, 2003, there are two loans secured by office buildings in New York City to a related group of borrowers totaling $61.0 million or approximately 15.4% of total assets. For the year ended December 31, 2003, total gross revenues, total operating expenses and net income before capital improvements on the three buildings total $61.1 million, $25.5 million and $35.6 million, respectively (unaudited). There are no other loans to a single borrower or to related groups of borrowers that exceed ten percent of total assets. Approximately 48% of all performing loans are secured by properties in New York. Approximately 45% of all performing loans are secured by office buildings. These credit concentrations are adequately collateralized as of December 31, 2003.

   In connection with the aforementioned loans, at December 31, 2003 and 2002, we have deferred origination fees, net of direct costs of $828,000 and $160,000, respectively, that are being amortized into income over the life of the loan. At December 31, 2003 and 2002, we have also recorded $86,000 and $1,694,000, respectively, of exit fees, which will be collected at the loan pay-off. These fees are recorded as interest income on a basis to realize a level yield over the life of the loans.

   As of December 31, 2003, performing loans totaling $170,451,000 are pledged as collateral for borrowings on our credit facility, repurchase agreements and term redeemable securities contract.

   We have established a reserve for possible credit losses on loans receivable as follows (in thousands):


                                                                                                        2003       2002       2001
                                                                                                       ------    --------   -------
Beginning balance..................................................................................    $4,982    $ 13,695   $12,947
 Provision for (recapture of) allowance for possible credit losses.................................        --     (4,713)       748
 Additional reserve established with Fund I purchase...............................................     1,690          --        --
 Amounts charged against reserve for possible credit losses........................................        --      (4,000)       --
                                                                                                       ------    --------   -------
Ending balance.....................................................................................    $6,672    $  4,982   $13,695
                                                                                                       ======    ========   =======


9. EQUITY INVESTMENT IN FUNDS

FUND I

   As part of the venture with Citigroup Alternative Investments, as described in Note 3, we held an equity investment in Fund I during the years ended December 31, 2003, 2002 and 2001. The activity for our equity investment in Fund I for the years ended December 31, 2003, 2002 and 2001 is as follows (in thousands):


                                                                                                       2003       2002       2001
                                                                                                     -------    --------   --------
Beginning balance................................................................................    $ 6,609    $ 21,087   $ 21,638
 Capital contributions to Fund I.................................................................         --          --     25,331
 Company portion of Fund I income / (loss).......................................................        143      (4,345)     2,934
 Distributions from Fund I.......................................................................         --     (10,133)   (28,816)
 Purchase of remaining fund equity...............................................................     (6,752)         --         --
                                                                                                     -------    --------   --------
Ending balance...................................................................................    $    --    $  6,609   $ 21,087
                                                                                                     =======    ========   ========

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

9. EQUITY INVESTMENT IN FUNDS -- (CONTINUED)


   As of December 31, 2002, Fund I had loans outstanding totaling $50,237,000, all of which were performing in accordance with the terms of the loan agreements. One loan for $26.0 million, which was in default and for which the accrual of interest had been suspended, was written down to $212,000 and distributed pro-rata to the members in December 2002. Upon receipt of our share of the loan with a face amount of $6,500,000, we disposed of the asset.

   On January 31, 2003, we purchased from an affiliate of Citigroup Alternative Investments its 75% interest in Fund I for $38.4 million (including the assumption of liabilities). As of January 31, 2003, we began consolidating the operations of Fund I in our consolidated financial statements.

   For the years ended December 31, 2003, 2002 and 2001, we received $17,000, $530,000 and $765,000, respectively, of fees for management of Fund I.

FUND II

   We had equity investments in Fund II during the years ended December 31, 2003, 2002 and 2001. We account for Fund II on the equity method of accounting as we have a 50% ownership interest in the general partner of Fund II. The activity for our equity investment in Fund II for the years ended December 31, 2003, 2002 and 2001 is as follows (in thousands):


                                                                                                         2003       2002      2001
                                                                                                       --------    -------   ------
Beginning balance..................................................................................    $ 12,277    $ 7,024   $   --
 Capital contributions to Fund II..................................................................       5,459      5,150    7,097
 Company portion of Fund II income.................................................................       2,144      1,810       54
 Distributions from Fund II........................................................................     (10,671)    (1,707)    (127)
                                                                                                       --------    -------   ------
Ending balance.....................................................................................    $  9,209    $12,277   $7,024
                                                                                                       ========    =======   ======


   As of December 31, 2003, Fund II has loans and investments outstanding totaling $517,591,000, all of which are performing in accordance with the terms of the loan agreements.

   For the years ended December 31, 2003, 2002 and 2001, we received $3,904,000, $8,089,000 and $5,884,000, respectively, of fees for management of Fund II.

FUND II GP

   Fund II GP serves as the general partner for Fund II. Fund II GP is owned 50% by us and 50% by Citigroup.

   We had equity investments in Fund II GP during the years ended December 31, 2003, 2002 and 2001. The activity for our equity investment in Fund II GP is as follows (in thousands):


                                                                                                           2003      2002     2001
                                                                                                          ------    ------   ------
Beginning balance.....................................................................................    $3,499    $2,675   $   --
 Capital contributions to Fund II GP..................................................................       757       823    2,671
 Company portion of Fund II GP income.................................................................      (786)        1        4
 Distributions from Fund II GP........................................................................        --        --       --
                                                                                                          ------    ------   ------
Ending balance........................................................................................    $3,470    $3,499   $2,675
                                                                                                          ======    ======   ======


   In addition, we earned $600,000, $1,505,000 and $1,015,000 of consulting fees from Fund II GP during the years ended December 31, 2003, 2002 and 2001, respectively. At December 31, 2002 and 2001, we had receivables of $380,000 and $1,015,000, respectively, from Fund II GP, which is included in prepaid and other assets.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

9. EQUITY INVESTMENT IN FUNDS -- (CONTINUED)

   In accordance with the limited partnership agreement of Fund II, Fund II GP may earn incentive compensation when certain returns are achieved for the limited partners of Fund II, which will be accrued if and when earned.

FUND III

   On June 2, 2003, Fund III, our third commercial real estate mezzanine investment fund co-sponsored with affiliates of Citigroup Alternative Investments, effected its initial closing. Fund III commenced its investment operations immediately following the initial closing and on June 27, 2003, July 17, 2003 and August 8, 2003, respectively, Fund III effected its second, third and final closings resulting in total equity commitments in Fund III of $425.0 million. The equity commitments made to Fund III by us and affiliates of Citigroup Alternative Investments are $20.0 million and $80.0 million, respectively.

   The activity for our equity investment in Fund III is as follows (in thousands):


                                                                           2003
                                                                          ------
Beginning balance .....................................................   $   --
 Capital invested .....................................................    2,800
 Costs capitalized ....................................................      914
 Company portion of Fund III income ...................................       25
 Amortization of capitalized costs ....................................      (88)
 Dividends received from Fund III .....................................      (88)
                                                                          ------
Ending balance ........................................................   $3,563
                                                                          ======


   As of December 31, 2003, Fund III has loans and investments outstanding totaling $182,315,000, all of which are performing in accordance with the terms of the loan agreements.

   Based upon the $425.0 million aggregate equity commitments made at the initial and subsequent closings, during the investment period of Fund III, we will earn annual investment management fees of $6.0 million through the service of our subsidiary, CT Investment Management Co., as investment manager to Fund III. During the year ended December 31, 2003, we received $3,500,000 of fees for management of Fund III.

INVESTMENT COSTS CAPITALIZED

   In connection with entering into the venture agreement and related fund business, we capitalized certain costs, including the cost of warrants issued and legal costs incurred in negotiating and concluding the venture agreement with Citigroup Alternative Investments. These costs are being amortized over the expected life of the fund business and related venture agreement (10 years). The activity for these investment costs for the years ended
December 31, 2003, 2002 and 2001 is as follows (in thousands):


                                                                            2003      2002     2001
                                                                           ------    ------   ------
Beginning balance......................................................    $6,589    $7,443   $4,373
 Costs capitalized.....................................................        --        --    3,776
 Amortization of capitalized costs.....................................     (844)     (854)    (706)
                                                                           ------    ------   ------
Ending balance.........................................................    $5,745    $6,589   $7,443
                                                                           ======    ======   ======

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

10. EQUIPMENT AND LEASEHOLD IMPROVEMENTS


   At December 31, 2003 and 2002, equipment and leasehold improvements, net, are summarized as follows (in thousands):


                                                                       PERIOD OF
                                                                    DEPRECIATION OR
                                                                      AMORTIZATION      2003     2002
                                                                    ---------------    ------   ------
Office and computer equipment...................................     1 to 3 years      $  566   $  554
Furniture and fixtures..........................................     5 years              146      146
Leasehold improvements..........................................     Term of leases       388      388
                                                                                       ------   ------
                                                                                        1,100    1,088
Less: accumulated depreciation..................................                         (808)    (698)
                                                                                       ------   ------
                                                                                       $  292   $  390
                                                                                       ======   ======


   Depreciation and amortization expense on equipment and leasehold improvements, which are computed on a straight-line basis totaled $124,000, $138,000 and $203,000 for the years ended December 31, 2003, 2002 and 2001, respectively. Equipment and leasehold improvements are included at their depreciated cost in prepaid and other assets in the consolidated balance sheets.

11. LONG-TERM DEBT

CREDIT FACILITY

   Effective June 27, 2003, we entered into a new credit agreement with a commercial lender who has been providing credit to us since June 8, 1998.

   The credit facility in effect for the year ended December 31, 2002, provided for a $100 million line of credit. In connection with the Company's purchase of the Fund I interest held by affiliates of Citigroup Alternative Investments in January 2003, the Company assumed the obligations under the credit facility entered into by Fund I. There were outstanding borrowings of $24,084,000 on the date of acquisition. The lender for the Fund I credit facility was the same as the lender for our outstanding credit facility and thus the two facilities were combined for reporting purposes with the line of credit being increased to $150 million.

   On June 27, 2003, we formally combined under one facility the outstanding borrowings of the two facilities and extended the maturity of the $150 million credit facility for two additional years to July 16, 2005, with an automatic nine month amortizing extension option, if not otherwise extended. We incurred an initial commitment fee of $1,425,000 upon the signing of this new agreement which is being amortized over the remaining term of the agreement.

   The credit facility provides for advances to fund lender-approved loans and investments made by us, which we refer to as "funded portfolio assets". Our obligations under the credit facility are secured by pledges of the funded portfolio assets acquired with advances under the credit facilities.

   Borrowings under the credit facility bears interest at specified rates over LIBOR, which rates may fluctuate, based upon the credit quality of the funded portfolio assets. This facility is also subject to a minimum usage fee if average borrowings for a quarter are less than a threshold amount. The credit facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the credit facility. The credit facility contains customary representations and warranties, covenants and conditions and events of default. The credit facilities also contain a covenant obligating us to avoid undergoing an ownership change that results in John R. Klopp or Samuel Zell no longer retaining their senior offices and directorships with us and practical control of our business and operations.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

11. LONG-TERM DEBT -- (CONTINUED)


   At December 31, 2003, we have borrowed $38,868,000 under the credit facility at an average interest rate of LIBOR plus 1.50% (2.62% at December 31, 2003). On December 31, 2003, the unused amount of potential credit under the remaining credit facility was $111,132,000. Assuming no additional utilization under the credit facility and including the amortization of fees paid and capitalized over the term of the credit facility, the all-in effective borrowing cost was 4.58% at December 31, 2003. We have pledged assets of $78,022,000 as collateral for the borrowing against such credit facility.

TERM REDEEMABLE SECURITIES CONTRACT

   In connection with the purchase of our BB CMBS portfolio as previously described in Note 6, an affiliate of the seller provided financing for 70% of the purchase price, or $137.8 million, at a floating rate of LIBOR plus 50 basis points pursuant to a term redeemable securities contract. This rate was below the market rate for similar financings, and, as such, a discount on the term redeemable securities contract was recorded to reduce the carrying amount by $10.9 million (which has been amortized to $679,000), which had the effect of adjusting the yield to current market terms. The debt had a three-year term that expired in February 2002.

   On February 28, 2002, we entered into a new term redeemable securities contract. The current term redeemable securities contract was utilized to finance certain of the assets that were previously financed with a maturing credit facility and term redeemable securities contract. The term redeemable securities contract, which allows for a maximum financing of $75 million, is recourse to us and has a two-year term with an automatic one-year amortizing extension option, if not otherwise extended. We incurred an initial commitment fee of $750,000 upon the signing of the term redeemable securities contract and we pay interest at specified rates over LIBOR. The new term redeemable securities contract contains customary representations and warranties, covenants and conditions and events of default. This term redeemable securities contract expired on February 28, 2004 and was repaid with the financed assets being financed under the credit facility.

   At December 31, 2003, we have borrowed $11,651,000 under the term redeemable securities contract at an average interest rate of LIBOR plus 1.91% (3.06% at December 31, 2003). On December 31, 2003, the unused amount of potential credit under the term redeemable securities contract was $63,349,000. Assuming no additional utilization under the term redeemable securities contract and including the amortization of fees paid and capitalized over the term of the term redeemable securities contract, the all-in effective borrowing cost was 6.41% at December 31, 2003. We have pledged assets of $17,957,000 as collateral for the borrowing against such term redeemable securities contract.

REPURCHASE OBLIGATIONS

   At December 31, 2003, we were obligated to five counterparties under repurchase agreements.

   The repurchase obligation with the first counterparty, an affiliate of a securities dealer, was utilized to finance CMBS securities. At December 31, 2003, we have sold CMBS assets with a book and market value of $151,964,000 and have a liability to repurchase these assets for $88,365,000 that is non-recourse to us. This repurchase obligation had an original one-year term that expired in February 2003 and was extended twice to February 2005. The liability balance bears interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligation with the second counterparty, a securities dealer, arose in connection with the purchase of Federal Home Loan Mortgage
Corporation Gold available-for-sale securities. At December 31, 2003, we have sold such assets with a book and market value of $20,052,000 and have a liability to repurchase these assets for $19,461,000. This repurchase agreement comes due monthly and has a current maturity date in March 2004. The liability balance bears interest at LIBOR.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

11. LONG-TERM DEBT -- (CONTINUED)


   The repurchase obligation with the third counterparty, a securities dealer, was entered into on May 28, 2003 pursuant to the terms of a master repurchase agreement and provides us with the right to finance up to $50,000,000, which was upsized to $100,000,000 in August 2003, by selling specific assets to the counterparty. To December 31, 2003, the master repurchase agreement has been utilized in connection with the purchase of five loans during 2003. At December 31, 2003, we have sold loans with a book and market value of $53,197,000 and have a liability to repurchase these assets for $16,982,000. The master repurchase agreement terminates on June 1, 2004, with an automatic nine-month amortizing extension option, if not otherwise extended, and bears interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligations with the fourth counterparty, a securities dealer, were entered into during the third quarter of 2003 in connection with the purchase of a loan and CMBS securities. At December 31, 2003, we have sold a loan and CMBS with a book and market value of $9,950,000 and have a liability to repurchase these assets for $8,210,000. The repurchase agreements are matched to the term of the underlying loan and CMBS that mature between August 2004 and January 2005 and bear interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligation with the fifth counterparty, a securities dealer, was entered into during 2003 in connection with the purchase of a loan. At December 31, 2003, we have sold a loan with a book and market value of $16,325,000 and have a liability to repurchase this asset for $13,876,000. This repurchase agreement comes due monthly and has a current maturity date in March 2004.

   The average borrowing rate in effect for all the repurchase obligations outstanding at December 31, 2003 was LIBOR plus 0.99% (2.15% at December 31,
2003). Assuming no additional utilization under the repurchase obligations and including the amortization of fees paid and capitalized over the term of the repurchase obligations, the all-in effective borrowing cost was 2.65% at December 31, 2003.

12. DERIVATIVE FINANCIAL INSTRUMENTS

   On January 1, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Statement of Financial Accounting Standards No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically Statement of Financial Accounting Standards No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. As of January 1, 2001, the adoption of the new standard resulted in an adjustment of $574,000 to accumulated other comprehensive loss and other liabilities.

   In the normal course of business, we are exposed to the effect of interest rate changes. We limit these risks by following established risk management policies and procedures including those for the use of derivatives. For interest rate exposures, derivatives are used primarily to align rate movements between interest rates associated with our loans and other financial assets with interest rates on related debt financing, and manage the cost of borrowing obligations.

   We do not use derivatives for trading or speculative purposes. Further, we have a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors. When viewed in conjunction with the underlying and offsetting exposure that the derivatives are designed to hedge, we have not sustained a material loss from those instruments, nor do we anticipate any material adverse effect on our net income or financial position in the future from the use of derivatives.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

12. DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

   To manage interest rate risk, we may employ options, forwards, interest rate swaps, caps and floors or a combination thereof depending on the underlying exposure. To reduce overall interest cost, we use interest rate instruments, typically interest rate swaps, to convert a portion of our variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized as interest expense over the life of the contracts.

   Financial reporting for hedges characterized as fair value hedges and cash flow hedges are different. For those hedges characterized as a fair value hedge, the changes in fair value of the hedge and the hedged item are reflected in earnings each quarter. In the case of the fair value hedges, we are hedging the component of interest rate risk that can be directly controlled by the hedging instrument, and it is this portion of the hedged assets that is recognized in earnings. The non-hedged balance is classified as an available-for-sale security consistent with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and is reported in accumulated other comprehensive income. For those hedges characterized as cash flow hedges, the unrealized gains/ losses in the fair value of these hedges are reported on the balance sheet with a corresponding adjustment to either accumulated other comprehensive income or to earnings, depending on the type of hedging relationship.

   We undertook the fair value hedge to sustain the value of our CMBS holdings. This fair value hedge, when viewed in conjunction with the fair value of the securities, was intended to sustain the value of those securities as interest rates rise and fall. During the twelve months ended December 31, 2001, we recognized a loss of $5,479,000 for the decrease in the value of the swap which was substantially offset by a gain of $4,890,000 for the change in the fair value of the securities attributed to the hedged risk resulting in a $589,000 charge to unrealized loss on derivative securities on the consolidated statement of operations. During the period from January 1, 2002 to December 20, 2002, we recognized a loss of $16,234,000 for the decrease in the value of the swap which was substantially offset by a gain of $15,924,000 for the change in the fair value of the securities attributed to the hedged risk resulting in a $310,000 charge to unrealized loss on derivative securities on the consolidated statement of operations. In conjunction with the sale of the CMBS previously discussed in Note 5, in order to maintain the effectiveness of the hedge, we reduced the maturity of the fair value hedge from December 2014 to November 2009 and recognized a realized gain for the payments received totaling $940,000. On December 23, 2002, in order to eliminate accumulated earnings and profits in anticipation of our election of REIT status for tax purposes, the fair value hedge was settled resulting in a realized loss of $23.6 million.

   We utilize cash flow hedges in order to better control interest costs on variable rate debt transactions. Interest rate swaps that convert variable payments to fixed payments, interest rate caps, floors, collars, and forwards are considered cash flow hedges. During the period from January 1, 2002 to December 20, 2002 and during the year ended December 31, 2001, the fair value of the cash flow swaps decreased by $3.3 million and $2.9 million, respectively, which was deferred into other comprehensive loss until the cash flow hedges were settled on December 23, 2002 and the settlement amount of $6.7 million was recorded as a charge to earnings.

   During the period from January 1, 2002 to December 20, 2002 and during the year ended December 31, 2001, we recognized a loss of $62,000 and a gain of $47,000, respectively for the change in time value for qualifying interest rate hedges. The time value is a component of fair value that must be recognized in earnings, and is shown in the consolidated statement of operations as unrealized loss on derivative securities. When the interest rate cap was settled on December 23, 2002, we recognized a realized loss of $51,000 on the consolidated statement of operations.

   In December 2002, we entered into two new cash flow hedge contracts. The following table summarizes the notional value and fair value of our derivative financial instruments at December 31, 2003.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                                                                      INTEREST
HEDGE                                  TYPE         NOTIONAL VALUE      RATE      MATURITY   FAIR VALUE
-----                             ---------------   --------------    --------    --------   ----------
Swap..........................    Cash Flow Hedge     $85,000,000      4.2425%      2015      $118,000
Swap..........................    Cash Flow Hedge      24,000,000      4.2325%      2015        50,000


   On December 31, 2003, the derivative financial instruments were reported at their fair value as interest rate hedge assets and the increase in the fair value of the cash flow swaps of $168,000 was deferred into other comprehensive loss and will be released to earnings over the remaining lives of the swaps. The amount of the hedges' ineffectiveness is immaterial and reported as a component of interest expense.

   Over time, the unrealized gains and losses held in accumulated other comprehensive income will be reclassified to earnings. This reclassification is consistent with the timing of when the hedged items are also recognized in earnings. Within the next twelve months, we estimate that $3.1 million currently held in accumulated other comprehensive loss will be reclassified to earnings, with regard to the cash flow hedges.

13. CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

   On July 28, 1998, we sold 8.25% step up convertible junior subordinated debentures in the aggregate principal amount of $154,650,000 to CT Convertible Trust I, referred to as the "Trust". The Trust then privately placed and originally issued 150,000 8.25% step up convertible trust preferred securities (liquidation amount $1,000 per security) with an aggregate liquidation amount of $150 million to third parties. The convertible trust preferred securities represented an undivided beneficial interest in the assets of the Trust that consisted solely of the step up convertible junior subordinated debentures that were concurrently sold and originally issued to the Trust. The common interest in the Trust was sold to us for $4,650,000.

   Payments of interest on the step up convertible junior subordinated debentures were payable quarterly in arrears on each calendar quarter-end and equal the amounts necessary for the payment of distributions on the convertible trust preferred securities. Distributions were payable only to the extent payments were made in respect to the convertible debentures.

   We received $145,207,000 in net proceeds, after original issue discount of 3% from the liquidation amount of the convertible trust preferred securities and transaction expenses, pursuant to the above transactions, which were used to pay down our credit facilities. The convertible trust preferred securities were initially convertible into shares of class A common stock at an initial rate of 85.47 shares of class A common stock per $1,000 principal amount of the convertible debentures held by the Trust (which was equivalent to a conversion price of $35.10 per share of class A common stock).

    On May 10, 2000, we modified the terms of the step up convertible junior subordinated debentures canceling the original underlying convertible debentures and new 8.25% step up convertible junior subordinated debentures in the aggregate principal amount of $92,524,000 and new 13% step up non-convertible junior subordinated debentures in the aggregate principal amount of $62,126,000 were issued to the Trust. In connection with the modification, the then outstanding convertible trust preferred securities were canceled and new variable step up convertible trust preferred securities with an aggregate liquidation amount of $150,000,000 were issued to the holders of the canceled securities in exchange therefore. The liquidation amount of the new convertible trust preferred securities was divided into $89,742,000 of convertible amount and $60,258,000 of non-convertible amount, the distribution, redemption and, as applicable, conversion terms of which, mirrored the interest, redemption and, as applicable, conversion terms of the new convertible debentures and the new non-convertible debentures, respectively, held by the Trust.

   Payments of interest on the new step up convertible junior subordinated debentures are payable quarterly in arrears on each calendar quarter-end and are equal to the distributions made on the new convertible trust preferred securities. Distributions on the new convertible trust preferred securities are payable only to the extent payments are made in respect to the new debentures. The new step up convertible junior subordinated

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

13. CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES -- (CONTINUED)


debentures initially bore a blended coupon rate of 10.16% per annum which rate was to vary as the proportion of outstanding convertible amount to the outstanding non-convertible amount changes and step up in accordance with the coupon rate step up terms applicable to the convertible amount and the non-convertible amount.

   The convertible amount bore a coupon rate of 8.25% per annum through March 31, 2002 and increased on April 1, 2002 to the greater of (i) 10.00% per annum, increasing by 0.75% on October 1, 2004 and on each October 1 thereafter or (ii) a percentage per annum equal to the quarterly dividend paid on a share of common stock multiplied by four and divided by $21.00. The convertible amount is convertible into shares of class A common stock, in increments of $1,000 in liquidation amount, at a conversion price of $21.00 per share. The convertible amount is redeemable by us, in whole or in part, on or after September 30, 2004.

   Prior to redemption, the non-convertible amount bore a coupon rate of 13.00% per annum. On September 30, 2002, the non-convertible debentures were redeemed in full, utilizing additional borrowings from the credit facility and repurchase agreements, resulting in a corresponding redemption in full of the related non-convertible amount of convertible trust preferred securities. In connection with the redemption transaction, we expensed the remaining unamortized discount and fees on the redeemed non-convertible amount resulting in $586,000 of additional expense for the year ended December 31, 2002.

   For financial reporting purposes, in accordance with Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," we are not treating the Trust as our subsidiary and, accordingly, the accounts of the Trust are not included in our consolidated financial statements. Intercompany transactions between the Trust and us have not been eliminated in our consolidated financial statements.

14. SHAREHOLDERS' EQUITY

AUTHORIZED CAPITAL

   We have the authority to issue up to 200,000,000 shares of stock, consisting of (i) 100,000,000 shares of class A common stock and (ii) 100,000,000 shares of preferred stock. The board of directors is generally authorized to issue additional shares of authorized stock without shareholder approval.

COMMON STOCK

   Class A common stock are voting shares entitled to vote on all matters presented to a vote of shareholders, except as provided by law or subject to the voting rights of any outstanding preferred stock. Holders of record of shares of class A common stock on the record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors subject to the rights of the holders of any outstanding preferred stock.

PREFERRED STOCK

   In 2001, we had outstanding two classes of preferred stock, class A 9.5% cumulative convertible voting preferred Stock and the class B 9.5% cumulative convertible non-voting preferred stock. In December 2001, following the repurchase of all of the outstanding shares of preferred stock (as discussed below), we amended our charter to eliminate from authorized capital the previously designated class A preferred stock and class B preferred stock and increase the authorized shares of preferred stock to 100,000,000.

COMMON AND PREFERRED STOCK TRANSACTIONS

   In March 2000, we commenced an open market stock repurchase program under which we were initially authorized to purchase, from time to time, up to 666,667 shares of class A common stock. Since that time the authorization has been increased by the board of directors to purchase up to 2,366,934 shares of class A

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
common stock. As of December 31, 2003, we had purchased and retired, pursuant to the program, 1,700,584 shares of class A common stock at an average price of $13.13 per share (including commissions).

   We have no further obligations to issue additional warrants to affiliates of Citigroup Alternative Investments at December 31, 2003. The value of the warrants at the issuance dates, $4,636,000, was capitalized and is being amortized over the anticipated lives of the fund business venture with affiliates of Citigroup Alternative Investments. On January 31, 2003, we purchased all of the outstanding warrants to purchase 2,842,822 shares of class A common stock for $2,132,000.

   In two privately negotiated transactions closed in April 2001, we repurchased for $29,138,000, 210,234 shares of class A common stock, 506,944 shares of class B common stock, 506,130 shares of class A preferred Stock and 758,037 shares of class B preferred stock. In addition, in a privately negotiated transaction closed in August 2001, we repurchased for $20,896,000, 66,667 shares of class A common stock, 411,451 shares of class B common stock, 253,065 shares of class A preferred stock and 589,713 shares of class B preferred stock. We have repurchased all of our previously outstanding preferred stock and eliminated the related dividend.

   On June 18, 2003, we issued 1,075,000 shares of class A common stock in a private placement. Thirty-two separate investors, led by certain institutional clients advised by Lend Lease Rosen Real Estate Securities, LLC, purchased the shares. We received net proceeds of $17.1 million after payment of offering expenses and fees to Conifer Securities, LLC, our placement agent.

EARNINGS PER SHARE

   The following table sets forth the calculation of Basic and Diluted EPS for the years ended December 31, 2003 and 2002:


                                                          YEAR ENDED DECEMBER 31, 2003             YEAR ENDED DECEMBER 31, 2002
                                                     -------------------------------------    -------------------------------------
                                                                                 PER SHARE                                PER SHARE
                                                      NET INCOME      SHARES       AMOUNT       NET LOSS       SHARES       AMOUNT
                                                     -----------    ----------   ---------    ------------    ---------   ---------
Basic EPS:
Net earnings / (loss) allocable to common stock ..   $13,525,000     5,946,718     $2.27      $(9,738,000)    6,008,731    $(1.62)
                                                                                   =====                                   =======
Effect of Dilutive Securities:
Options outstanding for the purchase of
  common stock....................................            --        67,581                          --           --
Convertible trust preferred securities
  exchangeable for shares of common stock.........     9,452,000     4,273,422                          --           --
                                                     -----------    ----------                ------------    ---------
Diluted EPS:
Net earnings / (loss) per share of common stock
  and assumed conversions.........................   $22,977,000    10,287,721     $2.23      $(9,738,000)    6,008,731    $(1.62)
                                                     ===========    ==========     =====      ============    =========    =======

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

14. SHAREHOLDERS' EQUITY -- (CONTINUED)



   The following table sets forth the calculation of Basic and Diluted EPS for the year ended December 31, 2001:


                                                                                                   YEAR ENDED DECEMBER 31, 2001
                                                                                              -------------------------------------
                                                                                                                          PER SHARE
                                                                                               NET INCOME      SHARES       AMOUNT
                                                                                              -----------    ----------   ---------
Basic EPS:
Net earnings allocable to common stock....................................................    $ 8,764,000     6,722,106     $1.30
                                                                                                                            =====
Effect of Dilutive Securities:
Options outstanding for the purchase of common stock......................................             --        32,144
Warrants outstanding for the purchase of common stock.....................................             --       140,316
Future commitments for stock unit awards for the issuance of common stock.................             --        16,667
Convertible trust preferred securities exchangeable for shares of common stock............      4,120,000     4,273,504
Convertible preferred stock...............................................................        606,000       856,631
                                                                                              -----------    ----------
Diluted EPS:
Net earnings per share of common stock and assumed conversions............................    $13,490,000    12,041,368     $1.12
                                                                                              ===========    ==========     =====


15. GENERAL AND ADMINISTRATIVE EXPENSES

   General and administrative expenses for the years ended December 31, 2003, 2002 and 2001 consist of (in thousands):


                                                                                                         2003      2002       2001
                                                                                                       -------    -------   -------
Salaries and benefits..............................................................................    $ 8,306    $ 9,276   $11,082
Professional services..............................................................................      2,127      1,806     1,545
Other..............................................................................................      2,887      2,914     2,755
                                                                                                       -------    -------   -------
Total..............................................................................................    $13,320    $13,996   $15,382
                                                                                                       =======    =======   =======


16. INCOME TAXES

   The Company intends to make an election to be taxed as a REIT under
Section 856(c) of the Internal Revenue Code, as amended, commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal income tax. To maintain qualification as a REIT, we must distribute at least 90% of our REIT taxable income to our shareholders and meet certain other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state and local taxes on our income and property. Under certain circumstances, federal income and excise taxes may be due on our undistributed taxable income. At December 31, 2003, we were in compliance with all REIT requirements.

   During the year ended December 31, 2003, we recorded $646,000 of income tax expense for income that was attributable to taxable REIT subsidiaries. Our effective tax rate for the year ended December 31, 2003 attributable to our taxable REIT subsidiaries was 107.9%. The difference between the U.S. federal statutory tax rate of 35% and the effective tax rate was primarily state and local taxes, net of federal tax benefit, and compensation in excess of deductible limits.

   We have federal net operating loss carryforwards as of December 31, 2003 of approximately $12.4 million. Such net operating loss carryforwards expire through 2021. Due to an ownership change in January 1997 and another prior ownership change, a substantial portion of the net operating loss carryforwards are limited for federal income tax purposes to approximately $1.4 million annually. Any unused portion of such annual limitation can be carried forward to future periods. We also have federal capital loss carryforwards as of December 31, 2003 of approximately $29.4 million that expire in 2007. The

                      CAPITAL TRUST, INC. AND SUBSIDIARIES
utilization of these carryforwards would not reduce federal income taxes but would reduce required distributions to maintain REIT status.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax reporting purposes.

   As we are operating in a manner to meet the qualifications to be taxed as a REIT for federal income tax purposes during the 2003 tax year, we do not expect we will be liable for income taxes or taxes on "built-in gain" on our assets at the federal level or in most states in future years, other than on our taxable REIT subsidiary. Accordingly, we eliminated substantially all of our deferred tax liabilities other than that related to our taxable REIT subsidiary at December 31, 2002. The amounts for 2003 relate only to differences related to taxable earnings of our taxable REIT subsidiaries.

   The components of the net deferred tax assets are as follows (in thousands):


                                                                 DECEMBER 31,
                                                               -----------------
                                                                2003      2002
                                                               ------   --------
Fund II incentive management fees recognized for tax
  purposes
  not recorded for book....................................    $3,230   $     --
Net operating loss carryforward ...........................        --      4,849
Capital loss carryforward .................................        --     13,573
Reserves on other assets and for possible credit losses ...        --      2,689
Other .....................................................       279     (2,858)
                                                               ------   --------
Deferred tax assets .......................................     3,509     18,253
Valuation allowance .......................................      (140)   (16,668)
                                                               ------   --------
                                                               $3,369   $  1,585
                                                               ======   ========


   We recorded a valuation allowance to reserve a portion of our net deferred assets in accordance with Statement of Financial Accounting Standards No. 109. Under Statement of Financial Accounting Standards No. 109, this valuation allowance will be adjusted in future years, as appropriate. However, the timing and extent of such future adjustments cannot presently be determined.

   Prior to 2003, we filed a consolidated federal income tax return as a C-corporation. The provision for income taxes for the years ended December 31, 2002 and 2001 is comprised as follows (in thousands):


                                                                 2002      2001
                                                                -------   ------
Current
    Federal.................................................    $ 4,199   $6,076
    State...................................................      1,311    2,239
    Local...................................................      1,409    2,054
Deferred
    Federal.................................................      5,152     (732)
    State...................................................      1,483      (72)
    Local...................................................      1,595     (240)
                                                                -------   ------
Provision for income taxes .................................    $15,149   $9,325
                                                                =======   ======

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

   The reconciliation of income tax computed at the U.S. federal statutory tax rate (35%) to the effective income tax rate for the years ended December 31, 2002 and 2001 are as follows (in thousands):


                                                                                                        2002              2001
                                                                                                  ----------------    -------------
                                                                                                     $         %        $        %
                                                                                                 --------    -----    ------   ----
Federal income tax at statutory rate .........................................................   $  1,894     35.0%   $6,543   35.0%
State and local taxes, net of federal tax benefit ............................................      3,768     69.7%    2,588   13.9%
Utilization of net operating loss carryforwards ..............................................      (490)     (9.1)%    (490)  (2.6)
Capital loss carryforwards not recognized due to uncertainty
  of utilization..............................................................................     10,304    190.4%       --     --%
Compensation in excess of deductible limits ..................................................        502      9.3%      642    3.4%
Reduction of net deferred tax liabilities ....................................................    (2,783)    (51.4)%      --     --%
Other ........................................................................................      1,954     36.1%       42    0.2%
                                                                                                 --------    -----    ------   ----
                                                                                                 $ 15,149    280.0%   $9,325   49.9%
                                                                                                 ========    =====    ======   ====

17. EMPLOYEE BENEFIT PLANS

EMPLOYEE 401(K) AND PROFIT SHARING PLAN

   In 1999, we instituted a 401(k) and profit sharing plan that allows eligible employees to contribute up to 15% of their salary into the plan on a pre-tax basis, subject to annual limits. We have committed to make contributions to the plan equal to 3% of all eligible employees' compensation subject to annual limits and may make additional contributions based upon earnings. Our contribution expense for the years ended December 31, 2003, 2002 and 2001, was $103,000, $110,000 and $196,000, respectively.

1997 LONG-TERM INCENTIVE STOCK PLAN

   Our 1997 amended and restated long-term incentive stock plan permits the grant of nonqualified stock option, incentive stock option, restricted stock, stock appreciation right, performance unit, performance stock and stock unit awards. A maximum of 147,001 shares of class A common stock may be issued during the fiscal year 2004 pursuant to awards under the incentive stock plan and the director stock plan (as discussed below) in addition to the shares subject to awards outstanding under the two plans at December 31, 2003. The maximum number of shares that may be subject to awards to any employee during the term of the plan may not exceed 333,334 shares and the maximum amount payable in cash to any employee with respect to any performance period pursuant to any performance unit or performance stock award is $1.0 million.

   Incentive stock options shall be exercisable no more than ten years after their date of grant and five years after the grant in the case of a 10% shareholder and vest over a period of three years with one-third vesting at each anniversary date. Payment of an option may be made with cash, with previously owned class A common stock, by foregoing compensation in accordance with performance compensation committee or compensation committee rules or by a combination of these.

   Restricted stock may be granted under the long-term incentive stock plan with performance goals and periods of restriction as the board of directors may designate. The performance goals may be based on the attainment of certain objective and/or subjective measures. In 2003, 2002 and 2001, we issued 17,500 shares, 25,125 shares and 75,927 shares, respectively, of restricted stock. 12,707 shares were canceled in 2003 and 20,791 shares were canceled in 2001 upon the resignation of employees prior to vesting. The shares of restricted stock issued in 2003 vest one-third on each of the following dates: February 1, 2004, February 1, 2005 and February 1, 2006. The shares of restricted stock issued in 2002 vest one-third on each of the following dates: February 1, 2003, February 1, 2004 and February 1, 2005. The shares of restricted stock issued in 2001 vest one-third on each of the following dates: February 1, 2002, February 1, 2003 and

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

17. EMPLOYEE BENEFIT PLANS -- (CONTINUED)

February 1, 2004. We also granted 17,361 shares of performance based restricted stock in 1999, which were canceled in 2002.

   The long-term incentive stock plan also authorizes the grant of stock units at any time and from time to time on such terms as shall be determined by the board of directors or administering compensation committee. Stock units shall be payable in class A common stock upon the occurrence of certain trigger events. The terms and conditions of the trigger events may vary by stock unit award, by the participant, or both.

   The following table summarizes the activity under the long-term incentive stock plan for the years ended December 31, 2003, 2002 and 2001:


                                                                                                                       WEIGHTED
                                                                                  OPTIONS       EXERCISE PRICE     AVERAGE EXERCISE
                                                                                OUTSTANDING        PER SHARE        PRICE PER SHARE
                                                                                -----------    -----------------   ----------------
Outstanding at January 1, 2001..............................................       473,016     $12.375 -- $30.00         21.11
 Granted in 2001............................................................       151,512     $ 13.50 -- $16.50         13.85
 Canceled in 2001...........................................................      (47,446)     $12.375 -- $30.00         20.50
                                                                                 ---------                              ------
Outstanding at December 31, 2001............................................       577,082     $12.375 -- $30.00        $19.26
 Granted in 2002............................................................        97,340          $15.90               15.90
 Canceled in 2002...........................................................      (17,172)     $12.375 -- $18.00         13.79
                                                                                 ---------                              ------
Outstanding at December 31, 2002............................................       657,250     $12.375 -- $30.00        $18.51
 Exercised in 2003..........................................................      (18,445)     $12.375 -- $18.00         15.20
 Canceled in 2003...........................................................     (121,337)     $12.375 -- $30.00         18.51
                                                                                 ---------                              ------
Outstanding at December 31, 2003............................................       517,468     $12.375 -- $30.00        $19.09
                                                                                 =========                              ======

   At December 31, 2003, 2002 and 2001, options to purchase 417,730, 435,669 and 337,225 shares, respectively, were exercisable. At December 31, 2003, the outstanding options have various remaining contractual lives ranging from 2.00 to 8.09 years with a weighted average life of 5.59 years. The following table presents the options outstanding and exercisable at December 31, 2003 within price ranges:

                                           RANGE FOR                                   TOTAL          TOTAL
                                         EXERCISE PRICES                              OPTIONS        OPTIONS
                                            PER SHARE                               OUTSTANDING    EXERCISABLE
               -----------------------------------------------------------------    -----------    -----------
               $12.375 -- $15.00................................................      142,788        105,613
               $ 15.01 -- $18.00................................................      249,122        186,559
               $ 18.01 -- $21.00................................................           --             --
               $ 21.01 -- $24.00................................................           --             --
               $ 24.01 -- $27.00................................................       33,334         33,334
               $ 27.01 -- $30.00................................................       92,224         92,224
                                                                                      -------        -------
               Total............................................................      517,468        417,730
                                                                                      =======        =======

1997 NON-EMPLOYEE DIRECTOR STOCK PLAN

   Our 1997 amended and restated non-employee director stock plan permits the grant of nonqualified stock option, restricted stock, stock appreciation right, performance unit, performance stock and stock unit awards. A maximum of 147,001 shares of class A common stock may be issued during the fiscal year 2004 pursuant to awards under the director stock plan and the long-term incentive stock plan, in addition to the shares subject to awards outstanding under the two plans at December 31, 2003.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

17. EMPLOYEE BENEFIT PLANS -- (CONTINUED)


   The board of directors shall determine the purchase price per share of class A common stock covered by nonqualified stock options granted under the director stock plan. Payment of nonqualified stock options may be made with cash, with previously owned shares of class A common stock, by foregoing compensation in accordance with board rules or by a combination of these payment methods. Stock appreciation rights may be granted under the plan in lieu of nonqualified stock options, in addition to nonqualified stock options, independent of nonqualified stock options or as a combination of the foregoing. A holder of stock appreciation rights is entitled upon exercise to receive shares of class A common stock, or cash or a combination of both, as the board of directors may determine, equal in value on the date of exercise to the amount by which the fair market value of one share of class A common stock on the date of exercise exceeds the exercise price fixed by the board on the date of grant (which price shall not be less than 100% of the market price of a share of class A common stock on the date of grant) multiplied by the number of shares in respect to which the stock appreciation rights are exercised.

   Restricted stock may be granted under the director stock plan with performance goals and periods of restriction as the board of directors may designate. The performance goals may be based on the attainment of certain objective and/or subjective measures. The director stock plan also authorizes the grant of stock units at any time and from time to time on such terms as shall be determined by the board of directors. Stock units shall be payable in shares of class A common stock upon the occurrence of certain trigger events. The terms and conditions of the trigger events may vary by stock unit award, by the participant, or both.

   The following table summarizes the activity under the director stock plan for the years ended December 31, 2003, 2002 and 2001:


                                                                                                                       WEIGHTED
                                                                                     OPTIONS      EXERCISE PRICE   AVERAGE EXERCISE
                                                                                   OUTSTANDING      PER SHARE       PRICE PER SHARE
                                                                                   -----------    --------------   ----------------
Outstanding at January 1, 2001.................................................       85,002      $ 18.00-$30.00         27.65
 Granted in 2001...............................................................           --      $           --            --
                                                                                      ------                            ------
Outstanding at December 31, 2001...............................................       85,002       $18.00-$30.00         27.65
 Granted in 2002...............................................................           --      $           --            --
                                                                                      ------                            ------
Outstanding at December 31, 2002...............................................       85,002       $18.00-$30.00         27.65
 Granted in 2003...............................................................           --      $           --            --
                                                                                      ------                            ------
Outstanding at December 31, 2003...............................................       85,002       $18.00-$30.00        $27.65
                                                                                      ======                            ======


   At December 31, 2003, 2002 and 2001, all of the options outstanding were exercisable. At December 31, 2003, the outstanding options have a remaining contractual life of 3.54 years to 4.08 years with a weighted average life of
3.98 years. 16,668 of the options are priced at $18.00 and the remaining 68,334 are priced at $30.00.

18. FAIR VALUES OF FINANCIAL INSTRUMENTS

   The Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement of Financial Accounting Standards No. 107 excludes certain financial instruments and all non-financial instruments from our disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of we.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

18. FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

   Cash and cash equivalents: The carrying amount of cash on hand and money market funds is considered to be a reasonable estimate of fair value.

   Available-for-sale securities: The fair value was determined based upon the market value of the securities.

   Commercial mortgage-backed securities: The fair value was obtained by obtaining quotes from a market maker in the security.

   Loans receivable, net: The fair values were estimated by using current institutional purchaser yield requirements for loans with similar credit characteristics.

   Interest rate cap agreement: The fair value was estimated based upon the amount at which similar financial instruments would be valued.

   Credit facility: The credit facilities are at floating rates of interest for which the spread over LIBOR is at rates that are similar to those in the market currently. Therefore, the carrying value is a reasonable estimate of fair value.

   Repurchase obligations: The repurchase obligations, which are generally short-term in nature, bear interest at a floating rate and the book value is a reasonable estimate of fair value.

   Term redeemable securities contract: The fair value was estimated based upon the amount at which similar privately placed financial instruments would be valued.

   Convertible trust preferred securities: The fair value was estimated based upon the amount at which similar privately placed financial instruments would be valued.

   Interest rate swap agreements: The fair values were estimated based upon the amount at which similar financial instruments would be valued.

   The carrying amounts of all assets and liabilities approximate the fair value except as follows (in thousands):


                                                                                          DECEMBER 31, 2003      DECEMBER 31, 2002
                                                                                         -------------------    -------------------
                                                                                        CARRYING      FAIR      CARRYING     FAIR
                                                                                         AMOUNT       VALUE      AMOUNT      VALUE
                                                                                        --------    --------    --------   --------
Financial Assets:
 Loans receivable ...................................................................   $183,721    $191,395    $121,329   $127,348
 Convertible trust preferred securities .............................................     89,466      94,874      88,988     88,988


19. SUPPLEMENTAL SCHEDULE OF NON-CASH AND FINANCING ACTIVITIES

   Interest paid on our outstanding debt for 2003, 2002 and 2001 was $18,980,000, $32,293,000 and $38,290,000, respectively. Income taxes paid by us in 2003, 2002 and 2001 were $2,454,000, $8,275,000 and $11,583,000, respectively.

20. TRANSACTIONS WITH RELATED PARTIES

   We entered into a consulting agreement, dated as of January 1, 1998, with one of our directors. The consulting agreement had an initial term of one year, which was subsequently extended to December 31, 2002 and then allowed to expire. Pursuant to the agreement, the director provided consulting services for us including new business identification, strategic planning and identifying and negotiating mergers, acquisitions,

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

20. TRANSACTIONS WITH RELATED PARTIES -- (CONTINUED)


joint ventures and strategic alliances. During each of the years ended December 31, 2002 and 2001, we incurred expenses of $96,000 in connection with this agreement.

   Effective January 1, 2000, we entered into a consulting agreement with another director. The consulting agreement had an initial term of two years that expired on December 31, 2002. Under this agreement, the consultant was paid $15,000 per month for which the consultant provided services for us including serving on the management committees for Fund I and Fund II and any other tasks and assignments requested by the chief executive officer. Effective January 1, 2003, we entered into a new consulting agreement with the director with a term of two years that expires on December 31, 2004. Under the new agreement, the consultant is paid $10,000 per month for which the consultant provides services for us including serving on the management committees for Fund I and Fund II, serving on the board of directors of Fund III, and any other tasks and assignments requested by the chief executive officer. During the years ended December 31, 2003, 2002 and 2001, we incurred expenses of $120,000, $180,000 and $180,000, respectively in connection with these agreements.

   We pay Equity Group Investments, L.L.C. and Equity Risk Services, Inc., affiliates under common control of the chairman of the board of directors, for certain corporate services provided to us. These services include consulting on insurance matters, risk management, and investor relations. During the years ended December 31, 2003, 2002 and 2001, we incurred $48,000, $57,000 and $100,000, respectively, of expenses in connection with these services.

   We pay Global Realty Outsourcing, Inc., a company in which we have an equity investment and on whose board of directors our president and chief executive officer serves, for consulting services relating to monitoring assets and evaluating potential investments. During the years ended December 31, 2003, 2002 and 2001, we incurred $147,000, $13,000 and $30,000, respectively, of expenses in connection with these services.

21. COMMITMENTS AND CONTINGENCIES

LEASES

   We lease premises and equipment under operating leases with various expiration dates. Minimum annual rental payments at December 31, 2003 are as follows (in thousands):


YEARS ENDING DECEMBER 31:
-------------------------
 2004 ................................................................   $   971
 2005 ................................................................       962
 2006 ................................................................       962
 2007 ................................................................       962
 2008 ................................................................       481
 Thereafter ..........................................................        --
                                                                         -------
                                                                          $4,338
                                                                         =======


   Rent expense for office space and equipment amounted to $902,000, $899,000 and $852,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

LITIGATION

   In the normal course of business, we are subject to various legal proceedings and claims, the resolution of which, in management's opinion, will not have a material adverse effect on our consolidated financial position or our results of operations.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

21. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

EMPLOYMENT AGREEMENTS

   We have an employment agreement with our chief executive officer that provided for an initial five-year term of employment that ended July 15, 2002. The agreement has been automatically extended twice for one-year terms, and currently ends on July 15, 2004, and contains extension options that extend the agreement for additional one-year terms automatically unless terminated by either party by April 17, 2004. The employment agreement currently provides for an annual base salary of $600,000, subject to calendar year cost of living increases at the discretion of the board of directors. The chief executive officer is also entitled to annual incentive cash bonuses to be determined by the board of directors based on individual performance and our profitability and is a participant in our long-term incentive stock plan and other employee benefit plans.

22. SEGMENT REPORTING

   We have established two reportable segments beginning January 1, 2003. We have an internal information system that produces performance and asset data for our two segments along service lines.

   The Balance Sheet Investment segment includes all of our activities related to direct loan and investment activities (including direct investments in Funds) and the financing thereof.

   The Investment Management segment includes all of our activities related to investment management services provided us and third-party funds under management and includes our taxable REIT subsidiary, CT Investment Management Co., and its subsidiaries.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

22. SEGMENT REPORTING -- (CONTINUED)

   The following table details each segment's contribution to the Company's overall profitability and the identified assets attributable to each such segment for the year ended and as of December 31, 2003, respectively (in thousands):


                                                                            BALANCE SHEET    INVESTMENT    INTER-SEGMENT
                                                                              INVESTMENT     MANAGEMENT     ACTIVITIES       TOTAL
                                                                            -------------    ----------    -------------   --------
Income from loans and other investments:
 Interest and related income ............................................      $ 38,246        $    --       $     --      $ 38,246
 Less: Interest and related expenses ....................................        (9,845)            --             --        (9,845)
                                                                               --------        -------       --------      --------
 Income from loans and other
   investments, net .....................................................        28,401             --             --        28,401
                                                                               --------        -------       --------      --------
Other revenues:
 Management and advisory fees ...........................................            --         11,259         (3,239)        8,020
 Income/(loss) from equity investments in Funds .........................         2,312           (786)            --         1,526
 Other interest income ..................................................            29            185           (161)           53
                                                                               --------        -------       --------      --------
   Total other revenues..................................................         2,341         10,658         (3,400)        9,599
                                                                               --------        -------       --------      --------
Other expenses:
 General and administrative .............................................         3,214         10,106             --        13,320
 Management fees paid ...................................................         3,239             --         (3,239)           --
 Other interest expense .................................................           161             --           (161)           --
 Depreciation and amortization                                                      845            212             --         1,057
                                                                               --------        -------       --------      --------
   Total other expenses..................................................         7,459         10,318         (3,400)       14,377
                                                                               --------        -------       --------      --------
 Income before income taxes and
   distributions and amortization on convertible trust preferred
   securities ...........................................................        23,283            340             --        23,623
Provision for income taxes ..............................................            --            646             --           646
                                                                               --------        -------       --------      --------
 Income before distributions and
   amortization on convertible trust preferred securities ...............        23,283           (306)            --        22,977
 Distributions and amortization on convertible trust preferred
   securities ...........................................................         9,452             --             --         9,452
                                                                            -------------    ----------    -------------   --------
 Net income allocable to class A common stock ...........................      $ 13,831        $  (306)      $     --      $ 13,525
                                                                               ========        =======       ========      ========
 Total Assets ...........................................................      $387,727        $24,151       $(14,734)     $397,144
                                                                               ========        =======       ========      ========


   All revenues were generated from external sources within the United States. The Investment Management segment earned fees of $3,239,000 for management of the Balance Sheet Investment segment for the year ended December 31, 2003, which is reflected as offsetting adjustments to other revenues and other expenses in the Inter-Segment Activities column in the tables above.

   Prior to January 1, 2003, we managed our operations as one segment; therefore separate segment reporting is not presented for 2002 and 2001, as the financial information for that segment is the same as the information in the consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

23. RISK FACTORS


   Our assets are subject to various risks that can affect results, including the level and volatility of prevailing interest rates and credit spreads, adverse changes in general economic conditions and real estate markets, the deterioration of credit quality of borrowers and the risks associated with the ownership and operation of real estate. Any significant compression of the spreads of the interest rates earned on interest-earning assets over the interest rates paid on interest-bearing liabilities could have a material adverse effect on our operating results as could adverse developments in the availability of desirable loan and investment opportunities and the ability to obtain and maintain targeted levels of leverage and borrowing costs. Adverse changes in national and regional economic conditions, including acts of terrorism, can have an effect on real estate values increasing the risk of undercollateralization to the extent that the fair market value of properties serving as collateral security for our assets are reduced. Numerous factors, such as adverse changes in local market conditions, competition, increases in operating expenses and uninsured losses, can affect a property owner's ability to maintain or increase revenues to cover operating expenses and the debt service on the property's financing and, consequently, lead to a deterioration in credit quality or a loan default and reduce the value of our assets. In addition, the yield to maturity on our CMBS assets are subject to the default and loss experience on the underlying mortgage loans, as well as by the rate and timing of payments of principal. If there are realized losses on the underlying loans, we may not recover the full amount, or possibly, any of our initial investment in the affected CMBS asset. To the extent there are prepayments on the underlying mortgage loans as a result of refinancing at lower rates, our CMBS assets may be retired substantially earlier than their stated maturities leading to reinvestment in lower yielding assets. There can be no assurance that our assets will not experience any of the foregoing risks or that, as a result of any such experience, we will not suffer a reduced return on investment or an investment loss.

24. SUMMARY OF QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

   The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 2003, 2002 and 2001 (in thousands except per share data):


                                                                                  MARCH 31    JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                                                  --------    -------    ------------   -----------
2003
----
 Revenues .....................................................................    $11,139    $10,652      $14,517        $ 11,537
 Net income ...................................................................    $ 2,545    $ 2,586      $ 4,786        $  3,608
 Net income per share of common stock:
   Basic.......................................................................    $  0.46    $  0.46      $  0.74        $   0.55
   Diluted.....................................................................    $  0.46    $  0.46      $  0.66        $   0.54
2002
----
 Revenues .....................................................................    $13,886    $16,579      $16,843        $  9,695
 Net income ...................................................................    $ 1,573    $ 1,117      $ 1,553        $(13,981)
 Net income per share of common stock:
   Basic                                                                           $  0.25    $  0.18      $  0.26        $  (2.53)
   Diluted.....................................................................    $  0.24    $  0.18      $  0.25        $  (2.53)
2001
----
 Revenues .....................................................................    $19,180    $19,849      $20,824        $ 18,807
 Net income ...................................................................    $ 1,724    $ 2,675      $ 2,899        $  2,072
 Preferred stock dividends ....................................................    $   404    $   125      $    77        $     --
 Net income per share of common stock:
   Basic.......................................................................    $  0.18    $  0.38      $  0.44        $   0.33
   Diluted.....................................................................    $  0.18    $  0.30      $  0.34        $   0.29

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      MARCH 31, 2004 AND DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                                        MARCH 31,   DECEMBER 31,
                                                          2004          2003
                                                        ---------   ------------
                                                        UNAUDITED      AUDITED
                       ASSETS
 Cash and cash equivalents .........................    $ 23,124      $  8,738
 Available-for-sale securities, at fair value ......      16,801        20,052
 Commercial mortgage-backed securities available-
  for-sale, at fair value...........................     199,784       158,136
 Loans receivable, net of $6,672 reserve for
  possible credit losses at March 31, 2004 and
  December 31, 2003.................................     190,806       177,049
 Equity investment in CT Mezzanine Partners I LLC
  ("Fund I"), CT Mezzanine Partners II LP
  ("Fund II"), CT MP II LLC ("Fund II GP")
  and CT Mezzanine Partners III, Inc.
  ("Fund III") (together "Funds")...................      21,967        21,988
 Deposits and other receivables ....................           5           345
 Accrued interest receivable .......................       3,425         3,834
 Interest rate hedge assets ........................          --           168
 Deferred income taxes  ............................       4,181         3,369
 Prepaid and other assets ..........................       5,710         6,247
                                                        --------      --------
Total assets .......................................    $465,803      $399,926
                                                        ========      ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Accounts payable and accrued expenses .............    $  8,637      $ 11,041
 Credit facilities .................................      64,700        38,868
 Term redeemable securities contract ...............           -        11,651
 Repurchase obligations ............................     194,333       146,894
 Step up convertible junior subordinated debentures       92,367        92,248
 Deferred origination fees and other revenue .......       2,832         3,207
 Interest rate hedge liabilities ...................       3,297            --
                                                        --------      --------
Total liabilities ..................................     366,166       303,909
                                                        --------      --------
Shareholders' equity:
 Class A common stock, $0.01 par value, 100,000
  shares authorized, 6,572 and 6,502 shares
  issued and outstanding at March 31, 2004 and
  December 31, 2003, respectively ("class A
  common stock")....................................          66            65
 Restricted class A common stock, $0.01 par value,
  64 and 34 shares issued and outstanding at
  March 31, 2004 and December 31, 2003,
  respectively ("restricted class A common stock"
  and together with class A common stock, "common
  stock")...........................................           1            --
 Additional paid-in capital ........................     143,359       141,402
 Unearned compensation .............................      (1,371)         (247)
 Accumulated other comprehensive loss ..............     (31,190)      (33,880)
 Accumulated deficit ...............................     (11,228)      (11,323)
                                                        --------      --------
Total shareholders' equity .........................      99,637        96,017
                                                        --------      --------
Total liabilities and shareholders' equity .........    $465,803      $399,926
                                                        ========      ========




     See accompanying notes to unaudited consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                            2004         2003
                                                         ----------   ----------
Income from loans and other investments:
 Interest and related income ........................    $    9,018   $    9,029
 Less: Interest and related expenses on secured debt          2,636        2,295
 Less: Interest and related expenses on step up
   convertible junior subordinated debentures .......         2,433        2,433
                                                         ----------   ----------
   Income from loans and other investments, net......         3,949        4,301
                                                         ----------   ----------
Other revenues:
 Management and advisory fees from Funds                      2,084        1,376
 Income/(loss) from equity investments in Funds .....           394          785
 Other interest income ..............................             8           19
                                                         ----------   ----------
   Total other revenues..............................         2,486        2,180
                                                         ----------   ----------
Other expenses:
 General and administrative .........................         2,938        3,704
 Depreciation and amortization ......................           274          232
 Provision for/(recapture of) allowance for possible
   credit losses ....................................            --           --
                                                         ----------   ----------
   Total other expenses..............................         3,212        3,936
                                                         ----------   ----------
Income before income  ...............................         3,223        2,545
 Provision for income taxes .........................           141           --
                                                         ----------   ----------
Net income allocable to common stock ................    $    3,082   $    2,545
                                                         ==========   ==========
Per share information:
 Net earnings per share of common stock
   Basic.............................................    $     0.47   $     0.46
                                                         ==========   ==========
   Diluted ..........................................    $     0.46   $     0.46
                                                         ==========   ==========
Weighted average shares of common stock outstanding
   Basic.............................................     6,583,412    5,515,484
                                                         ==========   ==========
   Diluted...........................................     6,730,074    5,539,446
                                                         ==========   ==========
Dividends declared per share of common stock ........    $     0.45   $     0.45
                                                         ==========   ==========



     See accompanying notes to unaudited consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

              FOR THE THREE MONTHS ENDED MARCH 31, 2004, AND 2003
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                    RESTRICTED                                ACCUMULATED
                                         CLASS A     CLASS A    ADDITIONAL                       OTHER
                       COMPREHENSIVE      COMMON      COMMON     PAID-IN       UNEARNED      COMPREHENSIVE    ACCUMULATED
                       INCOME/(LOSS)      STOCK       STOCK      CAPITAL     COMPENSATION    INCOME/(LOSS)      DEFICIT      TOTAL
                       -------------    ----------   -------    ----------   ------------    -------------    -----------   -------
Balance at
 January 1, 2003 ...                      $ 162        $ 3       $126,809       $  (320)        $(28,988)      $(13,610)    $84,056
Net income .........      $ 2,545            --         --             --            --               --          2,545       2,545
Unrealized loss on
 derivative
 financial
 instruments .......         (436)           --         --             --            --             (436)            --        (436)
Unrealized loss on
 available-for-sale
 securities ........         (342)           --         --             --            --             (342)            --        (342)
Sale of shares of
 class A common
 stock under stock
 option agreement ..           --            --         --              4            --               --             --           4
Cancellation of
 restricted class A
 common stock ......           --            --         --           (192)          192               --             --          --
Vesting of
 restricted class A
 common stock to
 unrestricted class
 A common stock ....           --             2         (2)            --            --               --             --          --
Restricted class A
 common stock
 earned ............           --            --         --             --            66               --             --          66
Repurchase of
 warrants to
 purchase shares of
 class A common
 stock .............           --            --         --         (2,132)           --               --             --      (2,132)
Repurchase and
 retirement of
 shares of class A
 common stock
 previously
 outstanding .......           --            (2)        --           (944)           --               --             --        (946)
Dividends declared
 on class A common
 stock  ............           --            --         --             --            --               --         (2,442)     (2,442)
Shares redeemed in
 one for three
 reverse stock
 split  ............           --          (108)        (1)           109            --               --             --          --
                          -------         -----        ---       --------       -------         --------       --------     -------
Balance at March 31,
 2003 ..............      $ 1,767         $  54        $--       $123,654       $   (62)        $(29,766)      $(13,507)    $80,373
                          =======         =====        ===       ========       =======         ========       ========     =======
Balance at
 January 1, 2004 ...                      $  65        $--       $141,402       $  (247)        $(33,880)      $(11,323)    $96,017
Net income .........      $ 3,082            --         --             --            --               --          3,082       3,082
Unrealized loss on
 derivative
 financial
 instruments .......       (3,465)           --         --             --            --           (3,465)            --      (3,465)
Unrealized gain on
 available-for-sale
 securities ........        6,155            --         --             --            --            6,155             --       6,155
Issuance of
 restricted class A
 common stock ......           --            --          1          1,199        (1,200)              --             --          --
Sale of shares of
 class A common
 stock under stock
 option agreement ..           --             1         --            673            --               --             --         674
Vesting of
 restricted class A
 common stock to
 unrestricted class
 A common stock ....           --            --         --             --            --               --             --          --
Restricted class A
 common stock
 earned ............           --            --         --             --           161               --             --         161
Revaluation of
 restricted class A
 common stock  .....           --            --         --             85          (85)               --             --          --
Dividends declared
 on class A common
 stock  ............           --            --         --             --            --               --         (2,987)     (2,987)
                          -------         -----        ---       --------       -------         --------       --------     -------
Balance at March 31,
 2004 ..............      $ 5,772         $  66        $ 1       $143,359       $(1,371)        $(31,190)      $(11,228)    $99,637
                          =======         =====        ===       ========       =======         ========       ========     =======



     See accompanying notes to unaudited consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 2004 AND 2003
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                              2004        2003
                                                            ---------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ............................................    $   3,082   $  2,545
 Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Deferred income taxes................................         (812)      (170)
   Depreciation and amortization........................          274        232
   Loss/(income) from equity investments in Funds.......         (394)      (785)
   Restricted class A common stock earned...............          161         66
   Amortization of premiums and accretion of discounts
     on loans and investments, net .....................         (380)      (136)
   Accretion of discounts and fees on convertible trust
   preferred securities or convertible step up junior
    subordinated debentures, net .......................          119        119
 Changes in assets and liabilities, net:
   Deposits and other receivables.......................          340        407
   Accrued interest receivable..........................          410      4,235
   Prepaid and other assets.............................          528        236
   Deferred origination fees and other revenue..........         (375)      (147)
   Accounts payable and accrued expenses................       (2,451)    (4,753)
                                                            ---------   --------
 Net cash provided by operating activities .............          502      1,849
                                                            ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of commercial mortgage-backed securities...      (35,037)        --
   Principal collections on available-for-sale
     securities ........................................        3,157     18,046
   Origination and purchase of loans receivable.........      (32,500)        --
   Principal collections and proceeds from sale of loans
     receivable ........................................       18,761     28,902
   Equity investments in Funds..........................       (1,200)    (6,216)
   Return of capital from Funds.........................        1,366        609
   Purchase of remaining interest in Fund I.............           --    (19,946)
   Purchases of equipment and leasehold improvements....          (16)        (2)
                                                            ---------   --------
 Net cash provided by (used in) investing activities ...      (45,469)    21,393
                                                            ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from repurchase obligations.................       54,596        134
   Repayment of repurchase obligations..................       (7,157)   (19,695)
   Proceeds from credit facilities......................       39,500     21,000
   Repayment of credit facilities.......................      (13,668)   (40,617)
   Proceeds from term redeemable securities contract....           --     20,000
   Repayment of term redeemable securities contract.....      (11,651)        --
   Dividends paid on class A common stock...............       (2,941)        --
   Sale of shares of class A common stock under stock
     option agreement ..................................          674          4
   Repurchase and retirement of shares of class A common
     stock previously outstanding ......................           --       (946)
   Repurchase of warrants to purchase shares of class A
     common stock ......................................           --     (2,132)
                                                            ---------   --------
 Net cash provided by (used in) financing activities ...       59,353    (22,252)
                                                            ---------   --------
Net increase (decrease) in cash and cash equivalents ...       14,386        990
Cash and cash equivalents at beginning of year .........        8,738     10,186
                                                            ---------   --------
Cash and cash equivalents at end of period .............    $  23,124   $ 11,176
                                                            =========   ========


     See accompanying notes to unaudited consolidated financial statements.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

1. PRESENTATION OF FINANCIAL INFORMATION


   References herein to "we," "us" or "our" refer to Capital Trust, Inc. and its subsidiaries unless the context specifically requires otherwise.

   We are a finance and investment management company that specializes in originating and managing credit sensitive structured financial products. We make, for our own account and as investment manager for the account of funds under management, loans and debt-related investments in various types of commercial real estate assets and operating companies.

   The accompanying unaudited consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the financial statements and the related management's discussion and analysis of financial condition and results of operations filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. In our opinion, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three months ended March 31, 2004, are not necessarily indicative of results that may be expected for the entire year ending December 31, 2004.

   The accompanying unaudited consolidated interim financial statements include our accounts and our wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Our accounting and reporting policies conform in all material respects to accounting principles generally accepted in the United States. Certain prior period amounts have been reclassified to conform to current period classifications.

2. APPLICATION OF NEW ACCOUNTING STANDARD

   In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin 51. Interpretation No. 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, and how to determine when and which business enterprise should consolidate a variable interest entity. In addition, Interpretation No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable interest entity make additional disclosures. The transitional disclosure requirements took effect almost immediately and are required for all financial statements initially issued after January 31, 2003. In December 2003, the Financial Accounting Standards Board issued a revision of Interpretation No. 46, Interpretation No. 46R, to clarify the provisions of Interpretation No.
46. The application of Interpretation No. 46R is effective for public companies, other than small business issuers, after March 15, 2004. We have evaluated all of our investments and other interests in entities that may be deemed variable interest entities under the provisions of Interpretation No. 46 and have concluded that no additional entities need to be consolidated.

   In evaluating Interpretation No. 46R, we concluded that we could no longer consolidate CT Convertible Trust I, the entity which had purchased our step up convertible junior subordinated debentures and issued company-obligated, mandatory redeemable, convertible trust common and preferred securities. Capital Trust, Inc. had issued the convertible junior subordinated debentures and had purchased the convertible trust common securities. The consolidation of CT Convertible Trust I resulted in the elimination of both the convertible junior subordinated debentures and the convertible trust common securities with the convertible trust preferred securities being reported on our balance sheet after liabilities but before equity and the related expense being reported on the income statement below income taxes and net of income tax benefits. After the deconsolidation, we report the convertible junior subordinated debentures as liabilities and the convertible trust common securities as other assets. The expense from the payment of interest on the debentures is

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

2. APPLICATION OF NEW ACCOUNTING STANDARD -- (CONTINUED)

reported as interest and related expenses on convertible junior subordinated debentures and the income received from our investment in the common securities is reported as a component of interest and related income. We have elected to restate prior periods for the application of Interpretation 46R. The restatement was effected by a cumulative type change in accounting principle on January 1, 2002. There was no change to previously reported net income as a result of such restatement.

3. USE OF ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. AVAILABLE-FOR-SALE SECURITIES

   At March 31, 2004, our available-for-sale securities consisted of the following (in thousands):


                                                                                                            GROSS
                                                                                                         UNREALIZED
                                                                                          AMORTIZED     --------------    ESTIMATED
                                                                                             COST      GAINS    LOSSES   FAIR VALUE
                                                                                          ---------    -----    ------   ----------
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................    $ 2,229      $ 92     $--       $ 2,321
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................      6,533       218      --         6,751
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due
  September 1, 2031....................................................................        451        18      --           469
Federal Home Loan Mortgage Corporation Gold, fixed rate interest at 6.50%, due April 1,
  2032.................................................................................      6,903       357      --         7,260
                                                                                           -------      ----     ---       -------
                                                                                           $16,116      $685     $--       $16,801
                                                                                           =======      ====     ===       =======


5. COMMERCIAL MORTGAGE-BACKED SECURITIES

   During the quarter ended March 31, 2004, we purchased three investments in two issues of commercial mortgage-backed securities. The securities had a face value of $36,367,000 and were purchased at a discount for $35,037,000.

   At March 31, 2004, we held twenty-one investments in fourteen separate issues of commercial mortgage-backed securities with an aggregate face value of $251,880,000 at March 31, 2004. $41,367,000 face value of the commercial mortgage-backed securities earn interest at a variable rate which averages the London Interbank Offered Rate, or LIBOR, plus 3.17% (4.26% at March 31, 2004). The remaining commercial mortgage-backed securities, $210,512,000 face value, earn interest at fixed rates averaging 7.70% of the face value. We purchased the commercial mortgage-backed securities at discounts. As of March 31, 2004, the remaining discount to be amortized into income over the remaining lives of the securities was $23,517,000. At March 31, 2004, with discount amortization, the commercial mortgage-backed securities earn interest at a blended rate of 8.51% of the face value less the unamortized discount. As of March 31, 2004, the securities were carried at market value of $199,784,000, reflecting a $28,578,000 unrealized loss to their amortized cost.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

6. LOANS RECEIVABLE


   At March 31, 2004 and December 31, 2003, the our loans receivable consisted of the following (in thousands):


                                                        MARCH 31,   DECEMBER 31,
                                                          2004          2003
                                                        ---------   ------------
First mortgage loans ...............................    $ 11,990      $ 12,672
Property mezzanine loans ...........................     116,838       106,449
B Notes ............................................      68,650        64,600
                                                        --------      --------
                                                         197,478       183,721
Less: reserve for possible credit losses ...........      (6,672)       (6,672)
                                                        --------      --------
 Total loans .......................................    $190,806      $177,049
                                                        ========      ========


   One first mortgage loan with an original principal balance of $8,000,000 reached maturity on July 15, 2001 and has not been repaid with respect to principal and interest. In December 2002, the loan was written down to $4,000,000 through a charge to the allowance for possible credit losses. Since the December 2002 write-down, we received proceeds of $962,000 reducing the carrying value of the loan to $3,038,000. In accordance with our policy for revenue recognition, income recognition has been suspended on this loan and for the three months ended March 31, 2004 and $225,000 of potential interest income has not been recorded. All remaining loans are performing in accordance with the terms of the loan agreements.

   During the three months ended March 31, 2004, we purchased or originated one property mezzanine loan for $23,500,000 and one B Note for $9,000,000, received partial repayments on nine mortgage and property mezzanine loans totaling $1,908,000 and one property mezzanine loan and one B Note totaling $16,853,000 were satisfied and repaid. We have no outstanding loan commitments at March 31, 2004.

   At March 31, 2004, the weighted average interest rate in effect, including amortization of fees and premiums, for our performing loans receivable were as follows:

        First mortgage loan .................................   10.51%
        Property mezzanine loans ............................    9.11%
        B Notes .............................................    6.60%
          Total Loans .......................................    8.28%


   At March 31, 2004, $145,527,000 (75%) of the aforementioned performing loans bear interest at floating rates ranging from LIBOR plus 235 basis points to LIBOR plus 900 basis points. The remaining $48,913,000 (25%) of loans bear interest at a fixed rate of 11.67%.

7. LONG-TERM DEBT

CREDIT FACILITY

   At March 31, 2004, we have borrowed $64,700,000 under a $150 million credit facility at an average borrowing rate (including amortization of fees incurred and capitalized) of 3.96%. We pledged assets of $115,974,000 as collateral for the borrowing against such credit facility. On March 31, 2004, the unused amount of potential credit under the remaining credit facility was $85,300,000.

REPURCHASE OBLIGATIONS

   At March 31, 2004, we were obligated to five counterparties under repurchase agreements.

   The repurchase obligation with the first counterparty, an affiliate of a securities dealer, was utilized to finance commercial mortgage-backed securities. At March 31, 2004, we have sold commercial mortgage-backed securities with a book and market value of $189,154,000 and have a liability to repurchase these assets for $118,709,000 that is non-recourse to us. This repurchase obligation had an original one-year

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

7. LONG-TERM DEBT -- (CONTINUED)


term that expired in February 2003 and was extended twice to February 2005. The liability balance bears interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligation with the second counterparty, a securities dealer, arose in connection with the purchase of Federal Home Loan Mortgage
Corporation Gold available-for-sale securities. At March 31, 2004, we have sold such assets with a book and market value of $16,801,000 and have a liability to repurchase these assets for $16,354,000. This repurchase agreement comes due monthly and has a current maturity date in June 2004. The liability balance bears interest at LIBOR.

   The repurchase obligation with the third counterparty, a securities dealer, was entered into on May 28, 2003 pursuant to the terms of a master repurchase agreement and provides us with the right to finance up to $50,000,000, which was upsized to $100,000,000 in August 2003, by selling specific assets to the counterparty. Through March 31, 2004, the master repurchase agreement has been utilized in connection with the purchase of five loans. At March 31, 2004, we have sold loans with a book and market value of $53,141,000 and have a liability to repurchase these assets for $33,944,000. The master repurchase agreement terminates on June 1, 2004, with an automatic nine-month amortizing extension option, if not otherwise extended, and bears interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligations with the fourth counterparty, a securities dealer, were entered into during 2003 in connection with the purchase of commercial mortgage-backed securities. At March 31, 2004, we have sold commercial mortgage-backed securities with a book and market value of $5,000,000 and have a liability to repurchase these assets for $4,250,000. The repurchase agreements are matched to the term of the commercial mortgage-backed securities, which have an extended maturity in August 2007, and bear interest at specified rates over LIBOR based upon each asset included in the obligation.

   The repurchase obligation with the fifth counterparty, a securities dealer, was entered into in connection with the purchase of two loans. At March 31, 2004, we have sold loans with a book and market value of $25,326,000 and have a liability to repurchase these assets for $21,076,000. This repurchase agreement comes due monthly and has a current maturity date in May 2004.

   The average borrowing rate in effect for all the repurchase obligations outstanding at March 31, 2004 was LIBOR plus 0.95% (2.04% at March 31, 2004). Assuming no additional utilization under the repurchase obligations and including the amortization of fees paid and capitalized over the term of the repurchase obligations, the all-in effective borrowing cost was 2.44% at March 31, 2004.

TERM REDEEMABLE SECURITIES CONTRACT

   At December 31, 2003, we had borrowed $11,651,000 under a $75 million term redeemable securities contract. This term redeemable securities contract expired on February 28, 2004 and was repaid by refinancing the previously financed assets under the credit facility.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

8. DERIVATIVE FINANCIAL INSTRUMENTS

   The following table summarizes the notional value and fair value of our derivative financial instruments at March 31, 2004. The notional value provides an indication of the extent of our involvement in these instruments at that time, but does not represent exposure to credit, interest rate or foreign exchange market risks.

                                                                                                 INTEREST
HEDGE                                                             TYPE         NOTIONAL VALUE      RATE      MATURITY    FAIR VALUE
-----                                                        ---------------   --------------    --------    --------   -----------
Swap.....................................................    Cash Flow Hedge     $85,000,000      4.2425%      2015     $(2,584,000)
Swap.....................................................    Cash Flow Hedge      24,000,000      4.2325%      2015        (713,000)


   On March 31, 2004, the derivative financial instruments were reported at their fair value as interest rate hedge liabilities of $3,297,000.

9. EARNINGS PER SHARE

   The following table sets forth the calculation of Basic and Diluted EPS:


                                                          THREE MONTHS ENDED MARCH 31, 2004      THREE MONTHS ENDED MARCH 31, 2003
                                                         -----------------------------------    -----------------------------------
                                                                                   PER SHARE                              PER SHARE
                                                         NET INCOME     SHARES       AMOUNT      NET LOSS      SHARES       AMOUNT
                                                         ----------    ---------   ---------    ----------    ---------   ---------
Basic EPS:
 Net earnings per share of common stock ..............   $3,082,000    6,583,412     $0.47      $2,545,000    5,515,484     $0.46
                                                                                     =====                                  =====
Effect of Dilutive Securities
Options outstanding for the purchase of common stock .           --      120,560                        --       23,962
Stock units outstanding convertible to shares of
  common stock........................................           --       26,102                        --           --
                                                         ----------    ---------                ----------    ---------
Diluted EPS:
 Net earnings per share of common stock and
   assumed conversions................................   $3,082,000    6,730,074     $0.46      $2,545,000    5,539,446     $0.46
                                                         ==========    =========     =====      ==========    =========     =====


10. INCOME TAXES

   We intend to make an election to be taxed as a Real Estate Investment Trust, or REIT, under Section 856(c) of the Internal Revenue Code commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal income tax. To maintain qualification as a REIT, we must distribute at least 90% of our REIT taxable income to our shareholders and meet certain other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state and local taxes on our income and property. Under certain circumstances, federal income and excise taxes may be due on our undistributed taxable income. At March 31, 2004, we were in compliance with all REIT requirements.

   During the three months ended March 31, 2004, we recorded $141,000 of income tax expense for income that was attributable to taxable REIT subsidiaries. Our effective tax rate for the year ended December 31, 2003 attributable to our taxable REIT subsidiaries was 48.1%. The difference between the U.S. federal statutory tax rate of 35% and the effective tax rate was primarily state and local taxes, net of federal tax benefit.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

11. COMMITMENTS AND CONTINGENCIES

   John R. Klopp serves as our chief executive officer and president pursuant to an employment agreement entered into on July 15, 1997, which will terminate effective July 15, 2004, the effective date of his new employment agreement that was entered into as of February 24, 2004. The new employment agreement provides for Mr. Klopp's employment through December 31, 2008 (subject to earlier termination under certain circumstances).

   Under the new employment agreement, Mr. Klopp will receive a base salary and is eligible to receive annual performance compensation awards of cash and restricted shares of common stock. In addition, as of the effective date of the new agreement, Mr. Klopp will receive an initial award of 218,818 shares of restricted class A common stock which vest over the term of the contract and a performance compensation award tied to the amount of cash we receive, if any, as incentive management fees from CT Mezzanine Partners III, Inc. The agreement provides for severance payments under certain circumstances and contains provisions relating to non-competition during the term of employment, protection of our confidential information and intellectual property, and non-solicitation of our employees, which provisions extend for 24 months following termination in certain circumstances.

12. DIVIDENDS

   In order to maintain its election to qualify as a REIT, we must currently distribute, at a minimum, an amount equal to 90% of its REIT taxable income and must distribute 100% of its REIT taxable income to avoid paying corporate federal income taxes. We expect to distribute all of our REIT taxable income to our shareholders. Because REIT taxable income differs from cash flow from operations due to non-cash revenues or expenses, in certain circumstances, we may be required to borrow to make sufficient dividend payments to meet this anticipated dividend threshold.

   On March 19, 2004, we declared a dividend of approximately $2,986,000, or $0.45 per share of common stock applicable to the three-month period ended March 31, 2004, payable on April 15, 2004 to shareholders of record on March 31, 2004.

13. EMPLOYEE BENEFIT PLANS

1997 LONG-TERM INCENTIVE STOCK PLAN

   During the three months ended March 31, 2004, we did not issue any options to acquire shares of class A common stock. In the first quarter of 2004 we issued 17,500 shares of restricted stock. The shares of restricted stock issued in 2004 are split into two grants. One-half of the shares issued in 2004 vest one-third on each of the following dates: February 1, 2005, February 1, 2006 and February 1, 2007. The remaining one-half are performance based and vest on February 1, 2008 if the total return to shareholders exceeds 13% during the period from January 1, 2004 to December 31, 2007.

   The following table summarizes the option activity under the incentive stock plan for the quarter ended March 31, 2004:


                                                                                         WEIGHTED
                                                    OPTIONS       EXERCISE PRICE     AVERAGE EXERCISE
                                                  OUTSTANDING        PER SHARE        PRICE PER SHARE
                                                  -----------    -----------------   ----------------
Outstanding at January 1, 2004................      517,468      $12.375 -- $30.00        $19.09
 Granted in 2004..............................           --                     --            --
 Exercised in 2004............................      (47,522)     $12.375 -- $18.00         14.16
 Canceled in 2004.............................       (1,668)     $ 15.00 -- $15.90         15.30
                                                    -------                               ------
Outstanding at March 31, 2004.................      468,278      $12.375 -- $30.00        $19.60
                                                    =======                               ======

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

13. EMPLOYEE BENEFIT PLANS -- (CONTINUED)


   At March 31, 2004, 430,884 of the options are exercisable. At March 31, 2004, the outstanding options have various remaining contractual exercise periods ranging from 1.75 to 7.85 years with a weighted average life of 5.24 years.

14. SUPPLEMENTAL DISCLOSURES FOR CONSOLIDATED STATEMENTS OF CASH FLOWS

   Interest paid on our outstanding debt and convertible junior subordinated debentures during the three months ended March 31, 2004 and 2003 was $4,812,000 and $4,716,000, respectively. We paid income taxes during the three months ended March 31, 2004 and 2003 of $113,000 and $1,193,000, respectively.

15. SEGMENT REPORTING

   We have established two reportable segments beginning January 1, 2003. We have an internal information system that produces performance and asset data for our two segments along service lines.

   The Balance Sheet Investment segment includes all of our activities related to direct loan and investment activities (including direct investments in Funds) and the financing thereof.

   The Investment Management segment includes all of our activities related to investment management services provided us and third-party funds under management and includes our taxable REIT subsidiary, CT Investment Management Co., LLC and its subsidiaries.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

15. SEGMENT REPORTING -- (CONTINUED)


   The following table details each segment's contribution to our overall profitability and the identified assets attributable to each such segment for the three months ended and as of March 31, 2004, respectively (in thousands):


                                                                            BALANCE SHEET    INVESTMENT    INTER-SEGMENT
                                                                              INVESTMENT     MANAGEMENT     ACTIVITIES       TOTAL
                                                                            -------------    ----------    -------------   --------
Income from loans and other investments:
 Interest and related income ............................................      $  9,018        $    --        $    --      $  9,018
 Less: Interest and related expenses on credit facilities, term
   redeemable securities contract and repurchase obligations.............         2,636             --             --         2,636
 Less: Interest and related expenses on convertible junior subordinated
   debentures............................................................         2,433             --             --         2,433
                                                                               --------        -------        -------      --------
   Income from loans and other investments, net..........................         3,949             --             --         3,949
                                                                               --------        -------        -------      --------
Other revenues:
 Management and advisory fees ...........................................            --          2,779           (695)        2,084
 Income/(loss) from equity investments in Funds .........................           487            (93)            --           394
 Other interest income ..................................................             4            109           (105)            8
                                                                               --------        -------        -------      --------
   Total other revenues..................................................           491          2,795           (800)        2,486
                                                                               --------        -------        -------      --------
Other expenses:
 General and administrative .............................................         1,194          2,439           (695)        2,938
 Other interest expense .................................................           105             --           (105)           --
 Depreciation and amortization ..........................................           211             63             --           274
                                                                               --------        -------        -------      --------
   Total other expenses..................................................         1,510          2,502           (800)        3,212
                                                                               --------        -------        -------      --------
 Income before income taxes  ............................................         2,930            293             --         3,223
Provision for income taxes ..............................................            --            141             --           141
                                                                               --------        -------        -------      --------
 Net income allocable to class A common stock ...........................      $  2,930        $   152        $    --      $  3,082
                                                                               ========        =======        =======      ========
 Total Assets ...........................................................      $452,682        $19,370        $(6,249)     $465,803
                                                                               ========        =======        =======      ========


   All revenues were generated from external sources within the United States. The Balance Sheet Investment segment paid the Investment Management segment fees of $695,000 for management of the segment and $105,000 for inter-segment interest, which is reflected as offsetting adjustments to other revenues and other expenses in the Inter-Segment Activities column in the table above.

                      CAPITAL TRUST, INC. AND SUBSIDIARIES

   The following table details each segment's contribution to our overall profitability attributable to each such segment for the three months ended March 31, 2003 (in thousands):


                                                                              BALANCE SHEET    INVESTMENT    INTER-SEGMENT
                                                                                INVESTMENT     MANAGEMENT     ACTIVITIES      TOTAL
                                                                              -------------    ----------    -------------   ------
Income from loans and other investments:
 Interest and related income ..............................................       $9,029         $   --         $    --      $9,029
 Less: Interest and related expenses on credit facilities, term redeemable
   securities contract and repurchase obligations..........................        2,295             --              --       2,295
 Less: Interest and related expenses on convertible junior subordinated
   debentures..............................................................        2,433             --              --       2,433
                                                                                  ------         ------         -------      ------
   Income from loans and other investments, net............................        4,301             --              --       4,301
                                                                                  ------         ------         -------      ------
Other revenues:
 Management and advisory fees .............................................           --          2,535          (1,159)      1,376
 Income/(loss) from equity investments in Funds ...........................          731             54              --         785
 Other interest income ....................................................           11              8              --          19
                                                                                  ------         ------         -------      ------
   Total other revenues....................................................          742          2,597          (1,159)      2,180
                                                                                  ------         ------         -------      ------
Other expenses:
 General and administrative ...............................................        1,941          2,922          (1,159)      3,704
 Depreciation and amortization ............................................          199             33              --         232
                                                                                  ------         ------         -------      ------
   Total other expenses....................................................        2,140          2,955          (1,159)      3,936
                                                                                  ------         ------         -------      ------
 Income before income taxes  ..............................................        2,903           (358)             --       2,545
Provision for income taxes ................................................           --             --              --          --
                                                                                  ------         ------         -------      ------
 Net income allocable to class A common stock .............................       $2,903         $ (358)        $    --      $2,545
                                                                                  ======         ======         =======      ======


   All revenues were generated from external sources within the United States. The Balance Sheet segment paid the Investment Management segment fees of $1,159,000 for management of the segment, which is reflected as offsetting adjustments to other revenues and other expenses in the Inter-Segment Activities column in the table above.

16. SUBSEQUENT EVENT

   On May 11, 2004, we closed on the initial tranche of a direct public offering of our class A common stock and stock purchase warrants to designated controlled affiliates of W. R. Berkley Corporation. We issued 1,310,000 shares of our class A common stock and warrants to purchase an additional 365,000 shares for a total purchase price of $30,654,000. The warrants have an exercise price of $23.40 per share and expire on December 31, 2004. On June 21, 2004, we closed on the second tranche of the direct public offering and issued an additional 325,000 shares of class A common stock for a total purchase price of $7,605,000.

PROSPECTUS


                                  $300,000,000


                              CAPITAL TRUST, INC.


        Class A Common Stock, Preferred Stock, Debt Securities and Warrants






   We may offer by this prospectus:

   o Class A common stock

   o Preferred stock

   o Debt securities

   o Warrants to purchase class A common stock

   o Warrants to purchase preferred stock

   We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities. You should read this prospectus and the supplements carefully before you invest.

   Our class A common stock is listed for trading on the New York Stock Exchange under the symbol "CT."

   INVESTING IN THE SECURITIES COVERED BY THIS PROSPECTUS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.







                 The date of this prospectus is December 29, 2003

   You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities covered by this prospectus.

   Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" or "Capital Trust" refer to Capital Trust, Inc., a Maryland corporation.


                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Prospectus Summary ......................................................     1
Risk Factors ............................................................     5
Use of Proceeds .........................................................    16
Price Range of Class A Common Stock .....................................    16
Dividend Policy .........................................................    17
Ratio of Earnings to Fixed Charges ......................................    17
Selected Financial Data .................................................    18
Management's Discussion and Analysis of Financial Condition and Results
of Operations ...........................................................    20
Business ................................................................    37
Management ..............................................................    42
Principal Shareholders ..................................................    45
Description of Capital Stock ............................................    47
Description of Debt Securities ..........................................    54
Federal Income Tax Considerations .......................................    59
Plan of Distribution ....................................................    72
Legal Matters ...........................................................    74
Experts .................................................................    74
About this Prospectus ...................................................    74
Where You Can Find More Information .....................................    74



           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, including the information incorporated into it by reference, includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements predict or describe our future operations, our business plans and strategies and the performance of our investments and funds under management, and do not relate solely to historical matters. You can generally identify forward-looking statements by the use of words such as "believes," "expects," "may," "will," "should," "could," "seeks," "approximately," "intends," "plans," "objectives," "estimates," "anticipates," "continue" and similar words. Because these statements reflect our current views concerning future events and are based on current assumptions, they involve risks, uncertainties and other factors which may lead to actual results or effects that are materially different from those contemplated in the forward-looking statements. Some, but not all, of the factors that may cause these differences are discussed in the "Risk Factors" section of this prospectus and in other information incorporated by reference into this prospectus.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. Moreover, unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this prospectus, either to conform them to actual results or to changes in our expectations.

                               PROSPECTUS SUMMARY


   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements. You should read the entire prospectus carefully, including the risk factors and financial statements.

   The per share information presented in this prospectus has been adjusted to give effect to the one for three reverse stock split of our outstanding shares of class A common stock effected on April 2, 2003 as though the reverse stock split was in effect for all periods presented.

OUR COMPANY

   We are a fully integrated, self-managed finance and investment management company that specializes in credit-sensitive structured financial products. We invest in loans, debt securities and related instruments for our own account and on behalf of funds that we manage with the objective of achieving superior risk-adjusted returns with low volatility. To date, our investment programs have focused on loans and securities backed by income-producing commercial real estate assets. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for federal income tax purposes.

   Since we commenced our finance business in 1997, we have completed $3.2 billion of real estate-related investments in 110 separate transactions. Our investment strategies are designed to generate high current returns coupled with substantial downside protection. We implement these strategies by applying a disciplined, rigorous process founded on four key elements:

   o intense credit underwriting;

   o creative financial structuring;

   o efficient use of leverage; and

   o aggressive asset management.

   Our real estate investments take various forms, but generally are subordinate to third-party financing and senior to the owner/operator's equity position, and therefore represent "mezzanine" capital. Our current investment programs emphasize mezzanine loans, junior interests in first mortgage loans, known as B Notes, and subordinate tranches of commercial mortgage-backed securities, known as CMBS. We employ leverage to enhance returns on equity, but seek to minimize interest rate exposure by matching the duration and interest rate index of our assets and liabilities and by using derivatives to hedge risk. Our objective is to create leveraged portfolios of high-yield structured investments that are diversified and interest rate neutral. Since 1997, approximately 60% of our investments have been fully realized and our loss experience has totaled less than 1% of our investments.

   We make investments both for our own balance sheet and for funds that we manage on behalf of institutional and high net worth individual investors. As of September 30, 2003, our balance sheet assets totaled $393 million, comprised primarily of loans receivable, mortgage-backed securities and co-investments in our managed funds. We currently manage two private equity funds, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., which we refer to as Fund II and Fund III, respectively. During its investment period, which expired in April 2003, Fund II invested $1.2 billion in 40 separate transactions. As of September 30, 2003, Fund II had $608 million of outstanding investments, all of which were performing. Fund III held its final closing in August 2003, raising a total of $425 million of equity commitments. With leverage, we are seeking to make over $1 billion of investments for Fund III during its two-year investment period that expires in June 2005. Our balance sheet investments generate net interest income, while our investment management activity produces co-investment income, base management fees, and, if certain profit thresholds are exceeded, incentive management fees representing our share of the fund's profits.

   Our business strategy is to continue to grow our balance sheet investments and our third-party assets under management. We are a recognized leader in the commercial real estate mezzanine sector and are actively seeking to expand our franchise by adding complementary investment strategies which leverage our core skills in credit underwriting and financial structuring.



   We were incorporated in Maryland on April 7, 1998 as a successor to a business trust organized in 1966. We commenced our balance sheet finance business in July 1997 and our investment management business in March 2000. Our principal executive offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022, and our telephone number is (212) 655-0220. Our website address is www.capitaltrust.com. Information included or referred to on our website is not incorporated by reference in or otherwise a part of this prospectus.

                             SUMMARY FINANCIAL DATA


   The following table sets forth our summary consolidated financial data:

   o as of and for each of the nine month periods ended September 30, 2003 and 2002; and

   o as of and for each of the years ended December 31, 2002, 2001 and 2000.

   The summary consolidated financial data as of and for each of the years ended December 31, 2002, 2001 and 2000 was derived from our historical consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2002 and 2001. The following summary historical consolidated financial data as of and for each of the nine month periods ended September 30, 2003 and 2002 were derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2003, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for such periods. Results for the nine month periods ended September 30, 2003 and 2002 are not necessarily indicative of results that may be expected for the entire year.

   You should read the following information together with the information contained under the captions "Risk Factors," "Ratio of Earnings to Fixed Charges," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto incorporated by reference into this prospectus.


                                                                                                                  NINE MONTHS ENDED
                                                                                   YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                                                 -----------------------------    -----------------
                                                                                   2002       2001       2000      2003       2002
                                                                                 --------   -------    -------    -------   -------
                                                                                                                     (UNAUDITED)
                                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and investment income...............................................    $ 47,207   $67,728    $88,433    $29,430   $38,095
Income/(loss) from equity investments in affiliated Funds....................      (2,534)    2,991      1,530      1,085      (618)
Advisory and investment banking fees.........................................       2,207       277      3,920         --     2,207
Management and advisory fees from Funds......................................      10,123     7,664        373      5,793     7,624
                                                                                 --------   -------    -------    -------   -------
 Total revenues..............................................................      57,003    78,660     94,256     36,308    47,308
                                                                                 --------   -------    -------    -------   -------
OPERATING EXPENSES AND OTHER SOURCES OF CHARGES TO INCOME:
Interest expense.............................................................      17,992    26,348     36,931      7,369    14,043
General and administrative expenses..........................................      13,996    15,382     15,439     10,497    11,390
Depreciation and amortization................................................         992       909        902        781       744
Net unrealized (gain)/loss on derivative securities and corresponding hedged
  risk on CMBS Securities....................................................     (21,134)      542         --         --     2,776
Net realized (gain)/loss on sale of fixed assets, investments and settlement
  of derivative securities...................................................      28,715        --         64         --    (1,651)
Provision for/(recapture of) allowance for possible credit losses............      (4,713)      748      5,478         --    (2,963)
                                                                                 --------   -------    -------    -------   -------
 Total operating expenses and other sources of changes
   to income.................................................................      35,848    43,929     58,814     18,647    24,339
                                                                                 --------   -------    -------    -------   -------
Income/loss before income tax expense and distributions and amortization on
  Convertible Trust Preferred Securities.....................................      21,155    34,731     35,442     17,661    22,969
Income tax expense...........................................................      22,438    16,882     17,760        655    11,540
                                                                                 --------   -------    -------    -------   -------
Income/(loss) before distributions and amortization on Convertible Trust
  Preferred Securities.......................................................      (1,283)   17,849     17,682     17,006    11,429
Distributions and amortization on Convertible Trust Preferred Securities, net
  of income tax benefit......................................................       8,455     8,479      7,921      7,089     7,186
                                                                                 --------   -------    -------    -------   -------
 NET INCOME/(LOSS)...........................................................      (9,738)    9,370      9,761      9,917     4,243
 Less: Preferred Stock dividend and dividend
   requirement...............................................................          --       606      1,615         --        --
                                                                                 --------   -------    -------    -------   -------
 Net income/(loss) allocable to class A common stock.........................    $ (9,738)  $ 8,764    $ 8,146      9,917     4,243
                                                                                 ========   =======    =======    =======   =======
PER SHARE INFORMATION:
Net income/(loss) per share of class A common stock:
 Basic.......................................................................    $  (1.62)  $  1.30    $  1.05    $  1.69   $  0.69
                                                                                 ========   =======    =======    =======   =======
 Diluted:....................................................................    $  (1.62)  $  1.12    $  0.99    $  1.67   $  0.68
                                                                                 ========   =======    =======    =======   =======
Weighted average shares of class A common stock outstanding:
 Basic.......................................................................       6,009     6,722      7,724      5,859     6,174
                                                                                 ========   =======    =======    =======   =======
 Diluted:....................................................................       6,009    12,041      9,897     10,183     6,243
                                                                                 ========   =======    =======    =======   =======



                                                                                   AS OF DECEMBER 31,           AS OF SEPTEMBER 30,
                                                                             -------------------------------    -------------------
                                                                               2002       2001        2000        2003       2002
                                                                             --------   --------    --------    --------   --------
                                                                                                                    (UNAUDITED)
                                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets.............................................................    $384,976   $678,800    $644,392    $392,766   $440,396
Total liabilities........................................................     211,932    428,231     338,584     206,013    250,196
Convertible Trust Preferred Securities...................................      88,988    147,941     147,142      89,346     88,869
Shareholders' equity.....................................................      84,056    102,628     158,666      97,407    101,331


OTHER DATA:


                                                                                                                       NINE MONTHS
                                                                                                                          ENDED
                                                                                  YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                                           ---------------------------------------    -------------
                                                                           2002     2001    2000     1999     1998    2003     2002
                                                                           -----   -----    -----   -----    -----    -----   -----
                                                                                                                       (UNAUDITED)
Ratio of Earnings to Fixed Charges.....................................    1.63x   1.80x    1.64x   1.80x    1.66x    2.22x   1.94x

                                  RISK FACTORS


   An investment in our securities involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained and incorporated by reference into this prospectus before purchasing our securities. If any of the risks discussed in this prospectus actually occur, our business, operating results, prospects and/or financial condition could be harmed. This could cause the market prices of our securities to decline and could cause you to lose all or part of your investment.

   In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

RISKS RELATED TO OUR INVESTMENT PROGRAM

OUR EXISTING LOANS AND INVESTMENTS EXPOSE US TO A HIGH DEGREE OF RISK ASSOCIATED WITH INVESTING IN COMMERCIAL REAL ESTATE-RELATED ASSETS.

   Real estate historically has experienced significant fluctuations and cycles in value that may result in reductions in the value of real estate-related investments. The performance and value of our loans and investments once originated or acquired by us depends on many factors beyond our control. The ultimate performance and value of our investments is subject to the varying degrees of risk generally incident to the ownership and operation of the commercial properties which collateralize or support our investments. The ultimate performance and value of our loans and investments depends upon the commercial property owner's ability to operate the property so that it produces the revenues and cash flows needed to pay the interest and principal due to us on our loans and investments. Revenues and cash flows may be adversely affected by:

   o changes in national economic conditions,

   o changes in local real estate market conditions due to changes in national or local economic conditions or changes in neighborhood characteristics,

   o competition from other properties offering the same or similar services,

   o changes in interest rates and in the availability of mortgage financing,

   o the impact of present or future environmental legislation and compliance with environmental laws,

   o the ongoing need for capital improvements, particularly in older structures,

   o changes in real estate tax rates and other operating expenses,

   o adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, acts of war or terrorism, which may decrease the availability of or increase the cost of insurance or result in uninsured losses,

   o adverse changes in zoning laws, and

   o other factors that are beyond our control and the control of the commercial property owners.

   In the event that any of the properties underlying our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments, our profitability and the market price of our securities would be negatively impacted.

WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT SHAREHOLDER CONSENT WHICH MAY RESULT IN RISKIER INVESTMENTS THAN OUR CURRENT INVESTMENTS.

   As part of our strategy, we may seek to expand our investment activities beyond real estate-related investments. We may change our investment strategy at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, our current real estate investments. New investments we may make outside of our area of expertise may not perform as well as our current portfolio of real estate investments.

WE ARE EXPOSED TO THE RISKS INVOLVED WITH MAKING SUBORDINATED INVESTMENTS.

   Our investments involve the additional risks attendant to investments consisting of subordinated loan positions. In many cases, management of our investments and our remedies with respect thereto, including the ability to foreclose on or direct decisions with respect to the collateral securing such investments, is subject to the rights of senior lenders and the rights set forth in inter-creditor or servicing agreements.

WE MAY NOT BE ABLE TO OBTAIN THE LEVEL OF LEVERAGE NECESSARY TO OPTIMIZE OUR RETURN ON INVESTMENT. IF WE DO INCUR SIGNIFICANT LEVERAGE, WE WILL BE SUBJECT TO THE RISKS OF HOLDING LEVERAGED INVESTMENTS.

   Our return on investment depends, in part, upon our ability to grow our balance sheet portfolio of invested assets and those of our funds through the use of leverage obtained generally through bank credit facilities, repurchase agreements and other borrowings. Our ability to obtain the necessary leverage on attractive terms ultimately depends upon the quality of pledgable portfolio assets and our ability to maintain interest coverage ratios meeting prevailing market underwriting standards which vary according to lenders' assessments of our and our funds' creditworthiness and the terms of the borrowings. The failure to obtain and/or maintain leverage at desired levels, or to obtain leverage on attractive terms, could have a material adverse effect on our and our funds' performance. Moreover, we are dependent upon a few lenders to provide the primary credit facilities for our origination or acquisition of loans and investments.

   Leverage creates an opportunity for increased net income, but at the same time creates other risks. For example, leveraging magnifies changes in the net worth of our funds. We expect that we and our funds will leverage assets only when there is an expectation that leverage will enhance returns, although we cannot assure you that the use of leverage will prove to be beneficial. Where pledged assets are marked-to-market, a decline in market value may require us to pledge additional collateral to secure our borrowings. Moreover, we cannot assure you that we and our funds will be able to meet debt service obligations and, to the extent such obligations are not met, there is a risk of loss of some or all of our and their assets through foreclosure or a financial loss if we or they are required to liquidate assets at a commercially inopportune time to satisfy our debt obligations.

OUR SUCCESS DEPENDS ON THE AVAILABILITY OF ATTRACTIVE INVESTMENTS AND OUR ABILITY TO IDENTIFY, STRUCTURE, CONSUMMATE, MANAGE AND REALIZE RETURNS ON ATTRACTIVE INVESTMENTS.

   Our operating results are dependent upon the availability of, as well as our ability to identify, structure, consummate, manage and realize returns on, credit-sensitive investment opportunities. In addition, notwithstanding the fact that we earn base management fees based upon committed capital during the investment period, if we are not successful in investing all available equity capital for our funds, it will reduce the potential revenues we earn including base management fees that are charged on the amount of invested assets after the investment period and incentive management fees. We may expend significant time and resources in identifying and consummating targeted investments.

   In general, the availability of desirable credit sensitive investment opportunities, and consequently our balance sheet returns and our funds' investment returns, will be affected by the level and volatility of interest rates, by conditions in the financial markets, by general economic conditions and by the market and demand for credit-sensitive investment opportunities. We cannot assure you that we will be successful in identifying and consummating investments which satisfy our rate of return objectives or that such investments, once consummated, will perform as anticipated.

THE REAL ESTATE INVESTMENT BUSINESS IS HIGHLY COMPETITIVE. OUR SUCCESS DEPENDS ON OUR ABILITY TO COMPETE WITH OTHER PROVIDERS OF CAPITAL FOR REAL ESTATE INVESTMENTS.

   Our business is highly competitive. We compete for attractive investments with traditional lending sources, such as insurance companies and banks, as well as private equity funds with similar investment objectives sponsored by other firms, which may make it more difficult for us to consummate our target investments. In recent years, other REITs have also begun offering loans and other investments that compete with our products. Many of our competitors have greater financial resources than us, which provides them with greater operating flexibility.

OUR LOANS AND INVESTMENTS MAY BE SUBJECT TO FLUCTUATIONS IN INTEREST RATES WHICH MAY NOT BE ADEQUATELY PROTECTED, OR PROTECTED AT ALL, BY OUR HEDGING STRATEGIES.

   Our current investment program emphasizes loans with "floating" interest rates to protect against fluctuations in interest rates. However, we do from time to time make fixed rate loans and purchase fixed rate securities. In such cases, we may employ various hedging strategies to limit the effects of changes in interest rates, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. No strategy can completely insulate us or our funds from the risks associated with interest rate changes and there is a risk that they may provide no protection at all. Hedging transactions involve certain additional risks such as the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. We cannot assure you that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us or the funds against the foregoing risks. In addition, cash flow hedges which are not perfectly correlated with a variable rate financing will impact our reported income as gains and losses on the ineffective portion of such hedges will be recorded.

OUR LOANS AND INVESTMENTS MAY BE ILLIQUID WHICH WILL CONSTRAIN OUR ABILITY TO VARY OUR PORTFOLIO OF INVESTMENTS.

   Real estate investments are relatively illiquid. Such illiquidity may limit our ability to vary our portfolio or our funds' portfolios of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property securing one of our or our funds' investments. We cannot assure you that the fair market value of any of the real property serving as security will not decrease in the future, leaving our or our funds' investment under-collateralized or not collateralized at all, which could impair the liquidity and value, as well as our return on such investments.

WE MAY NOT HAVE CONTROL OVER CERTAIN OF OUR LOANS AND INVESTMENTS.

   Our ability to manage our portfolio of loans and investments may be limited by the form in which they are made. In certain situations, we or our funds may:

   o acquire investments subject to rights of senior classes and servicers under inter-creditor or servicing agreements,

   o acquire only a participation in an underlying investment,

   o co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests, or

   o rely on independent third party management or strategic partners with respect to the management of an asset.

   Therefore, we may not be able to exercise control over the loan or investment. Such financial assets may involve risks not present in investments where senior creditors, servicers or third party controlling investors are not involved. Our rights to control the process following a borrower default may be subject to the rights of senior creditors or servicers whose interests may not be aligned with ours. A third party partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals which are inconsistent with ours and those of our funds, or may be in a position to take action contrary to our or our funds' investment objectives. In addition, we and our managed funds may, in certain circumstances, be liable for the actions of our third party partners or co-venturers.

WE MAY NOT ACHIEVE OUR TARGETED RATE OF RETURN ON OUR INVESTMENTS.

   We originate or acquire investments based on our estimates or projections of overall rates of return on such investments, which in turn are based on, among other considerations, assumptions regarding the performance of assets, the amount and terms of available financing to obtain desired leverage and the manner and timing of dispositions, including possible asset recovery and remediation strategies, all of which are subject to significant uncertainty. In addition, events or conditions that have not been anticipated may occur and may have a significant effect on the actual rate of return received on an investment.

   We are currently confronted with a low interest rate environment which negatively impacts our ability to originate or acquire investments that produce rates of returns similar to existing investments that were added to our portfolio during a higher interest rate environment. As we acquire or originate investments for our balance sheet portfolio, whether as new additions or as replacements for maturing investments, there can be no assurance that we will be able to originate or acquire investments that produce rates of return comparable to rates on existing investments.

THE COMMERCIAL MORTGAGE AND MEZZANINE LOANS WE ORIGINATE OR ACQUIRE AND THE COMMERCIAL MORTGAGE LOANS UNDERLYING THE CMBS IN WHICH WE INVEST ARE SUBJECT TO DELINQUENCY, FORECLOSURE AND LOSS, WHICH COULD RESULT IN LOSSES TO US.

   Our commercial mortgage and mezzanine loans are secured by commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

OUR INVESTMENTS IN SUBORDINATED CMBS ARE SUBJECT TO LOSSES.

   In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the most junior security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may incur significant losses.

   The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

WE MAY INVEST IN TROUBLED ASSETS WHICH ARE SUBJECT TO A HIGHER DEGREE OF FINANCIAL RISK.

   We may make investments in non-performing or other troubled assets that involve a higher degree of financial risk. We cannot assure you that our investment objectives will be realized or that there will be any return on investment. Furthermore, investments in properties operating in work-out modes or under bankruptcy protection laws may, in certain circumstances, be subject to additional potential liabilities that could exceed the value of an investor's original investment, including equitable subordination and/or disallowance of claims or lender liability.

THE IMPACT OF THE EVENTS OF SEPTEMBER 11, 2001 AND THE RESULTING EFFECT ON TERRORISM INSURANCE EXPOSE US TO CERTAIN RISKS.

   The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have a further adverse impact on the U.S. financial markets and the economy generally. We cannot predict the severity of the effect that such future events would have on the U.S. financial markets or the economy.

   In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, insurers must make terrorism insurance available under their property and casualty insurance policies through the end of 2004 (which may be extended by the Secretary of the Treasury through the end of 2005), but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market's overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

   The economic impact of any future terrorist attacks could also adversely affect the credit quality of some of our loans and investments. Some of our loans and investments will be more susceptible to the adverse effects than others, such as hotel loans, which may experience a significant reduction in occupancy rates following any future attacks. We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact investors' returns.

RISKS RELATED TO OUR INVESTMENT MANAGEMENT BUSINESS

BECAUSE WE COMMENCED OUR INVESTMENT MANAGEMENT BUSINESS IN 2000, WE ARE SUBJECT TO RISKS AND UNCERTAINTIES ASSOCIATED WITH DEVELOPING AND OPERATING A NEW BUSINESS, AND WE MAY NOT ACHIEVE FROM THIS NEW BUSINESS THE INVESTMENT RETURNS THAT WE EXPECT.

   Our investment management business commenced in 2000 and therefore has a limited track record of proven results upon which to evaluate our performance. We will encounter risks and difficulties as we proceed to develop and operate our investment management business. In order to achieve our goals as an investment manager, we must:

   o manage our funds successfully by investing a majority of our fund capital in suitable investments that meet the funds' specified investment criteria,

   o incentivize our management and professional staff to the task of developing and operating the investment management business,

   o structure, sponsor and capitalize future funds and other investment products under our management that provide investors with attractive investment opportunities, and

   o convince third party investors that an investment in our future funds will meet their investment objectives and will generate attractive returns.

   If we do not successfully develop and operate our investment management business to achieve the investment returns that we or the market anticipates, the market price of our securities could decline.

WE MAY PURSUE FUND MANAGEMENT OPPORTUNITIES RELATED TO OTHER CLASSES OF INVESTMENTS WHERE WE DO NOT HAVE PRIOR INVESTMENT EXPERIENCE.

   We may expand our fund management business to the management of private equity funds involving other investment classes where we do not have prior investment experience. We may find it difficult to attract third party investors without a performance track record involving such investments. Even if we attract third party investment, there can be no assurance that we will be successful in deploying the capital to achieve targeted returns on investment.

WE FACE SUBSTANTIAL COMPETITION FROM ESTABLISHED PARTICIPANTS IN THE PRIVATE EQUITY MARKET AS WE OFFER MEZZANINE AND OTHER FUNDS TO THIRD PARTY INVESTORS.

   We face significant competition from established Wall Street investment banking firms and large financial institutions which have proven track records in marketing and managing private equity investment funds and are otherwise competitively advantaged because they have access to pre-existing third party investor networks into which they can channel competing investment opportunities. If our competitors offer investment products that are competitive with the mezzanine and other fund investments offered by us, we will find it more difficult to attract investors and to capitalize our mezzanine and other funds.

OUR FUNDS ARE SUBJECT TO THE RISK OF DEFAULTS BY THIRD PARTY INVESTORS ON THEIR CAPITAL COMMITMENTS.

   The capital commitments made by third party investors to our funds represent promises by those investors to contribute cash to the funds from time to time as investments are made by the funds. We are therefore subject to general credit risks that the investors may default on their capital commitments. If defaults occur, we may not be able to close loans and investments we have identified and negotiated, which could materially and adversely affect the fund's investment program or make us liable for breach of contract, in either case to the detriment of our franchise in the private equity market.

RISKS RELATED TO OUR COMPANY

WE ARE DEPENDENT UPON OUR SENIOR MANAGEMENT TEAM TO DEVELOP AND OPERATE OUR BUSINESS.

   Our ability to develop and operate our business depends to a substantial extent on the experience, relationships and expertise of our senior management and key employees. We cannot assure you that these individuals will remain in our employ. The employment agreement with our chief executive officer, John R. Klopp, expires in 2004, unless further extended. The loss of the services of our senior management and key employees could have a material adverse effect on our operations.

OUR BALANCE SHEET PORTFOLIO CONTINUES TO BE CONCENTRATED IN MARK-TO-MARKET MORTGAGE-BACKED SECURITIES WHICH SUBJECTS US TO GREATER SWINGS IN EQUITY AND INCOME AS WE RECORD BALANCE SHEET GAINS AND LOSSES ON SUCH ASSETS.

   Our venture agreement with affiliates of Citigroup Alternative Investments, LLC placed restrictions on our ability to originate new mezzanine loan investments for our balance sheet during the investment period for Fund II which resulted in our balance sheet portfolio becoming more concentrated in longer term fixed rate mortgage-backed securities. We have adopted accounting policies under which such securities are recorded as available-for-sale and changes in the market value will impact either or both shareholders' equity or net income depending on the characterization of the change in market value. If a reduction in market value is deemed to be other than temporary, generally due to a change in the credit risk, the reduction in value will be recorded as a reduction of net income. If any of the available-for-sale securities are sold, the resulting gain or loss will be recorded through the income statement. All other changes in market value will impact shareholders equity only.

   While the restrictions on our balance sheet investment activities diminished when the investment period for Fund II ended and we have begun making new investments for our own account, there can be no assurance that the concentration in mark-to-market mortgage-backed securities will be reduced in the near term through new originations. In an environment of lower interest rates, there is also a higher risk that our existing non-mark-to-market loans will pay off early. To the extent our balance sheet remains concentrated in mark-to-market assets, we will remain subject to potential swings in equity and income as we record gains and losses on such assets on our balance sheet. If interest rates fluctuate and significantly affect the market value of such mark-to-market assets, the corresponding reductions or increases in equity and income may be significant.

WE MUST MANAGE OUR PORTFOLIO AND THE PORTFOLIOS OF OUR FUNDS IN A MANNER THAT ALLOWS US TO RELY ON AN EXCLUSION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940 IN ORDER TO AVOID THE CONSEQUENCES OF REGULATION UNDER THAT ACT.

   We rely on an exclusion from registration as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act of 1940. Under this exclusion, we are required to maintain, on the basis of positions taken by the SEC staff in interpretive and no-action letters, a minimum of 55% of the value of the total assets of our portfolio in "mortgages and other liens on and interests in real estate." We refer to this category of investments herein as "Qualifying Interests." In addition, we must maintain an additional minimum of 25% of the value of our total assets in Qualifying Interests or other real estate-related assets. Because registration as an investment company would significantly affect our ability to engage in certain transactions or to organize ourselves in the manner as we currently do, we intend to maintain our qualification for this exclusion from registration. In the past, when required due to the mix of assets in our balance sheet portfolio, we have purchased pools of whole loan residential mortgage-backed securities that we treat as Qualifying Interests based on SEC staff positions. Investments in such pools of whole loan residential mortgage-backed securities may not represent an optimum use of our investable capital when compared to the available investments we target pursuant to our investment strategy. We continue to analyze our investments and may acquire other pools of whole loan mortgage-backed securities when and if required for compliance purposes.

   If our portfolio does not comply with the requirements of the exclusion we rely upon, we could be forced to alter our portfolio by selling or otherwise disposing of a substantial portion of the assets that are not Qualifying Interests or by acquiring a significant position in assets that are Qualifying Interests. Altering our portfolio in this manner may have a material adverse effect on our investments if we are forced to dispose of or acquire assets in an unfavorable market.

WE MAY EXPAND OUR FRANCHISE THROUGH BUSINESS ACQUISITIONS AND THE RECRUITMENT OF FINANCIAL PROFESSIONALS, WHICH MAY PRESENT ADDITIONAL CHALLENGES AND MAY NOT PROVE SUCCESSFUL.

   Our business plan contemplates expansion of our franchise into complementary investment strategies involving other credit-sensitive structured financial products and we may undertake such expansion through business acquisitions or the recruitment of financial professionals with experience in other products. We could expend a substantial amount of time and capital pursuing opportunities to expand into complementary investment strategies that we do not consummate. The expansion of our operations could place a significant strain on our management, financial and other resources. Our ability to manage future expansion will depend upon our ability to monitor operations, maintain effective quality controls and significantly expand our internal management and technical and accounting systems, all of which could result in higher operating expenses and could adversely affect our current business, financial condition and results of operations.

   We cannot assure you that we will be able to identify and integrate complementary investment strategies and expand our business. Moreover, any decision to pursue complementary investment strategies or acquisition opportunities will be in the discretion of our management and may be consummated without prior notice or shareholder approval. In such instances, shareholders will be relying on our management to assess the relative benefits and risks associated with any such expansion or acquisition.

RISKS RELATING TO OUR CLASS A COMMON STOCK

BECAUSE A LIMITED NUMBER OF SHAREHOLDERS, INCLUDING MEMBERS OF OUR MANAGEMENT TEAM, OWN A SUBSTANTIAL NUMBER OF OUR SHARES, DECISIONS MADE BY THEM MAY BE DETRIMENTAL TO YOUR INTERESTS.

   By virtue of their direct and indirect share ownership, John R. Klopp, a director and our president and chief executive officer, Craig M. Hatkoff, a director and former officer, and other shareholders indirectly owned by trusts for the benefit of our chairman of the board, Samuel Zell, have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, sales of assets and other acquisitions or sales. The influence exerted by these shareholders over our affairs might not be consistent with the interests of other shareholders. We cannot assure you that these shareholders will not exercise their influence over us in a manner detrimental to your interests. As of the date hereof, these shareholders collectively own and control 2,171,479 shares of our class A common stock representing approximately 33.2% of our outstanding class A common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of our company, including transactions in which you might otherwise receive a premium for your class A common stock, and might affect the market price of our class A common stock.

   The conversion of the outstanding convertible trust preferred securities held by EOP Operating Limited Partnership, Vornado Realty, L.P., and JPMorgan Chase Bank, as trustee for the General Motors Employe Global Group Pension Trust and the GMAM Group Pension Trust II, could result in other significant concentrated holdings of class A common stock. EOP Operating Limited Partnership, Vornado Realty, L.P. and JPMorgan Chase Bank, as trustee for the General Motors Employe Global Group Pension Trust and the GMAM Group Pension Trust II, may each acquire 1,424,474 shares of our class A common stock. Officers, directors and other related persons of these securityholders serve on our board of directors and therefore have the power to significantly influence our affairs. If these persons acquire a significant ownership position, they may acquire the ability to influence the outcome of matters submitted for shareholder approval.

SOME PROVISIONS OF OUR CHARTER AND BYLAWS, AND MARYLAND LAW MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AT A FAVORABLE PRICE.

   Some of the provisions of our charter and bylaws and Maryland law discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders by providing them with the opportunity to sell their shares at a premium to the then current market price.

   Issuance of Preferred Stock Without Shareholder Approval. Our charter authorizes our board of directors to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of class A common stock. Our charter also authorizes our board of directors, without shareholder approval, to classify or reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock and to increase the aggregate number of shares of stock of any class or series that may be issued. Our board of directors therefore can exercise its power to reclassify our stock to increase the number of shares of preferred stock we may issue without shareholder approval. Preferred stock may be issued in one or more series, the terms of which may be determined without further action by shareholders. These terms may include preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption. The issuance of any preferred stock, however, could materially adversely affect the rights of holders of our class A common stock, and therefore could reduce its value. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current shareholders' control.

   Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction of business and the nomination of directors. These provisions could discourage proxy contests and make it more difficult for you and other shareholders to elect shareholder-nominated directors and to propose and approve shareholder proposals opposed by management.

   Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act which could delay or prevent an unsolicited takeover of us. The statute substantially restricts the ability of third parties who acquire, or seek to acquire, control of us to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to shareholders. "Business combinations" between such a third party acquiror or its affiliate and us are prohibited for five years after the most recent date on which the acquiror or its affiliate becomes an "interested shareholder." An "interested shareholder" would be any person who beneficially owns 10 percent or more of our shareholder voting power or an affiliate or associate of ours who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10 percent or more of our shareholder voting power. If our board of directors approved in advance the transaction that would otherwise give rise to the acquiror or its affiliate attaining such status, the acquiror or its affiliate would not become an interested shareholder and, as a result, it could enter into a business combination with us. Our board of directors could choose not to negotiate with an acquirer if the board determined in its business judgment that considering such an acquisition was not in our strategic interests. Even after the lapse of the five-year prohibition period, any business combination with an interested shareholder must be recommended by our board of directors and approved by the affirmative vote of at least:

   o 80% of the votes entitled to be cast by shareholders and

   o two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder and affiliates and associates thereof.

   The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

   The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that an interested shareholder becomes an interested shareholder. Our board of directors has exempted any business combination involving family partnerships controlled separately by John R. Klopp and Craig M. Hatkoff, and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. As a result, these persons may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

   We are also subject to the Maryland Unsolicited Takeovers Act which permits our board of directors, among other things, to elect on our behalf to stagger the terms of directors, to increase the shareholder vote required to remove a director and to provide that shareholder-requested meetings may be called only upon the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. Such an election would significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer was discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

RISKS RELATED TO OUR REIT STATUS

OUR CHARTER DOES NOT PERMIT ANY INDIVIDUAL TO OWN MORE THAN OVER 2.5% OF OUR CLASS A COMMON STOCK, AND ATTEMPTS TO ACQUIRE OUR CLASS A COMMON STOCK IN EXCESS OF THE 2.5% LIMIT WOULD BE VOID WITHOUT THE PRIOR APPROVAL OF OUR BOARD OF DIRECTORS.

   For the purpose of preserving our qualification as a REIT for federal income tax purposes, our charter prohibits direct or constructive ownership by any individual of more than 2.5% of the lesser of the total number or value of the outstanding shares of our class A common stock as a means of preventing ownership of more than 50% of our class A common stock by five or fewer individuals. The charter's constructive ownership rules are complex and may cause the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 2.5% of our outstanding class A common stock by an individual or entity could cause an individual to own constructively in excess of 2.5% of our outstanding class A common stock, and thus be subject to the charter's ownership limit. There can be no assurance that our board of directors, as permitted in the charter, will increase this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors will be void, and will result in the shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

   After reviewing the top five shareholders treated as individuals for REIT qualification purposes, our board of directors fixed the ownership limit at 2.5%. Our charter contains a provision that would exempt certain of our officers, directors and related persons from this ownership limit. Pursuant to this exemption, the top five such officers, directors and related persons collectively hold 41.2% of our outstanding shares of class A common stock as of the date hereof.

   The 2.5% ownership limit may have the effect of precluding a change in control of us by a third party without the consent of our board of directors, even if such change in control would be in the interest of our shareholders or would result in a premium to the price of our class A common stock (and even if such change in control would not reasonably jeopardize our REIT status).

THERE ARE NO ASSURANCES THAT WE WILL BE ABLE TO PAY DIVIDENDS IN THE FUTURE.

   We intend to pay quarterly dividends and to make distributions to our shareholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances that we will be able to pay dividends in the future. In addition, some of our distributions may include a return of capital.

AN INCREASE IN MARKET INTEREST RATES MAY LEAD PROSPECTIVE PURCHASERS OF OUR CLASS A COMMON STOCK TO EXPECT A HIGHER DIVIDEND YIELD, WHICH WOULD ADVERSELY AFFECT THE MARKET PRICE OF OUR CLASS A COMMON STOCK.

   One of the factors that will influence the price of our class A common stock will be the dividend yield on our stock (distributions as a percentage of the price of our stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our class A common stock to expect a higher dividend yield, which would adversely affect the market price of our class A common stock.

RECENT TAX LEGISLATION MAY HAVE NEGATIVE CONSEQUENCES FOR REITS.

   Recent tax legislation allows certain corporations to pay dividends that qualify for a reduced tax rate in the hands of certain shareholders. This legislation generally does not apply to REITs. Although the legislation does not adversely affect the tax treatment of REITs, it may cause investments in non-REIT corporations to become relatively more desirable. As a result, the capital markets may be less favorable to REITs when they seek to raise equity capital and the prices at which REIT equity securities, including our class A common stock, trade may decline or underperform non-REIT corporations.

WE WILL BE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL TO FINANCE OUR GROWTH.

   As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT, including taxable income where we do not receive corresponding cash. Our access to external capital will depend upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our class A common stock.

IF WE DO NOT MAINTAIN OUR QUALIFICATION AS A REIT, WE WILL BE SUBJECT TO TAX AS A REGULAR CORPORATION AND FACE A SUBSTANTIAL TAX LIABILITY. OUR TAXABLE REIT SUBSIDIARIES WILL BE SUBJECT TO INCOME TAX.

   We expect to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

   o we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

   o any resulting tax liability could be substantial, could have a material adverse effect on our book value and could reduce the amount of cash available for distribution to shareholders; and

   o unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.

   Income from our fund management business is expected to be realized by one of our taxable REIT subsidiaries, and accordingly will be subject to income tax.

COMPLYING WITH REIT REQUIREMENTS MAY CAUSE US TO FOREGO OTHERWISE ATTRACTIVE OPPORTUNITIES.

   In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO LIQUIDATE OR RESTRUCTURE OTHERWISE ATTRACTIVE INVESTMENTS.

   In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO BORROW TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

   From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.

                                USE OF PROCEEDS


   Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, including funding our investment activity, repayment of indebtedness, working capital and potential business acquisitions.

   We have from time to time engaged in, and expect to continue to pursue, discussions with respect to possible business acquisitions. While we have no present commitments or agreements with respect to any material acquisitions, we are actively investigating acquisitions of firms engaged in businesses that we believe will complement our existing business, including firms engaged in commercial loan origination, loan servicing, mortgage banking, real estate acquisitions, specialty finance, structured products and advisory services. We cannot assure you that any such transactions can be successfully negotiated or completed or that any business acquired can be efficiently integrated with our ongoing operations. We cannot assure you that the net proceeds from the offering will be sufficient to fund any acquisitions identified by us and that we will not need to obtain additional funds through borrowings under our credit facility or through other loans or financing arrangements.

   Pending such uses, the net proceeds may be invested in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT.


                      PRICE RANGE OF CLASS A COMMON STOCK

   Our class A common stock is listed for trading on the New York Stock Exchange under the symbol "CT." The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the class A common stock as reported on the NYSE composite transaction tape:


                                                                  HIGH      LOW
                                                                 ------   ------
2001
First Quarter ...............................................    $14.55   $12.30
Second Quarter ..............................................     19.50    12.33
Third Quarter ...............................................     19.50    15.00
Fourth Quarter ..............................................     17.28    14.10
2002
First Quarter ...............................................     17.25    15.00
Second Quarter ..............................................     15.60    14.10
Third Quarter ...............................................     15.75    13.35
Fourth Quarter ..............................................     15.93    12.72
2003
First Quarter ...............................................     18.75    13.35
Second Quarter ..............................................     19.62    14.49
Third Quarter ...............................................     20.99    18.60
Fourth Quarter (through December 16, 2003) ..................     23.40    19.71


   The last reported sale price of the class A common stock on December 16, 2003 as reported on the NYSE composite transaction tape was $23.05. As of December 16, 2003, there were 305 holders of record of the class A common stock. By including persons holding shares in broker accounts under street names, however, we estimate our shareholder base to be approximately 1,200 as of December 16, 2003.

                                DIVIDEND POLICY


   Although in recent years we have not paid dividends, with our decision to elect to be taxed as a REIT, we began paying dividends on our class A common stock in the first quarter of 2003.

   We generally intend to distribute substantially all of our taxable income each year (which does not ordinarily equal net income as calculated in accordance with generally accepted accounting principles) to our shareholders so as to comply with the REIT provisions of the Internal Revenue Code. We intend to make dividend distributions quarterly and, if necessary for REIT qualification purposes, we may need to distribute any taxable income remaining after the distribution of the final regular quarterly dividend each year together with the first regular quarterly dividend payment of the following taxable year or, at our discretion, in a special dividend distributed prior thereto. Our dividend policy is subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend on our taxable income, our financial condition, our maintenance of REIT status and other factors as our board of directors deems relevant.

   Distributions to shareholders will generally be subject to tax as ordinary income, although a portion of the distributions may be designated by us as capital gain or may constitute a tax-free return of capital. Annually, our transfer agent will furnish to each of our shareholders a statement of distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital.

   Our ability to pay dividends in the future and the amounts of any dividends will depend upon a number of factors, including those discussed under the caption "Risk Factors."

   The following table sets forth the amounts of cash dividends paid per share of class A common stock for the periods indicated in 2003 and the shares of class A common stock outstanding:


2003                                                                                       DIVIDEND       SHARES          TOTAL
----                                                                                      PER SHARE    OUTSTANDING    DISTRIBUTED
                                                                                          ----------    -----------   -------------
First Quarter.........................................................................    0.45/share     5,426,188    $2,441,784.45
Second Quarter........................................................................    0.45/share     6,500,734    $2,925,330.30
Third Quarter.........................................................................    0.45/share     6,509,067    $2,929,080.15



                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes and fixed charges, and "fixed charges" consist of interest on all indebtedness, amortized premiums, discounts and capitalized expenses related to indebtedness and preference security dividend requirements.


                                                                                                                       NINE MONTHS
                                                                                                                          ENDED
                                                                                  YEARS ENDED DECEMBER 31,            SEPTEMBER 30,
                                                                           ---------------------------------------    -------------
                                                                           2002     2001    2000     1999     1998    2003     2002
                                                                           -----   -----    -----   -----    -----    -----   -----
                                                                                                                       (UNAUDITED)
Ratio of Earnings to Fixed Charges.....................................    1.63x   1.80x    1.64x   1.80x    1.66x    2.22x   1.94x

                            SELECTED FINANCIAL DATA


   The following table sets forth our selected consolidated financial data:

   o as of and for each of the nine month periods ended September 30, 2003 and 2002; and

   o as of and for each of the years ended December 31, 2002, 2001, 2000, 1999 and 1998.

   The following selected consolidated financial data as of and for each of the years ended December 31, 2002, 2001, 2000, 1999 and 1998 was derived from our historical consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2002, 2001, 2000 and 1999. The following selected consolidated financial data as of and for each of the nine month periods ended September 30, 2003 and 2002 were derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2003, which, in the opinion of our management, have been prepared on the same basis as our audited consolidated financial statements and reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our results of operations and financial position for such periods. Results for the nine month periods ended September 30, 2003 and 2002 are not necessarily indicative of results that may be expected for the entire year.

   Prior to March 8, 2000, we did not serve as investment manager for any funds under management and only our historical financial data as of and for the years ended December 31, 2002, 2001 and 2000 and as of and for the nine month periods ended September 30, 2003 and 2002 reflects the operating results from our investment management business. For these reasons, we believe that, except for the information for the years December 31, 2002, 2001 and 2000 and the nine month periods ended September 31, 2003 and 2002, the following selected consolidated financial data is not indicative of our current business.

   You should read the following information together with "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto incorporated by reference into this prospectus.


                                                                                                                  NINE MONTHS ENDED
                                                                        YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                                           ---------------------------------------------------    -----------------
                                                             2002       2001      2000       1999        1998      2003       2002
                                                           --------   -------    -------   --------    -------    -------   -------
                                                                                                                     (UNAUDITED)
                                                                          (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and investment income.........................    $ 47,207   $67,728    $88,433   $ 89,839    $63,594    $29,430   $38,095
Income/(loss) from equity investments in affiliated
  Funds................................................      (2,534)    2,991      1,530         --         --      1,085      (618)
Advisory and investment banking fees...................       2,207       277      3,920     17,772     10,311         --     2,207
Management and advisory fees from Funds................      10,123     7,664        373         --         --      5,793     7,624
                                                           --------   -------    -------   --------    -------    -------   -------
 Total revenues........................................      57,003    78,660     94,256    107,611     74,265     36,308    47,308
                                                           --------   -------    -------   --------    -------    -------   -------
OPERATING EXPENSES AND OTHER SOURCES OF
  CHARGES TO INCOME:
Interest expense.......................................      17,992    26,348     36,931     39,791     27,665      7,369    14,043
General and administrative expenses....................      13,996    15,382     15,439     17,345     17,045     10,497    11,390
Depreciation and amortization..........................         992       909        902        345        249        781       744
Net unrealized (gain)/loss on derivative securities and
  corresponding hedged risk on CMBS Securities.........     (21,134)      542         --         --         --         --     2,776
Net realized (gain)/loss on sale of fixed assets,
  investments and settlement of derivative securities..      28,715        --         64        (35)        --         --    (1,651)
Provision for/(recapture of) allowance for possible
  credit losses........................................      (4,713)      748      5,478      4,103      3,555         --    (2,963)
                                                           --------   -------    -------   --------    -------    -------   -------
   Total operating expenses and other sources of
     charges to income.................................      35,848    43,929     58,814     61,549     48,514     18,647    24,339
                                                           --------   -------    -------   --------    -------    -------   -------
Income/loss before income tax expense and distributions
  and amortization on Convertible Trust Preferred
  Securities...........................................      21,155    34,731     35,442     46,062     25,751     17,661    22,969
Income tax expense.....................................      22,438    16,882     17,760     22,020      9,367        655    11,540
                                                           --------   -------    -------   --------    -------    -------   -------
Income/(loss) before distributions and amortization on
  Convertible Trust Preferred Securities...............      (1,283)   17,849     17,682     24,042     16,384     17,006    11,429
Distributions and amortization on Convertible Trust
  Preferred Securities, net of income tax benefit......       8,455     8,479      7,921      6,966      2,941      7,089     7,186
                                                           --------   -------    -------   --------    -------    -------   -------
   NET INCOME/(LOSS)...................................      (9,738)    9,370      9,761     17,076     13,443      9,917     4,243
   Less: Preferred Stock dividend and dividend
     requirement.......................................          --       606      1,615      2,375      3,135         --        --
                                                           --------   -------    -------   --------    -------    -------   -------
 Net income/(loss) allocable to class A common stock...    $ (9,738)  $ 8,764    $ 8,146   $ 14,701    $10,308      9,917     4,243
                                                           ========   =======    =======   ========    =======    =======   =======
PER SHARE INFORMATION:
Net income/(loss) per share of class A common stock:
 Basic.................................................    $  (1.62)  $  1.30    $  1.05   $   2.07    $  1.70    $  1.69   $  0.69
                                                           ========   =======    =======   ========    =======    =======   =======
 Diluted:..............................................    $  (1.62)  $  1.12    $  0.99   $   1.65    $  1.32    $  1.67   $  0.68
                                                           ========   =======    =======   ========    =======    =======   =======
Weighted average shares of class A common stock
  outstanding:
   Basic...............................................       6,009     6,722      7,724      7,111      6,070      5,859     6,174
                                                           ========   =======    =======   ========    =======    =======   =======
   Diluted:............................................       6,009    12,041      9,897     14,575     10,208     10,183     6,243
                                                           ========   =======    =======   ========    =======    =======   =======



                                                                                                                       AS OF
                                                                        AS OF DECEMBER 31,                         SEPTEMBER 30,
                                                      ------------------------------------------------------    -------------------
                                                        2002       2001        2000       1999        1998        2003       2002
                                                      --------   --------    --------   --------    --------    --------   --------
                                                                                                                    (UNAUDITED)
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Total assets......................................    $384,976   $678,800    $644,392   $827,808    $766,438    $392,766   $440,396
Total liabilities.................................     211,932    428,231     338,584    522,925     472,207     206,013    250,196
Convertible Trust Preferred Securities............      88,988    147,941     147,142    146,343     145,544      89,346     88,869
Shareholders' equity..............................      84,056    102,628     158,666    158,540     148,687      97,407    101,331

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


   You should read the following discussion together with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus. Historical results are not necessarily indicative of our future financial position or results of operations.

INTRODUCTION

   We are a fully integrated, self-managed finance and investment management company that specializes in credit-sensitive structured financial products. To date, our investment programs have focused on loans and securities backed by income-producing commercial real estate assets. Since we commenced our finance business in 1997, we have completed $3.2 billion of real estate-related investments in 110 separate transactions. In December 2002, our board of directors authorized an election to be taxed as a REIT for the 2003 tax year.

   Currently, we make balance sheet investments for our own account and manage a series of private equity funds on behalf of institutional and individual investors. Our investment management business commenced in March 2000. Pursuant to a venture agreement, we have co-sponsored three funds with Citigroup Alternative Investments, LLC; CT Mezzanine Partners I LLC, CT Mezzanine Partners II LP and CT Mezzanine Partners III, Inc., which we refer to as Fund I, Fund II and Fund III, respectively.

BALANCE SHEET OVERVIEW

   At September 30, 2003, we had four investments in Federal Home Loan Mortgage Corporation Gold securities with a face value of $22,632,000. The securities bear interest at a fixed rate of 6.5% of the face value. We purchased the securities at a net premium and have $174,000 of the premium remaining to be amortized over the remaining lives of the securities. After premium amortization, the securities bore interest at a blended rate of 6.04% as of September 30, 2003. As of September 30, 2003, the securities were carried at a market value of $23,633,000, an $827,000 unrealized gain to their amortized cost.

   We held eighteen investments in twelve separate issues of commercial mortgage-backed securities with an aggregate face value of $215,512,000 at September 30, 2003. $5,000,000 face value of the commercial mortgage-backed securities bear interest at a variable rate which averages LIBOR + 2.95% (4.07% at September 30, 2003). The remaining $210,512,000 face value of the commercial mortgage-backed securities bear interest at fixed rates averaging 7.64% of the face value. We purchased the fixed rate commercial mortgage-backed securities at discounts. As of September 30, 2003, the remaining discount to be amortized into income over the remaining lives of the securities was $23,025,000. After discount amortization, the fixed rate securities bore interest at a blended rate of 11.55% as of September 30, 2003. As of September 30, 2003, the securities were carried at market value of $160,937,000, reflecting a $31,550,000 unrealized loss to their amortized cost.

   On January 31, 2003, we purchased Citigroup Alternative Investments' 75% interest in Fund I for a purchase price of approximately $38.4 million, including the assumption of liabilities, equal to the book value of the fund. In conjunction with the purchase, we began consolidating the balance sheet and operations of Fund I in our consolidated financial statements including four loans receivable totaling $50.0 million and $24.1 million of borrowings under a credit facility.

   In addition to those acquired with the purchase of Citigroup Alternative Investments' interest in Fund I, we have originated or purchased seven new loans since December 31, 2002 totaling $73.3 million and have no future commitments under any existing loans. We have received full satisfaction of four loans totaling $68.8 million and partial repayments on eight loans totaling $4.9 million in the nine months ended September 30, 2003. At September 30, 2003, we had outstanding loans receivable totaling approximately $171.0 million.

   At September 30, 2003, we had twelve performing loans receivable with a current carrying value of $167,695,000. Two of the loans, totaling $73,273,000, bear interest at a fixed blended rate of interest of

11.92%. The ten remaining loans, totaling $94,422,000, bear interest at a variable rate of interest averaging LIBOR + 6.50% (7.94% at September 30, 2003 including LIBOR floors). One mortgage loan receivable with an original principal balance of $8,000,000 reached maturity on July 15, 2001 and has not been repaid with respect to principal and interest. In December 2002, the loan was written down to $4,000,000 through a charge to the allowance for possible credit losses. During the quarter ended September 30, 2003, we received proceeds of $731,000 reducing the carrying value of the loan to $3,269,000. In accordance with our policy for revenue recognition, income recognition has been suspended on this loan and for the nine months ended September 30, 2003, $684,000 of potential interest income has not been recorded. All other loans are performing in accordance with their terms.

   At September 30, 2003, we had investments in funds of $23,997,000, including $6,809,000 of unamortized costs which were capitalized in connection with the formation of the funds. These costs are being amortized over the lives of the funds and are reflected as a reduction in income/(loss) from equity investments in funds.

   We utilize borrowings under a committed credit facility and a term redeemable securities contract, along with repurchase obligations to finance our balance sheet assets.

   At September 30, 2003, after assumption of the debt in conjunction with the purchase of Citigroup Alternative Investments' interests in Fund I, we were party to two credit facilities with a commercial lender that provided for a total of $150 million of credit. On June 27, 2003, we formally combined under one facility the outstanding borrowings under the two facilities and extended the maturity of the combined $150 million credit facility for two additional years to July 16, 2005 on substantially the same terms. At September 30, 2003, we had outstanding borrowings under the credit facility of $33,000,000, and had unused potential credit of $117,000,000, an amount of available credit that we believe provides us with adequate liquidity for our short-term needs. The credit facility provides for advances to fund lender-approved loans and investments made by us. Borrowings under the credit facility are secured by pledges of assets owned by us. Borrowings under the credit facility bear interest at specified rates over LIBOR, which rates may fluctuate, based upon the credit quality of the pledged assets. The credit facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the credit facility. The credit facility contains customary representations and warranties, covenants and conditions and events of default. We pay interest on the facility at specified rates over LIBOR based upon each asset included in the obligation. Based upon advances in place at September 30, 2003, the effective rate on the credit facility was LIBOR + 2.25% (3.37% at September 30, 2003). As of September 30, 2003, we had capitalized costs of $1,332,000 which are being amortized over the remaining life of the facility (21.5 months at September 30, 2003). After amortizing these costs to interest expense, the all-in effective borrowing cost on the facility as of September 30, 2003 was 5.59% based upon the amount currently outstanding on the credit facility.

   On September 30, 2003, we were party to a term redeemable securities contract which provides for $75 million of financing for portfolio assets. The term redeemable securities contract has a two-year term, maturing in February 2004, with an automatic one-year amortizing extension option, if not otherwise extended. We had borrowings against the term redeemable securities contract of $12,089,000 at September 30, 2003. We pay interest on the term redeemable securities contract at specified rates over LIBOR based upon each asset included in the obligation. Based upon advances in place at September 30, 2003, the blended rate on the term redeemable securities contract is LIBOR + 1.91% (3.03% at September 30, 2003). As of September 30, 2003, we had capitalized costs of $164,000 which are being amortized over the remaining life of the term redeemable securities contract (5 months at September 30, 2003). After amortizing these costs to interest expense, the all-in effective borrowing cost on the facility as of September 30, 2003 was 6.26% based upon the amount currently outstanding on the term redeemable securities contract.

   In May 2003, we entered into a new master repurchase agreement with a securities dealer that provided for $50,000,000 of financing, which was increased to $100,000,000 in August 2003. As of September 30, 2003, we had utilized the master repurchase agreement to finance the purchase of four loans during the second and third quarters of 2003.

   In the third quarter of 2003, we entered into another repurchase obligation in connection with the purchase of a loan and commercial mortgage-backed securities. In connection with the foregoing, at September 30, 2003, we had sold a loan and commercial mortgage-backed securities with a book and market value of $9,950,000 and had a liability to repurchase these assets for $8,210,000. The repurchase agreements are matched to the term of the underlying loan and commercial mortgage-backed securities that mature between August 2004 and January 2005 and bear interest at specified rates over LIBOR based upon each asset included in the obligation.

   At September 30, 2003, we had total outstanding repurchase obligations of $146,922,000. Based upon advances in place at September 30, 2003, the blended rate on the repurchase obligations is LIBOR + 1.06% (2.17% at September 30, 2003). We had capitalized costs of $494,000 as of September 30, 2003, which are being amortized over the remaining life of the repurchase obligations. After amortizing these costs to interest expense based upon the amount currently outstanding on the repurchase obligations, the all-in effective borrowing cost on the repurchase obligations as of September 30, 2003 was 2.67%. We expect to enter into new repurchase obligations at their maturity.

   We were party to two cash flow interest rate swaps with a total notional value of $109 million as of September 30, 2003. These cash flow interest rate swaps effectively convert floating rate debt to fixed rate debt, which is utilized to finance assets which earn interest at fixed rates. We received LIBOR flat (1.12% at September 30, 2003) and pay an average rate of 4.24%. The market value of the swaps at September 30, 2003 was a liability of $838,000, which is recorded as interest rate hedge liabilities and accumulated other comprehensive loss on our balance sheet.

   We currently have $89,742,000 aggregate liquidation amount of variable step up convertible trust preferred securities outstanding which were issued by our consolidated statutory trust subsidiary, CT Convertible Trust I. The convertible trust preferred securities represent an undivided beneficial interest in the assets of the trust that consist solely of the $92,524,000 aggregate principal amount of our outstanding 8.25% step up convertible junior subordinated debentures. The terms of the securities mirror the interest, redemption and conversion terms of the convertible debentures held by the trust. The convertible trust preferred securities are convertible into shares of class A common stock, in increments of $1,000 in liquidation amount, at a conversion price of $21.00 per share and are redeemable by us, in whole or in part, on or after September 30, 2004.

   Distributions on the outstanding convertible trust preferred securities are payable quarterly in arrears on each calendar quarter-end and correspond to the payments of interest made on the debentures, the sole assets of the trust. Distributions are payable only to the extent payments are made in respect to the debentures. The convertible trust preferred securities bear interest at 10% through September 30, 2004. The interest rate increases by 0.75% on October 1, 2004 and on each October 1 thereafter. If the quarterly dividend paid on a share of our class A common stock multiplied by four and divided by $21.00 is in excess of the interest rate in effect at that time, then the holders are entitled to be paid additional interest at that rate.

   On September 30, 2002, we redeemed $60,258,000 aggregate liquidation amount of the convertible trust preferred securities that bore a coupon rate of 13.00% per annum through the date of redemption.

   In 2000, we announced an open market share repurchase program under which we may purchase, from time to time, up to 666,667 shares of our class A common stock. Since that time the authorization has been increased by the board of directors to purchase cumulatively up to 2,366,923 shares of class A common stock.

   In March 2003, we repurchased 66,427 shares of class A common stock under the open market share repurchase program from a former employee at a price of $14.25 per share. After the repurchase, we had purchased and retired, pursuant to the program, 1,700,584 shares of class A common stock at an average price of $13.13, including commissions and had 666,339 shares remaining authorized for repurchase under the program.

   In 2001 and 2002, in connection with the organization of Fund I and Fund II, we issued to affiliates of Citigroup Alternative Investments warrants to purchase 2,842,822 shares of class A common stock. At December 31, 2002, all such warrants were exercisable at $15.00 per share exercise price until March 8, 2005.

In January 2003, we purchased all of the warrants outstanding from the affiliates of Citigroup Alternative Investments for $2.1 million.

   On June 18, 2003, we issued 1,075,000 shares of class A common stock in a private placement to thirty-two separate investors, led by certain institutional clients advised by Lend Lease Rosen Real Estate Securities, LLC. Net proceeds to us were $17.1 million after payment of offering costs and fees to Conifer Securities, LLC, our placement agent.

   At September 30, 2003, we had 6,509,067 shares of our class A common stock outstanding.

INVESTMENT MANAGEMENT OVERVIEW

   We operated principally as a balance sheet investor until the start of our investment management business in March 2000 when we entered into a venture with affiliates of Citigroup Alternative Investments to co-sponsor and invest capital in a series of commercial real estate mezzanine investment funds managed by us. Pursuant to the venture agreement, we and Citigroup Alternative Investments have co-sponsored Fund I, Fund II and Fund III. We have capitalized costs of $6,809,000, net, from the formation of the Funds that are being amortized over the remaining anticipated lives of the Funds.

   Fund I commenced its investment operations in May 2000 with equity capital supplied solely by us (25%) and Citigroup Alternative Investments (75%). From May 11, 2000 to April 8, 2001, the investment period for the fund, Fund I completed $330 million of total investments in 12 transactions. On
January 31, 2003, we purchased from affiliates of Citigroup Alternative Investments their 75% interest in Fund I for $38.4 million, including the assumption of liabilities. As of January 31, 2003, we began consolidating the operations of Fund I in our consolidated financial statements.

   Fund II had its initial closing on equity commitments on April 9, 2001 and its final closing on August 7, 2001, ultimately raising $845.2 million of total equity commitments, including $49.7 million (5.9%) and $198.9 million (23.5%) from us and Citigroup Alternative Investments, respectively. The balance of the equity commitments were made by third-party private equity investors, including public and corporate pension plans, endowment funds, financial institutions and high net worth individuals. During its two-year investment period, which expired on April 9, 2003, Fund II invested $1.2 billion in 40 separate transactions. Fund II utilizes leverage to increase its return on equity, with a target debt-to-equity ratio of 2:1. Total capital calls during the investment period were $329.0 million. On January 1, 2003, the general partner of Fund II, which is owned by affiliates of us and Citigroup Alternative Investments, voluntarily reduced the management fees for the remainder of the investment period by 50% due to a lower than expected level of deployment of Fund II's capital. CT Investment Management Co. LLC, our wholly-owned taxable REIT subsidiary, acts as the investment manager to Fund II and receives 100% of the base management fees paid by the fund. As of April 9, 2003, the end of the Fund II investment period, CT Investment Management Co. began earning annual base management fees of 1.287% of invested capital. Based upon Fund II's invested capital at September 30, 2003, the date upon which the calculation for the next quarter is based, CT Investment Management Co. will earn base management fees of $718,000 for the quarter ending December 31, 2003.

   We and Citigroup Alternative Investments, through our collective ownership of the general partner, are also entitled to receive incentive management fees from Fund II if the return on invested equity is in excess of 10% after all invested capital has been returned. The Fund II incentive management fees are split equally between us and Citigroup Alternative Investments. We intend to pay 25% of our share of the Fund II incentive management fees as long-term incentive compensation to our employees. No such incentive fees have been earned at September 30, 2003 and as such, no amount has been accrued as income for such potential fees in our financial statements. The amount of incentive fees to be received in the future will depend upon a number of factors, including the level of interest rates and the fund's ability to generate returns in excess of 10%, which is in turn impacted by the duration and ultimate performance of the fund's assets. Potential incentive fees received as Fund II winds down could result in significant additional income from operations in certain periods during which such payments can be recorded as income. If Fund II's assets were sold and liabilities were settled on October 1, 2003 at the recorded book value, net of the allowance for possible credit losses, and the fund equity and income were distributed, we would record approximately $4.7 million of incentive income.

   Since December 31, 2002, we have made equity contributions to Fund II of $5.5 million and equity contributions to Fund II's general partner of $757,000. We do not anticipate making any additional equity contributions to Fund II or its general partner. Our net investment in Fund II and its general partner at September 30, 2003 was $15.2 million. As of September 30, 2003, Fund II had 27 outstanding loans and investments totaling $607.8 million, all of which were performing in accordance with the terms of their agreements.

   On June 2, 2003, Fund III effected its initial closing on equity commitments and on August 8, 2003, its final closing, raising a total of $425.0 million in equity commitments. We and Citigroup Alternative Investments made equity commitments of $20.0 million (4.7%) and $80.0 million (18.8%), respectively, with the balance made by third-party private equity investors. From the initial closing through September 30, 2003, we have made equity investments in Fund III of $2,000,000 and have capitalized costs totaling $903,000, which are being amortized over the remaining anticipated life of Fund III. As of September 30, 2003, Fund III had closed five investments, totaling
$148.5 million, of which $146.6 million remains outstanding at September 30, 2003.

   CT Investment Management Co. receives 100% of the base management fees from Fund III calculated at a rate equal to 1.42% per annum of committed capital during Fund III's two-year investment period, which expires June 2, 2005, and 1.42% of invested capital thereafter. Based upon Fund III's $425.0 million of total equity commitments, CT Investment Management Co. will earn annual base management fees of $6.0 million during the investment period. We and Citigroup Alternative Investments are also entitled to receive incentive management fees from Fund III if the return on invested equity is in excess of 10% after all invested capital has been returned. We and Citigroup Alternative Investments will receive 62.5% and 37.5%, respectively, of the total incentive management fees. We expect to distribute a portion of our share of the Fund III incentive management fees as long-term incentive compensation to our employees.

RESULTS OF OPERATIONS

NINE MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTH AND THREE MONTH PERIODS ENDED SEPTEMBER 30, 2002

   We reported net income of $9,917,000 for the nine months ended September 30, 2003, an increase of $5,674,000 from our net income of $4,243,000 for the nine months ended September 30, 2002. This increase was primarily the result of a reduction in income taxes in 2003 in connection with our REIT election, the elimination of the net unrealized loss on derivative securities and the corresponding hedged risk on commercial mortgage-backed securities by settling the fair value hedge in December 2002 and entering into a new cash flow hedge, and the increase in income from equity investments in funds. These increases were partially offset by a recapture of the allowance for possible credit losses, an advisory fee earned, sales of investments and the reduction of the maturity of fair value hedges resulting in net gains, all of which occurred in 2002 and did not recur in 2003. Other offsets to the increase included a reduction in management and advisory fees from funds and a reduction in net income from loans and investments.

   We reported net income of $4,786,000 forthe three months ended September 30, 2003, an increase of $3,233,000 from our income of $1,553,000 for the three months ended September 30, 2002. This increase was primarily the result of a reduction in income taxes in 2003 with the REIT election and an increase in net income from loans and investments. These increases were partially offset by a reduction in income from equity investments in funds and an advisory fee earned in 2002, which did not recur in 2003.

   Interest and related income from loans and other investments amounted to $29,384,000 for the nine months ended September 30, 2003, a decrease of $8,607,000 from the $37,991,000 amount for the nine months ended September 30, 2002. Average interest-earning assets decreased from approximately
$505.0 million for the nine months ended September 30, 2002 to approximately $358.3 million for the nine months ended September 30, 2003. The average interest rate earned on such assets increased from 10.1% in the nine months ended September 30, 2002 to 11.0% in the nine months ended September 30, 2003. During the nine months ended September 30, 2003 and September 30, 2002, we recognized $2,804,000 and $1,490,000, respectively, in additional income on the early repayment of loans and investments. Without this additional interest income, the earning rate for the nine months ended September 30, 2003 would have been

9.9% versus 9.7% for the nine months ended September 30, 2002. LIBOR rates averaged 1.2% for the nine months ended September 30, 2003 and 1.8% for the nine months ended September 30, 2002, a decrease of 0.6%. The portion of our average assets that earn interest at fixed-rates did not decrease proportionately to the decrease in assets that earn interest at variable rates in the nine months ended September 30, 2003, which served to offset the decrease in earnings resulting from the decrease in the average LIBOR rate.

   Interest and related income from loans and other investments amounted to $11,757,000 for the three months ended September 30, 2003, an increase of $721,000 from the $11,036,000 amount for the three months ended September 30, 2002. Average interest-earning assets decreased from approximately
$404.1 million for the three months ended September 30, 2002 to approximately $369.4 million for the three months ended September 30, 2003. The average interest rate earned on such assets increased from 10.8% in the nine months ended September 30, 2002 to 12.6% in the nine months ended September 30, 2003. During the three months ended September 30, 2003 and September 30, 2002, we recognized $2,437,000 and $1,120,000, respectively, in additional income on the early repayment of loans and investments. Without this additional interest income, the earning rate for the nine months ended September 30, 2003 would have been 10.0% versus 9.7% for the nine months ended September 30, 2002. LIBOR rates averaged 1.1% for the three months ended September 30, 2003 and 1.8% for the three months ended September 30, 2002, a decrease of 0.7%. The portion of our average assets that earn interest at fixed rates did not decrease proportionately to the decrease in assets that earn interest at variable rates in the nine months ended September 30, 2003, which served to offset the decrease in earnings resulting from the decrease in the average LIBOR rate.

   We utilize our credit facility, our term redeemable securities contract and our repurchase obligations to finance our interest-earning assets.

   Interest and related expenses amounted to $7,369,000 for the nine months ended September 30, 2003, a decrease of $6,651,000 from the $14,020,000 amount for the nine months ended September 30, 2002. The decrease in expense was due to a decrease in the amount of average interest-bearing liabilities outstanding from approximately $279.5 million for the nine months ended September 30, 2002 to approximately $206.1 million for the nine months ended September 30, 2003 and a decrease in the average rate on interest-bearing liabilities from 6.7% to 4.8% for the same periods. The decrease in the average rate is substantially due to the decrease in swap levels and rates and the increased use of repurchase agreements as a percentage of total debt in the nine months ended September 30, 2003 at lower spreads to LIBOR than the credit facilities utilized in the nine months ended September 30, 2002.

   Interest and related expenses amounted to $2,616,000 for the three months ended September 30, 2003, a decrease of $1,141,000 from the $3,757,000 amount for the three months ended September 30, 2002. The decrease in expense was due to a decrease in the average rate on interest-bearing liabilities from 8.8% for the three months ended September 30, 2002 to 5.0% for the three months ended September 30, 2003, partially offset by an increase in the amount of average interest-bearing liabilities outstanding from approximately
$169.9 million to approximately $207.2 million. The decrease in the average rate is substantially due to the decrease in swap levels and rates and the increased use of repurchase agreements as a percentage of total debt in the three months ended September 30, 2003 at lower spreads to LIBOR than the credit facilities utilized in the three months ended September 30, 2002.

   We also utilize our outstanding convertible trust preferred securities to finance our interest-earning assets. During the nine months ended September 30, 2003 and 2002, we recognized $7,089,000 and $7,186,000, respectively, of net expenses related to our outstanding convertible trust preferred securities. This amount consisted of distributions to the holders totaling $6,731,000 and $12,195,000, respectively, and amortization of discount and origination costs totaling $358,000 and $1,186,000, respectively, during the nine months ended September 30, 2003 and 2002. In the nine months ended September 30, 2002, this total was partially offset by a tax benefit of $6,195,000. Due to our election to be taxed as a REIT, there is no tax benefit for the expense in the nine months ended September 30, 2003. The decrease in the distribution amount and amortization of discount and origination costs resulted from the elimination of the distributions and discount and fees on the $60.3 million non-convertible amount, which was redeemed on September 30, 2002.

   During the three months ended September 30, 2003 and 2002, we recognized $2,363,000 and $2,669,000, respectively, of net expenses related to our outstanding convertible trust preferred securities. This amount consisted of distributions to the holders totaling $2,244,000 and $4,184,000, respectively, and amortization of discount and origination costs totaling $119,000 and $786,000, respectively, during the three months ended September 30, 2003 and 2002. In the three months ended September 30, 2002, this total was partially offset by a tax benefit of $2,301,000. Due to our election to be taxed as a REIT, there is no tax benefit for the expense in the three months ended September 30, 2003. The decrease in the distribution amount and amortization of discount and origination costs resulted from the elimination of the distributions and discount and fees on the non-convertible amount, which was redeemed on September 30, 2002.

   Other revenues decreased $4,044,000 from $10,968,000 for the nine months ended September 30, 2002 to $6,924,000 for the nine months ended September 30, 2003. During the nine months ended September 30, 2002, we sold investments and reduced the maturity of our fair value hedge, which resulted in a gain of $1,651,000 and earned a $2.0 million fee from our final advisory assignment. On January 1, 2003, the general partner of Fund II, which is owned by affiliates of us and Citigroup Alternative Investments, voluntarily reduced by 50% the management fees charged to Fund II for the remainder of the investment period due to a lower than expected level of deployment of the fund's capital. This, along with the reduction in income when we began charging management fees on invested capital for Fund II, partially offset by the management fees charged to Fund III, reduced our management and advisory fees from funds by $1.8 million for the nine months ended September 30, 2003. In the nine months ended September 30, 2002, Fund I increased its allowance for possible credit losses by establishing a specific reserve for the single non-performing loan it was carrying. The loss from equity investments in funds during the nine months ended September 30, 2002 was primarily due to this additional expense.

   Other revenues decreased $3,047,000 from $5,807,000 for the three months ended September 30, 2002 to $2,760,000 for the three months ended September 30, 2003. The decrease in other revenue was primarily the result of a $2.0 million fee earned from our final advisory assignment in the three months ended September 30, 2002 and the decrease in income from equity investments in funds.

   General and administrative expenses decreased $893,000 to $10,497,000 for the nine months ended September 30, 2003 from $11,390,000 for the nine months ended September 30, 2002 and decreased $178,000 to $3,804,000 for the three months ended September 30, 2003 from $3,982,000 for three months ended September 30, 2002. The decrease in general and administrative expenses was primarily due to reduced employee compensation. We employed an average of 25 employees during the nine months ended September 30, 2003 and 27 during the nine months ended September 30, 2002. We had 25 full-time employees at September 30, 2003.

   During the nine months ended September 30, 2002, we recaptured $2,963,000 of our previously established allowance for possible credit losses. We deemed this recapture necessary due to the substantial reduction in the loan portfolio and a general reduction in the default risk of the loans remaining based upon current conditions. At September 30, 2003, we believe that our reserve of $6,672,000 is adequate based on the existing loans in our balance sheet portfolio.

   In accordance with our decision to be taxed as a REIT, we will make a formal election to be so taxed under Section 856(c) of the Internal Revenue Code of 1986, as amended, commencing with the tax year ending December 31, 2003. As a REIT, we generally are not subject to federal income tax. To maintain our qualification as a REIT, we must distribute at least 90% of our REIT taxable income to our shareholders and meet certain other requirements. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state and local taxes on our income and property. Under certain circumstances, federal income and excise taxes may be due on our undistributed taxable income. At September 30, 2003, we were in compliance with all REIT qualification requirements and as such, have only provided for income tax expense on taxable income attributed to our taxable REIT subsidiaries in 2003. Please refer to the discussion under the caption "Risk Factors -- Risks
Related to Our REIT Election" which explains the risks of failing to comply with REIT qualification requirements.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

   We reported a net loss allocable to shares of class A common stock of $9,738,000 for the year ended December 31, 2002, a decrease of $18,502,000 from our net income allocable to shares of class A common stock of $8,764,000 for the year ended December 31, 2001. This decrease was primarily the result of the inability to utilize capital losses generated in 2002 to reduce current taxes, the write-down of deferred tax assets as a result of our decision to elect REIT status for 2003, the settlement of three cash flow hedges resulting in a $6.7 million charge to earnings, the write-down of a loan in Fund I which caused a loss from equity investments in funds and decreased net interest income from loans and other investments. These decreases were partially offset by increased advisory and investment management fees, a recapture of the allowance for possible credit losses and the elimination of the preferred stock dividend. We may experience additional reductions in interest and related income if the amount of interest earning assets in our balance sheet portfolio continue to decline and such reduced income is not offset by increased income from investment management operations. As discussed below, we do not expect a decrease in total assets as we expect to purchase or originate additional assets.

   Interest and related income from loans and other investments amounted to $47,079,000 for the year ended December 31, 2002, a decrease of $20,254,000 from the $67,333,000 amount for the year ended December 31, 2001. Average interest earning assets decreased from approximately $570.6 million for the year ended December 31, 2001 to approximately $473.7 million for the year ended December 31, 2002. The average interest rate earned on such assets decreased from 11.8% in 2001 to 9.9% in 2002. During the year ended
December 31, 2002, we recognized $1.6 million in additional income on the early repayment of loans, while during the year ended December 31, 2001, we recognized $4.8 million in additional income on the early repayment of loans. Without this additional interest income, the earning rate for the year ended December 31, 2002 would have been 9.6% versus 11.0% for the year ended December 31, 2001. LIBOR rates averaged 1.8% for the year ended December 31, 2002 and 3.9% for the year ended December 31, 2001, a decrease of 2.1%. Since substantial portions of our assets earn interest at fixed-rates, the decrease in the average earning rate did not correspond to the full decrease in the average LIBOR rate.

   Interest and related expenses amounted to $17,969,000 for the year ended December 31, 2002, a decrease of $8,269,000 from the $26,238,000 amount for the year ended December 31, 2001. The decrease in expense was due to a decrease in the amount of average interest bearing liabilities outstanding from approximately $321.8 million for the year ended December 31, 2001 to approximately $260.0 million for the year ended December 31, 2002 and a decrease in the average rate paid on interest bearing liabilities from 8.2% to 6.9% for the same periods. The decrease in the average rate is substantially due to the increased use of repurchase obligations for debt financing in the year ended December 31, 2002 at lower spreads to LIBOR than those obtainable under the credit facilities utilized in the year ended December 31, 2001 and the decrease in the average LIBOR rate. Due to the decrease in total debt, the percentage of debt that has been swapped to fixed rates in the year ended December 31, 2002 increased, partially offsetting the previously discussed decreases in floating rates.

   During the years ended December 31, 2002 and 2001, we recognized $8,455,000 and $8,479,000, respectively, of net expenses related to our outstanding convertible trust preferred securities. This amount consisted of distributions to the holders totaling $14,439,000 and $15,237,000, respectively, and amortization of discount and origination costs totaling $1,305,000 and $799,000, respectively, during the years ended December 31, 2002 and 2001. This was partially offset by a tax benefit of $7,289,000 and $7,557,000 during the years ended December 31, 2002 and 2001, respectively. On April 1, 2002, in accordance with the terms of the securities, the blended rate on such securities increased from 10.16% to 11.21%. On October 1, 2002, after repayment of the non-convertible amount of the convertible trust preferred securities, as discussed above, the rate on such securities was 10.00%. The increase in the amortization of discount and origination costs resulted from the recognition of the unamortized discount and fees on the non-convertible amount expensed upon repayment of the non-convertible amount on September 30, 2002.

   During the year ended December 31, 2002, other revenues decreased $1,403,000 to $9,924,000 from $11,327,000 in the year ended December 31, 2001. During the second quarter of 2001, Fund II commenced operations, which accounted for approximately $2.6 million of additional management and advisory fees in the year ended December 31, 2002. We also recognized $2.0 million from our final investment banking assignment. These increases were offset by the write-down of a $26 million loan in Fund I, which decreased income from equity investments in funds by approximately $6 million.

   General and administrative expenses decreased $1,386,000 to $13,996,000 for the year ended December 31, 2002 from $15,382,000 for year ended December 31, 2001. The decrease in general and administrative expenses was primarily due to reduced executive compensation. We employed an average of 27 employees during both the year ended December 31, 2002 and the year ended December 31, 2001. We had 26 full-time employees and one part-time employee at December 31, 2002.

   During the year ended December 31, 2002, we recaptured $4,713,000 of our previously established allowance for possible credit losses. We deemed this recapture necessary due to the substantial reduction in the loan portfolio and a general reduction in the default risk of the loans remaining based upon current conditions. After the recapture, we believe that the reserve is adequate based on the existing loans in our balance sheet portfolio.

   For the year ended December 31, 2002 and 2001, we accrued income tax expense of $22,438,000 and $16,882,000, respectively, for federal, state and local income taxes. The increase from 48.6% to 106.1% in the effective tax rate was primarily due to capital losses being generated in 2002 that were not deductible for tax purposes in that year and the reduction in deferred tax assets due to the uncertainty of use in the future. In December 2002, when we decided to elect REIT status for 2003, we wrote down our deferred tax asset to $1.6 million, due to our inability to utilize the recorded tax benefits in the future. The remaining $1.6 million deferred tax asset relates to future reversals of taxable income in subsidiaries which will be taxable REIT subsidiaries.

   The preferred stock dividend and dividend requirement arose from previously issued and outstanding shares of class A preferred stock. Dividends accrued on these shares at a rate of 9.5% per annum on a per share price of $2.69. In the third quarter of 1999, 5,946,825 shares of class A preferred stock were converted into an equal number of shares of class A common stock thereby reducing the number of outstanding shares of class A preferred stock to 6,320,833 and the dividend requirement to $1,615,000 per annum. In the year ended December 31, 2001, the remaining shares of class A preferred stock were repurchased thereby eliminating the dividend requirement.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

   We reported net income allocable to shares of class A common stock of $8,764,000 for the year ended December 31, 2001, an increase of $618,000 from the net income allocable to shares of class A common stock of $8,146,000 for the year ended December 31, 2000. This increase was primarily the result of increased income from equity investments in the funds and related investment management and consulting fees, reduced preferred stock dividends and a reduction in the provision for possible credit losses offset by decreased advisory and investment banking fees and decreased net interest income from loans and other investments.

   Interest and related income from loans and other investments amounted to $67,333,000 for the year ended December 31, 2001, a decrease of $20,352,000 from the $87,685,000 amount for the year ended December 31, 2000. Average interest earning assets decreased from approximately $681.5 million for the year ended December 31, 2000 to approximately $570.6 million for the year ended December 31, 2001. The average interest rate earned on such assets decreased from 12.8% in 2000 to 11.8% in 2001. During the year ended
December 31, 2001, we recognized $4.8 million in additional interest income on the early repayment of loans, while during the year ended December 31, 2000, we recognized $4.7 million in additional interest income on the early repayment of loans. Without this additional interest income and after adjustment of the 2000 rates for the effect of recognizing net swap payments in interest expense rather than interest income, the earning rate for the year ended December 31, 2001 would have been 11.0% versus 12.2% for the year ended December 31, 2000. The decrease in such core-earning rate was due to a decrease in the average LIBOR rate from 6.41% for the year ended December 31, 2000 to 3.88% for the year ended December 31, 2001 for the assets earning interest based upon a variable rate.

   Interest and related expenses amounted to $26,238,000 for the year ended December 31, 2001, a decrease of $10,474,000 from the $36,712,000 amount for the year ended December 31, 2000. The decrease in expense was due to a decrease in the amount of average interest bearing liabilities outstanding from approximately $393.2 million for the year ended December 31, 2000 to approximately $321.8 million for the year ended December 31, 2001 and a decrease in the weighted average rate paid on interest bearing liabilities from 9.2% to 8.2% for the same periods, after adjustment of the 2000 rates for the effect of recognizing net swap payments in interest expense rather than interest income. The decrease in the weighted average rate was not consistent with the decrease in the average LIBOR rate for the same periods due to a change in the mix of interest bearing liabilities. In 2001, a higher percentage of the interest bearing liabilities were at a fixed rate, after adjusting for interest rate swaps, which, in the current low LIBOR rate environment, were at higher rates than the rates for variable rate interest-bearing liabilities.

   During the years ended December 31, 2001 and 2000, we recognized $8,479,000 and $7,921,000, respectively, of net expenses related to our outstanding convertible trust preferred securities. This amount consisted of distributions to the holders totaling $15,237,000 and $14,246,000, respectively, and amortization of discount and origination costs totaling $799,000 and $799,000, respectively, during the years ended December 31, 2001 and 2000. This was partially offset by a tax benefit of $7,557,000 and $7,124,000 during the years ended December 31, 2001 and 2000, respectively. The terms of the convertible trust preferred securities were modified effective May 10, 2000 which resulted in the blended rate on such securities increasing on that date from 8.25% to 10.16% which accounted for the increase in expense in the year ended December 31, 2001.

   During the year ended December 31, 2001, other revenues increased $4,756,000 to $11,327,000 from $6,571,000 in the year ended December 31, 2000. During the second quarter of 2000, Fund I commenced operations and during the second quarter of 2001, Fund II commenced operations. This increase in other revenue is due to increased revenue from the funds, including management and advisory income in addition to the return on investment in the funds, partially offset by a reduction in advisory and investment banking fees.

   Investment management and consulting fees from funds under management has increased significantly since the closing of Fund II. We earned $5,884,000 of investment management fees from Fund II and $1,015,000 of consulting fees from the general partner of Fund II in 2001. These additional fees accounted for the majority of the increase in investment management and consulting fees from 2000 to 2001.

   For the year ended December 31, 2001 and 2000, we had earned $2,991,000 and $1,530,000, respectively, on our equity investment in the funds. The increase in income in 2001 versus 2000 was due primarily to the increased level of investment in the funds offset by the suspension of interest on a Fund I asset.

   General and administrative expenses remained relatively consistent amounting to $15,382,000 for the year ended December 31, 2001 versus $15,439,000 for year ended December 31, 2000. In the year ended December 31, 2000, as we transitioned to our new investment management business, we incurred one-time expenses of $2.1 million that were included in general and administrative expenses. We employed an average of 27 employees during the year ended
December 31, 2001 verses an average of 24 employees during the year ended December 31, 2000. We had 28 full-time employees and one part-time employee at December 31, 2001.

   The decrease in the provision for possible credit losses from $5,478,000 for the year ended December 31, 2000 to $748,000 for the year ended December 31, 2001 was due to the decrease in average earning assets as previously described. We did not add to the reserve for possible credit losses during the second, third or fourth quarter of 2001 as we believed that the reserve was adequate based on the existing loans and investments in our balance sheet portfolio.

   For the year ended December 31, 2001 and 2000, we accrued income tax expense of $16,882,000 and $17,760,000, respectively, for federal, state and local income taxes. The decrease from 50.1% to 48.6% in the effective tax rate was primarily due to higher levels of compensation in excess of deductible limits in the prior year.

   In the third quarter of 1999, 5,946,825 shares of class A preferred stock were converted into an equal number of shares of class A common stock thereby reducing the number of outstanding shares of class A preferred stock to 6,320,833 and the dividend requirement to $1,615,000 per annum. In 2001, the remaining shares of class A preferred stock were repurchased thereby eliminating the dividend requirement.

LIQUIDITY AND CAPITAL RESOURCES

   At September 30, 2003, we had $10,179,000 in cash. Our primary sources of liquidity for 2004 are expected to be cash on hand, cash generated from operations, principal and interest payments received on loans and investments, additional borrowings under our credit facilities and any proceeds that we receive from the sale of securities pursuant to this prospectus. We believe these sources of capital are adequate to meet future cash requirements during 2004. We expect that during 2004, we will use a significant amount of our available capital resources to satisfy capital contributions required pursuant to our equity commitments to Fund III and to originate new loans and investments for our balance sheet. We intend to continue to employ leverage on our balance sheet assets to enhance our return on equity.

   We experienced a net decrease in cash of $7,000 for the nine months ended September 30, 2003, compared to a net decrease of $2,920,000 for the nine months ended September 30, 2002. Cash provided by operating activities during the nine months ended September 30, 2003 was $10,524,000, compared to $4,630,000 provided during the same period of 2002. For the nine months ended September 30, 2003, cash provided by investing activities was $12,766,000, compared to $255,943,000 during the same period in 2002 as we experienced lower levels of loan and investment repayments in the nine months ended September 30, 2003 than the nine months ended September 30, 2002 and began making new loans and investments for our balance sheet in the nine months ended September 30, 2003. We utilized the cash received on loan repayments in both periods to reduce borrowings under our credit facilities and our term redeemable securities contract that along with the proceeds from the private placement of 1,075,000 shares of class A common stock in June 2003 accounted for substantially all of the change in the net cash used in financing activities from $263,493,000 in the nine months ended September 30, 2002 to $23,297,000 in the nine months ended September 30, 2003.

   We experienced a net decrease in cash of $1,465,000 for the year ended December 31, 2002, compared to a net increase of $263,000 for the year ended December 31, 2001. Cash used by operating activities during the year ended December 31, 2002 was $23,988,000, compared to $12,769,000 provided during the year ended December 31, 2001. For the year ended December 31, 2002, cash provided by investing activities was $301,336,000, compared to $40,034,000 used in investing activities during the year ended December 31, 2001 as we experienced significant loan and investment repayments in both years but purchased significant levels of available-for-sale securities in 2001 principally for Investment Company Act compliance purposes. We received full satisfaction of three loans totaling $90.0 million and partial repayments on five loans totaling $46.2 million in 2002. We utilized the cash received on loan repayments in both years to reduce borrowings under our credit facilities and entered into repurchase obligations to finance the purchase of available-for-sale securities in 2001 which accounted for the majority of the change in the net cash provided by financing activities from $27,528,000 in 2001 to the $278,813,000 of cash used in financing activities in 2002.

   During the investment periods for Fund I and Fund II, we generally did not originate or acquire loans or commercial mortgage-backed securities directly for our own balance sheet portfolio. Now that the Fund II investment period has ended, we are originating loans and investments for our own account as permitted by the provisions of Fund III. We expect to use our available working capital to make contributions to Fund III or any other funds sponsored by us as and when required by the equity commitments made by us to such funds. If repayments of our existing balance sheet loans and investments increase significantly before excess capital is invested in new funds, or otherwise accretively deployed, we may experience a reduction in revenues and lower earnings until offsetting revenues are derived from funds under management or other sources. For the remainder of 2003 and in 2004, we do not expect a decrease in total assets, as we expect to purchase or originate additional balance sheet assets during this period.

   At September 30, 2003, we had outstanding borrowings under the credit facility of $33,000,000, outstanding borrowings on the term redeemable securities contract of $12,089,000 and outstanding repurchase obligations totaling $146,922,000. The terms of these agreements are described in the Balance Sheet Overview section of this Management Discussion and Analysis. At September 30, 2003, we had pledged assets that enable us to borrow an additional $25.3 million and $230.2 million of credit available for the financing of new and existing unpledged assets pursuant to these facilities.

   The following table sets forth information about our contractual obligations as of December 31, 2002:


                                                                                            PAYMENT DUE BY PERIOD
                                                                         ----------------------------------------------------------
CONTRACTUAL OBLIGATIONS                                                             LESS THAN                             MORE THAN
  -----------------------                                                 TOTAL       1 YEAR     1-3 YEARS    3-5 YEARS    5 YEARS
                                                                         --------   ---------    ---------    ---------   ---------
                                                                                               (IN THOUSANDS)
LONG-TERM DEBT OBLIGATIONS
 Credit Facilities...................................................    $ 40,000    $     --     $40,000      $   --      $    --
 Repurchase Obligations..............................................     160,056     160,056          --          --           --
 Convertible Trust Preferred Securities..............................      89,742          --          --          --       89,742
OPERATING LEASE OBLIGATIONS..........................................       4,966         844       1,837       1,828          457
COMMITMENT TO FUND II (1)............................................      36,682      36,682          --          --           --
                                                                         --------    --------     -------      ------      -------
TOTAL................................................................    $331,446    $197,582     $41,837      $1,828      $90,199
                                                                         ========    ========     =======      ======      =======

---------------
(1) Fund II's investment period ended in April 2003 at which time our equity commitment to the fund expired. We made a $20 million commitment to Fund III that expires when the fund's investment period ends in June 2005.

OFF-BALANCE SHEET ARRANGEMENTS

   We have no off-balance sheet arrangements.

IMPACT OF INFLATION

   Our operating results depend in part on the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing liabilities. Changes in the general level of interest rates prevailing in the economy in response to changes in the rate of inflation or otherwise can affect our income by affecting the spread between our interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of our interest-earning assets and our ability to realize gains from the sale of assets and the average life of our interest-earning assets. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond our control. We employ the use of correlated hedging strategies to limit the effects of changes in interest rates on our operations, including engaging in interest rate swaps and interest rate caps to minimize our exposure to changes in interest rates. There can be no assurance that we will be able to adequately protect against the foregoing risks or that we will ultimately realize an economic benefit from any hedging contract into which we enter. Please refer to the discussion under the caption "Risk Factors -- Risks Related To Our Business" which addressed the risks associated with our hedging strategy.

CRITICAL ACCOUNTING POLICIES

   Changes in these estimates and assumptions could have a material effect on our consolidated financial statements. Management has the obligation to ensure that its policies and methodologies are in accordance with GAAP. During 2003, management reviewed and evaluated its critical accounting policies and believes them to be appropriate. Our accounting policies are described in Note 3 to our consolidated financial statements. The following is a summary of our accounting policies that we believe are the most affected by management judgments, estimates and assumptions:

SECURITIES AVAILABLE FOR SALE

   We have designated our investments in commercial mortgage-backed securities and certain other securities as available for sale. Securities available for sale are carried at estimated fair value with the net unrealized gains or losses reported as a component of accumulated other comprehensive income/
(loss) in shareholders' equity. Many of these investments are relatively illiquid and their values must be estimated by management. In making these estimates, management generally utilizes market prices provided by dealers who make markets in these securities, but may, under certain circumstances, adjust these valuations based on management's judgment. Changes in the valuations do not affect our reported income or cash flows, but impact shareholders' equity and, accordingly, book value per share.

   Management must also assess whether unrealized losses on securities reflect a decline in value which is other than temporary, and, accordingly, write the impaired security down to its fair value, through a charge to earnings. Significant judgment of management is required in this analysis which includes, but is not limited to, making assumptions regarding the collectibility of the principal and interest, net of related expenses, on the underlying loans.

   Income on these securities available for sale is recognized based upon a number of assumptions that are subject to uncertainties and contingencies. Examples of these include, among other things, the rate and timing of principal payments, including prepayments, repurchases, defaults and liquidations, the pass-through or coupon rate and interest rate fluctuations. Additional factors that may affect our reported interest income on our mortgage-backed securities include interest payment shortfalls due to delinquencies on the underlying mortgage loans and the timing and magnitude of credit losses on the mortgage loans underlying the securities that are a result of the general condition of the real estate market, including competition for tenants and their related credit quality, and changes in market rental rates. These uncertainties and contingencies are difficult to predict and are subject to future events which may alter the assumptions.

   We adopted Emerging Issues Task Force 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" on January 1, 2001. We recognize interest income from our purchased beneficial interests in securitized financial interests, other than beneficial interests of high credit quality, sufficiently collateralized to ensure that the possibility of credit loss is remote, or that cannot contractually be prepaid or otherwise settled in such a way that we would not recover substantially all of our recorded investment, in accordance with this guidance. Accordingly, on a quarterly basis, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience, we calculate a revised yield based on the current amortized cost of the investment, including any other-than-temporary impairments recognized to date, and the revised cash flows. The revised yield is then applied prospectively to recognize interest income.

   Prior to January 1, 2001, we recognized income from these beneficial interests using the effective interest method, based on an anticipated yield over the projected life of the security. Changes in the anticipated yields were calculated due to revisions in our estimates of future and actual credit losses and prepayments. Changes in anticipated yields resulting from credit loss and prepayment revisions were recognized through a cumulative catch-up adjustment at the date of the change which reflected the change in income from the security from the date of purchase through the date of change in the anticipated yield. The new yield was then used prospectively to account for interest income. Changes in yields from reduced estimates of losses were recognized prospectively.

   For other mortgage-backed and related mortgage securities, we account for interest income under Statement of Financial Accounting Standards 91, using the effective interest method which includes the amortization of discount or premium arising at the time of purchase and the stated or coupon interest payments.

MORTGAGE LOANS

   We purchase and originate commercial mortgage and mezzanine loans to be held as long-term investments. Management must periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. If a loan is determined to be permanently impaired, we would write down the loan through a charge to the reserve for possible credit losses. Given the nature of our loan portfolio and the underlying commercial real estate collateral, significant judgment of management is required in determining permanent impairment and the resulting charge to the reserve which includes but is not limited to making assumptions regarding the value of the real estate which secures the mortgage loan.

DEFERRED FINANCING

   The deferred financing cost which is included in other assets on our consolidated balance sheets include issuance costs related to our debt and are amortized using the straight line method which method is similar to the results of the effective interest method.

IMPAIRMENT OF SECURITIES

   In accordance with Statement of Financial Accounting Standards 115, when the estimated fair value of a security classified as available-for-sale has been below amortized cost for a significant period of time and we conclude that we no longer have the ability or intent to hold the security for the period of time over which we expect the values to recover to amortized cost, the investment is written down to its fair value. The resulting charge is included in income, and a new cost basis established. Additionally, under Emerging Issues Task Force 99-20, when significant changes in estimated cash flows from the cash flows previously estimated occur due to actual prepayment and credit loss experience and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows, adjusted for cash receipts during the intervening period, an other-than-temporary impairment is deemed to have occurred. Accordingly, the security is written down to fair value with the resulting change being included in income and a new cost basis established. In both instances, the original discount or premium is written off when the new cost basis is established.

   After taking into account the effect of the impairment charge, income is recognized under Emerging Issues Task Force 99-20 or Statement of Financial Accounting Standards 91, as applicable, using the market yield for the security used in establishing the write-down.

   Our consolidated financial statements include all of our accounts and the accounts of all of our majority-owned and controlled subsidiaries. The preparation of financial statements in accordance with Generally Accepted Accounting Principles requires management to make judgments, estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements.

REVENUE RECOGNITION

   The most significant sources of our revenue come from our lending operations. For our lending operations, we reflect income using the effective yield method, which recognizes periodic income over the expected term of the investment on a constant yield basis. Management believes our revenue recognition policies are appropriate to reflect the substance of the underlying transactions.

PROVISION FOR LOAN LOSSES

   Our accounting policies require that an allowance for estimated credit losses be reflected in our financial statements based upon an evaluation of known and inherent risks in our mortgage and mezzanine loans. While we have experienced minimal actual losses on our lending investments, management considers it prudent to reflect provisions for loan losses on a portfolio basis based upon our assessment of general market conditions, our internal risk management policies and credit risk rating system, industry loss experience, our assessment of the likelihood of delinquencies or defaults, and the value of the collateral underlying our investments. Actual losses, if any, could ultimately differ from these estimates.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

   We utilize derivative financial instruments only as a means to help to manage our interest rate risk exposure on a portion of our variable-rate debt obligations, through the use of cash flow hedges. The instruments utilized are generally either pay-fixed swaps or LIBOR-based interest rate caps which are widely used in the industry and typically entered into with major financial institutions. Our accounting policies generally reflect these instruments at their fair value with unrealized changes in fair value reflected in "Accumulated other comprehensive income" on our consolidated balance sheets. Realized effects on cash flows are generally recognized currently in income.

INCOME TAXES

   Our financial results generally do not reflect provisions for current or deferred income taxes on our REIT taxable income. Management believes that we have and intend to continue to operate in a manner that will continue to allow us to be taxed as a REIT and, as a result, do not expect to pay substantial corporate-level taxes (other than taxes payable by our taxable REIT subsidiaries). Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we would be subject to Federal income tax.

NEW ACCOUNTING STANDARDS

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements." In June 2000, the SEC staff amended
Staff Accounting Bulletin 101 to provide registrants with additional time to implement Staff Accounting Bulletin 101. We adopted Staff Accounting Bulletin 101, as required, in the fourth quarter of fiscal 2000. The adoption of Staff Accounting Bulletin 101 did not have a material financial impact on our financial position or results of operations.

   In March 2000, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." We were required to adopt Financial Interpretation Number 44 effective July 1, 2000 with respect to certain provisions applicable to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status that occur on or after that date. Financial Interpretation Number 44 addresses practice issues related to the application of Accounting Practice Bulletin Opinion No. 25, "Accounting for Stock Issued to Employees." The initial adoption of Financial Interpretation Number 44 did not have a significant impact on us.

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement is applicable for transfers of assets and extinguishments of liabilities occurring after June 30, 2001. We adopted the provisions of this statement as required for all transactions entered into on or after January 1, 2001. Our adoption of Statement of Financial Accounting Standards No. 140 did not have a significant impact on us.

   On January 1, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement of Financial Accounting Standards No. 137 and Statement of Financial Accounting Standards No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." Statement of Financial Accounting Standards No. 133, as amended, establishes accounting and reporting standards for derivative instruments. Specifically Statement of Financial Accounting Standards No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either shareholders' equity or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity. As of January 1, 2001, the adoption of the new standard resulted in an adjustment of $574,000 to accumulated other comprehensive loss.

   Financial reporting for hedges characterized as fair value hedges and cash flow hedges are different. For those hedges characterized as a fair value hedge, the changes in fair value of the hedge and the hedged item are reflected in earnings each quarter. In the case of the fair value hedge, we are hedging the component of interest rate risk that can be directly controlled by the hedging instrument, and it is this portion of the hedged assets that is recognized in earnings. The non-hedged balance is classified as an available-for-sale security consistent with Statement of Financial Accounting Standards No. 115, and is reported in accumulated other comprehensive income. For those hedges characterized as cash flow hedges, the unrealized gains/losses in the fair value of these hedges are reported on the balance sheet with a corresponding adjustment to either accumulated other comprehensive income or in earnings, depending on the type of hedging relationship. In accordance with Statement of Financial Accounting Standards No. 133, on December 31, 2002, the derivative financial instruments were reported at their fair value as interest rate hedge liabilities of $1,822,000.

   We are exposed to credit loss in the event of non-performance by the counterparties to the interest rate swap and cap agreements, although we do not anticipate such non-performance. The counterparties would bear the interest rate risk of such transactions as market interest rates increase.

   In July 2001, the SEC released Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance and Documentation Issues." Staff Accounting Bulletin 102 summarizes certain of the SEC's views on the development, documentation and application of a systematic methodology for determining allowances for loan and lease losses. Our adoption of Staff Accounting Bulletin 102 did not have a significant impact on us.

   In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." Statement of Financial Accounting Standards No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001. Statement of Financial Accounting Standards No. 141 also addresses the initial recognition and measurement of goodwill and other intangible assets acquired in business combinations and requires intangible assets to be recognized apart from goodwill if certain tests are met. Statement of Financial Accounting Standards No. 142 requires that goodwill not be amortized but instead be measured for impairment at least annually, or when events indicate that there may be an impairment. We adopted the provisions of both statements, as required, on January 1, 2002 which did not have a significant impact on us.

   In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement of Financial Accounting Standards No. 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of, and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. Statement of Financial Accounting Standards No. 144 requires that current operations prior to the disposition of corporate tenant lease assets and prior period results of such operations be presented in discontinued operations in our consolidated statements of operations. The provisions of Statement of Financial Accounting Standards No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and must be applied at the beginning of a fiscal year. We adopted the provisions of this statement on January 1, 2002, as required, which did not have a significant financial impact on us.

   In November 2002, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," Statement of Financial Accounting Standards No. 57, "Related Party Disclosures," Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" and rescission of Financial Accounting Standards Board Interpretation No. 34, "Disclosure of Indirect Guarantees of Indebtedness of Others, an Interpretation of Statement of Financial Accounting Standards No. 5." It requires that upon issuance of a guarantee, the guarantor must recognize a liability for the fair value of the obligation it assumes under that guarantee regardless of whether the guarantor receives separately identifiable consideration, such as a premium. The new disclosure requirements are effective December 31, 2002. Our adoption of Financial Interpretation Number 45 did not have a material impact on our consolidated financial statements, nor is it expected to have a material impact in the future.

   In January 2003, the Financial Accounting Standards Board issued Financial Accounting Standards Board Interpretation No. 46, "Consolidation of Variable Interest Entities," an interpretation of Accounting Research Bulletin 51. Financial Interpretation Number 46 provides guidance on identifying entities for which control is achieved through means other than through voting rights, and how to determine when and which business enterprise should consolidate a variable intent entity. In addition, Financial Interpretation Number 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a variable intent entity make additional disclosures. The transitional disclosure requirements took effect almost immediately and are required for all financial statements initially issued after January 31, 2003. We have evaluated all of our investments and other interests in entities that may be deemed variable interest entities under the provisions of Financial Interpretation Number 46. We have concluded that no additional entities need to be consolidated.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   The principal objective of our asset/liability management activities is to maximize net interest income, while minimizing levels of interest rate risk. Net interest income and interest expense are subject to the risk of interest rate fluctuations. To mitigate the impact of fluctuations in interest rates, we use interest rate swaps to effectively convert fixed rate assets to variable rate assets for proper matching with variable rate liabilities and variable rate liabilities to fixed rate liabilities for proper matching with fixed rate assets. Each derivative used as a hedge is matched with an asset or liability with which it has a high correlation. The swap agreements are generally held-to-maturity and we do not use derivative financial instruments for trading purposes. We use interest rate swaps to effectively convert variable rate debt to fixed rate debt for the financed portion of fixed rate assets. The differential to be paid or received on these agreements is recognized as an adjustment to the interest expense related to debt and is recognized on the accrual basis.

   The following table provides information about our financial instruments that are sensitive to changes in interest rates at September 30, 2003. For financial assets and debt obligations, the table presents cash flows to the expected maturity and weighted average interest rates based upon the current carrying values. For interest rate swaps, the table presents notional amounts and weighted average fixed pay and variable receive interest rates by contractual maturity dates. Notional amounts are used to calculate the contractual cash flows to be exchanged under the contract. Weighted average variable rates are based on rates in effect as of the reporting date.


                                                                    EXPECTED MATURITY DATES
                                           ---------------------------------------------------------------------------
                                            2003       2004       2005      2006       2007     THEREAFTER     TOTAL     FAIR VALUE
                                          -------    --------   -------    -------   -------    ----------    --------   ----------
                                                                                (IN THOUSANDS)
ASSETS:
Available-for-Sale Securities
 Fixed Rate                               $ 2,145    $  8,087   $ 5,126    $ 3,012   $ 1,768     $  2,494     $ 22,632    $ 23,633
   Average interest rate                     6.04%       6.04%     6.04%      6.04%     6.04%        6.04%        6.04%
Commercial Mortgage-Backed Securities
 Fixed Rate                                    --          --        --    $ 7,811   $   135     $202,566     $210,512    $155,937
   Average interest rate                       --          --        --       9.90%     8.19%       11.64%       11.56%
 Variable Rate                                 --    $  5,000        --         --        --           --     $  5,000    $  5,000
   Average interest rate                       --        4.07%       --         --        --           --         4.07%
Loans Receivable
 Fixed Rate                                    --          --        --         --   $24,195     $ 49,078     $ 73,273    $ 84,268
   Average interest rate                       --          --        --         --     11.78%       11.98%       11.92%
 Variable Rate                            $10,968    $  6,923   $12,654    $   915   $14,452     $ 51,835     $ 97,747    $ 96,133
   Average interest rate                     9.71%       3.02%     6.94%      6.58%     8.92%        7.70%        7.67%
LIABILITIES:
Credit Facilities
 Variable Rate                                 --          --   $33,000         --        --           --     $ 33,000    $ 33,000
   Average interest rate                       --          --      5.59%        --        --           --         5.59%
Term Redeemable Securities Contract
 Variable Rate                                 --    $ 12,089        --         --        --           --     $ 12,089    $ 12,089
   Average interest rate                       --        6.26%       --         --        --           --         6.26%
Repurchase Obligations
 Variable Rate                            $22,909    $120,053   $ 3,960         --        --           --     $146,922    $146,922
   Average interest rate                     1.10%       2.99%     2.12%        --        --           --         2.67%
Convertible Trust Preferred Securities
 Fixed Rate                                    --          --        --    $89,742        --           --     $ 89,742    $ 89,346
   Average interest rate                       --          --        --      10.58%       --           --        10.58%
Interest Rate Swaps
   Notional amounts                            --          --        --         --        --     $109,000     $109,000    $   (838)
   Average fixed pay rate                      --          --        --         --        --         4.24%        4.24%
   Average variable receive rate               --          --        --         --        --         1.12%        1.12%

                                    BUSINESS


OVERVIEW

   We are a finance and investment management company that specializes in originating and managing credit-sensitive structured financial products. Our investment programs are executed directly for our own account and for third-party funds that we manage. To date, our activities have been focused exclusively in the commercial real estate mezzanine market where we have originated over $3.2 billion of investments since 1997 and established ourselves as a leader in that sector. We are organized and conduct our operations to qualify as a REIT for federal income tax purposes.

PLATFORM

   We are a fully integrated, self-managed company that has 25 full-time employees, all based in New York City. Our senior management team has an average of 18 years of experience in the fields of real estate, credit, capital markets and structured finance. Around this team of professionals, we have developed an entire platform to originate and manage portfolios of credit-sensitive structured products. Founded on our long-standing relationships with borrowers, brokers and first mortgage providers, our extensive origination network produces multiple investment opportunities from which we select only those transactions which we believe exhibit a compelling risk/return profile. Once a transaction that meets our parameters is identified, we apply a disciplined process founded on four elements:

   o intense credit underwriting,

   o creative financial structuring,

   o efficient use of leverage, and

   o aggressive asset management.

   The first element, and the foundation of our past and future success, is our expertise in credit underwriting. For each prospective investment, an in-house underwriting team is assigned to perform a ground-up analysis of all aspects of credit risk and we reject any transaction that does not meet our standards. Our rigorous underwriting process is embodied in our proprietary credit policies and procedures that detail the due diligence steps from initial client contact through closing. Input and approval is required from our finance, capital markets, credit and legal teams, as well as from various third-parties including our credit providers.

   Creative financial structuring is the second critical element in our process. Based upon our underwriting, we strive to create a customized structure for each investment that minimizes our downside risk while preserving the flexibility needed by our borrower. Typical structural features in our real estate investments include bankruptcy-remote vehicles, springing guarantees and cash flow controls that are implemented when collateral performance drops below certain levels.

   The prudent use of leverage is the third integral element of our platform. Leverage can increase returns on equity and portfolio diversification, but can also increase risk. We control this financial risk by actively managing our capital structure, seeking to match the duration and interest rate index of our assets and liabilities and, where appropriate, employing hedging instruments such as interest rate swaps, caps and other interest rate exchange agreements. Our objective is to minimize interest rate risk and optimize the difference between the yield on our assets and the cost of our liabilities to create net interest spread.

   The final element of our platform is aggressive asset management. We pride ourselves on our active style of managing our portfolios. From closing an investment through its final repayment, our dedicated asset management team is in constant contact with our borrowers, monitoring performance of the collateral and enforcing our rights.

   By adhering to these four key elements that define our platform, we have limited the loss experience of our investment portfolios to less than 1.0% since 1997.

BUSINESS MODEL

   Our business model is designed to produce a unique mix of net interest spread from our balance sheet investments and fee income from our investment management operations. Our goal is to deliver a stable, growing stream of earnings from these two complementary activities.

   Our current balance sheet investment program focuses on structured commercial real estate debt investments, including B Notes, subordinate CMBS, and small-balance (under $15 million) mezzanine loans. As of September 30, 2003, our interest-earning balance sheet assets (excluding cash, fund investments and other assets) total $355.5 million and had a weighted average unleveraged yield of 10.2%. Our interest-bearing liabilities as of that date total $192.0 million and had a weighted average interest rate cost of 3.4%.

   We currently manage two private equity funds, Fund II and Fund III, that specialize in making large-balance commercial real estate mezzanine loans. Fund II made $1.2 billion of investments in 40 separate transactions during its contractual investment period which commenced in April of 2001 and ended in April of 2003. As of September 30, 2003, Fund II's remaining investments aggregate $607.9 million, all of which were performing. Fund III held its initial closing in June 2003 and its final closing in August 2003, ultimately raising $425 million of committed equity capital. With leverage, we expect to make over $1 billion of investments during Fund III's investment period (which expires in June of 2005). We have made co-investments in Fund II and Fund III, and our wholly-owned taxable REIT subsidiary, CT Investment Management Co., LLC, acts as the manager of both funds. In addition to our pro-rata share of income as a co-investor, we earn base management fees and performance-oriented incentive management fees from each fund. Our investment management activities are described further under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations".

   Commencing in 2003, we are operating our business to qualify as a REIT for federal income tax purposes. Our objective in deciding to elect REIT status is to pay dividends to our shareholders on a tax-efficient basis. We manage our balance sheet investments to produce a portfolio that meets the asset and income tests necessary to maintain our REIT qualification and otherwise conduct our investment management business through our wholly-owned subsidiary, CT Investment Management Co., which is subject to federal income tax.

INVESTMENT STRATEGIES

   Since 1997, our investment programs have focused on various strategies designed to take advantage of investment opportunities that have developed in the commercial real estate mezzanine sector. These investment opportunities have been created largely by the evolution and growing importance of securitization in the real estate capital markets. With approximately $2 trillion outstanding, U.S. commercial real estate debt is a large and dynamic market that had traditionally been dominated by institutional lenders such as banks, insurance companies and thrifts making first mortgage loans for retention in their own portfolios. Securitized debt has captured an increasing share of this market, growing from less than 5% of total outstandings in 1990 to approximately 20% by year-end 2002. More importantly, CMBS now accounts for roughly 40% of annual new originations with domestic CMBS issuance in 2003 expected to exceed $75 billion. In addition, many traditional lenders have adopted CMBS standards in their portfolio lending programs, further extending the influence of securitization in the market.

   The essence of securitization is risk segmentation, whereby whole mortgage loans (or pools of loans) are split into multiple classes and sold to different buyers based on their risk appetite and return requirements. The most senior classes, which have the lowest risk and therefore the lowest return, are rated investment grade (AAA through BBB-) by the credit rating agencies. The junior classes, which are subordinate to the senior debt but senior to the owner/operator's common equity investment, command a higher yield. These "mezzanine" tranches may carry sub-investment grade ratings or no rating at all.

   Depending on our assessment of relative value, our real estate mezzanine investments may take a variety of forms including:

   o Property Mezzanine Loans - These are single-property secured loans which are subordinate to a primary first mortgage loan, but senior to the owner's equity. A mezzanine loan is evidenced by its own promissory note and is typically made to the owner of the property-owning entity (i.e. the senior loan borrower). It is not secured by the first mortgage on the property, but by a pledge of all of the mezzanine borrower's ownership interest in the property owner. Subject to negotiated contractual restrictions, the mezzanine lender has the right, following foreclosure, to become the sole indirect owner of the property subject to the lien of the primary mortgage.

   o B Notes - These are loans evidenced by a junior participation in a first mortgage against a single property; the senior participation is known as an A Note. Although a B Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A Note and is secured by the same collateral. B Note lenders have the same obligations, collateral and borrower as the A Note lender and in most instances are contractually limited in rights and remedies in the case of a default. The B Note is subordinate to the A Note by virtue of a contractual arrangement between the A Note lender and the B Note lender. For the B Note lender to actively pursue a full range of remedies, it must, in most instances, purchase the A note.

   o Subordinate CMBS - These are the junior classes of securitized pools of first mortgage loans. Cash flows from the underlying mortgages are aggregated and allocated to the different classes in accordance with their priority ranking, typically from AAA through the unrated, first-loss tranche. Administration and management of the pool are performed by a trustee and servicers, who act on behalf of all holders in accordance with contractual agreements. Our investments generally represent the subordinated tranches ranging from BBB through the unrated class.

   o Preferred Equity Interests - These are senior equity investments in property-owning entities. Preferred equity holders have a first claim on cash flow and/or capital event proceeds relative to the common equity partner. Following an event of default, preferred equity holders have the right to squeeze out the other equity holders to become the primary owner of the property subject to the lien of the primary mortgage. Like true owners, preferred equity investors have the option to support the loan during temporary cash flow shortfalls.

   o Corporate Mezzanine Loans - These are investments in or loans to real estate-related operating companies, including REITs. Such investments may take the form of secured debt, preferred stock and other hybrid instruments such as convertible debt. Corporate mezzanine loans may finance, among other things, operations, mergers and acquisitions, management buy-outs, recapitalizations, start-ups and stock buy-backs generally involving real estate and real estate-related entities.

   We finance single properties, multiple property-portfolios and operating companies, with our investment typically representing the portion of the capital structure ranging between 50% and 85% of underlying collateral value. Our objective is to create portfolios which are diversified by investment format, property type and geographic market. The following charts illustrate the diversification achieved to date in the origination of our investment portfolios.

                               [GRAPHIC OMITTED]


                                Investment Format

                         Property Mezzanine       50%
                         Corporate Mezzanine      12%
                         First Mortgage           11%
                         CMBS                     18%
                         Preferred Equity          2%
                         B Note                    7%

                               [GRAPHIC OMITTED]


                                 Property Type

                         Office              44%
                         Hotel               13%
                         Retail              19%
                         Multifamily          7%
                         Other                2%
                         Mixed Use           15%















                               [GRAPHIC OMITTED]



                               Geographic Market


                         Northeast           42%
                         Southeast           13%
                         Southwest            8%
                         West                18%
                         Midwest              3%
                         Diversified         16%






   If carefully underwritten and structured, we believe that portfolios of real estate mezzanine investments can produce superior risk-adjusted returns when compared to both senior debt and direct equity ownership.

BUSINESS PLAN

   Our business plan is to grow our balance sheet investments and our third-party assets under management. We intend to continue our commercial real estate investment programs and actively seek to expand our franchise by pursuing complementary investment strategies involving other credit-sensitive structured products that leverage our core skills in credit underwriting and financial structuring. We may expand through business acquisitions or the recruitment of finance professionals with experience in other products.

COMPETITION

   We are engaged in a highly competitive business. We compete for loan and investment opportunities with numerous public and private real estate investment vehicles, including financial institutions, mortgage banks, pension funds, opportunity funds, REITs and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well-established operating histories and may have access to greater capital and other resources. In addition, the investment management industry is highly competitive and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than us. We compete with other investment management companies in attracting capital for funds under management.

GOVERNMENT REGULATION

   Our activities, including the financing of our operations, are subject to a variety of federal and state regulations. In addition, a majority of states have ceilings on interest rates chargeable to certain customers in financing transactions.

EMPLOYEES

   As of September 30, 2003, we had 25 full-time employees. None of our employees are covered by a collective bargaining agreement and management considers the relationship with its employees to be good.

PROPERTIES

   Our principal executive and administrative offices are located in approximately 11,885 square feet of office space leased at 410 Park Avenue, 14th Floor, New York, New York 10022 and our telephone number is (212) 655-0220. The lease for such space expires in June 2008. We believe that this office space is suitable for our current operations for the foreseeable future.

LEGAL PROCEEDINGS

   We are not a party to any material litigation or legal proceedings, which, in the opinion of management, would have a material adverse effect on our results of operations or financial condition.

                                   MANAGEMENT


DIRECTORS

   The names, ages as of December 1, 2003, and existing positions of our directors are as follows:


NAME                          AGE              OFFICE OR POSITION HELD
  ----                        ---              -----------------------
Samuel Zell ..............    62    Chairman of the Board of Directors
Jeffrey A. Altman ........    37    Director
Thomas E. Dobrowski ......    60    Director
Martin L. Edelman ........    62    Director
Gary R. Garrabrant .......    46    Director
Craig M. Hatkoff .........    49    Director
John R. Klopp ............    49    Director, Chief Executive Officer, President
Henry N. Nassau ..........    49    Director
Sheli Z. Rosenberg .......    61    Director
Steven Roth ..............    62    Director
Lynne B. Sagalyn .........    56    Director


   The name, principal occupation, selected biographical information and the period of service as a director of each of the directors are set forth below.

   Samuel Zell has been the chairman of our board of directors since 1997.
Mr. Zell is chairman of Equity Group Investments, L.L.C., a privately-held corporate investment firm. He is chairman of the board of trustees of Equity Residential, a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust, a REIT specializing in the ownership and management of office buildings. He also serves as chairman of the board of Anixter International Inc., a provider of integrated network and cabling systems; Manufactured Home Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities; Angelo & Maxies, Inc., an owner and operator of restaurants; and iDine Rewards Network, Inc., an administrator of consumer loyalty rewards programs. Additionally, he serves as chairman and chief executive officer of Danielson Holding Corporation, a holding company that offers a variety of insurance products and financial services.

   Jeffrey A. Altman has been a director since 1997. Mr. Altman is the sole managing partner of Owl Creek Asset Management, L.P., a manager of distressed securities and value equities hedge funds, which he founded in February 2002. Mr. Altman previously served since November 1996 as a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a registered investment adviser, and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $20 billion, advised by Franklin Mutual Advisers. From August 1988 to October 1996, Mr. Altman was an analyst with Franklin Mutual Advisers.

   Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski is the managing director of Real Estate and Alternative Investments for General Motors Asset Management, an investment manager for several pension funds of General Motors Corporation and its subsidiaries, as well as for several third party clients. Mr. Dobrowski is a trustee of Equity Office Properties Trust and a director of Manufactured Home Communities.

   Martin L. Edelman has been a director since 1997. Mr. Edelman has been of counsel to Paul, Hastings, Janofsky & Walker LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us, since 1993.
Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993. Mr. Edelman served as president of Chartwell Leisure Inc., an owner and operator of hotel properties, from January 1996 until it was sold in March 1998. He has been a director of Cendant Corporation and a member of that corporation's executive committee since November 1993. Mr. Edelman also serves as a director of Acadia Realty Trust, Ashford Hospitality Trust and Hanover Direct, Inc.

   Gary R. Garrabrant has been a director since 1997. Mr. Garrabrant was our vice chairman from February 1997 until July 1997. Mr. Garrabrant has been chief executive officer of Equity International Properties, Ltd., a privately-held company which invests in real estate companies and properties outside the United States, since September 2002 having previously served as its chief investment officer since July 1998. Mr. Garrabrant is executive vice president of Equity Group Investments and joined Equity Group Investments as senior vice president in January 1996. Mr. Garrabrant is a director of Equity International Properties, Fondo de Valores Inmobiliarios, a publicly-held Latin American real estate company, and various Equity International Properties' portfolio companies.

   Craig M. Hatkoff has been a director since 1997. From 1997 to 2000,
Mr. Hatkoff served as our vice chairman. Mr. Hatkoff is chairman of Turtle Pond Publications LLC, which is active in children's publishing and entertainment, and is a private investor in other entrepreneurial ventures. Mr. Hatkoff was a founder and a managing partner of Victor Capital Group, L.P. from 1989 until our acquisition of Victor Capital in July 1997. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

   John R. Klopp has been a director since 1997, and our chief executive officer and president since 1997 and 1999, respectively. Mr. Klopp was a founder and a managing partner of Victor Capital from 1989 until the acquisition of Victor Capital by us in July 1997. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans.

   Henry N. Nassau has been a director since 2003. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an internet holding company, from December 2002 until June 2003 having previously served as managing director, general counsel and secretary since May 1999. Since September 2003, Mr. Nassau has been a partner at the law firm, Dechert LLP. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm's Business Department from January 1988 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity, and venture capital financing.

   Sheli Z. Rosenberg has been a director since 1997. Ms. Rosenberg is the retired chief executive officer and president of Equity Group Investments. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997. Ms. Rosenberg is a director of Manufactured Home Communities, CVS Corporation, a drugstore chain, Cendant Corporation and Ventas, Inc. She is also a trustee of Equity Residential and Equity Office Properties Trust.

   Steven Roth has been a director since 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust since May 1989 and chairman of the executive committee of the board of Vornado Realty Trust since April 1980. Since 1968, he has been a general partner of Interstate Properties, a real estate and investment company, and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc., a real estate company. Mr. Roth is also a director of Alexander's, Inc.

   Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments at both the Department of City Planning and the Wharton School's Real Estate Department. From 1992 until her appointments at the University of Pennsylvania in 2004, Dr. Sagalyn served as a professor and the Earl W. Kazis and Benjamin Schore Director of the MBA Real Estate Program and Milstein
Center for Real Estate at the Columbia University Graduate School of Business. She also serves on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director of United Dominion Realty Trust, a self-administered REIT in the apartment communities sector and a board member of J.P. Morgan U.S. Real Estate Income and Growth Fund and has served on the New York City Board of Education Chancellor's Commission on the Capital Plan.

EXECUTIVE AND SENIOR OFFICERS

   The following sets forth the positions, ages as of December 1, 2003 and selected biographical information for our executive and senior officers who are not directors.

   Jeremy FitzGerald, age 40, has served as a managing director since 1997. Ms. FitzGerald is responsible for originating, structuring and negotiating high yield investments. Prior to that time, she served as a principal of Victor Capital Group and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

   Peter S. Ginsberg, age 41, has served as a managing director since 2003. Mr. Ginsberg is responsible for originating, structuring and negotiating high yield investments. He has been employed by us in various positions since 1997. He was previously employed as a senior associate at a New York City law firm focusing on real estate finance and investments.

   Geoffrey G. Jervis, age 32, has served as our vice president of capital markets since 2003. He has been employed by us in various positions since 1999. Mr. Jervis is responsible for our capital markets activities that include the structuring, marketing and management of our and our funds' under management equity and liability structures. Prior to joining us, Mr. Jervis was the Chief of Staff to the New York City Economic Development Corporation under the Giuliani Administration.

   Brian H. Oswald, age 42, has served as our chief financial officer since 2003. Mr. Oswald joined us in 1997 as our director of finance and accounting and chief accounting officer. Prior to joining us, Mr. Oswald was employed for 10 years at KPMG Peat Marwick where he held various positions, including senior manager in the financial institutions group. After leaving KPMG, he was employed as the president of a savings and loan association, director of financial reporting and subsidiary accounting for a $1.5 billion bank and corporate controller for an international computer software company. Mr. Oswald is a Certified Public Accountant and Certified Management Accountant.

   Stephen D. Plavin, age 44, has served as our chief operating officer since 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc.
Mr. Plavin held various positions within the real estate finance unit of Chase, including the management of: loan origination and execution, loan syndications, portfolio management, banking services and real estate owned sales. He served as a managing director responsible for real estate client management for Chase's major real estate relationships and in 1997 he became co-head of Global Real Estate for Chase. Mr. Plavin serves as a director of Omega Healthcare Investors, Inc., a skilled nursing real estate investment trust.

   Thomas C. Ruffing, age 42, has served as our director of asset management since 2001. Mr. Ruffing is responsible for the asset management of our investment portfolios. Prior to joining us in 2001, Mr. Ruffing was employed by JP Morgan Chase serving in its real estate and lodging investment banking group since 1990. In various roles at the bank, his responsibilities included structured corporate real estate finance transactions, major asset property sales, and the restructuring and workout of problem real estate loans.

                             PRINCIPAL SHAREHOLDERS


   The following table sets forth as of December 1, 2003, certain information with respect to the beneficial ownership of our class A common stock, after adjustment for the one (1) for three (3) reverse stock split effected on April 2, 2003, by:

   o each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock,

   o each director and "named executive officer" within the meaning of Item 402(a)(3) of Regulation S-K currently employed by us, and

   o all of our directors and executive officers as a group.

   Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934 with respect to our class A common stock.


                                                                 PERCENTAGE OF
NAME OF BENEFICIAL OWNER                NUMBER OF SHARES      SHARES OUTSTANDING
  ------------------------           BENEFICIALLY OWNED (1)     BEFORE OFFERING
                                     ----------------------   ------------------
Veqtor Finance Company, L.L.C.
  (2)............................            897,429                 13.7%
EOP Operating Limited
  Partnership (3)................          1,424,474(4)              17.9
Vornado Realty, L.P. (5) ........          1,424,474(4)              17.9
JPMorgan Chase Bank, as trustee
  for General Motors Employe
  Global Group Pension Trust (6).             99,713(7)               1.5
JPMorgan Chase Bank, as trustee
  for GMAM Group Pension Trust II
  (6)............................          1,324,761(8)              16.9
Stichting Pensioenfonds ABP (9) .            459,566                  7.0
Jeffrey A. Altman ...............                 --                   --
Thomas E. Dobrowski .............                 --(10)               --
Martin L. Edelman ...............             37,093(11)                *
Gary R. Garrabrant ..............             88,566(11)(12)          1.4
Craig M. Hatkoff ................            668,819(13)(14)         10.2
John R. Klopp ...................            813,564(13)(14)         12.1
Henry N. Nassau .................             10,684(15)                *
Brian H. Oswald .................             51,131(16)                *
Stephen D. Plavin ...............            154,445(16)              2.3
Sheli Z. Rosenberg ..............            151,899(11)(17)          2.3
Steven Roth .....................                 --(18)               --
Lynne B. Sagalyn ................             20,426(11)                *
Samuel Zell .....................             77,092(11)(19)          1.2
All executive officers and
  directors as a group (13
  persons).......................          2,069,119                 29.6%

---------------
*       Represents less than 1%.
(1) The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
(2) Zell General Partnership, Inc. is the sole managing member of Veqtor Finance Company, L.L.C. The sole shareholder of Zell General Partnership is The Sam Investment Trust, a trust established for the benefit of the family of Sam Zell. Chai Trust Company L.L.C. serves as trustee of The Sam Investment Trust. Veqtor Finance Company, L.L.C. is located at c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(3) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by EOP Operating Limited Partnership. The address of EOP Operating Limited Partnership is Two North Riverside Plaza, Chicago, Illinois 60606.
(4) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of variable step up convertible trust preferred securities issued by our consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.
(5) Beneficial ownership information is based on a statement filed pursuant to Section13(d) of the Securities Exchange Act of 1934 by Vornado Realty, L.P. The address of Vornado Realty is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.
(6) Each trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation, its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation, a wholly-owned subsidiary of General Motors. General Motors Investment Management Corporation is registered as an investment adviser under the Investment Advisers Act of 1940. General Motors Investment Management Corporation's principal business involves investment advice and investment management services with respect to the assets of certain employee benefit plans of General Motors, its subsidiaries and unrelated employers and with respect to the assets of certain direct and indirect subsidiaries of General Motors and associated entities. General Motors Investment Management Corporation is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed.
(7) Represents shares which may be obtained upon conversion of $2,093,980 in convertible amount of variable step up convertible trust preferred securities issued by our consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.
(8) Represents shares which may be obtained upon conversion of $27,820,020 in convertible amount of variable step up convertible trust preferred securities issued by our consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.
(9) Beneficial ownership information is based on a statement filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by Stichting Pensioenfonds ABP and other information available to us as of the date of this prospectus. The address of Stichting Pensioenfonds ABP is c/o ABP Investments US, Inc., 666 Third Avenue, 2nd floor, New York, NY 10017-3904.
(10) Does not include the shares that may be deemed beneficially owned by General Motors Investment Management Corporation, as to which Mr. Dobrowski disclaims beneficial ownership.
(11) In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant, Ms. Rosenberg and Dr. Sagalyn, includes 12,092 shares obtainable by each upon conversion of vested stock units. In the case of Mr. Zell, Mr. Edelman, Mr. Garrabrant and Dr. Sagalyn, includes 40,000, 25,001, 11,667 and 8,334 shares issuable upon the exercise of vested stock options.
(12) Includes the 64,807 shares owned by GRG Investment Partnership LP, a family partnership for which Mr. Garrabrant serves as the general partner.
(13) Includes, in the case of Mr. Hatkoff, the 610,044 shares owned by CMH Investment Partnership LP, a family partnership for which Mr. Hatkoff serves as a general partner. Includes, in the case of Mr. Klopp, 600,044 shares owned by JRK Investment Partnership LP, a family partnership for which Mr. Klopp serves as general partner.
(14) Includes 180,558 and 47,223 shares issuable upon the exercise of vested stock options held by each of Messrs. Klopp and Hatkoff. Includes 9,876 shares for Mr. Klopp that are the subject of restricted stock awards for which he retains voting rights. Includes for Mr. Hatkoff 5,552 shares that may be obtained upon conversion of vested stock units.
(15) Includes 684 shares obtainable upon conversion of vested stock units. Includes 400 shares held by Mr. Nassau's two sons.
(16) Includes 35,002 and 44,445 shares issuable upon the exercise of vested stock options held by Mr. Oswald and Mr. Plavin, respectively. Includes 3,734 and 10,000 shares for Mr. Oswald and Mr. Plavin, respectively, that are the subject of restricted stock awards for which they retain voting rights.
(17) Includes 139,807 shares owned by Rosenberg-CT General Partnership, for which Ms. Rosenberg serves as a general partner.
(18) Does not include the shares that may be deemed beneficially owned by Vornado Realty, L.P., as to which Mr. Roth disclaims beneficial ownership.
(19) Does not include the shares that may be deemed beneficially owned by Equity Office Properties Trust, as to which Mr. Zell disclaims beneficial ownership.

                          DESCRIPTION OF CAPITAL STOCK


   The following is a summary of our class A common stock and preferred stock, the general terms and provisions of warrants to purchase our common stock or preferred stock to which any prospectus supplement may relate and provisions of our charter and bylaws and specific provisions of the Maryland General Corporation Law containing the material terms of our class A common stock and preferred stock. As summaries, they are qualified in their entirety by reference to the Maryland General Corporation Law, to our charter and bylaws and any form of warrant and warrant agreement applicable to a particular warrant.

GENERAL

   Under our charter, we may issue up to 200,000,000 shares of stock comprised of the following:

   o 100,000,000 shares of class A common stock, par value $.01 per share; and

   o 100,000,000 shares of preferred stock, par value $.01 per share.

   As of the date of this prospectus, 6,536,345 shares of class A common stock were issued and outstanding and no shares of preferred stock were designated as a particular class or series or are outstanding. Under Maryland law, our shareholders generally are not liable for our debts or obligations. The class A common stock is listed on the New York Stock Exchange under the symbol "CT".

   No warrants to purchase either class A common stock or preferred stock were issued or outstanding as of the date of this prospectus.

   Our charter authorizes our board of directors, without shareholder approval, to:

   o classify and reclassify any unissued shares of our class A common stock and preferred stock into other classes or series of stock, and

   o amend our charter to increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

   We believe that the power to issue additional shares of our class A common stock or preferred stock, increase the aggregate number of shares of stock of any class or series that we have the authority to issue and to classify or reclassify unissued shares of our class A common or preferred stock and thereafter to issue the classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

   Prior to the issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfers of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our class A common stock or otherwise be in their best interest.

CLASS A COMMON STOCK

   Holders of our class A common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

   Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters to be submitted to a vote of the shareholders. There is

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
no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a shareholders meeting at which a quorum is present, can elect all of the directors nominated for election at the meeting. Holders of our class A common stock have no exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Because holders of class A common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each shareholder's proportionate voting and financial interest in our company. Rights to receive dividends on our class A common stock may be restricted by the terms of any future classified and issued shares of our preferred stock.

   Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all votes entitled to be cast on the matter.

PREFERRED STOCK

   GENERAL

   We are authorized to issue 100,000,000 shares of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding. Our board of directors has the authority, without further action by the shareholders, to authorize us to issue shares of preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock. The issuance of preferred stock could have the effect of making an attempt to gain control of us more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect our ability to make dividend distributions to the common shareholders. The preferred stock will, when issued, be duly authorized, fully paid and non-assessable.

   A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

   o the title and stated value of the preferred stock;

   o the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

   o the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

   o whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

   o the procedures for an auction and remarketing, if any, of the preferred stock;

   o the provisions for a sinking fund, if any, for the preferred stock;

   o any voting rights of the preferred stock;

   o the provisions for redemption, if applicable, of the preferred stock;

   o any listing of the preferred stock on any securities exchange;

   o the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for our class A common stock, preferred stock or other securities including the conversion price or the manner of calculating the conversion price and conversion period;


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
   o if appropriate, a discussion of federal income tax consequences applicable to the preferred stock;

   o any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to assist us in qualifying as a REIT or otherwise;

   o the priority of the preferred stock with all series of preferred stock ranking on a parity with each other unless otherwise specified in the charter and will rank senior to class A common stock with respect to payment of dividends and distribution of assets upon liquidation; and

   o any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

   CONVERSION OR EXCHANGE

   The terms, if any, on which the preferred stock may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be stated in the prospectus supplement relating to the preferred stock. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our class A common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

   We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

   A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

   o the title of the warrants;

   o the aggregate number of warrants;

   o the price or prices at which the warrants will be issued;

   o the currencies in which the price or prices of the warrants may be payable;

   o the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

   o the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

   o if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

   o the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

   o the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

   o the minimum or maximum amount of the warrants which may be exercised at any one time;

   o information with respect to book-entry procedures, if any;

   o if appropriate, a discussion of federal income tax consequences; and

   o any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


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
TRANSFER AGENT AND REGISTRAR

   Our transfer agent and registrar is American Stock Transfer & Trust Company located in Brooklyn, New York.

CERTAIN PROVISIONS OF OUR CHARTER AND BYLAWS AND OF MARYLAND LAW

   REIT QUALIFICATION RESTRICTIONS ON OWNERSHIP AND TRANSFER

   Our charter contains restrictions on the number of shares of our stock that a person may own. No individual may acquire or hold, directly or indirectly, in excess of 2.5% in value or number of our outstanding stock or our outstanding common stock unless they receive an exemption from our board of directors.

   Our charter further prohibits any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

   Our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our charter provides for, and our board of directors has granted, limited exemptions to certain persons who directly or indirectly own our stock, including officers, directors and shareholders controlled by them or trusts for the benefit of their families.

   Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our charter, prior to the date of the transfer. The shares transferred to the trust will generally be selected so as to minimize the aggregate value of shares transferred to the trust. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred.

   Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid

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
by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust, such as a gift, devise or other similar transaction, the market price, as defined in our charter, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

   In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

   All certificates representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

   Every owner of more than such percentage as may from time to time be established by our board of directors, or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder, of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

   These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the class A common stock or otherwise be in the best interest of the shareholders.

   BUSINESS COMBINATIONS

   Under Maryland law, "business combinations" between a Maryland corporation and an interested shareholder or any affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

   o any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

   o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date interested shareholder status is determined, was the beneficial owner of 10% or more of the voting power of the corporation.

   A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.


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
   After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder or any affiliate of an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

   o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

   o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested shareholder.

   These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

   The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested shareholder became an interested shareholder. Our board of directors has adopted resolutions which exempt Veqtor Finance Company, L.L.C., JRK Investment Partnership LP and CMH Investment Partnership LP from the five-year prohibition and the super-majority vote requirement. The business combination statute may discourage others from trying to acquire control of us and may increase the difficulty of consummating any offer relating to the same.

   CONTROL SHARE ACQUISITIONS

   Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror or by officers or directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

   o one-tenth or more but less than one-third;

   o one-third or more but less than a majority; or

   o a majority or more of all voting power.

   Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained shareholder approval.

   A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

   If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.


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
   The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

   MARYLAND UNSOLICITED TAKEOVERS ACT

   The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934 and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation fitting such description, without obtaining shareholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

   o classify the board;

   o increase the required shareholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and

   o require that a shareholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

   Additionally, the board may provide that:

   o the number of directors may be fixed only by a vote of the board of directors,

   o each vacancy on the board of directors, including a vacancy resulting from the removal of a director by the shareholders, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

   o any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

   The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and have a class of securities registered under the Securities Exchange Act of 1934 and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date hereof, our board of directors has not made any such election.

   ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

   Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

   o pursuant to our notice of the meeting;

   o by or at the direction of the board of directors; or

   o by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

   With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

   o pursuant to our notice of the meeting;

   o by or at the direction of the board of directors; or

   o provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is a shareholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.


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
                         DESCRIPTION OF DEBT SECURITIES


   The following description contains general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information, please refer to the senior indenture we will enter into with a trustee to be selected, relating to the issuance of the senior notes, and the subordinated indenture we will enter into with a trustee to be selected, relating to issuance of the subordinated notes. Forms of these documents are filed as exhibits to the registration statement, which includes this prospectus.

   As used in this prospectus, the term indentures refers to both the senior indenture and the subordinated indenture. The indentures will be qualified under and governed by the Trust Indenture Act. As used in this prospectus, the term trustee refers to either the senior trustee or the subordinated trustee, as applicable.

   The following are summaries of material provisions anticipated to be included in the senior indenture and the subordinated indenture. As summaries, they do not purport to be complete or restate the indentures in their entirety and are subject to, and qualified in their entirety by reference to, all provisions of the indentures and the debt securities. We urge you to read the indentures applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of the debt securities. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

GENERAL

   Each prospectus supplement will describe the following terms relating to a series of notes:

   o the title;

   o any limit on the amount that may be issued;

   o whether or not such series of notes will be issued in global form, the terms and who the depository will be;

   o the maturity date(s);

   o the annual interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record dates for interest payment dates or the method for determining such date(s);

   o the place(s) where payments shall be payable;

   o our right, if any, to defer payment of interest and the maximum length of any such deferral period;

   o the date, if any, after which, and the price(s) at which, such series of notes may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

   o the date(s), if any, on which, and the price(s) at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, such series of notes and other related terms and provisions;

   o the denominations in which such series of notes will be issued, if in other than denominations of $1,000 and any integral multiple thereof;

   o any mandatory or optional sinking fund or similar provisions;

   o the currency or currency units of payment of the principal of, premium, if any, and interest on the notes;

   o any index used to determine the amount of payments of the principal of, premium, if any, and interest on the notes and the manner in which such amounts shall be determined;

   o the terms pursuant to which such notes are subject to defeasance;


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
   o the terms and conditions, if any, pursuant to which such notes are secured; and

   o any other terms, which terms shall not be inconsistent with the indentures.

   The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero-coupon note, which:

   o is issued at a price lower than the amount payable upon its stated maturity and

   o provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

   United States federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, United States federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

   Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

CONVERSION OR EXCHANGE RIGHTS

   The terms, if any, on which a series of notes may be convertible into or exchangeable for our class A common stock, preferred stock or other securities will be described in the prospectus supplement relating to that series of notes. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our class A or other class of common stock, preferred stock or other securities to be received by the holders of the series of notes would be subject to adjustment.

CONSOLIDATION, MERGER OR SALE

   The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of their assets. However, any successor or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

EVENTS OF DEFAULT UNDER THE INDENTURE

   The following are events of default under the indentures with respect to any series of notes issued:

   o failure to pay the principal, or premium, if any, when due;

   o failure to pay interest when due and such failure continues for 90 days and the time for payment has not been extended or deferred;

   o failure to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and such failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of that series;

   o certain events of bankruptcy, insolvency or reorganization; and

   o any other event of default described in the applicable prospectus supplement.

   If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice in writing to us, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. The trustee may withhold notice to the holders of notes of any default or event of default, except a default or event of default relating to the payment of principal or interest, if it determines that withholding such notice is in the holders' interest.


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
   The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to such series and its consequences, except a continuing default or events of default in the payment of principal, premium, if any, or interest on the notes of such series.

   Any such waiver shall cure such default or event of default.

   Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

   o it is not in conflict with any law or the applicable indenture;

   o the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

   o subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

   A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

   o the holder has given written notice to the trustee of a continuing event of default with respect to that series;

   o the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

   o the trustee does not institute such proceeding, and does not receive from the holders of a majority in the aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after such notice, request and offer.

   These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal, premium, if any, or interest on, the notes.

   We will periodically file statements with the trustee regarding our compliance with certain of the covenants in the indentures.

MODIFICATION OF INDENTURE; WAIVER

   We and the trustee may change an indenture without the consent of any holders with respect to certain matters, including:

   o to fix any ambiguity, defect or inconsistency in such indenture; and

   o to change anything that does not materially adversely affect the interests of any holder of notes of any series.

   In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we can make the following changes only with the consent of each holder of any outstanding notes affected:

   o extending the fixed maturity of such series of notes;

   o changing any of our obligations to pay additional amounts;


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   o reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any such notes;

   o reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

   o changing currency in which any note or any premium or interest is payable;

   o impairing the right to enforce any payment on or with respect to any note;

   o adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

   o in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

   o if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

   o reducing the percentage in principal amount of outstanding notes of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

   o reducing the requirements contained in the applicable indenture for quorum or voting;

   o changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

   o modifying any of the above provisions.

FORM, EXCHANGE, AND TRANSFER

   The notes of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that notes of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to such series.

   At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes of any series will be exchangeable for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

   Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, notes may be presented for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed, duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the notes to be transferred or exchanged, we will not require a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent initially designated by us for any notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

   If the notes of any series are to be redeemed, we will not be required to:

   o issue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such notes that may be selected for redemption and ending at the close of business on the day of such mailing; or


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   o register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any such notes being redeemed in part.

INFORMATION CONCERNING THE TRUSTEE

   The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically described in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

PAYMENT AND PAYING AGENTS

   Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any notes on any interest payment date will be made to the person in whose name such notes or one or more predecessor securities are registered at the close of business on the regular record date for such interest.

   Principal of and any premium and interest on the notes of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to notes of each series. Any other paying agents initially designated by us for the notes of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the notes of a particular series.

   All moneys paid by us to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the security may then look only to us for payment.

GOVERNING LAW

   The indentures and the notes will be governed by and construed in accordance with the laws of the State of New York except to the extent that the Trust Indenture Act shall be applicable.

SUBORDINATION OF SUBORDINATED NOTES

   The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue, nor does it limit us from issuing any other secured or unsecured debt.


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                       FEDERAL INCOME TAX CONSIDERATIONS


   The following is a discussion of the material United States federal income tax considerations associated with our decision to elect to be taxed as a REIT and with the ownership of our class A common stock. The following discussion is not exhaustive of all possible tax considerations that may be relevant to the REIT election or with the ownership of our class A common stock. Moreover, the discussion contained herein does not address all aspects of taxation that may be relevant to you in light of your personal tax circumstances, including, for example, certain types of shareholders subject to special treatment under federal income tax laws, including insurance companies, tax-exempt organizations, except to the extent discussed under the caption "Taxation of Tax-Exempt Shareholders", financial institutions, broker-dealers, and foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed under the caption "Taxation of Non-U.S. Shareholders".

   The statements in this discussion are based upon, and qualified in their entirety by, current provisions of the Internal Revenue Code, existing, temporary, and currently-proposed, Treasury Regulations promulgated under the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service and judicial decisions. We cannot give you any assurances that future legislative, administrative or judicial actions or decisions, which may be retroactive in effect, will not affect the accuracy of any of the statements contained herein.

   You are urged to consult your own tax advisor regarding the specific tax consequences to you of the ownership and sale of stock in an entity electing to be taxed as a real estate investment trust, including the federal, state, local, foreign and other tax consequences of such ownership and sale, as well as potential changes in the applicable tax laws. This summary is based on the facts and applicable law as of the date hereof.

TAX CONSEQUENCES OF REIT ELECTION

   Prior to January 1, 2003, all of our income was subject to income taxes that we paid, and our shareholders recognized income only to the extent that we paid a dividend from current or accumulated earnings and profits. Following the election, we generally will be taxable only on our undistributed income, and our shareholders generally will be taxable on the income distributed to them. However, because the operations of our wholly-owned subsidiary, CT Investment Management Co., are of a nature and scope that would cause us to fail to qualify as a real estate investment trust, it will be treated and operate as a taxable REIT subsidiary. As a result, CT Investment Management
Co. will be directly taxed on its income, so that only its after-tax income will be available for reinvestment or for distribution to our shareholders. In general, any of the after-tax income of CT Investment Management Co. distributed to our shareholders will be includable in our shareholders' taxable income and will be subject to a second level of tax. We may own an interest in one or more taxable REIT subsidiaries, in addition to CT
Investment Management Co.

   In accordance with our decision to be taxed as a REIT, we will make a formal election to be so taxed under Section 856 of the Internal Revenue Code, commencing with our taxable year beginning January 1, 2003. The sections of the Internal Revenue Code and Treasury Regulations applicable to qualification and operation as a real estate investment trust are technical and complex. Although we believe that we will be organized and will operate in a manner necessary to satisfy the requirements for taxation as a real estate investment trust under the Internal Revenue Code, many of which are discussed below, we cannot assure you that the REIT will be able to so operate for all periods following the election.

TAXATION OF A REIT

   If we qualify as a real estate investment trust, the REIT generally will not be subject to federal corporate income taxes on net income currently distributed to shareholders. The benefit of this tax treatment is that it substantially eliminates the "double taxation" resulting from the taxation at both the corporate and shareholder levels that generally results from owning stock in a corporation. Accordingly, income generated

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by us generally will be subject to taxation solely at the shareholder level upon distribution. We will, however, be required to pay certain federal income taxes, including in the following circumstances:

   o We will be subject to federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which such income is earned.

   o We will be subject to the "alternative minimum tax" on our undistributed items of tax preference.

   o We will be subject to a 100% tax on net income from certain sales or other dispositions of property that we hold primarily for sale to customers in the ordinary course of business (known as "prohibited transactions").

   o If we fail to satisfy the 75% gross income test or the 95% gross income test, both described below, but nevertheless qualify as a real estate investment trust, we will be subject to a 100% tax on an amount equal to the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability.

   o If we have net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. In general, foreclosure property is property acquired through foreclosure after a default on a loan secured by the property or on a lease of the property.

   o If we acquire an asset from a corporation which is not a REIT in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the transferor corporation, and we subsequently sell the asset within ten years, then under Treasury Regulations, we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent the fair market value of the asset exceeds our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that we will elect this treatment in lieu of an immediate tax when the asset is acquired. We will also be subject to such tax liability for all of our assets that were held as of January 1, 2003.

   o We will generally be subject to tax on the portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

   o If we fail to distribute during the calendar year at least the sum of (i) 85% of our real estate investment trust ordinary income for such year,
     (ii) 95% of our real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a 4% excise tax on the excess of such required distribution over the amount actually distributed to shareholders.

   o We may elect to retain and pay income tax on some or all of our long-term capital gain, as described below.

   o We may be subject to a 100% excise tax on transactions with our taxable REIT subsidiary not conducted on an arm's-length basis.

REQUIREMENTS FOR QUALIFICATION AS A REIT.

   INTRODUCTION

   In order to qualify as a real estate investment trust for federal income tax purposes, we must elect to be treated as a REIT and must satisfy certain statutory tests relating to, among other things, sources of our income, the nature of our assets, the amount of our distributions, and the ownership of our stock.

   The Internal Revenue Code defines a REIT as a corporation, trust or association:

     (1)  that is managed by one or more trustees or directors;

     (2) that issues transferable shares or transferable certificates of beneficial ownership to its owners;


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     (3)  that would be taxable as a regular corporation, but for its election to be taxed as a REIT;

     (4) that is not a financial institution or an insurance company under the Internal Revenue Code;

     (5)  that is owned by 100 or more persons;

     (6) in which not more than 50% in value of the outstanding stock is owned, actually or constructively, by five or fewer individuals, as defined in the Internal Revenue Code to include some entities, during the last half of each year; and

     (7) that meets other tests, described below, regarding the nature of its income and assets, and the amount of its distributions.

   The Internal Revenue Code provides that conditions (1) to (4) must be met during the entire year and that condition (5) must be met during at least 335 days of a year of twelve months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not apply to the first taxable year for which an election is made to be taxed as a REIT.

   Our amended and restated charter provides for restrictions regarding ownership and transfer of our stock. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described above under the caption "Description of Capital Stock -- Certain Provisions of Maryland Law and Our Charter and Bylaws -- REIT Qualification Restrictions on Ownership and Transfer." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT would terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to determine the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we would not be disqualified as a REIT.

   In addition, a corporation may not qualify as a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

   A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent real estate investment trust for federal income tax purposes. All assets, liabilities and items of income, deduction, and credit of a qualified REIT subsidiary are treated as the assets, liabilities and items of income, deduction and credit of the real estate investment trust. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by a real estate investment trust and for which no election has been made to treat it as a "taxable REIT subsidiary" as discussed below. Thus, in applying the requirements described in this section, any qualified REIT subsidiary that we may own in the future will be ignored and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

   A REIT will be deemed to own its proportionate share (based upon its share of the capital of the partnership) of the assets of a partnership in which it is a partner and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and income of the partnership attributed to a REIT shall retain their same character as in the hands of the partnership for purposes of determining whether the REIT satisfied the income and asset tests described below.

   A real estate investment trust may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be REIT qualifying income, as described below, if earned directly by the parent real estate investment trust. Both the subsidiary and the real estate investment trust must jointly elect to treat the subsidiary as a taxable REIT subsidiary. Overall, not more than 20% of the value of the real estate investment trust's assets may consist of securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay tax at regular corporate rates on any income that it earns. There is a 100% excise tax imposed on transactions involving a taxable REIT subsidiary and its parent real estate investment trust that are not conducted on an arm's-length basis. Our wholly owned subsidiary, CT Investment Management Co. serves as our exclusive manager and subject to the supervision of our board of directors is responsible for our day-to-day operations pursuant to a management agreement. We

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believe the compensation, expense reimbursement and other terms of the management agreement are comparable to those that could be obtained from unrelated parties on an arm's-length basis.

   We and CT Investment Management Co. have made a taxable REIT subsidiary election with respect to CT Investment Management Co. CT Investment Management Co. will pay corporate income tax on its taxable income and its after-tax net income will be available for reinvestment and for distribution to us as its parent. We may own interests in one or more taxable REIT subsidiaries other than CT Investment Management Co.

INCOME TESTS

   General

   A REIT must satisfy annually two tests regarding the sources of its gross income in order to maintain its real estate investment trust status. First, at least 75% of a REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of defined types of income that the REIT derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. We refer to this test as the 75% gross income test. Qualifying income for purposes of the 75% gross income test generally includes:

   o interest from debt secured by mortgages on real property or on interests in real property;

   o "rents from real property" (as defined below);

   o dividends or other distributions on, and gain from the sale of, shares in other real estate investment trusts;

   o gain from the sale or other disposition of real property; and

   o amounts, other than amounts the determination of which depends in whole or in part on the income or profits of any person, received as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or agreements to purchase or lease real property.

   Second, at least 95% of the REIT's gross income, excluding gross income from certain "dealer" sales, for each taxable year generally must consist of income that is qualifying income for purposes of the 75% gross income test, as well as dividends, other types of interest and gain from the sale or disposition of stock or securities. We refer to this test as the 95% gross income test.

   Interest from Debt Secured by Mortgages on Real Property or on Interests in Real Property

   For these purposes, the term "interest" generally does not include any interest of which the amount received depends on the income or profits of any person. An amount will generally not be excluded from the term "interest," however, if such amount is based on a fixed percentage of receipts or sales.

   Any amount includable in gross income by us with respect to a regular or residual interest in a real estate mortgage investment conduit, or REMIC, is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a real estate mortgage investment conduit consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

   In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage-backed securities and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower's profits

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or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

   We may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale or value of property, income attributable to such provision would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests. There is some uncertainty as to whether mezzanine loans constitute qualifying assets for purposes of the 75% asset test described below and result in qualifying income for purposes of the 75% gross income test. A Revenue Procedure and private letter rulings issued by the Internal Revenue Service to other taxpayers indicate that, in certain circumstances, mezzanine loans secured by interests in a partnership or limited liability company, substantially all of the assets of which represent interests in real estate, constitute qualifying assets and result in qualifying income. However, we may not rely on private letter rulings issued to other taxpayers. We believe that our mezzanine loans constitute qualifying assets and result in qualifying income. If our mezzanine loans are determined not to constitute qualifying assets and do not result in qualifying income for purposes of these tests, our ability to elect REIT status will be jeopardized.

   We may employ, to the extent consistent with the REIT provisions of the Internal Revenue Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Internal Revenue Code, such entities could elect to be taxed as real estate mortgage investment conduits or financial asset securitization investment trusts.

   If we fail to satisfy one or both of the 75% or 95% gross income tests for any year, we may still qualify as a REIT if we are entitled to relief under the Internal Revenue Code. Generally, we may be entitled to relief if:

   o our failure to meet the gross income tests was due to reasonable cause and not due to willful neglect;

   o we attach a schedule of the sources of our income to our federal income tax return; and

   o any incorrect information on the schedule was not due to fraud with the intent to evade tax.

   It is not possible to state whether in all circumstances we would be entitled to rely on these relief provisions. If these relief provisions do not apply to a particular set of circumstances, we would not qualify as a REIT. As discussed above under the caption "--Taxation of a REIT", even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our income that does not meet the gross income tests. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite frequently monitoring our income.

   Foreclosure Property

   Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and for which we make an election to treat the property as foreclosure property.

   Prohibited Transaction Income

   Any gain realized by us on the sale of any property, other than foreclosure property, held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be prohibited transaction income and subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. While the Treasury Regulations provide

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standards which, if met, would not result in prohibited transaction income, we may not be able to meet these standards in all circumstances.

   Hedging Transactions

   We may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. To the extent that we enter into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

RENTS FROM REAL PROPERTY

   Rent that a REIT receives from real property that it owns and leases to tenants will qualify as "rents from real property" if the following conditions are satisfied,

   o First, the rent must not be based, in whole or in part, on the income or profits of any person. An amount will not fail to qualify as rent from real property solely by reason of being based on a fixed percentage, or percentages, of sales and receipts.

   o Second, neither a REIT nor any direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of the tenant from which the REIT collects the rent.

   o Third, all of the rent received under a lease will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the real property constitutes no more than 15% of the total rent received under the lease.

   o Finally, a REIT generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive revenue. The REIT may provide services directly, however, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered "primarily for the occupant's convenience." In addition, the REIT may render, other than through an independent contractor, a de minimis amount of "non-customary" services to the tenants of a property as long as the REIT's income from such services does not exceed 1% of its gross income from the property.

   Although no assurances can be given that either of the income tests will be satisfied in any given year, we anticipate that our operations will allow us to meet each of the 75% gross income test and the 95% gross income test. Such belief is premised in large part on our expectation that substantially all of the amounts received by us will qualify as interest from debt secured by mortgages on real property or on interests in real property.

ASSET TESTS

   A REIT also must satisfy the following four tests relating to the nature of its assets at the close of each quarter of its taxable year.

   o First, at least 75% of the value of a REIT's total assets must consist of cash or cash items, including receivables, government securities, "real estate assets," or qualifying temporary investments. We refer to this test as the "75% asset test".

   o Second, no more than 25% of the value of a REIT's total assets may be represented by securities other than those that are qualifying assets for purposes of the 75% asset test. We refer to this test as the "25% asset test".

   o Third, of the investments included in the 25% asset test, the value of the securities of any one issuer (other than a "taxable REIT subsidiary") that a REIT owns may not exceed 5% of the value of the REIT's total assets, and a REIT may not own 10% or more of the total combined voting power or 10% or more of the total value of the securities of any issuer (other than a "taxable REIT subsidiary").


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   o Fourth, while a REIT may own up to 100% of the stock of a corporation that elects to be treated as a "taxable REIT subsidiary" for federal income tax purposes, at no time may the total value of a REIT's stock in one or more taxable REIT subsidiaries exceed 20% of the value of the REIT's gross assets.

   We expect that any mortgage-backed securities, real property and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a real estate mortgage investment conduit in which we own an interest consists of "real estate assets." Mortgage loans, including distressed mortgage loans, construction loans, bridge loans and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

   We anticipate that we may securitize certain mortgage loans which we originate or acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage-backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more real estate mortgage investment conduits established by us or, if a non-real estate mortgage investment conduit securitization is desired, through one or more qualified REIT subsidiaries or taxable subsidiaries established by us. The securitization of the mortgage loans through either one or more real estate mortgage investment conduits or one or more qualified REIT subsidiaries or taxable subsidiaries should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. Income realized by us from a real estate mortgage investment conduit securitization could, however, be subject to a 100% tax as a "prohibited transaction." Such prohibited transactions are discussed above under the caption "--Income Tests--Prohibited Transaction Income."

   We intend to operate so that we will not acquire any assets that would cause us to violate any of the asset tests. If, however, we should fail to satisfy any of the asset tests at the end of a calendar quarter, we would not lose our real estate investment trust status if (i) we satisfied the asset tests at the end of the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we could still avoid disqualification as a real estate investment trust by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

DISTRIBUTION REQUIREMENTS

   Each taxable year, a REIT must distribute dividends to its shareholders in an amount at least equal to:

   o 90% of the REIT's "real estate investment trust taxable income," computed without regard to the dividends paid deduction and the REIT's net capital gain or loss; and

   o certain items of noncash income.

   A REIT must make such distributions in the taxable year to which they relate, or in the following taxable year if the REIT declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular distribution date after such declaration. Further, if a REIT fails to meet the 90% distribution requirement as a result of an adjustment to its tax returns by the Internal Revenue Service, the REIT may, if the deficiency is not due to fraud with intent to evade tax or a willful failure to file a timely tax return, and if certain other conditions are met, retroactively cure the failure by paying a deficiency dividend (plus interest) to its shareholders.

   A REIT will be subject to federal income tax on its taxable income, including net capital gain, that it did not distribute to its shareholders. Furthermore, if a REIT fails to distribute during a calendar year, or, in the case of distributions with declaration and record dates falling within the last three months of the calendar year, by the end of the January following such calendar year, at least the sum of:

   o 85% of the REIT's real estate investment trust ordinary income for such year;

   o 95% of the REIT's real estate investment trust capital gain income for such year; and

   o any of the REIT's undistributed taxable income from prior periods,


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the REIT will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amount actually distributed. If the REIT elects to retain and pay income tax on the net capital gain that it receives in a taxable year, the REIT will be deemed to have distributed any such amount for the purposes of the 4% excise tax described in the preceding sentence.

   We intend to make distributions to our holders of class A common stock in a manner that will allow us to satisfy the distribution requirements described above. It is possible that, from time to time, our pre-distribution taxable income may exceed our cash flow and we may have difficulty satisfying the distribution requirements. We intend to monitor closely the relationship between our pre-distribution taxable income and our cash flow and intend to borrow funds or liquidate assets in order to overcome any cash flow shortfalls if necessary to satisfy the distribution requirements imposed by the Internal Revenue Code. It is possible, although unlikely, that we may decide to terminate our REIT status as a result of any such cash shortfall. Such a termination would have adverse consequences to our shareholders. The consequences are described above under the caption "--Taxation of a REIT."

RECORDKEEPING REQUIREMENTS

   A REIT must maintain records of information specified in applicable Treasury Regulations in order to maintain its qualification as a real estate investment trust. In addition, in order to avoid a monetary penalty, a REIT must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of the REIT's outstanding stock. We intend to comply with these recordkeeping requirements.

OWNERSHIP REQUIREMENTS

   For a REIT to qualify as a real estate investment trust, shares of the REIT must be held by a minimum of 100 persons for at least 335 days in each taxable year after the REIT's first taxable year. Further, at no time during the second half of any taxable year after the REIT's first taxable year may more than 50% of the REIT's shares be owned, actually or constructively, by five or fewer "individuals." As of the date hereof, we satisfy the requirement that we not be closely held as described in the foregoing sentence. Our class A common stock is held by 100 or more persons. Our amended and restated charter contains ownership and transfer restrictions designed to prevent violation of these requirements. The provisions of the amended and restated charter restricting the ownership and transfer of our class A common stock are described below under the caption "Description of Capital Stock--Certain Provisions of Our Charter and Bylaws and of Maryland Law--REIT Qualification Restrictions on Ownership and Transfer."

EARNINGS AND PROFITS

   In order for us to qualify as a REIT, on or before the end of the 2003 tax year (the first year to which our election to be taxed as a REIT relates), we must have distributed to our shareholders an amount equal to any earnings and profits accumulated from years in which we were taxed as a regular corporation. We have been treated as a regular corporation subject to Federal income taxes for the years 1997 through 2002. Any distribution made by us to satisfy this requirement will be treated as taxable income by the shareholders and we generally will not be permitted to include such amounts when computing our dividends paid deduction. If we were found to have miscalculated our earnings and profits accumulated from years in which we were a regular corporation, our ability to qualify as a REIT could be jeopardized. We believe, as of January 1, 2003, we have no accumulated earnings or profits from any non-REIT qualifying tax year for which we were taxed as a regular corporation as a result of losses we triggered in December 2002.

FAILURE TO QUALIFY

   If a REIT fails to qualify as a real estate investment trust in any taxable year, and no relief provisions applied, the REIT would be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. In calculating a REIT's taxable income in a year in which it did not qualify as a real estate investment trust, the REIT would not be able to deduct amounts paid out to its shareholders. In fact, the REIT would not be required to distribute any amounts to its shareholders in such taxable year. In such event, to the extent of the REIT's current and accumulated earnings and profits, all

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distributions to shareholders would be taxable as ordinary income. Moreover, subject to certain limitations under the Internal Revenue Code, corporate shareholders might be eligible for the dividends received deduction. Unless the REIT qualified for relief under specific statutory provisions, the REIT would be disqualified from taxation as a real estate investment trust for the four taxable years following the year in which it ceased to qualify as a real estate investment trust. We cannot predict whether, in all circumstances, we would qualify for such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

TAXABLE U.S. SHAREHOLDER

   As used herein, the term "Taxable U.S. Shareholder" means a holder of our class A common stock that, for United States federal income tax purposes, is:

   o a citizen or resident of the United States;

   o a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state or political subdivision thereof;

   o an estate, the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

   o any trust with respect to which a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   For any taxable year in which we qualify as a REIT, amounts distributed to Taxable U.S. Shareholders will be taxed as follows.

DISTRIBUTIONS GENERALLY

   Distributions made to our Taxable U.S. Shareholders out of current or accumulated earnings and profits, and not designated as a capital gain dividend, will be taken into account by such shareholder as ordinary income and will not, in the case of a corporate shareholder, be eligible for the dividends received deduction. To the extent that we make a distribution with respect to holders of our class A common stock that is in excess of our current or accumulated earnings and profits, the distribution will be treated by a Taxable U.S. Shareholder first as a tax-free return of capital, reducing the shareholder's tax basis in the class A common stock, and any portion of the distribution in excess of the shareholder's tax basis in the class A common stock will then be treated as gain from the sale of such class A common stock. Dividends declared by us in October, November, or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by shareholders on December 31 of such year, provided that the dividend is actually paid by us during January of the following calendar year. Taxable U.S. Shareholders may not include on their federal income tax returns any of our tax losses.

CAPITAL GAIN DIVIDENDS

   Dividends to Taxable U.S. Shareholders that properly are designated by us as capital gain dividends will be treated by such shareholders as long-term capital gain, to the extent that such dividends do not exceed our actual net capital gain, without regard to the period for which the shareholders have held our class A common stock. Taxable U.S. Shareholders that are corporations may be required, however, to treat up to 20% of particular capital gain dividends as ordinary income. Capital gain dividends, like regular dividends from a real estate investment trust, are not eligible for the dividends received deduction for corporations.

RETAINED CAPITAL GAINS

   A REIT may elect to retain, rather than distribute, its net long-term capital gain received during the tax year. To the extent designated in a notice from the REIT to its shareholders, the REIT will pay the income tax on such gains and Taxable U.S. Shareholders must include their proportionate share of the undistributed net long-term capital gain so designated in their income for the tax year. Each Taxable U.S. Shareholder will

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be deemed to have paid its share of the tax paid by the REIT, which tax will be credited or refunded to such shareholder.

PASSIVE ACTIVITY LOSS AND INVESTMENT INTEREST LIMITATIONS

   Distributions, including deemed distributions of undistributed net long-term capital gain, from us and gain from the disposition of our class A common stock will not be treated as passive activity income, and, therefore, Taxable U.S. Shareholders who are subject to the passive loss limitation rules of the Internal Revenue Code will not be able to apply any passive activity losses against such income. Distributions from us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of the investment income limitation on deductibility of investment interest. However, net capital gain from the disposition of our class A common stock or capital gain dividends, including deemed distributions of undistributed net long-term capital gains, generally will be excluded from investment income.

SALE OF CLASS A COMMON STOCK

   Upon the sale of our class A common stock, a Taxable U.S. Shareholder generally will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's tax basis in the class A common stock sold. To the extent that the class A common stock is held as a capital asset by the Taxable U.S. Shareholder, the gain or loss will be a long-term capital gain or loss if the class A common stock has been held for more than a year, and will be a short-term capital gain or loss if the class A common stock has been held for a shorter period. In general, however, any loss upon a sale of the class A common stock by a Taxable U.S. Shareholder who has held such class A common stock for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent that distributions from us were required to be treated as long-term capital gain by that holder.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

   Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, which we refer to as exempt organizations, generally are exempt from federal income taxation. Exempt organizations are subject to tax, however, on their unrelated business taxable income, or UBTI. UBTI is defined as the gross income derived by an exempt organization from an unrelated trade or business, less the deductions directly connected with that trade or business, subject to certain exceptions. While many investments in real estate generate UBTI, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed to exempt organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of class A common stock with debt, a portion of its income from a REIT will constitute UBTI pursuant to the "debt-financed property" rules.

   In addition, in certain circumstances, a pension trust that owns more than 10% of the stock of a REIT will be required to treat a percentage of the dividends paid by the REIT as UBTI based upon the percentage of the REIT's income that would constitute UBTI to the shareholder if received directly by it. This rule applies to a pension trust holding more than 10% (by value) of our class A common stock only if (i) the percentage of the income from us that is UBTI (determined as if we were a pension trust) is at least 5% and (ii) we are treated as a "pension-held REIT." We do not expect to qualify as a "pension-held REIT" and have covenanted not to become one in connection with our prior convertible trust preferred financing.

TAXATION OF NON-U.S. SHAREHOLDERS

   GENERAL

   The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts and certain other foreign shareholders, which we refer to as Non-U.S. Shareholders, are complex and no attempt is made herein to provide more than a general summary of such rules. This discussion does not consider the tax rules applicable to all Non-U.S. Shareholders and, in particular, does not consider the special rules applicable to U.S. branches of foreign banks or insurance

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companies or certain intermediaries. Non-U.S. shareholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign tax laws with regard to the election, including any reporting and withholding requirements.

   ORDINARY DIVIDENDS

   Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by a REIT of United States real property interests and are not designated by a REIT as capital gain dividends (or deemed distributions of retained capital gains) will be treated as ordinary dividends to the extent that they are made out of current or accumulated earnings and profits of the REIT. Any portion of a distribution in excess of current and accumulated earnings and profits of the REIT will not be taxable to a Non-U.S. Shareholder to the extent that such distribution does not exceed the adjusted basis of the shareholder in the REIT's stock, but rather will reduce the adjusted basis of such shares. To the extent that the portion of the distribution in excess of current and accumulated earnings and profits exceeds the adjusted basis of a Non-U.S. Shareholder in our class A common stock, such excess generally will be treated as gain from the sale or disposition of the class A common stock and will be taxed as described below.

   WITHHOLDING

   Dividends paid to Non-U.S. Shareholders may be subject to U.S. withholding tax. If an income tax treaty does not apply and the Non-U.S. Shareholder's investment in the REIT's stock is not effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or if a tax treaty does apply and the investment in the stock is not attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), ordinary dividends (i.e., distributions out of current and accumulated earnings and profits) will be subject to a U.S. withholding tax at a 30% rate, or, if an income tax treaty applies, at a lower treaty rate. Because we generally cannot determine at the time that a distribution is made whether or not it will be in excess of earnings and profits, we intend to withhold on the gross amount of each distribution at the 30% rate (or lower treaty rate) (other than distributions subject to the 35% FIRPTA withholding rules described below). To receive a reduced treaty rate, a Non-U.S. Shareholder must furnish us or our paying agent with a duly completed Form 1001 or Form W-8BEN (or authorized substitute form) certifying such holder's qualification for the reduced rate. Generally, a Non-U.S. Shareholder will be entitled to a refund from the IRS to the extent the amount withheld by us from a distribution exceeds the amount of United States tax owed by such shareholder.

   In the case of a Non-U.S. Shareholder that is a partnership or a trust, the withholding rules for a distribution to such a partnership or trust will be dependent on numerous factors, including (1) the classification of the type of partnership or trust, (2) the status of the partner or beneficiary, and (3) the activities of the partnership or trust. Non-U.S. Shareholders that are partnerships or trusts are urged to consult their tax advisors regarding the withholding rules applicable to them based on their particular circumstances.

   If an income tax treaty does not apply, ordinary dividends that are effectively connected with the conduct of a trade or business within the United States by a Non-U.S. Shareholder (and, if a tax treaty applies, ordinary dividends that are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder) are exempt from U.S. withholding tax. In order to claim such exemption, a Non-U.S. Shareholder must provide us or our paying agent with a duly completed Form W-8ECI (or authorized substitute form) certifying such holder's exemption. However, ordinary dividends exempt from U.S. withholding tax because they are effectively connected or are attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder generally are subject to U.S. federal income tax on a net income basis at regular graduated rates. In the case of Non-U.S. Shareholders that are corporations, any effectively connected ordinary dividends or ordinary dividends attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder may, in certain circumstances, be subject to an additional branch profits tax at a 30% rate, or lower rate specified by an applicable income tax treaty.

   CAPITAL GAIN DIVIDENDS

   For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Shareholder under the

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provisions of the Foreign Investment in Real Property Tax Act of 1980, which is commonly referred to as FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders thus would be taxed at the regular capital gain rates applicable to Taxable U.S. Shareholders (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not otherwise entitled to treaty relief or exemption.

   WITHHOLDING

   Under FIRPTA, a REIT is required to withhold 35% of any distribution that is designated as a capital gain dividend or which could be designated as a capital gain dividend and is attributable to gain from the disposition of a United States real property interest. Moreover, if a REIT designates previously made distributions as capital gain dividends, subsequent distributions (up to the amount of the prior distributions so designated) will be treated as capital gain dividends for purposes of FIRPTA withholding.

   SALE OF CLASS A COMMON STOCK

   A Non-U.S Shareholder generally will not be subject to United States federal income tax under FIRPTA with respect to gain recognized upon a sale of our class A common stock, if less than 50% of our assets during a prescribed testing period consist of interests in real property located within the United States (excluding interests in real property solely in the capacity as a creditor) or we are a "domestically-controlled REIT." A domestically-controlled REIT generally is defined as a real estate investment trust in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although currently it is anticipated that we will be a domestically-controlled REIT, and, therefore, that the sale of class A common stock will not be subject to taxation under FIRPTA, there can be no assurance that we will, at all relevant times, be a domestically-controlled REIT. If we are not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of our stock will generally not be subject to tax under FIRPTA if (a) the stock is treated as "regularly traded" on an established securities market and (b) the seller held 5% or less of our stock at all times during a specified testing period. If the gain on the sale of our class A common stock were subject to taxation under FIRPTA, a Non-U.S. Shareholder would be subject to the same treatment as Taxable U.S. Shareholders with respect to such gain (subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, a purchaser of our class A common stock from a Non-U.S. Shareholder subject to taxation under FIRPTA generally would be required to deduct and withhold a tax equal to 10% of the amount realized by a Non-U.S. Shareholder on the disposition. Any amount withheld would be creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

   Even if gain recognized by a Non-U.S. Shareholder upon the sale of our class A common stock is not subject to FIRPTA, such gain generally will be taxable to such shareholder if:

   o an income tax treaty does not apply and the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States (or, an income tax treaty applies and the gain is attributable to a United States permanent establishment maintained by the Non-U.S. Shareholder), in which case, unless an applicable treaty provides otherwise, a Non-U.S. Shareholder will be taxed on his or her net gain from the sale at regular graduated U.S. federal income tax rates. In the case of a Non-U.S. Shareholder that is a corporation, such shareholder may be subject to an additional branch profits tax at a 30% rate, unless an applicable income tax treaty provides for a lower rate and the shareholder demonstrates its qualification for such rate; or

   o the Non-U.S. Shareholder is a nonresident alien individual who holds our class A common stock as a capital asset and was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the Non-U.S. Shareholder will be subject to a 30% tax on capital gains.


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   ESTATE TAX CONSIDERATIONS

   The value of our class A common stock owned, or treated as owned, by a Non-U.S. Shareholder who is a nonresident alien individual at the time of his or her death will be included in the individual's gross estate for United States federal estate tax purposes, unless otherwise provided in an applicable estate tax treaty.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

   A REIT is required to report to its shareholders and to the IRS the amount of distributions paid during each tax year, and the amount of tax withheld, if any. These requirements apply even if withholding was not required with respect to payments made to a shareholder. In the case of Non-U.S. Shareholders, the information reported may also be made available to the tax authorities of the Non-U.S. Shareholder's country of residence, if an applicable income tax treaty so provides.

   Backup withholding generally may be imposed on certain payments to shareholders unless the shareholder (i) furnishes certain information, or (ii) is otherwise exempt from backup withholding.

   A shareholder who does not provide a REIT with his or her correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, the REIT may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the REIT.

   You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a distribution to a shareholder will be allowed as a credit against such holder's United States federal income tax liability and may entitle the Taxable U.S. Shareholder to a refund, provided that the required information is furnished to the IRS.

   In general, backup withholding and information reporting will not apply to a payment of the proceeds of the sale of our class A common stock by a Non-U.S. Shareholder by or through a foreign office of a foreign broker effected outside of the United States; provided, however, that foreign brokers having certain connections with the United States may be obligated to comply with the backup withholding and information reporting rules. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of our class A common stock by foreign offices of certain brokers, including foreign offices of a broker that:

   o is a United States person;

   o derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States; or

   o is a "controlled foreign corporation" for United States tax purposes.

   Information reporting will not apply in the above cases if the broker has documentary evidence in its records that the holder is a Non-U.S. Shareholder and certain conditions are met, or the Non-U.S. Shareholder otherwise establishes an exemption.

   Payment to or through a United States office of a broker of the proceeds of a sale of our class A common stock is subject to both backup withholding and information reporting unless the shareholder certifies in the manner required that he or she is a Non-U.S. Shareholder and satisfies certain other qualifications under penalties of perjury or otherwise establishes an exemption.

STATE AND LOCAL TAX

   The discussion herein concerns only the United States federal income tax treatment likely to be accorded to a REIT and its shareholders. No consideration has been given to the state and local tax treatment of such parties. The state and local tax treatment may not conform to the federal treatment described above. As a result, you should consult your own tax advisor regarding the specific state and local tax consequences of the REIT Election and ownership and sale of our class A common stock.


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                              PLAN OF DISTRIBUTION


   We may sell class A common stock, preferred stock or any series of debt securities being offered by this prospectus in one or more of the following ways from time to time:

   o through underwriters or dealers;

   o through agents;

   o directly to purchasers; or

   o through a combination of any of these methods of sale.

   An underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and resold in one or more transactions, including negotiated transactions, and if agents are used the securities will be offered and sold through such firms acting as our agents in one or more transactions, including negotiated transactions. The securities may be offered and sold through underwriters and agents at:

   o fixed prices, which may be changed;

   o prices related to the prevailing market prices at the time of sale; or

   o negotiated prices.

   We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent, or both. The applicable prospectus supplement will disclose:

   o any underwriting compensation we pay to underwriters or agents in connection with the offering of securities and

   o any discounts, concessions or commissions allowed or reallowed by underwriters to participating dealers.

   Under the Securities Act of 1933, underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

   If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities at the offering price set forth in that prospectus supplement under delayed delivery contracts providing for payment and delivery on the dates stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold under contracts will be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Contracts will not be subject to any conditions except:

   o the purchase by an institution of the securities covered by its contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and

   o if the securities are being sold to underwriters, we will have sold to them the total principal amount of the securities less the principal amount of the securities covered by contracts.

   Agents and underwriters will have no responsibility in respect of the delivery or performance of contracts.

   Unless a prospectus supplement states otherwise, the obligations of underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

   We may agree to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

   Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder purchase rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder purchase rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder purchase rights, the shareholder purchase rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder purchase rights, including:

   o whether class A common stock, preferred stock, or warrants for those securities will be offered under the shareholder purchase rights;

   o the number of those securities or warrants that will be offered under the shareholder purchase rights;

   o the period during which and the price at which the shareholder purchase rights will be exercisable;

   o the number of shareholder purchase rights then outstanding;

   o any provisions for changes to or adjustments in the exercise price of the shareholder purchase rights; and

   o any other material terms of the shareholder purchase rights.

   Each series of securities will be a new issue of securities and will have no established trading market other than our class A common stock which is listed on the NYSE. Any shares of our class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the class A common stock, may or may not be listed on a national securities exchange.

   To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

                                 LEGAL MATTERS


   The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain other matters in connection with the offering of securities by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Martin L. Edelman, who serves as one of our directors, is of counsel to Paul, Hastings, Janofsky & Walker LLP.


                                    EXPERTS

   The consolidated financial statements of Capital Trust and subsidiaries appearing in Capital Trust's Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                             ABOUT THIS PROSPECTUS


   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before purchasing any securities.


                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. Our class A common stock is listed and traded on the New York Stock Exchange. These reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. We also maintain an internet site at www.capitaltrust.com that contains information concerning us. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

   We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the securities being offered in this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding us and our securities, please refer to the registration statement and the documents filed or incorporated by reference as exhibits to the registration statement. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Statements contained in this prospectus or any prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

   The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents, which have been filed with the SEC (File No. 001-14788), are incorporated herein by reference:

   o Our annual report on Form 10-K for the year ended December 31, 2002;

   o Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

   o Our current reports on Form 8-K filed with the SEC on April 2, 2003, May 19, 2003, July 10, 2003 (including any amendment or report filed for the purpose of updating the description of our class A common stock contained therein), August 18, 2003 and November 13, 2003.

   All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Any statement contained in any document incorporated by reference shall be deemed to be amended, modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or a later document that is or is considered to be incorporated by reference herein amends, modifies or supersedes such statement. Any statements so amended, modified or superseded shall not be deemed to constitute a part of this prospectus, except as so amended, modified or superseded.

   We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such documents should be directed to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022,
Attention: Investor Relations (Telephone: (212) 655-0220).

                                               Filed Pursuant to Rule 424(b)(3)
================================================================================

                                   PROSPECTUS

                              CAPITAL TRUST, INC.
                    8,276,019 Shares of Class A Common Stock

                                ----------------

   All of the shares of our class A common stock covered by this prospectus are beneficially owned by the selling shareholders listed in the section of this prospectus called "Selling Shareholders." A description of such securities is set forth in the section of this prospectus called "Description of Our Stock."

   This prospectus relates to the offer and sale by the selling shareholders of up to 8,276,019 shares of class A common stock. Each of the selling shareholders may sell any or all of its shares covered by this prospectus from time to time in one or more types of transactions, which may include block transactions or involve brokers who act as agents for the seller or the buyer, effected:

   o on the New York Stock Exchange or any national securities exchange or quotation service on which the shares of class A common stock may be listed or quoted at the time of sale;

   o in the over-the-counter market; or

   o otherwise than on a national securities exchange or quotation service or in the over-the-counter market or through the writing of options relating to such shares.

   All shares covered by this prospectus may be sold at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Further details regarding the distribution of the shares covered by this prospectus may be found in this prospectus in the section entitled "Plan of Distribution."

   We have issued 4,002,597 shares of class A common stock to certain of the selling shareholders and may issue up to 4,273,422 additional shares of class A common stock to other selling shareholders upon the conversion of our outstanding convertible trust preferred securities. We are filing the registration statement of which this prospectus is a part to fulfill our contractual obligations to the holders of the securities discussed above.

   We will not receive any proceeds from the sales effected by the selling shareholders. We have agreed to bear all expenses related to this offering, other than underwriting discounts and commissions and any transfer taxes on the shares of stock that the selling shareholders are offering.

   Our class A common stock is listed for trading on the New York Stock Exchange under the symbol "CT." On July 18, 2003, the last reported sale price of our class A common stock on the New York Stock Exchange was $19.75.

                                ----------------

   INVESTING IN THE SECURITIES COVERED BY THIS PROSPECTUS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS JULY 21, 2003.

================================================================================

   You should rely only on the information contained in this prospectus or referred to in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the shares of stock covered by this prospectus.

   Unless the context otherwise indicates, references in this prospectus to "we," "us," "our" or "Capital Trust" refer to Capital Trust, Inc., a Maryland corporation.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus, including the information incorporated into it by reference, includes forward-looking statements. These statements predict or describe our future operations as a REIT, the effects of our reverse stock split, our business plans and strategies, and do not relate solely to historical matters. We have identified forward-looking statements contained and incorporated by reference into this prospectus using words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates" and similar words. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions which may lead to actual results that are materially different from those contemplated in the forward-looking statements. Some, but not all, of the factors that may cause these differences are discussed in the "Risk Factors" section of this prospectus and in other information incorporated by reference into this prospectus.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                               PROSPECTUS SUMMARY


   This summary highlights some of the information in this prospectus. It is not a substitute for the detailed information and financial statements appearing elsewhere in, or incorporated by reference into, this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements. You should read the entire prospectus carefully, including the risk factors and financial statements.

OUR COMPANY

   We are an investment management and real estate finance company positioned to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. We make investments, for our own portfolio and as an investment manager for funds we manage, in various types of income-producing commercial real estate. Our current investment program emphasizes senior and junior commercial mortgage loans, direct equity investments and subordinated interests in commercial mortgage-backed securities. Pursuant to our current business strategy, we seek to manage our portfolio of loans and other assets so that a majority of our investments are subordinate to third-party financing but senior to the owner/operator's equity position and therefore represent "mezzanine" capital. We are organized and conduct our operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

   We are the co-sponsor and exclusive investment manager of CT Mezzanine Partners II LP, or Fund II, a commercial real estate mezzanine investment fund which originated approximately $1.2 billion in investments. Our business strategy is to continue to expand our investment management business by sponsoring other commercial real estate funds focused on investments obtained from mezzanine and other financing. We believe that these funds will generate additional investment management fees and incentive compensation tied to the performance of their portfolios of investments. We continue to manage our existing portfolio of balance sheet assets originated prior to the commencement of our investment management business and are positioned to selectively add to our balance sheet investments by investing in a diverse array of real estate and investment management/finance-related assets and enterprises, including operating companies.

   In December 2002, our board of directors authorized our election to be taxed as a REIT for the 2003 tax year. We will continue to make for our own account and as investment manager for the account of funds under management, loans and debt related investments in various types of commercial real estate and related assets, and, to the extent necessary, we will tailor our balance sheet investment program to originate or acquire loans and investments to produce a portfolio that meets the asset and income tests necessary to maintain our qualification as a REIT. In order to accommodate our REIT status, the legal structure of future investment funds we sponsor may be different from the legal structure of our existing investment funds.

   We were incorporated in Maryland on April 7, 1998 as a successor to a business trust organized in the 1960s and our principal executive offices are located at 410 Park Avenue, 14th Floor, New York, New York 10022, and our telephone number is (212) 655-0220.

SECURITIES THAT MAY BE OFFERED

   This prospectus relates to the offer and sale from time to time of (i) up to 4,002,597 shares of class A common stock currently held by certain of the individuals and entities listed under the "Selling Shareholders" section of this prospectus and (ii) up to 4,273,422 additional shares of class A common stock which may be issued to other selling shareholders upon the conversion of our outstanding convertible trust preferred securities.

   We will not receive any cash proceeds from the sale by the selling shareholders of the class A common stock to which this prospectus relates.

                                  RISK FACTORS


   An investment in our class A common stock involves various risks. You should carefully consider the following risk factors in conjunction with the other information contained and incorporated by reference into this prospectus before purchasing our class A common stock. If any of the risks discussed in this prospectus actually occur, our business, operating results, prospects and/or financial condition could be harmed. This could cause the market price of our class A common stock to decline and could cause you to lose all or part of your investment.

RISK FACTORS RELATED TO OUR BUSINESS

BECAUSE WE COMMENCED OUR INVESTMENT MANAGEMENT BUSINESS IN 2000, WE ARE SUBJECT TO RISKS AND UNCERTAINTIES ASSOCIATED WITH DEVELOPING AND OPERATING A NEW BUSINESS, AND WE MAY NOT ACHIEVE FROM THIS NEW BUSINESS THE INVESTMENT RETURNS THAT WE EXPECT.

   Our investment management business commenced in 2000 and therefore has a limited track record of proven results upon which to evaluate our performance. We will encounter risks and difficulties as we proceed to develop and operate our investment management business. In order to achieve our goals as an investment manager, we must:

   o manage our mezzanine funds successfully by investing a majority of our fund capital in suitable investments that meet the funds' specified investment criteria,

   o incent our management and professional staff to the task of developing and operating the investment management business,

   o structure, sponsor and capitalize future real estate related funds and other investment products under our management that provide investors with attractive investment opportunities, and

   o convince third party investors that an investment in our future funds will meet their investment objectives and will generate attractive returns.

   There can be no assurance that we will successfully develop and operate our investment management business to achieve the investment returns we expect.

OUR SUCCESS IN DEVELOPING AND OPERATING THE INVESTMENT MANAGEMENT BUSINESS WILL DEPEND IN PART ON THE DEMAND FOR REAL ESTATE RELATED INVESTMENT OPPORTUNITIES SUCH AS THOSE PROVIDED BY OUR MEZZANINE FUNDS AND OTHER REAL ESTATE RELATED FUNDS AND OTHER INVESTMENT PRODUCTS.

   Our ability to develop, operate and sustain our investment management business will depend in part on the strength of the market for private equity investments generally and the demand for real estate related private equity investments in particular. Markets for real estate related investments can be materially and adversely affected by factors beyond our control, including volatility in the global capital markets, adverse changes in general economic conditions, an unfavorable market for real estate and competition from other investment opportunities available to third party investors.

WE WILL FACE SUBSTANTIAL COMPETITION FROM ESTABLISHED PARTICIPANTS IN THE PRIVATE EQUITY MARKET AS WE OFFER THE MEZZANINE AND OTHER REAL ESTATE RELATED FUNDS TO THIRD PARTY INVESTORS.

   We are a recent entrant into the investment management business. As we offer our mezzanine and other real estate related funds as investment opportunities to third party investors, we will face significant competition from established Wall Street investment banking firms and large financial institutions which have proven track records in marketing and managing private equity investment funds and are otherwise competitively advantaged because they have access to pre-existing third party investor networks into which they can channel competing investment opportunities. If our competitors offer investment products that are competitive with the mezzanine and other fund investments offered by us, we will find it more difficult to attract investors and to capitalize our mezzanine and other real estate related funds.

OUR SUCCESS IN DEPLOYING OUR MEZZANINE FUNDS' CAPITAL TO ORIGINATE OR ACQUIRE A TARGETED PORTFOLIO OF ASSETS WILL DEPEND ON THE AVAILABILITY OF, AND THE DEGREE OF COMPETITION FOR, ATTRACTIVE INVESTMENTS.

   Our operating results will be dependent upon the availability of, as well as our ability to identify, consummate, manage and realize, high yielding real estate investment opportunities. If we are not successful in investing all available equity capital for our funds, it will reduce the potential revenues we earn following our funds' investment period when our management fee base shifts from the amount of capital commitments to the amount of invested assets. We may expend significant time and resources in identifying and consummating targeted investments. In general, the availability of desirable high yielding real estate opportunities and, consequently, our funds' investment returns will be affected by the level and volatility of interest rates, by conditions in the financial markets and by general economic conditions. No assurance can be given that we will be successful in identifying and consummating investments which satisfy our rate of return objectives or that such investments, once consummated, will perform as anticipated. We will be engaged in a competitive business and will be competing for attractive investments with traditional lending sources as well as existing funds, or funds formed in the future, with similar investment objectives.

OUR LOANS AND INVESTMENTS WILL EXPOSE US TO A HIGH DEGREE OF RISK ASSOCIATED WITH INVESTING IN COMMERCIAL REAL ESTATE RELATED ASSETS.

   Real estate historically has experienced significant fluctuations and cycles in value that may result in reductions in the value of real estate related investments. The performance and value of our loans and investments once originated or acquired by us will depend on many factors beyond our control. The ultimate performance and value of our investments will be subject to the varying degrees of risk generally incident to the ownership and operation of the commercial property which collateralize or support our investments. The ultimate performance and value of our loans and investments depends upon the commercial property owner's ability to operate the property so that it produces the revenues and cash flow needed to pay the interest and principal due to us on the loans and investments. Revenues and cash flow may be adversely affected by:

   o changes in national economic conditions,

   o changes in local real estate market conditions due to changes in national or local economic conditions or changes in neighborhood characteristics,

   o competition from other properties offering the same or similar services,

   o changes in interest rates and in the availability of mortgage financing on favorable terms,

   o the impact of present or future environmental legislation and compliance with environmental laws,

   o the ongoing need for capital improvements (particularly in older structures),

   o changes in real estate tax rates and other operating expenses,

   o adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters, acts of war or terrorism, which may result in uninsured losses,

   o adverse changes in zoning laws, and

   o other factors that are beyond our control and the control of the commercial property owners.

   In the event that any of the properties underlying our loans and investments experience any of the foregoing events or occurrences, the value of, and return on, such investments would be negatively impacted.

OUR BALANCE SHEET ASSET PORTFOLIO CONTINUES TO BE CONCENTRATED IN MARK-TO-MARKET MORTGAGE BACKED SECURITIES AND RELATED HEDGES WHICH SUBJECTS US TO GREATER SWINGS IN EQUITY AND INCOME AS WE RECORD BALANCE SHEET GAINS AND LOSSES ON SUCH ASSETS.

   Our venture agreement with affiliates of Citigroup Inc. placed restrictions on our ability to originate new mezzanine loan investments for our balance sheet during the investment period for Fund II which resulted in our balance sheet portfolio becoming more concentrated in longer term fixed rate mortgage backed securities.

We have adopted accounting policies under which such securities are recorded as available-for-sale and changes in the market value will impact either or both shareholders' equity or net income depending on the characterization of the change in market value. If a reduction in market value is deemed to be permanent (generally due to a change in the credit risk), the reduction in value will be recorded as a reduction of net income. If any of the available-for-sale securities are sold, the resulting gain or loss will be recorded through the income statement. All other changes in market value will impact shareholders equity only.

   While the restrictions on our balance sheet investment activities diminished when the investment period for Fund II ended and we have begun making new mezzanine loan investments for our balance sheet, there can be no assurance that the concentration in mark-to-market mortgage backed securities will be reduced in the near term through new originations. In an environment of lower interest rates, there is also a higher risk that our existing non-mark-to-market loans will pay off early. To the extent our balance sheet remains concentrated in mark-to-market assets, we will remain subject to potential swings in equity and income as we record gains and losses on such assets on our balance sheet which will be partially offset by unrealized gains and losses on hedges. If interest rates fluctuate and affect significantly the market value of such mark-to-market assets the corresponding reductions or increases in equity and income may be significant.

WE MAY NOT ACHIEVE OUR TARGETED RATE OF RETURN ON OUR INVESTMENTS.

   We will originate or acquire investments based on our estimates or projections of overall rates of return on such investments, which in turn are based on, among other considerations, assumptions regarding the performance of assets, the amount and terms of available financing and the manner and timing of dispositions, including possible asset recovery and remediation strategies, all of which are subject to significant uncertainty. In addition, events or conditions that have not been anticipated may occur and may have a significant effect on the actual rate of return received on an investment.

   We are currently confronted with a low interest rate environment which negatively impacts our ability to originate or acquire investments that produce rates of returns similar to existing investments that were added to our portfolio during a higher interest rate environment. As we acquire or originate investments for our balance sheet portfolio (whether as new additions or as replacements for maturing investments), there can be no assurance that we will be able to originate or acquire investments that produce rates of return comparable to rates on existing investments.

WE MAY NOT BE ABLE TO OBTAIN THE LEVEL OF LEVERAGE NECESSARY TO OPTIMIZE OUR RETURN ON INVESTMENT. IF WE DO INCUR SIGNIFICANT LEVERAGE, WE WILL BE SUBJECT TO THE RISKS OF HOLDING LEVERAGED INVESTMENTS.

   Our return on investment will depend, in part, upon our ability to grow our funds' portfolio of invested assets through the use of leverage. Our ability to obtain the necessary leverage on attractive terms will ultimately depend upon our ability to maintain interest coverage ratios meeting prevailing market underwriting standards which will vary according to lenders' assessments of our and our funds' creditworthiness and the terms of the borrowings. The failure to obtain and/or maintain leverage at desired levels, or to obtain leverage on attractive terms, could have a material adverse effect on our funds' performance. Moreover, we are dependent upon a few lenders to provide the primary credit facilities for our origination or acquisition of loans and investments.

   Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in the net worth of our funds. We expect that our funds will leverage assets only when there is an expectation that leverage will enhance returns, although there can be no assurance that the use of leverage will prove to be beneficial. Where pledged assets are marked-to-market, a decline in market value may require us to pledge additional collateral to secure our borrowings. Moreover, there can be no assurance that our funds will be able to meet their debt service obligations and, to the extent that they cannot, they risk the loss of some or all of their assets or a financial loss if they are required to liquidate assets at a commercially inopportune time.

WE ARE DEPENDENT UPON OUR SENIOR MANAGEMENT TEAM TO DEVELOP AND OPERATE OUR BUSINESS.

   Our ability to develop and operate our business depends to a substantial extent on the experience, relationships and expertise of our senior management and key employees. There can be no assurance that these individuals will remain in our employ. The employment agreement with our chief executive officer, John R. Klopp, expires in 2004, unless further extended. The loss of the services of our senior management and key employees could have a material adverse effect on our operations.

WE WILL BE EXPOSED TO THE RISKS INVOLVED WITH MAKING SUBORDINATED INVESTMENTS.

   Our investments will involve the additional risks attendant to investments consisting of subordinated loan positions. In many cases, management of our investments and our remedies with respect thereto, including the ability to foreclose on the collateral securing such investments, will be subject to the rights of senior lenders and the rights as set forth in certain intercreditor agreements.

OUR LOANS AND INVESTMENTS MAY BE SUBJECT TO FLUCTUATIONS IN INTEREST RATES WHICH MAY NOT BE ADEQUATELY PROTECTED, OR PROTECTED AT ALL, BY OUR HEDGING STRATEGIES.

   Our current investment program emphasizes loans with "floating" interest rates to protect against fluctuations in interest rates. However, we may from time to time make fixed rate loans. In such cases, we may employ various hedging strategies to limit the effects of changes in interest rates, including engaging in interest rate swaps, caps, floors and other interest rate exchange contracts. No strategy can completely insulate us or the funds from the risks associated with interest rate changes and there is a risk that they may provide no protection at all. Hedging transactions involve certain additional risks such as the legal enforceability of hedging contracts, the early repayment of hedged transactions and the risk that unanticipated and significant changes in interest rates may cause a significant loss of basis in the contract and a change in current period expense. There can be no assurance that we will be able to enter into hedging transactions or that such hedging transactions will adequately protect us or the funds against the foregoing risks. In addition, cash flow hedges which are not perfectly correlated with a variable rate financing will impact our income as gains and losses on the ineffective portion of such hedges will be recorded.

OUR LOANS AND INVESTMENTS MAY BE ILLIQUID WHICH WILL CONSTRAIN OUR ABILITY TO VARY OUR PORTFOLIO OF INVESTMENTS.

   Real estate investments are relatively illiquid. Such illiquidity may limit our ability to vary our portfolio or our funds' portfolio of investments in response to changes in economic and other conditions. Illiquidity may result from the absence of an established market for investments as well as the legal or contractual restrictions on their resale. In addition, illiquidity may result from the decline in value of a property securing one of the funds' investments. There can be no assurance that the fair market value of any of the real property serving as security will not decrease in the future, leaving our or our funds' investment under-collateralized or not collateralized at all.

WE MAY INVEST IN TROUBLED ASSETS WHICH ARE SUBJECT TO A HIGHER DEGREE OF FINANCIAL RISK.

   We may make investments in non-performing or other troubled assets that involve a higher degree of financial risk and there can be no assurance that our investment objectives will be realized or that there will be any return on investment. Furthermore, investments in properties operating in work-out modes or under bankruptcy protection laws may, in certain circumstances, be subject to additional potential liabilities that could exceed the value of an investor's original investment, including equitable subordination and/or disallowance of claims or lender liability.

WE MAY NOT HAVE CONTROL OVER CERTAIN OF OUR LOANS AND INVESTMENTS.

   Our ability to manage our portfolio of loans and investments will be subject to the form in which they are made. In certain situations, we or our funds may:

   o acquire only a minority interest,

   o co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring non-controlling interests,

   o rely on independent third party management or strategic partners with respect to the management of an asset, or

   o acquire only a participation in an asset underlying an investment.

   Therefore, we may not be able to exercise control over the loan or investment. Such financial assets may involve risks not present in investments where third party controlling investors or third parties are not involved. For example, a third party partner or co-venturer may have financial difficulties resulting in a negative impact on such asset, may have economic or business interests or goals which are inconsistent with ours and those of the funds, or may be in a position to take action contrary to the funds' investment objectives. In addition, our funds may, in certain circumstances, be liable for the actions of its third party partners or co-venturers.

OUR MEZZANINE AND OTHER FUNDS WILL BE SUBJECT TO THE RISK OF DEFAULTS BY THIRD PARTY INVESTORS ON THEIR CAPITAL COMMITMENTS.

   The capital commitments made by third party investors to our mezzanine and other funds represent promises by those investors to contribute cash to the funds from time to time as investments are made by the funds. We will therefore be subject to general credit risks that the investors may default on their capital commitments. If defaults occur, we may not be able to close loans and investments we have identified and negotiated, which could materially and adversely affect the fund's investment program or make us liable for breach of contract, in either case to the detriment of our franchise in the private equity market.

WE MUST MANAGE OUR PORTFOLIO AND THE PORTFOLIOS OF OUR FUNDS IN A MANNER THAT ALLOWS US TO RELY ON AN EXCLUSION FROM REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940 IN ORDER TO AVOID THE CONSEQUENCES OF REGULATION UNDER THIS ACT.

   We rely on an exclusion from registration as an investment company afforded by Section 3(c)(5)(C) of the Investment Company Act of 1940. Under this exclusion, we are required to maintain, on the basis of positions taken by the SEC staff in interpretive and no-action letters, a minimum of 55% of the value of the total assets of our portfolio in "mortgages and other liens on and interests in real estate." We refer to this category of investments herein as "Qualifying Interests." In addition, we must maintain an additional minimum of 25% of the value of our total assets in Qualifying Interests or other real estate-related assets. Because registration as an investment company would have a material adverse effect on us and our share price, since it would significantly affect our ability to engage in certain transactions or to organize ourselves in the manner as we currently do, we intend to maintain our qualification for this exclusion from registration.

   If our portfolio did not comply with the requirements of the exclusion we rely upon, we could be forced to alter our portfolio by selling or otherwise disposing of a substantial portion of the assets that are not Qualifying Interests or by acquiring significant position in assets that are Qualifying Interests. Altering our portfolio in this manner may have a material adverse effect on our investment if we are forced to dispose of or acquire assets in an unfavorable market.

RISK FACTORS RELATED TO OUR STOCK

BECAUSE A LIMITED NUMBER OF SHAREHOLDERS, INCLUDING MEMBERS OF OUR MANAGEMENT TEAM, OWN A SUBSTANTIAL NUMBER OF OUR SHARES, DECISIONS MADE BY THEM MAY BE DETRIMENTAL TO YOUR INTERESTS.

   By virtue of their direct and indirect share ownership, John R. Klopp, a director and our president and chief executive officer, Craig M. Hatkoff, a director and former officer, and other shareholders indirectly owned by trusts for the benefit of our chairman of the board, Samuel Zell, have the power to significantly influence our affairs and are able to influence the outcome of matters required to be submitted to shareholders for approval, including the election of our directors, amendments to our charter, mergers, sales of assets and other acquisitions or sales. The influence exerted by these shareholders over the company's affairs might not be consistent with the interests of other shareholders. We cannot assure you that these shareholders will not exercise their influence over us in a manner detrimental to your interests. As of the date hereof, these shareholders collectively own and control 2,171,479 shares of our class A common stock representing approximately 33.4% of our outstanding class A common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of our company and might affect the market price of our class A common stock.

   The conversion of the outstanding convertible trust preferred securities held by EOP Operating Limited Partnership, Vornado Realty, L.P., and JP Morgan Chase Bank, as trustee for the General Motors Employe Global Group Pension Trust and the GMAM Group Pension Trust II could result in other significant concentrated holdings of class A common stock. EOP Operating Limited Partnership, Vornado Realty, L.P. and JP Morgan Chase Bank, as trustee for the General Motors Employe Global Group Pension Trust and the GMAM Group Pension Trust II may each acquire 1,424,474 shares of our class A common stock. Officers, directors or other related persons of these securityholders serve on our board of directors and therefore have the power to significantly influence our affairs. If these securityholders acquire a significant ownership position, they may acquire the ability to influence the outcome of matters submitted for shareholder approval.

SOME PROVISIONS OF OUR CHARTER AND BYLAWS AND MARYLAND LAW MAY DETER TAKEOVER ATTEMPTS, WHICH MAY LIMIT THE OPPORTUNITY OF OUR SHAREHOLDERS TO SELL THEIR SHARES AT A FAVORABLE PRICE.

   Some of the provisions of our charter and bylaws and Maryland law discussed below could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders, by providing them with the opportunity to sell their shares at a premium to the then current market price.

   Issuance of Preferred Stock Without Shareholder Approval. Our charter authorizes our board of directors to authorize the issuance of up to 100,000,000 shares of preferred stock and up to 100,000,000 shares of common stock. Our charter also authorizes our board of directors, without shareholder approval, to classify or reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock and to increase the aggregate number of shares of stock of any class or series that may be issued. The board therefore has the power to increase the number of shares of preferred stock we may issue without shareholder approval. Preferred stock may be issued in one or more series, the terms of which may be determined without further action by shareholders. These terms may include preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption. No shares of preferred stock are currently outstanding and we have no present plans for the issuance of any preferred stock. The issuance of any preferred stock, however, could materially adversely affect the rights of holders of our common stock, and therefore could reduce its value. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The power of the board of directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current shareholders' control.

   Advance Notice Bylaw. Our bylaws contain advance notice procedures for the introduction of business and the nomination of directors. These provisions could discourage proxy contests and make it more difficult for you and other shareholders to elect shareholder-nominated directors and to propose and approve shareholder proposals opposed by management.

   Maryland Takeover Statutes. We are subject to the Maryland Business Combination Act which might enable our management to resist an unsolicited takeover of our company. The statute substantially restricts the ability of third parties who acquire, or seek to acquire, control of our company to complete mergers and other business combinations without the approval of our board of directors even if such transaction would be beneficial to shareholders. "Business combinations" between such a third party acquiror and our company are prohibited if the acquiror becomes an "interested shareholder" by obtaining beneficial ownership of 10 percent or more of shareholder voting power. If our board of directors approved in advance the transaction that would otherwise give rise to the acquiror attaining such status, the acquiror would not become an interested shareholder and, as a result, it could enter into a business combination with us. Our board of directors could choose not to negotiate with an acquirer if the board determined in its business judgment that considering such an acquisition was not in the strategic interests of our company. Even after the lapse of the five-year prohibition period, any business combination with an interested shareholder must be recommended by our board of directors and approved by the affirmative vote of at least:

   o 80% of the votes entitled to be cast by shareholders and

   o two-thirds of the votes entitled to be cast by shareholders other than the interested shareholder and affiliates and associates thereof.

   The super-majority vote requirements do not apply if the transaction complies with a minimum price requirement prescribed by the statute.

   Our board of directors has exempted any business combination involving family partnerships controlled separately by John R. Klopp and Craig M. Hatkoff and a limited liability company indirectly controlled by a trust for the benefit of Samuel Zell and his family. As a result, the persons described above may enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute.

   We are also subject to the Maryland Unsolicited Takeovers Act which permits our board of directors, among other things, to elect on our company's behalf to stagger the terms of directors, to increase the shareholder vote required to remove a director and to provide that shareholder-requested meetings may be called only upon the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting. Such an election would significantly restrict the ability of third parties to wage a proxy fight for control of our board of directors as a means of advancing a takeover offer. If an acquirer was discouraged from offering to acquire us, or prevented from successfully completing a hostile acquisition, you could lose the opportunity to sell your shares at a favorable price.

RISK FACTORS RELATED TO OUR REIT ELECTION

OUR CHARTER DOES NOT PERMIT OWNERSHIP OF OVER 2.5% OF OUR CLASS A COMMON STOCK BY INDIVIDUALS, AND ATTEMPTS TO ACQUIRE OUR COMMON STOCK IN EXCESS OF THE 2.5% LIMIT WOULD BE VOID WITHOUT THE PRIOR APPROVAL OF OUR BOARD OF DIRECTORS.

   For the purpose of preserving our REIT qualification, our charter would prohibit direct or constructive ownership by any individual of more than 2.5% of the lesser of the total number or value of the outstanding shares of our class A common stock as a means of preventing ownership of more than 50% of our class A common stock by five or fewer individuals. The charter's constructive ownership rules are complex and may cause the outstanding class A common stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual. As a result, the acquisition of less than 2.5% of our outstanding class A common stock by an individual or entity could cause an individual to own constructively in excess of 2.5% of our outstanding class A common stock, and thus be subject to the charter's ownership limit. The ownership limit was established following a review of the aggregate ownership of the top five direct or constructive individual shareholders. There can be no assurance that our board of directors, as permitted in the charter, will increase this ownership limit in the future. Any attempt to own or transfer shares of our class A common stock in excess of the ownership limit without the consent of our board of directors shall be void, and will result in the shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote such excess shares.

   After reviewing the top five shareholders treated as individuals for REIT qualification purposes, our board of directors fixed the ownership limit at 2.5%. The charter contains a provision that would exempt certain of our officers and directors and related persons from the ownership limit. Based on the number of shares outstanding on the date hereof, this exemption would permit these top five shareholders collectively to hold up to 40.9% of our outstanding shares of class A common stock.

   The 2.5% ownership limit may have the effect of precluding a change in control of Capital Trust by a third party without the consent of our board of directors, even if such change in control would be in the interest of our stockholders (and even if such change in control would not reasonably jeopardize our REIT status).

THERE ARE NO ASSURANCES OF OUR ABILITY TO PAY DIVIDENDS IN THE FUTURE.

   We intend to pay quarterly dividends and to make distributions to our shareholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. This, along with other factors, should enable us to qualify for the tax benefits accorded to a REIT under the Internal Revenue Code. We have not established a dividend policy providing for the payment of specific dividends at regular intervals. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time. There are no assurances as to our ability to pay dividends in the future. In addition, some of our distributions may include a return of capital.

AN INCREASE IN MARKET INTEREST RATES MAY LEAD PROSPECTIVE PURCHASERS OF OUR CLASS A COMMON STOCK TO EXPECT A HIGHER DIVIDEND YIELD, WHICH WOULD ADVERSELY AFFECT THE MARKET PRICE OF OUR CLASS A COMMON STOCK.

   One of the factors that will influence the price of our class A common stock will be the dividend yield on our stock (distributions as a percentage of the price of our stock) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our common stock to expect a higher dividend yield, which would adversely affect the market price of our class A common stock.

RECENT TAX LEGISLATION MAY HAVE NEGATIVE CONSEQUENCES FOR REITS.

   Recent tax legislation allows certain corporations to pay dividends that qualify for a reduced tax rate in the hands of certain shareholders. This legislation generally does not apply to REITs. Although the legislation does not adversely affect the tax treatment of REITs, it may cause investments in non-REIT corporations to become relatively more desirable. As a result, the capital markets may be less favorable to REITs when they seek to raise equity capital, and the prices at which REIT equity securities trade may decline or underperform non-REIT corporations.

WE WILL BE DEPENDENT ON EXTERNAL SOURCES OF CAPITAL TO FINANCE OUR GROWTH.

   As with other REITs, but unlike corporations generally, our ability to finance our growth must largely be funded by external sources of capital because we generally will have to distribute to our shareholders 90% of our taxable income in order to qualify as a REIT (including taxable income where we do not receive corresponding cash). Our access to external capital will depend upon a number of factors, including general market conditions, the market's perception of our growth potential, our current and potential future earnings, cash distributions and the market price of our stock.

IF WE DO NOT MAINTAIN OUR QUALIFICATION AS A REIT, WE WILL BE SUBJECT TO TAX AS A REGULAR CORPORATION AND FACE A SUBSTANTIAL TAX LIABILITY.

   We expect to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

   o we would be taxed as a regular domestic corporation, which under current laws, among other things, means being unable to deduct distributions to shareholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate rates;

   o any resulting tax liability could be substantial, could have a material adverse effect on our book value and could reduce the amount of cash available for distribution to shareholders; and

   o unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to shareholders would be reduced for each of the years during which we did not qualify as a REIT.

COMPLYING WITH REIT REQUIREMENTS MAY CAUSE US TO FOREGO OTHERWISE ATTRACTIVE OPPORTUNITIES.

   In order to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, our sources of income, the nature of our investments in commercial real estate and related assets, the amounts we distribute to our shareholders and the ownership of our stock. We may also be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. The REIT provisions of the tax code may substantially limit our ability to hedge our financial assets and related borrowings. Thus, compliance with REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO LIQUIDATE OR RESTRUCTURE OTHERWISE ATTRACTIVE INVESTMENTS.

   In order to qualify as a REIT, we must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets. The remainder of our investment in securities cannot include more than 10% of the outstanding voting securities of any one issuer or 10% of the total value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets can consist of the securities of any one issuer. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences.

COMPLYING WITH REIT REQUIREMENTS MAY FORCE US TO BORROW TO MAKE DISTRIBUTIONS TO SHAREHOLDERS.

   From time to time, our taxable income may be greater than our cash flow available for distribution to shareholders. If we do not have other funds available in these situations, we may be unable to distribute substantially all of our taxable income as required by the REIT provisions of the Internal Revenue Code. Thus, we could be required to borrow funds, sell a portion of our assets at disadvantageous prices or find another alternative. These options could increase our costs or reduce our equity.


                                USE OF PROCEEDS


   We will not receive any proceeds from the sale of any securities covered by this prospectus by the selling shareholders.

                            SELECTED FINANCIAL DATA


   The following selected financial data has been derived from the Company's historical financial statements as of and for the years ended December 31, 2002, 2001, 2000, 1999, and 1998. The per share information presented has been adjusted to give effect to the one (1) for three (3) reverse stock split of the Company's outstanding shares of class A common stock as though the reverse stock split was in effect for all periods presented. Prior to March 8, 2000, the Company did not serve as investment manager for any funds under management and therefore only the historical financial information, as of and for the years ended December 31, 2002, 2001and 2000 reflect operating results from its investment management business. For these reasons, the Company believes that, except for the information for the years ended December 31, 2002, 2001 and 2000, the following information is not indicative of the Company's current business.


                                                                                            YEARS ENDED DECEMBER 31,
                                                                             ------------------------------------------------------
                                                                               2002       2001        2000        1999       1998
                                                                             --------   --------    --------    --------   --------
                                                                                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and investment income...........................................    $ 47,207   $ 67,728    $ 88,433    $ 89,839   $ 63,954
Income / (loss) from equity investments in affiliated Funds..............      (2,534)     2,991       1,530          --         --
Advisory and investment banking fees.....................................       2,207        277       3,920      17,772     10,311
Management and advisory fees from Funds..................................      10,123      7,664         373          --         --
                                                                             --------   --------    --------    --------   --------
 Total revenues..........................................................      57,003     78,660      94,256     107,611     74,265
                                                                             --------   --------    --------    --------   --------
OPERATING EXPENSES:
Interest expense.........................................................      17,992     26,348      36,931      39,791     27,665
General and administrative expenses......................................      13,996     15,382      15,439      17,345     17,045
Depreciation and amortization............................................         992        909         902         345        249
Net unrealized (gain) / loss on derivative securities and corresponding
  hedged risk on CMBS Securities.........................................     (21,134)       542          --          --         --
Net realized (gain) / loss on sale of fixed assets, investments and
  settlement of derivative securities....................................      28,715         --          64         (35)        --
Provision for / (recapture of) allowance for possible credit losses......      (4,713)       748       5,478       4,103      3,555
                                                                             --------   --------    --------    --------   --------
 Total operating expenses................................................      35,848     43,929      58,814      61,549     48,514
                                                                             --------   --------    --------    --------   --------
Income / (loss) before income tax expense and distributions and
  amortization on Convertible Trust Preferred Securities.................      21,155     34,731      35,442      46,062     25,751
Income tax expense.......................................................      22,438     16,882      17,760      22,020      9,367
                                                                             --------   --------    --------    --------   --------
Income / (loss) before distributions and amortization on Convertible
  Trust Preferred Securities.............................................     (1,283)     17,849      17,682      24,042     16,384
Distributions and amortization on Convertible Trust Preferred Securities,
  net of income tax benefit..............................................       8,455      8,479       7,921       6,966      2,941
                                                                             --------   --------    --------    --------   --------
NET INCOME / (LOSS)......................................................      (9,738)     9,370       9,761      17,076     13,443
Less: Preferred Stock dividend and dividend requirement..................          --        606       1,615       2,375      3,135
                                                                             --------   --------    --------    --------   --------
Net income / (loss) allocable to Common Stock............................    $ (9,738)  $  8,764    $  8,146    $ 14,701   $ 10,308
                                                                             ========   ========    ========    ========   ========
PER SHARE INFORMATION:
Net income / (loss) per share of Common Stock:
   Basic.................................................................    $  (1.62)  $   1.30    $   1.05    $   2.07   $   1.70
                                                                             ========   ========    ========    ========   ========
   Diluted...............................................................    $  (1.62)  $   1.12    $   0.99    $   1.65   $   1.32
                                                                             ========   ========    ========    ========   ========
Weighted average shares of Common Stock outstanding:
   Basic.................................................................       6,009      6,722       7,724       7,111      6,070
                                                                             ========   ========    ========    ========   ========
   Diluted...............................................................       6,009     12,041       9,897      14,575     10,208
                                                                             ========   ========    ========    ========   ========
                                                                                               AS OF DECEMBER 31,
                                                                             ------------------------------------------------------
                                                                               2002       2001        2000        1999       1998
                                                                             --------   --------    --------    --------   --------
BALANCE SHEET DATA:
Total assets.............................................................    $384,976   $678,800    $644,392    $827,808   $766,438
Total liabilities........................................................     211,932    428,231     338,584     522,925    472,207
Convertible Trust Preferred Securities...................................      88,988    147,941     147,142     146,343    145,544
Shareholders' equity.....................................................      84,056    102,628     158,666     158,540    148,687

                              SELLING SHAREHOLDERS


   As discussed elsewhere in this prospectus, the selling shareholders are individuals or entities who or which either hold shares of our class A common stock or may acquire the same upon the conversion of certain convertible trust preferred securities and, as discussed under the caption "Plan of Distribution" below, may include certain of their pledgees, donees, transferees or other successors-in-interest who receive shares as a gift, pledge, partnership distribution or other non-sale related transfer. The following table sets forth, as of the date of this prospectus:

   o the name of each selling shareholder;

   o the number of shares of class A common stock beneficially owned by each selling shareholder;

   o the number of shares of class A common stock that may be offered for the account of each selling shareholder; and

   o the number and percentage of shares of class A common stock that will be beneficially owned by each selling shareholder following the offering to which this prospectus relates.

   The information with respect to ownership after the offering assumes the sale of all of the shares offered and no purchases of additional shares. We have set forth in the footnotes to the table additional information regarding the selling shareholders and their shares, including the nature of any position, office or other material relationship that a selling shareholder has had with Capital Trust or any of our affiliates within the past three years. The selling shareholders may offer all or part of the shares covered by this prospectus at any time or from time to time.

   For purposes of the table below, the number of shares "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares for which the person has the right to acquire such power within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.


                                                                       TOTAL NUMBER OF
                                                 TOTAL NUMBER OF      SHARES OF CLASS A      TOTAL NUMBER OF        PERCENTAGE OF
                                                SHARES OF CLASS A        COMMON STOCK       SHARES OF CLASS A     SHARES OF CLASS A
                                                   COMMON STOCK          THAT MAY BE           COMMON STOCK         COMMON STOCK
                                                   BENEFICIALLY        OFFERED FOR THE      TO BE BENEFICIALLY   TO BE BENEFICIALLY
                                                   OWNED PRIOR          ACCOUNT OF THE         OWNED AFTER           OWNED AFTER
NAME                                             TO THIS OFFERING    SELLING SHAREHOLDER      THIS OFFERING         THIS OFFERING
  ----                                           ----------------    -------------------      -------------         -------------
Veqtor Finance Company, L.L.C. (1) ..........         897,429               897,429                 --                   --%
CMH Investment Partnership LP (2) ...........         610,444(8)            610,444                 --                   --%
GRG Investment Partnership LP (3) ...........          64,807(9)             64,807                 --                   --%
JRK Investment Partnership LP (4) ...........         600,044(10)           600,044                 --                   --%
Rosenberg-CT General Partnership (5) ........         139,807(11)           139,807                 --                   --%
EOP Operating Limited Partnership ...........       1,424,474(12)         1,424,974                 --                   --%
Vornado Realty, L.P. ........................       1,424,474(12)         1,424,974                 --                   --%
JPMorgan Chase Bank, as trustee for General
  Motors Employe Global Group Pension Trust
  (6)........................................          99,713(13)            99,713                 --                   --%
JPMorgan Chase Bank, as trustee for GMAM
  Group Pension Trust II (6).................       1,324,761(14)         1,324,761                 --                   --%
Stichting Pensioenfonds ABP .................         590,066               590,066                 --                   --%
Samstock, L.L.C. (7) ........................          25,000                25,000                 --                   --%
WIG LP ......................................          37,000                37,000                 --                   --%
Verna Harrah Trust ..........................          50,000                50,000                 --                   --%
HHS Partnership .............................          15,000                15,000                 --                   --%
Jerry Markowitz and Maria Markowitz .........          15,000                15,000                 --                   --%
Barbara Clements Heller Revocable Trust .....          30,000                30,000                 --                   --%
Jerome Blank Irrevocable Trust ..............          18,000                18,000                 --                   --%
Bernard Osher Trust .........................          60,000                60,000                 --                   --%
Prism Partners I LP .........................          70,000                70,000                 --                   --%
Fred Stein ..................................          15,000                15,000                 --                   --%
Sharon B Zell Family Trust ..................          25,000                25,000                 --                   --%
JW Family Trust .............................          12,500                12,500                 --                   --%
Richard F. Levy .............................          10,000                10,000                 --                   --%
Kenneth D. Tuchman ..........................           5,000                 5,000                 --                   --%
Harvey R. Heller ............................          13,500                13,500                 --                   --%
Ramius Capital Croup, LLC ...................          22,500                22,500                 --                   --%
Portside Growth& Opportunity Fund Ltd .......          22,500                22,500                 --                   --%
Santa Fe Art Foundation .....................          15,000                15,000                 --                   --%
Diane Buchanan Wilsey .......................          50,000                50,000                 --                   --%
SMS Trust ...................................          55,800                55,800                 --                   --%
ADS 1212 Trust ..............................          18,600                18,600                 --                   --%
You Lucky Dog Trust .........................          18,600                18,600                 --                   --%
Prima Associates, LP ........................          10,000                10,000                 --                   --%
The Alpha Fund ..............................          10,000                10,000                 --                   --%
Gaston Caperton .............................          12,000                12,000                 --                   --%
John Pritzker ...............................           6,000                 6,000                 --                   --%
Herb Lau and Carol Lau ......................           1,000                 1,000                 --                   --%
Mellon Bank NA, Custodian for the Public
  Employee Retirement System of Idaho........         200,000               200,000                 --                   --%
Boston Safe Deposit and Trust Company, as
  Trustee of the Raytheon Combined DB/DC
  Master Trust...............................          29,900                29,900                 --                   --%
Boston Safe Deposit and Trust Company, as
  Trustee of the Raytheon Master Pension
  Trust......................................          85,100                85,100                 --                   --%
WHI Growth Fund, LP .........................          90,000                90,000                 --                   --%
Shoshana Foundation Inc. ....................           2,000                 2,000                 --                   --%
Granite Fund I LLC ..........................          50,000                50,000                 --                   --%

---------------

(1) Zell General Partnership, Inc., or Zell GP, is the sole managing member of Veqtor Finance Company, L.L.C. The sole shareholder of Zell GP is the Sam Investment Trust, a trust established for the benefit of the family of Samuel Zell, our chairman of the board. Chai Trust Company, L.L.C. serves as trustee of the Sam Investment Trust.

(2) Craig M. Hatkoff, our former vice chairman and a member of our board of directors, is the sole general partner of CMH Investment Partnership LP.

(3) Gary R. Garrabrant, a member of our board of directors, is the sole general partner of GRG Investment Partnership L.P.

(4) John R. Klopp, our president and chief executive officer and a member of our board of directors, is the sole general partner of JRK Investment Partnership LP.

(5) Sheli Z. Rosenberg, a member of our board of directors, and Burton X. Rosenberg are the sole general partners of Rosenberg-CT General Partnership.

(6) Each trust is a pension trust formed pursuant to the laws of the State of New York for the benefit of certain employee benefit plans of General Motors Corporation, or GM, its subsidiaries and unrelated employers. These shares may be deemed to be owned beneficially by General Motors Investment Management Corporation, or GMIMCo, a wholly-owned subsidiary of GM. GMIMCo is registered as an investment adviser under the Investment Advisers Act of 1940. GMIMCo's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM, its subsidiaries and unrelated employers, and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCo is serving as investment manager with respect to these shares and in that capacity it has the sole power to direct the trustee as to the voting and disposition of these shares. Because of the trustee's limited role, beneficial ownership of the shares by the trustee is disclaimed.

(7) SZ Investments, L.L.C., or SZI, is the sole member of Samstock, L.L.C. The sole manager of SZI is Zell GP.

(8) Excludes 18,000 shares of class A common stock owned by Craig M. Hatkoff, 141,667 shares issuable upon the exercise of vested stock options and 11,924 shares issuable upon conversion of vested stock units held by Mr. Hatkoff.

(9) Excludes 30,710 shares of class A common stock which may be obtained upon conversion of vested stock units held by Gary R. Garrabrant, and 35,000 shares of class A common stock issuable upon exercise of vested stock options held by Mr. Garrabrant.

(10) Excludes 69,259 shares of class A common stock owned by John R. Klopp, 29,630 shares of class A common stock subject to an unvested restricted stock grant, and 424,999 shares issuable upon exercise of vested stock options held by Mr. Klopp.

(11) Excludes 30,710 shares of class A common stock which may be obtained upon conversion of vested stock units held by Sheli Z. Rosenberg.

(12) Represents shares which may be obtained upon conversion of $29,914,000 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by our company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I

(13) Represents shares which may be obtained upon conversion of $2,093,980 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by our company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.

(14) Represents shares which may be obtained upon conversion of $27,820,020 in convertible amount of Variable Step Up Convertible Trust Preferred Securities issued by our company's consolidated Delaware statutory business trust subsidiary, CT Convertible Trust I.

                              PLAN OF DISTRIBUTION


   We are registering shares of class A common stock on behalf of the selling shareholders. As used in this section of the prospectus, the term "selling shareholders" includes the selling shareholders named in the table above and any of their pledgees, donees, transferees or other successors-in-interest who receive shares offered hereby from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer and who subsequently sell any of such shares after the date of this prospectus.

   All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by Capital Trust. Underwriting discounts, brokerage commissions and similar selling expenses, if any, attributable to the sale of the securities covered by this prospectus will be borne by the respective selling shareholders.

   The selling shareholders may sell under this prospectus the shares of class A common stock which are outstanding or are issuable upon conversion of the convertible trust preferred securities at different times. The selling shareholders will act independently of us in making decisions as to the timing, manner and size of each sale. The sales may be made on the New York Stock Exchange or any national securities exchange or quotation system on which the shares of class A common stock may be listed or quoted at the time of sale, in the over-the-counter market or other than in such organized and unorganized trading markets, in one or more transactions, at:

   o fixed prices, which may be changed;

   o prevailing market prices at the time of sale;

   o varying prices determined at the time of sale; or

   o negotiated prices.

   The shares may be sold by one or more of the following methods in addition to any other method permitted under this prospectus:

   o a block trade in which the broker-dealer so engaged may sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

   o a purchase by a broker-dealer as principal and resale by such broker-dealer for its own account;

   o an ordinary brokerage transaction or a transaction in which the broker solicits purchasers;

   o a privately negotiated transaction;

   o an underwritten offering;

   o securities exchange or quotation system sale that complies with the rules of the exchange or quotation system;

   o through the writing of options relating to such shares; or

   o through a combination of the above methods of sale.

   In connection with sales of the shares of class A common stock, any selling shareholder may:

   o enter into and cover hedging transactions with broker-dealers, that may in turn engage in short sales of the shares of class A common stock in the course of hedging the positions they assume;

   o sell short and deliver shares of class A common stock to close out the short positions; or

   o loan or pledge shares of class A common stock to broker-dealers that in turn may sell the shares.

   We have been advised by the selling shareholders that they have not, as of the date of this prospectus, entered into any agreements, understandings or arrangements with underwriters or broker-dealers regarding the sale of their shares, nor have we been advised that there is an underwriter or broker-dealer acting as of the date of this prospectus in connection with the proposed sale of the shares by the selling shareholders.

   The selling shareholders may effect such transactions by selling the shares covered by this prospectus directly to purchasers, to or through broker-dealers, which may act as agents for the seller and buyer or principals, or to underwriters who acquire shares for their own account and resell them in one or more transactions. Such broker-dealers or underwriters may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders and/or the purchasers of the shares covered by this prospectus for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) and such discounts, concessions, or commissions may be allowed or re-allowed or paid to dealers.

   The selling shareholders and any broker-dealers that participate with the selling shareholders in the sale of the shares covered by this prospectus may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

   The selling shareholders and any broker-dealer that may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders and have informed them of their obligation to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares. Such requirement may be satisfied by delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

   We have informed the selling shareholders that the anti-manipulation provisions of Regulation M promulgated under the Securities Exchange Act of 1934, may apply to their sales in the market.

   The selling shareholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided they meet the criteria and conform to the requirements of such exemption.

   We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangements have been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange or secondary distribution or a purchase by a broker-dealer. Such supplement will disclose:

   o the name of each such selling shareholder and of the participating broker-dealer(s);

   o the number of shares involved;

   o the price at which such shares were sold;

   o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

   o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

   o other facts material to the transaction.

   In addition, upon receiving notice from a selling shareholder that a donee, pledgee or transferee or other successor-in-interest intends to sell more than 500 shares covered by this prospectus, we will file a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act to identify the non-sale transferee.

   We have agreed with the selling shareholders to keep the registration statement of which this prospectus is a part effective until all shares are sold by the selling shareholders or all unsold shares are immediately saleable without restriction (including without volume limitations) and without registration under the Securities Act.

   The selling shareholders are not restricted as to the price or prices at which they may sell their shares. Sales of such shares may have an adverse effect on the market price of the securities, including the market price of the class A common stock. Moreover, the selling shareholders are not restricted as to the number of shares that may be sold at any time, and it is possible that a significant number of shares could be sold at the same time, which may have an adverse effect on the market price of the class A common stock.

   We will bear all costs, expenses and fees in connection with the registration of the shares. We have agreed to indemnify and hold the selling shareholders harmless against certain liabilities under the Securities Act that could arise in connection with the sale by the selling shareholders of the shares. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                            DESCRIPTION OF OUR STOCK


   The following description of our common and preferred stock, provisions of our charter and bylaws and specific provisions of the Maryland General Corporation Law are only summaries, and are qualified in their entirety by reference to the Maryland General Corporation Law and to our charter and bylaws which are filed as exhibits to our registration statement on Form S-3 of which this prospectus is a part.

GENERAL

   Under our charter, we may issue up to 200,000,000 shares of stock comprised of the following:

   o 100,000,000 shares of class A common stock, par value $.01 per share; and

   o 100,000,000 shares of preferred stock, par value $.01 per share.

   As of the date hereof, 6,500,734 shares of class A common stock were issued and outstanding and no shares of preferred stock were designated as a particular class or series or are outstanding. Under Maryland law, our shareholders generally are not liable for our debts or obligations. The class A common stock is listed on the New York Stock Exchange under the symbol "CT".

COMMON STOCK

   All shares of class A common stock covered by this prospectus are, or upon their issuance will be, duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock. All shares of class A common stock have equal dividend and liquidation rights.

   Subject to our charter restrictions on ownership and transfer of our stock, each outstanding share of class A common stock is entitled to one vote on all matters to be submitted to a vote of the shareholders. There is no cumulative voting in the election of our directors and our directors are elected by a plurality of the votes cast, so the holders of a simple majority of the outstanding class A common stock, voting at a shareholders meeting at which a quorum is present, can elect all of the directors nominated for election at the meeting. Holders of our common stock have no exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Because holders of common stock do not have preemptive rights, we may issue additional shares of stock that may reduce each shareholder's proportionate voting and financial interest in our company. Rights to receive dividends on our class A common stock may be restricted by the terms of any future classified and issued shares of our preferred stock.

   Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all votes entitled to be cast on the matter.

POWER TO RECLASSIFY SHARES OF OUR STOCK AND TO INCREASE THE NUMBER OF SHARES OF OUR STOCK

   Our charter authorizes our board of directors, without shareholder approval, to:

   o classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock, and

   o increase or decrease the aggregate number of shares of stock of any class or series that may be issued.

   Prior to the issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

   We believe that the power to issue additional shares of our common stock or preferred stock, increase the aggregate number of shares of stock of any class or series that we have the authority to issue and to classify or reclassify unissued shares of our common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of common stock or otherwise be in their best interest.

TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for all of the securities covered by this prospectus is American Stock Transfer & Trust Company located in Brooklyn, New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

   REIT QUALIFICATION RESTRICTIONS ON OWNERSHIP AND TRANSFER

   Our charter contains restrictions on the number of shares of our stock that a person may own. No individual may acquire or hold, directly or indirectly, in excess of 2.5% in value or number of our stock unless they receive an exemption from our board of directors.

   Our charter further prohibits (a) any person from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and
(b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

   Our board of directors, in its sole discretion, may exempt a person from, or modify, these limits, subject to such terms, conditions, representations and undertakings as it may determine. Our board of directors has granted limited exemptions to certain persons who directly or indirectly own our stock, including officers and directors and shareholders controlled by them or trusts for the benefit of their families.

   Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust, which we refer to as the Trust, for the exclusive benefit of one or more charitable beneficiaries, which we refer to as the Charitable Beneficiary, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. The shares transferred to the Trust will generally be selected so as to minimize the aggregate value of shares transferred to the Trust. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional Trusts with distinct Trustees and Charitable Beneficiaries to which shares may be transferred.

   Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and
(ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

   In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

   All certificates representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

   Every owner of more than such percentage as may from time to time be established by our board of directors (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

   These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

   BUSINESS COMBINATIONS

   Under Maryland law, "business combinations" between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

   o any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

   o an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

   A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested shareholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

   After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

   o 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

   o two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or the shares held by any affiliate or associate of the interested shareholder.

   These super-majority vote requirements do not apply if the corporation's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

   The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested shareholder became an interested shareholder.

   Our board of directors has adopted resolutions which exempt Veqtor Finance Company, L.L.C., JRK Investment Partnership LP and CMH Investment Partnership LP from the five-year prohibition and the super-majority vote requirement. The business combination statute may discourage others from trying to acquire control of us and may increase the difficulty of consummating any offer relating to the same.

   CONTROL SHARE ACQUISITIONS

   Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. A control share acquisition means the acquisition of control shares, subject to certain exceptions. Shares owned by the acquiror, by officers of the target corporation or by directors of the target corporation who are also employees are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

   o one-tenth or more but less than one-third;

   o one-third or more but less than a majority; or

   o a majority or more of all voting power.

   Control shares do not include shares the acquiror is entitled to vote as a result of having previously obtained shareholder approval.

   A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

   If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

   The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

   MARYLAND UNSOLICITED TAKEOVERS ACT

   The Maryland Unsolicited Takeovers Act applies to any Maryland corporation that has a class of securities registered under the Securities Exchange Act of 1934 and at least three independent directors. Pursuant to such act, the board of directors of any Maryland corporation fitting such description, without obtaining shareholder approval and notwithstanding a contrary provision in its charter or bylaws, may elect to:

   o classify the board;

   o increase the required shareholder vote to remove a director to two-thirds of all the votes entitled to be cast by the shareholders generally in the election of directors; and

   o require that a shareholder requested special meeting need be called only upon the written request of the shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting.

   Additionally, the board could provide that:

   o the number of directors may be fixed only by a vote of the board of directors,

   o each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the shareholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and

   o any director elected to fill a vacancy will hold office for the full remainder of the term, rather than until the next election of directors.

   The Maryland Unsolicited Takeovers Act does not limit the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors. We currently have more than three independent directors and therefore our board of directors could elect to provide for any of the foregoing provisions. As of the date of this prospectus, our board of directors has not made any such election.

   ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

   Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by shareholders may be made only:

   o pursuant to our notice of the meeting;

   o by or at the direction of the board of directors; or

   o by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.

   With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may only be made:

   o pursuant to our notice of the meeting;

   o by or at the direction of the board of directors; or

   o provided that the board of directors has determined that directors will be elected at the meeting, by a shareholder who is a shareholder of record both at the time of giving of notice and at the time of the special meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions of the bylaws.

                                 LEGAL MATTERS


   Venable, Baetjer and Howard, LLP, Baltimore, Maryland, will give its opinion as to the legality of the shares offered hereby.


                                    EXPERTS

   The consolidated financial statements of Capital Trust Inc. and subsidiaries appearing in Capital Trust Inc. and subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION


   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we have filed with the SEC at the SEC's public reference rooms. The SEC also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information concerning us. Please call the SEC at 1-800-SEC-0330 for information concerning the operations of the public reference rooms or visit the SEC at the following locations:

            Public Reference Room            Midwest Regional Office
            450 Fifth Street                 Citicorp Center
            Room 1024                        500 West Madison Street
            Washington, D.C. 20549           Suite 1400
                                             Chicago, Illinois 60661-2511


   We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the securities to be sold in this offering. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. For further information regarding Capital Trust and our securities, please refer to the registration statement and the documents filed as exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents, which have been filed with the SEC, are hereby incorporated by reference:

   o Our current report on Form 8-K filed on May 19, 2003 (File No. 001-
     14788);

   o Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed on May 15, 2003 (File No. 001-14788);

   o Our definitive proxy statement on Schedule 14A filed on April 30, 2003 (File No. 001-14788);

   o Our current report on Form 8-K filed on April 2, 2003 (File No. 001-
     14788);

   o Our annual report on Form 10-K for the year ended December 31, 2002 filed on March 28, 2003 (File No. 001-14788);

   o Our definitive proxy statement on Schedule 14A filed on March 3, 2003 (File No. 001-14788);

   o Our preliminary proxy statement on Schedule 14A filed on February 14, 2003 (File No. 001-14788); and

   o The description of our class A common stock contained in our current report on Form 8-K filed on July 10, 2003 (File No. 001-14788), including any amendment or report filed for the purpose of updating that description.

   All other reports and documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering are deemed incorporated by reference into this prospectus and a part hereof from the date of filing of those documents. Any statement contained in any document incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a later document modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed to constitute a part of this prospectus, except as modified or superseded.

   We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (other than the exhibits to such documents). Requests for such documents should be directed to Capital Trust, Inc., 410 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations (telephone: (212) 655-0220).

================================================================================



You should rely only on the information incorporated or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. This prospectus is not an offer to sell to -- nor is it seeking an offer to buy these securities from -- any person in any jurisdiction in which it is illegal or impermissible to make an offer or solicitation. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.




                               TABLE OF CONTENTS




                                                                        PAGE
                                                                    --------
Note Regarding Forward-Looking Statements.......................           i
Prospectus Summary..............................................           1
Risk Factors....................................................           2
Use of Proceeds.................................................          10
Selected Financial Data.........................................          11
Selling Shareholders............................................          12
Plan of Distribution............................................          15
Description of Our Stock........................................          18
Legal Matters...................................................          24
Experts.........................................................          24
Where You Can Find More Information.............................          24














                                ----------------




                              8,276,019 SHARES OF
                              CLASS A COMMON STOCK


                              CAPITAL TRUST, INC.



                                ----------------

                                   PROSPECTUS
                                ----------------


                                 July 21, 2003



                                ----------------

================================================================================

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